Exhibit 99.3

THIS SOLICITATION IS BEING CONDUCTED TO OBTAIN SUFFICIENT ACCEPTANCES OF A JOINT REORGANIZATION PLAN PRIOR TO THE FILING OF VOLUNTARY REORGANIZATION CASES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE. BECAUSE NO CHAPTER 11 CASES HAVE YET BEEN COMMENCED, THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING ADEQUATE INFORMATION WITHIN THE MEANING OF SECTION 1125(a) OF THE BANKRUPTCY CODE. FOLLOWING THE COMMENCEMENT OF THEIR CHAPTER 11 CASES, CHART INDUSTRIES, INC., CAIRE INC., CHART ASIA, INC., CHART HEAT EXCHANGERS LIMITED PARTNERSHIP, CHART INC., CHART INTERNATIONAL HOLDINGS, INC., CHART INTERNATIONAL, INC., CHART LEASING, INC., CHART MANAGEMENT COMPANY, INC., COOLTEL, INC., GREENVILLE TUBE, LLC AND NEXGEN FUELING, INC. EXPECT TO PROMPTLY SEEK AN ORDER OF THE BANKRUPTCY COURT (i) APPROVING (a) THIS DISCLOSURE STATEMENT AS HAVING CONTAINED ADEQUATE INFORMATION AND (b) THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH SECTION 1126(b) OF THE BANKRUPTCY CODE AND (ii) CONFIRMING THE JOINT REORGANIZATION PLAN DESCRIBED HEREIN.

DISCLOSURE STATEMENT

Dated June 20, 2003

Prepetition Solicitation of Votes

With Respect to Joint Prepackaged Reorganization Plan

of

CHART INDUSTRIES, INC.

AND CERTAIN SUBSIDIARIES

NEITHER CHART INDUSTRIES, INC., CAIRE INC., CHART ASIA, INC., CHART HEAT EXCHANGERS LIMITED PARTNERSHIP, CHART INC., CHART INTERNATIONAL HOLDINGS, INC., CHART INTERNATIONAL, INC., CHART LEASING, INC., CHART MANAGEMENT COMPANY, INC., COOLTEL, INC., GREENVILLE TUBE, LLC, NOR NEXGEN FUELING, INC. HAS COMMENCED A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE AT THIS TIME. THIS DISCLOSURE STATEMENT SOLICITS ACCEPTANCES OF THE PLAN AND CONTAINS INFORMATION RELEVANT TO A DECISION TO ACCEPT OR REJECT THE PLAN.

Chart Industries, Inc. (“Chart”), CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc. (collectively, the “Companies”) are furnishing this Disclosure Statement and the Exhibits hereto, the accompanying ballots, and the related materials delivered herewith pursuant to section 1126(b) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”), in connection with their solicitation (the “Solicitation”) of acceptances of the proposed joint prepackaged reorganization plan described herein (the “Plan,” a copy of which is attached to this Disclosure Statement as Exhibit A). The Companies are soliciting such acceptances from all holders of Senior Lender Claims (as defined herein). Unless otherwise defined in the Glossary or elsewhere in this Disclosure Statement, initially capitalized terms used herein are used with the same meanings ascribed to such terms in the Plan.

The Companies are furnishing this Disclosure Statement to each holder of a Senior Lender Claim to enable such holder to vote to accept or reject the Plan. The Disclosure Statement is to be used by each such holder of a Senior Lender Claim solely in connection with its evaluation of the Plan; use of the Disclosure Statement for any other purpose is not authorized. The Disclosure Statement may not be reproduced or provided to others (other than to those advisors of any recipient of the Disclosure Statement who may review the information contained herein to assist such recipient in its evaluation of the Plan) without the prior written consent of the Companies. The Disclosure Statement contains confidential information and is subject to the confidentiality provisions of the Existing Credit Agreement. Certain information contained in this Disclosure Statement is nonpublic information, and use of the Disclosure Statement for trading in the Companies’ securities is prohibited by law.

The Companies are not soliciting votes from holders of Chart’s existing common stock. Upon the commencement of their chapter 11 cases, the Companies will ask the Bankruptcy Court to waive any solicitation requirement with respect to such holders, deeming them to have rejected the Plan, even though they are impaired and will receive distributions pursuant to the terms of a settlement and compromise with the Senior Lenders, which will be implemented by the Plan.

The Companies have not commenced reorganization cases under chapter 11 of the Bankruptcy Code as of the date of this Disclosure Statement. If, however, the Companies receive properly completed ballots indicating acceptance of the Plan in sufficient number and amount to meet the voting requirements prescribed by section 1126 of the Bankruptcy Code (the “Requisite Acceptances”), they intend to file (but hereby expressly reserve the right not to file) with a United States Bankruptcy Court voluntary petitions for relief under chapter 11 of the Bankruptcy Code, and to seek, as promptly thereafter as practicable, confirmation of the Plan. Consummation of the Plan is expected to occur shortly following the Bankruptcy Court’s entry of an order confirming the Plan (the “Confirmation Order”).

THE PLAN PROVIDES FOR, AMONG OTHER THINGS, (i) THE RESTRUCTURING OF ALL INDEBTEDNESS AND OBLIGATIONS UNDER (x) THE CREDIT AGREEMENT, DATED AS OF APRIL 12, 1999, AMONG THE COMPANIES, CHART HEAT EXCHANGERS LIMITED (“CHEL”), THE CHASE MANHATTAN BANK (N/K/A JPMORGAN CHASE BANK), AS ADMINISTRATIVE AGENT, NATIONAL CITY BANK, AS DOCUMENTATION AGENT, AND VARIOUS LENDERS THEREUNDER (AS AMENDED, MODIFIED AND SUPPLEMENTED, AND INCLUDING CERTAIN ANCILLARY SECURITY DOCUMENTS, THE “EXISTING CREDIT AGREEMENT”), (y) THE SERIES 1 INCREMENTAL REVOLVING CREDIT AGREEMENT, DATED AS OF NOVEMBER 29, 2000, AMONG THE COMPANIES, CHEL, THE CHASE MANHATTAN BANK (N/K/A JPMORGAN CHASE BANK), AS ADMINISTRATIVE AGENT, AND THE LENDERS THEREUNDER (AS AMENDED, MODIFIED AND SUPPLEMENTED, THE “FIRST INCREMENTAL REVOLVER”), AND (z) THE SERIES 2 INCREMENTAL REVOLVING CREDIT AGREEMENT, DATED AS OF APRIL 17, 2001, AMONG THE COMPANIES, CHEL, THE CHASE MANHATTAN BANK (N/K/A JPMORGAN CHASE BANK), AS ADMINISTRATIVE AGENT, AND THE LENDERS THEREUNDER (AS AMENDED, MODIFIED AND SUPPLEMENTED, THE “SECOND INCREMENTAL REVOLVER,” AND COLLECTIVELY WITH THE EXISTING CREDIT AGREEMENT AND THE FIRST INCREMENTAL REVOLVER, AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION

THEREWITH EVIDENCING THE RIGHTS AND SECURITY INTERESTS OF THE SENIOR LENDERS, THE “EXISTING CREDIT FACILITIES”), AND (ii) THE ISSUANCE BY THE REORGANIZED DEBTORS OF THE NEW SECURITIES FOR DISTRIBUTION TO THE SENIOR LENDERS, HOLDERS OF OLD CHART COMMON STOCK, AND CHART AND CERTAIN OF ITS SUBSIDIARIES AS HOLDERS OF EQUITY IN THE REORGANIZED DEBTORS. BECAUSE ACCEPTANCE OF THE PLAN WILL CONSTITUTE ACCEPTANCE OF ALL THE PROVISIONS THEREOF, THE SENIOR LENDERS ARE URGED TO CONSIDER CAREFULLY THE INFORMATION REGARDING TREATMENT OF THEIR CLAIMS CONTAINED IN THIS DISCLOSURE STATEMENT.

THE COMPANIES INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY THEIR EMPLOYEES, TRADE AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME. THE CLAIMS OF THE COMPANIES’ EMPLOYEES AND GENERAL UNSECURED CREDITORS (INCLUDING TRADE CREDITORS AND LESSORS) ARE NOT IMPAIRED UNDER THE PLAN.

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 5:00 P.M. (EASTERN TIME) ON JUNE 27, 2003, UNLESS EXTENDED BY THE COMPANIES (THE “VOTING DEADLINE”). IN ORDER TO BE COUNTED, BALLOTS MUST BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO MATERIAL CONDITIONS PRECEDENT. SEE SECTION VII.J.4—“SUMMARY OF THE PLAN—CONFIRMATION OF THE PLAN—CONDITIONS TO CONFIRMATION AND CONSUMMATION.” THERE CAN BE NO ASSURANCE THAT THOSE CONDITIONS WILL BE SATISFIED.

THE COMPANIES PRESENTLY INTEND TO SEEK TO CONSUMMATE THE PLAN AND TO CAUSE THE CONSUMMATION DATE TO OCCUR PROMPTLY AFTER CONFIRMATION OF THE PLAN. THERE CAN BE NO ASSURANCE, HOWEVER, AS TO WHEN AND WHETHER CONFIRMATION OF THE PLAN AND THE CONSUMMATION DATE ACTUALLY WILL OCCUR. PROCEDURES FOR DISTRIBUTIONS UNDER THE PLAN, INCLUDING MATTERS THAT ARE EXPECTED TO AFFECT THE TIMING OF THE RECEIPT OF DISTRIBUTIONS BY HOLDERS OF CLAIMS OR INTERESTS IN CERTAIN CLASSES ARE DESCRIBED IN SECTION VII.E.1—“SUMMARY OF THE PLAN—PROVISIONS GOVERNING DISTRIBUTIONS—DISTRIBUTIONS UNDER THE PLAN.”

THE TERMS OF THE PLAN HAVE BEEN DEVELOPED IN THE COURSE OF DISCUSSIONS AND NEGOTIATIONS WITH THE COMPANIES’ SENIOR LENDERS UNDER THE EXISTING CREDIT FACILITIES. CERTAIN OF THE COMPANIES’ SENIOR LENDERS HOLDING SENIOR LENDER CLAIMS REPRESENTING AT LEAST $197.7 MILLION OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THE EXISTING CREDIT FACILITIES HAVE AGREED, SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE PLAN AND IN CERTAIN LOCKUP AGREEMENTS, TO VOTE TO ACCEPT THE PLAN.

THE BOARDS OF DIRECTORS OF THE COMPANIES HAVE APPROVED THE PLAN AND RECOMMEND THAT THE HOLDERS OF THE SENIOR LENDER CLAIMS VOTE TO ACCEPT IT.

IF THE PLAN IS NOT CONFIRMED AND CONSUMMATED, THE COMPANIES BELIEVE THAT THERE IS SUBSTANTIAL DOUBT ABOUT THEIR ABILITY TO CONTINUE AS GOING CONCERNS. THE COMPANIES BELIEVE THAT IF THE PLAN IS NOT CONFIRMED AND CONSUMMATED, THE COMPANIES WOULD HAVE TO FILE PETITIONS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE. SENIOR LENDERS HOLDING SENIOR LENDER CLAIMS REPRESENTING

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AT LEAST $197.7 MILLION OF THE PRINCIPAL AMOUNT OUTSTANDING UNDER THE EXISTING CREDIT FACILITIES HAVE AGREED, IN CONNECTION WITH THE PLAN, SUBJECT TO THE TERMS AND CONDITIONS IN THE PLAN, AND SUBJECT TO THE TERMS AND CONDITIONS TO BE SET FORTH IN A NEW TERM CREDIT AGREEMENT, TO RESTRUCTURE THE INDEBTEDNESS UNDER THE EXISTING CREDIT FACILITIES. WITHOUT THE RESTRUCTURING OF INDEBTEDNESS CONTEMPLATED BY THE PLAN, THERE CAN BE NO ASSURANCE THAT THE COMPANIES WILL BE ABLE TO EMERGE FROM A CASE UNDER CHAPTER 11 OF THE BANKRUPTCY CODE, AND THE COMPANIES MAY BE FORCED INTO A LIQUIDATION UNDER CHAPTER 7 OF THE BANKRUPTCY CODE. THE COMPANIES BELIEVE THAT IF THEY ARE LIQUIDATED UNDER CHAPTER 7, THE VALUE OF THE ASSETS AVAILABLE FOR PAYMENT OF CREDITORS WOULD BE SIGNIFICANTLY LOWER THAN THE VALUE OF THE DISTRIBUTIONS CONTEMPLATED BY AND UNDER THE PLAN. SEE SECTION XIII.C—“FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST—LIQUIDATION ANALYSIS” BELOW.

THE COMPANIES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF THEIR CREDITORS AND INTEREST HOLDERS. ACCORDINGLY, THE SENIOR LENDERS ARE URGED TO VOTE IN FAVOR OF THE PLAN. (VOTING INSTRUCTIONS ARE SET FORTH IN SECTION XV OF THIS DISCLOSURE STATEMENT.) TO BE COUNTED, YOUR BALLOT MUST BE DULY COMPLETED, EXECUTED, AND ACTUALLY RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON JUNE 27, 2003. THE SENIOR LENDERS ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE DISCLOSURE STATEMENT, INCLUDING THE PLAN ATTACHED HERETO AS EXHIBIT A, AND THE MATTERS DESCRIBED IN THIS DISCLOSURE STATEMENT UNDER “CERTAIN RISK FACTORS” PRIOR TO VOTING.

IN MAKING AN INVESTMENT DECISION, THE SENIOR LENDERS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANIES AND THE TERMS OF THE PLAN, INCLUDING THE MERITS AND RISKS INVOLVED. THE SENIOR LENDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE. EACH SENIOR LENDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL, AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS DISCLOSURE STATEMENT, THE SOLICITATION, THE PLAN AND THE PROPOSALS CONTEMPLATED THEREBY. SEE SECTION X—“RISK FACTORS” FOR A DISCUSSION OF VARIOUS FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT DECISION.

THIS DISCLOSURE STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY, AND THE NEW SECURITIES TO BE ISSUED ON THE CONSUMMATION DATE WILL NOT HAVE BEEN THE SUBJECT OF A REGISTRATION STATEMENT FILED WITH, THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE UNDER ANY STATE SECURITIES OR “BLUE SKY” LAWS. THE PLAN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED.

THE COMPANIES BELIEVE THAT THE SOLICITATION OF VOTES ON THE PLAN MADE BY THIS DISCLOSURE STATEMENT, AND THE OFFER OF THE NEW SECURITIES THAT MAY BE DEEMED TO BE MADE PURSUANT TO THE SOLICITATION ARE EXEMPT FROM REGISTRATION

3

UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE EXEMPTIONS PROVIDED BY SECURITIES ACT §§ 3(a)(9) AND 4(2), OR OTHER APPLICABLE EXEMPTIONS, AND EXPECT THAT THE ISSUANCE OF THE NEW SECURITIES UNDER THE PLAN WILL BE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND RELATED STATE STATUTES BY REASON OF THE APPLICABILITY OF BANKRUPTCY CODE §§ 1145(a)(1) AND (2). SEE SECTION XI.B—“SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN—RESALE OF THE NEW SECURITIES.”

THIS DISCLOSURE STATEMENT CONTAINS PROJECTED FINANCIAL INFORMATION REGARDING THE REORGANIZED DEBTORS AND CERTAIN OTHER FORWARD-LOOKING STATEMENTS, ALL OF WHICH ARE BASED ON VARIOUS ESTIMATES AND ASSUMPTIONS. SUCH INFORMATION AND STATEMENTS ARE SUBJECT TO INHERENT UNCERTAINTIES AND TO A WIDE VARIETY OF SIGNIFICANT BUSINESS, ECONOMIC, AND COMPETITIVE RISKS, INCLUDING, AMONG OTHERS, THOSE SUMMARIZED HEREIN. SEE SECTION X—“RISK FACTORS.” CONSEQUENTLY, ACTUAL EVENTS, CIRCUMSTANCES, EFFECTS, AND RESULTS MAY VARY SIGNIFICANTLY FROM THOSE INCLUDED IN OR CONTEMPLATED BY THE PROJECTED FINANCIAL INFORMATION AND OTHER FORWARD-LOOKING STATEMENTS CONTAINED HEREIN WHICH, THEREFORE, ARE NOT NECESSARILY INDICATIVE OF THE FUTURE FINANCIAL CONDITION OR RESULTS OF OPERATIONS OF THE COMPANIES OR REORGANIZED DEBTORS AND SHOULD NOT BE REGARDED AS REPRESENTATIONS BY THE COMPANIES, THEIR ADVISORS, OR ANY OTHER PERSONS THAT THE PROJECTED FINANCIAL CONDITION OR RESULTS CAN OR WILL BE ACHIEVED. NEITHER THE COMPANIES’ INDEPENDENT AUDITORS NOR ANY OTHER INDEPENDENT ACCOUNTANTS HAVE COMPILED, EXAMINED, OR PERFORMED ANY PROCEDURES WITH RESPECT TO THE FINANCIAL PROJECTIONS AND THE LIQUIDATION ANALYSIS CONTAINED HEREIN, NOR HAVE THEY EXPRESSED ANY OPINION OR ANY OTHER FORM OF ASSURANCE AS TO SUCH INFORMATION OR ITS ACHIEVABILITY, AND ASSUME NO RESPONSIBILITY FOR, AND DISCLAIM ANY ASSOCIATION WITH THE FINANCIAL PROJECTIONS OR LIQUIDATION ANALYSIS. THERE CAN BE NO ASSURANCE THAT THE ASSUMPTIONS UNDERLYING THE FINANCIAL PROJECTIONS WILL PROVE CORRECT OR THAT THE COMPANIES’ ACTUAL ABILITY TO COVER THEIR FUTURE PRINCIPAL AND CASH INTEREST PAYMENT OBLIGATIONS WILL NOT DIFFER FROM THE INFORMATION CONTAINED WITHIN THIS DISCLOSURE STATEMENT. THE COMPANIES AND THEIR ADVISORS DO NOT INTEND TO UPDATE OR OTHERWISE REVISE ANY INFORMATION DISCLOSED HEREIN TO REFLECT ANY CHANGES ARISING AFTER THE DATE HEREOF OR TO REFLECT FUTURE EVENTS, EVEN IF ANY ASSUMPTIONS CONTAINED HEREIN ARE SHOWN TO BE IN ERROR. FORWARD-LOOKING STATEMENTS ARE PROVIDED IN THIS DISCLOSURE STATEMENT PURSUANT TO THE SAFE HARBOR ESTABLISHED UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

Except as set forth in Section XV.I—“The Solicitation; Voting Procedures—Further Information; Additional Copies” below, no person has been authorized by the Companies in connection with the Plan or the Solicitation to give any information or to make any representation other than as contained in this Disclosure Statement and the Exhibits attached hereto or incorporated by reference or referred to herein, and, if given or made, such information or representation may not be relied upon as having been authorized by the Companies. This Disclosure Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those to which it relates, or an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction in which, or to any person to whom, it is unlawful to make such offer or solicitation.

The statements contained in this Disclosure Statement are made as of the date hereof, and neither the delivery of this Disclosure Statement nor any issuance of the New Securities made pursuant to the Plan will, under any circumstance, create any implication that the information contained herein is correct at any time

4

subsequent to the date hereof. Any estimates of claims and interests set forth in this Disclosure Statement may vary from the amounts of claims or interests ultimately allowed by the Bankruptcy Court.

The summaries of the Plan and the other documents contained in this Disclosure Statement are qualified in their entirety by reference to the Plan itself, the exhibits thereto and all documents described herein. The information contained in this Disclosure Statement, including, but not limited to, the information regarding the history, businesses and operations of the Companies, the historical and projected financial information of the Companies (including the projected results of operations of the Reorganized Debtors) and the liquidation analysis relating to the Companies is included herein solely for purposes of soliciting acceptances of the Plan. Such information, including projected financial information and valuation of the Reorganized Debtors, is not to be construed as admissions or stipulations but rather as statements made in settlement negotiations.

THE STATEMENTS MADE HEREIN ARE PART OF THE PRE-NEGOTIATED AGREEMENT BETWEEN CERTAIN OF THE SENIOR LENDERS AND THE COMPANIES ON THE TERMS OF THE RESTRUCTURING OF THE COMPANIES’ SENIOR DEBT, AND ARE MADE IN THE CONTEXT OF A SETTLEMENT AND COMPROMISE. NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY PROCEEDING UNRELATED TO CONFIRMATION OF THE PLAN DESCRIBED HEREIN INVOLVING ANY OF THE COMPANIES OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

THE STATEMENTS SET FORTH HEREIN ARE BASED ON THE INFORMATION KNOWN TO THE COMPANIES AS OF THE DATE HEREOF. SUBSEQUENT EVENTS MAY CAUSE SUCH STATEMENTS TO BECOME INCOMPLETE OR INACCURATE. THE COMPANIES DO NOT INTEND TO SUPPLEMENT, MODIFY, CORRECT OR OTHERWISE PROVIDE ADDITIONAL DISCLOSURE OF ANY SUCH CHANGES TO THE STATEMENTS MADE HEREIN.

5

i

	E.	Purposes and Effects of the Plan and the Restructuring	36
	F.	Background of the Restructuring	37

III.	CERTAIN FINANCIAL INFORMATION		39
	A.	Unaudited Pro Forma Financial Information	39
	B.	Selected Financial Data	43
	C.	Projections of Certain Financial Data	45

IV.	REASONS FOR THE SOLICITATION; RECOMMENDATION		51

V.	SUMMARY OF VOTING PROCEDURES		51

VI.	ANTICIPATED EVENTS DURING THE CHAPTER 11 CASE		52
	A.	Commencement of the Chapter 11 Case	52
		1. Applications for Retention of the Companies’ Professionals; Ordinary Course Professionals	52
		2. Motion to Waive Filing of Schedules and Statement of Financial Affairs	52
		3. Motion to Mail Notices and Provide Publication Notice of Section 341 Meeting to Unimpaired Creditors	53
		4. Motion to Approve Prepetition Solicitation and to Schedule Confirmation Hearing	53
		5. Motion to Continue Using Existing Cash Management System	53
		6. Motion for Authority to Pay Prepetition Trade Claims in the Ordinary Course of Business	53
		7. Motion for Authority to Pay Prepetition Employee Wages and Benefits	53
		8. Motion for Authority to Incur Postpetition Indebtedness and Use Cash Collateral	54
	B.	Anticipated Timetable for the Chapter 11 Case	54

VII.	SUMMARY OF THE PLAN		55
	A.	Introduction	55
	B.	Voting on the Plan	55
		1. Voting Deadline	55
		2. Creditors Entitled to Vote on the Plan	56
		3. Vote Required for Class Acceptance	56
		4. Counting of Ballots for Determining Acceptance of the Plan	56
	C.	Classification and Treatment of Claims and Interests	57
	D.	Means for Implementation of the Plan	69
		1. Continued Existence and Vesting of Assets in Reorganized Debtors	69
		2. Corporate Governance	70
		3. Cancellation of Securities and Agreements	71
		4. Authorization and Issuance of New Common Stock and New Warrants	72
		5. Distribution of New Subsidiary Equity	72
		6. Management Incentive Plan	73
		7. Term Exit Facility	74
		8. Revolver Exit Facility	74
		9. New Intercreditor and Subordination Agreement	74
		10. Investor Rights Agreement	74
		11. New Warrants	75

	E.	Provisions Governing Distributions	75
		1. Distributions Under the Plan	75
		2. Disbursing Agent	76
		3. Surrender of Securities or Instruments	77
		4. Lost, Stolen, Mutilated or Destroyed Securities	77
		5. Withholding and Reporting Requirements	78
		6. Allocation of Plan Distributions Between Principal and Interest	78
		7. Setoffs	78
	F.	Resolving Disputed, Contingent and Unliquidated Claims	78
		1. Resolution of Disputed Claims	78
		2. No Distribution Pending Allowance	79
		3. Distributions After Allowance	79
	G.	Treatment of Contracts and Leases	79
		1. Assumed Contracts and Leases; Related Payments	79
		2. Claims Based on Rejection of Executory Contracts or Unexpired Leases	81
	H.	Compromise and Settlement of Disputes	81
		1. Settlement Between Debtors and Senior Lenders	81
		2. Compromise and Settlement of Additional Claims	82
	I.	Summary of Other Provisions of the Plan	83
		1. Professional Fee Claims	83
		2. Statutory Fees	83
		3. Retention of Jurisdiction	83
		4. Interest on Claims	83
		5. Interpretation of Senior Lender Consent	83
		6. Preservation of Rights of Action; Settlement of Litigation Claims	83
		7. Exclusivity Period	84
		8. No Substantive Consolidation	84
		9. Exemption from Registration	84
		10. Exemption from Certain Transfer Taxes	84
		11. Term of Injunctions or Stays	84
		12. Committee	84
		13. Plan Supplement	84
		14. Governing Law	85
	J.	Confirmation of the Plan	85
		1. Confirmation Hearing	85
		2. Requirements for Confirmation of the Plan	85
		3. Confirmation Without Acceptance of All Impaired Classes —“Cramdown”	86
		4. Conditions to Confirmation and Consummation	87
		5. Modifications and Amendments	90
	K.	Effects of Confirmation	90
		1. Binding Effect	90
		2. Discharge of the Debtors	90
		3. Exculpation and Limitation of Liability	90
		4. Releases	91
		5. Injunction	92
		6. Waiver of Enforcement of Subordination	92

VIII.	TREATMENT OF TRADE CREDITORS AND EMPLOYEES DURING THE CHAPTER 11 CASE		93
	A.	Trade Creditors	93
	B.	Employees	93

IX.	FINANCING DURING AND AFTER THE CHAPTER 11 CASE		93
	A.	The DIP Facility	93
	B.	Use of Cash Collateral	94
	C.	Exit Financing	94
		1. The New Term Credit Agreement	94
		2. The New Revolver Credit Agreement	95

X.	RISK FACTORS		96
	A.	Maintenance of Operations and Postpetition Financing	96
	B.	Certain Bankruptcy Considerations	97
		1. General	97
		2. Effect on Non-Debtor Subsidiaries or Affiliates	97
		3. Failure to Receive Requisite Acceptances	97
		4. Failure to Confirm the Plan	98
		5. Failure to Consummate the Plan	98
	C.	New Common Stock Risks	98
	D.	Risks Related to the Issuance and Exercise of the New Warrants	99
	E.	Claims Estimations	100
	F.	Certain Tax Considerations	100
	G.	Inherent Uncertainty of Financial Projections	100

XI.	SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN		100
	A.	Description of Securities to be Issued	101
		1. New Common Stock	101
		2. New Warrants	102
		3. New Subsidiary Equity	102
	B.	Resale of the New Securities	102

XII.	CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN		103
	A.	General	103
	B.	Federal Income Tax Consequences to Chart	104
		1. Cancellation of Indebtedness Income	104
		2. Net Operating Losses and Other Tax Attributes	105
		3. Accrued Interest	105
	C.	Federal Income Tax Consequences to Holders of Senior Lender Claims	106
		1. The Exchange	106
		2. Distributions on the New Common Stock	106
		3. Accrued Interest	107
		4. Market Discount	107
	D.	Information Reporting and Backup Withholding	107
	E.	Importance of Obtaining Professional Tax Assistance	107

XIII.	FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST		108
	A.	Feasibility of the Plan	108
	B.	Best Interests Test	108
	C.	Liquidation Analysis	109
	D.	Valuation of Reorganized Debtors	110
		1. Valuation Overview	110
		2. Methodology	111
		3. Valuation of the Reorganized Debtors	112

XIV.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN		113
	A.	Commencement of a “Traditional” Chapter 11 Case	113
	B.	Alternative Plan(s); Revocation, Withdrawal or Non-Consummation	113
	C.	Liquidation under Chapter 7 or Chapter 11	114

XV.	THE SOLICITATION; VOTING PROCEDURES		115
	A.	Voting Deadline	115
	B.	Voting Procedures	115
	C.	Fiduciaries and other Representatives	116
	D.	Parties in Interest Entitled to Vote	116
	E.	Classes Impaired under the Plan	116
	F.	Agreements upon Furnishing Ballots	117
	G.	Waivers of Defects, Irregularities, etc.	117
	H.	No Withdrawal or Revocation of Ballots; Solicitation Expenses	117
	I.	Further Information; Additional Copies	118

XVI.	FINANCIAL ADVISORS; VOTING AGENT; FEES AND EXPENSES		118
	A.	Candlewood	118
	B.	TRG	119
	C.	The Senior Lenders	119
	D.	Bankruptcy Management Corporation	119

XVII.	RECOMMENDATION AND CONCLUSION		120

v

TABLE OF EXHIBITS

Exhibit	Name
A	Joint Prepackaged Reorganization Plan of Chart Industries, Inc. and Certain Subsidiaries

B	Audited Financial Statements of Chart Industries, Inc. and Subsidiaries as of December 31, 2002 and 2001 and for each of the preceding three years in the period ended December 31, 2002.

C	Unaudited Financial Statements of Chart Industries, Inc. and Subsidiaries as of March 31, 2003 and December 31, 2002 and for each of the two quarterly periods ended March 31, 2003 and March 31, 2002.

D	Liquidation Analysis

GLOSSARY OF DEFINED TERMS

Unless otherwise defined in this Glossary or elsewhere in this Disclosure Statement, initially capitalized terms are used with the same meanings ascribed to such terms in the Plan, which is attached hereto as Exhibit A. The interpretative rules set forth in Article I.C of the Plan also apply to this Disclosure Statement. Whenever the word “including” is used herein, it means “including without limitation.”

Administrative Claim	a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors’ Estates and operating their businesses, including wages, salaries or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code.

Agent	JPMorgan Chase Bank, as agent under the Existing Credit Facilities.

Allowed	with respect to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

Allowed Claim	a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Consummation Date and (ii) will be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include (i) for any Claim arising prior to the Petition Date, interest on such Claim accruing from or after the Petition Date, (ii) punitive or exemplary damages, (iii) any fine, penalty or forfeiture or (iv) any Subordinated Claim.

Allowed Interest	an Interest (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is Allowed (a) by a Final Order, (b) by an agreement between the holder of such Interest and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that not-

withstanding anything herein to the contrary, by treating an Interest as an “Allowed Interest” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Interest in the manner and venue in which such Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Interest includes a Disputed Interest to the extent such Disputed Interest becomes Allowed after the Consummation Date.

ALTEC	ALTEC, Inc. (n/k/a Chart Inc.).

Alternative Transaction	any proposed acquisition of the Companies’ businesses, which Chart’s board of directors determines: (i) is fully committed with available financing, and contains no material contingencies, other than Bankruptcy Court approval and necessary regulatory approvals, (ii) is more favorable to Chart’s creditors and shareholders from a financial point of view than the transactions contemplated by the Lender Settlement, and (iii) provides for payment of the Senior Lender Claims on terms acceptable to the Senior Lenders in their sole discretion.

Ballots	each of the ballot forms distributed with this Disclosure Statement to holders of Senior Lender Claims.

Bankruptcy Code	the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended.

Bankruptcy Court	the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Case.

Bankruptcy Rules	collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as now in effect or hereafter amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

Business Day	any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

CAIRE	CAIRE INC., a Delaware corporation.

Candlewood	Candlewood Partners LLC, financial advisor to the Companies.

Chapter 11 Case	the jointly administered chapter 11 cases of Chart Industries, Inc., CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc.

Chart	Chart Industries, Inc., a Delaware corporation.

Chart Europe	Chart Europe GmbH, a German company.

Chart Senior Lender Claim	individually, a Claim of the Agent and any Senior Lender against Chart under the Existing Credit Facilities and, collectively, the Claims of the Agent and the Senior Lenders against Chart under the Existing Credit Facilities, including Claims for principal, accrued but unpaid interest, fees and expenses through the Petition Date.

CHEL	Chart Heat Exchangers Limited, a United Kingdom company.

Claim	claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

Claims Objection Deadline	the first Business Day that is the latest of (i) the Consummation Date; (ii) as to a particular Claim or Interest, 180 days after the filing of a proof of claim or interest for, or request for payment of, such Claim or Interest; or (iii) such other date as may be established by the Bankruptcy Court.

Class	one of the classes of Claims or Interests listed in Article IV of the Plan.

Class 2 New Common Stock	the 5,059,064 shares of New Common Stock to be distributed to holders of Senior Lender Claims as of the Consummation Date, which stock will be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

Class 7 New Common Stock	the 266,267 shares of New Common Stock to be distributed to holders of Old Chart Common Stock Interests as of the Consummation Date, which stock will be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

Collateral	any property or interest in property of an Estate subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

Commitment	the revolving credit line of up to $40,000,000 provided by the DIP Lenders to the Companies pursuant to the terms and conditions of the DIP Facility Agreement.

Committee	any official committee appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

Companies	collectively, Chart, CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc.; and when the context so requires, in their capacity as debtors and debtors-in-possession under sections 1107 and 1108 of the Bankruptcy Code; or as post-confirmation entities reorganized hereunder.

Confirmation Date	the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

Confirmation Hearing	the Bankruptcy Court’s hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

Confirmation Notice	the notice of the Confirmation Hearing provided by the Companies to all known creditors and Interest holders or their representatives.

Confirmation Order	the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

Consummation Date	the first Business Day on which all conditions to the consummation of the Plan set forth in Article XI.B of the Plan have been satisfied or waived, which will be the effective date of the Plan.

CoolTel	CoolTel, Inc.

D & O Claims	any Claim arising from the Debtors’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VIII.F of the Plan.

Debtor	each of Chart, CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc. in its capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code; and when the context so requires, as post-confirmation entities reorganized hereunder.

DIP Agent	JPMorgan Chase Bank, as administrative agent under the DIP Facility Agreement.

DIP Facility	the postpetition debtor-in-possession revolving credit facility provided to the Debtors during the Chapter 11 Case pursuant to the DIP Facility Agreement.

DIP Facility Agreement	the Revolving Credit Agreement, among Chart Industries, Inc., as debtor and debtor-in-possession, each of the Subsidiary Debtors, as debtors and debtors-in-possession, JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, governing the DIP Facility.

DIP Facility Claim	a Claim arising under or as a result of the DIP Facility, including Claims arising on account of letters of credit issued prior to the Petition Date under the Existing Credit Facilities.

DIP Lenders	the Senior Lenders party to the DIP Facility Agreement.

Disallowed Claim or Disallowed Interest	any Claim against or Interest in any Debtor which has been disallowed, in whole or in part, by Final Order, to the extent of such disallowance.

Disbursing Agent	Reorganized Chart or any party designated by Reorganized Chart, in its sole discretion, to serve as a disbursing agent under the Plan.

Disclosure Statement	this written disclosure statement relating to the Plan, and all exhibits hereto, as it may be amended, supplemented or modified from time to time as permitted under the Bankruptcy Code.

Disputed Claim	any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

Disputed Interest	any Interest that is not an Allowed Interest or a Disallowed Interest.

x

Distribution Date	the date, occurring as soon as practicable after the Consummation Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Interests as provided in Article VI of the Plan.

Distribution Record Date	the record date for purposes of making distributions under the Plan on account of or in exchange for Allowed Claims and Allowed Interests, which date will be the third (3rd) Business Day after the Confirmation Date.

Estate	the estate of any of the Debtors in the Chapter 11 Case, and “Estates” collectively, the estates of all the Debtors in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.

Existing Credit Agreement	the Credit Agreement, dated as of April 12, 1999, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, National City Bank, as Documentation Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date, (ii) the Security Agreement, Mortgages, Guarantee Assumption Agreements and Foreign Subsidiary Pledge Agreements (each as defined in the Credit Agreement dated as of April 12, 1999), and (iii) such other security agreements, pledge agreements or similar agreements or instruments as were executed and delivered pursuant to the Credit Agreement dated as of April 12, 1999, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements.

Existing Credit Facilities	the Existing Credit Agreement, the First Incremental Revolver and the Second Incremental Revolver, and all other documents and instruments executed in connection therewith evidencing the rights and security interests of the Senior Lenders.

Final Order	an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing or file a notice of appeal has expired and (iii) no appeal or request for a stay or other review is pending.

First Incremental Revolver	the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

General Unsecured Claim	a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Senior Lender Claim, Other Secured Claim, Unimpaired Intercompany Claim, Impaired Intercompany Claim or Subordinated Claim.

Greenville Employment Agreements	collectively, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Charles E. Downs, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Harry R. Holstead, the Salary Continuation Agreement, dated as of June 17, 2002 by and between Chart Inc. and Richard L. Vareha, and the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Larry B. McCaslin.

Greenville Tube	Greenville Tube, LLC, a Delaware limited liability company.

Impaired	when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

Impaired Intercompany Claims	any and all Claims of CHEL or Chart Europe against any of the Debtors.

Interest	the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to Old Chart Common Stock, Old Subsidiary Equity or any Other Equity Rights of any Debtor, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

Investor Rights Agreement	the Investor Rights Agreement that may be entered into by Reorganized Chart and certain holders of shares of New Common Stock on and after the Consummation Date, substantially in the form of Exhibit D to the Plan.

Lender Settlement	the compromise and settlement between the Companies and the Senior Lenders, described in Article II.A of the Plan.

Liquidation Analysis	the analysis prepared by Candlewood, and attached hereto as Exhibit D.

Litigation Claims	all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order.

Lockup Agreements	the agreements, dated April 30, 2003, pursuant to which certain Senior Lenders agreed to vote in favor of the Plan, subject to the conditions set forth therein, and consistent with the terms of the Plan Term Sheet.

Management Incentive Plan	the management incentive plan to be adopted by Reorganized Chart after the Consummation Date pursuant to Article IV.C of the Plan.

Manager	a manager of a limited liability company.

Milbank	Milbank, Tweed, Hadley & McCloy LLP, counsel to the Agent.

MVE	MVE Holdings, Inc.

New Agent	JPMorgan Chase Bank, as agent under the DIP Facility Agreement, the New Revolver Credit Agreement and the New Term Credit Agreement.

New Collateral Agency Agreement	that certain collateral agency agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent and agent under the New Credit Agreements, and Reorganized Chart, substantially in the form of Exhibit C-5 to the Plan.

New Common Stock	the 9,500,000 shares of common stock of Reorganized Chart, $.01 par value, authorized under Article V.C of the Plan and the Reorganized Chart Certificate of Incorporation as of the Consummation Date.

New Credit Agreements	the New Revolver Credit Agreement and the New Term Credit Agreement.

New Intercreditor and Subordination Agreement	that certain intercreditor and subordination agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent and agent under the New Credit Agreements, and Reorganized Chart, substantially in the form of Exhibit C-3 to the Plan.

New Revolver Credit Agreement	that certain secured credit agreement governing the Revolver Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the lenders thereunder, substantially in the form of Exhibit C-1 to the Plan.

New Securities	collectively, the New Common Stock, the New Subsidiary Equity, the New Warrants, and the New Common Stock issuable upon exercise of the New Warrants.

New Security Agreement	that certain security agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent, and Reorganized Chart, the Reorganized Subsidiary Debtors and certain other subsidiaries of Reorganized Chart, substantially in the form of Exhibit C-4 to the Plan.

New Subsidiary Equity	collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors, authorized under Article V.C of the Plan and the respective constituent documents of the Reorganized Subsidiary Debtors as of the Consummation Date.

New Term Credit Agreement	that certain secured credit agreement governing the Term Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, substantially in the form of Exhibit C-2 to the Plan.

New Warrant Agreement	that certain warrant agreement, which together with the related warrant certificates, will evidence the New Warrants, to be entered into as of the Consummation Date, between Reorganized Chart and the warrant agent thereunder, substantially in the form of Exhibit E to the Plan.

New Warrants	the warrants to acquire, in the aggregate for all of the New Warrants, 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants), as authorized under Article V.C of the Plan, and to be issued to holders of Old Chart Common Stock Interests pursuant to the Plan as of the Consummation Date, evidenced by the New Warrant Agreement and related warrant certificates, substantially in the form of Exhibit E to the Plan, with an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331.

NexGen	NexGen Fueling, Inc., a Delaware corporation.

Old Chart Common Stock	the shares of Chart common stock issued and outstanding on the Distribution Record Date.

Old Chart Common Stock Interests	the Interests represented by the Old Chart Common Stock.

Old Chart Common Stock Options	the options to purchase or acquire common stock of Chart, which options are outstanding immediately prior to the Distribution Record Date, and all rights associated therewith.

Old Chart Common Stock Purchase Rights	those stock purchase rights, and all rights associated therewith, governed by the Rights Agreement, dated as of May 1, 1998, by and between Chart Industries, Inc. and National City Bank, as Rights Agent, as amended.

Old Chart Common Stock Warrants	those certain warrants, and all rights associated therewith, evidenced by the Warrant Agreements dated as of June 28, 2002, September 30, 2002 and December 31, 2002, between Chart and the holders party thereto.

Old Subsidiary Equity	collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Subsidiary Debtors issued and outstanding as of the Distribution Record Date.

Old Subsidiary Equity Interests	Interests represented by the Old Subsidiary Equity.

Other Equity Interests	the Interests represented by the Other Equity Rights

Other Equity Rights	collectively, the Old Chart Common Stock Purchase Rights, the Old Chart Common Stock Options, the Old Chart Common Stock Warrants, the Old Cryenco Warrants, the Old MVE Warrant Rights, rights under any Stock-Related Benefit Plan, and any other options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common stock of Chart, stock, limited or general partnership interests or limited liability company membership interests in any Subsidiary Debtor, or other ownership interests in any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in any Debtor.

Other Priority Claim	any Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

Other Secured Claim	any Claim other than a Senior Lender Claim that is secured by a valid, duly perfected lien as of the Petition Date on property in which any of the Estates has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

Person	an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

Petition Date	the date on which the Debtors file their petitions for relief commencing the Chapter 11 Case.

Plan	the joint prepackaged plan of reorganization, and all exhibits and schedules thereto, attached hereto as Exhibit A, as it may be amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

Plan Supplement	the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors will file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

Plan Term Sheet	the term sheet detailing the principal terms of the Restructuring, including certain terms of the New Credit Agreements and the DIP Facility Agreement, attached as Exhibit A to the Lockup Agreements.

Priority Tax Claim	any Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

Pro Rata	with reference to any distribution on account of or in exchange for any Claim or Interest in any Class, the proportion that the amount of a Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) or Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class.

Professional	any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code.

Professional Fee Claim	any Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

Projection Period	the Companies’ fiscal years 2003 through 2007.

Projections	certain projections of Chart’s operating profit, free cash flow and certain other items for the Projection Period, summarized at Section III herein, based upon assumptions and have been adjusted to reflect the terms of the Restructuring, including the Plan, certain subsequent events and additional assumptions.

Reinstate, Reinstated or Reinstatement	(i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

Reorganized	where is the name of a Debtor, such Debtor, on and after the Consummation Date.

Reorganized Debtor	each of Reorganized Chart, Reorganized CAIRE INC., Reorganized Chart Asia, Inc., Reorganized Chart Heat Exchangers Limited Partnership, Reorganized Chart Inc., Reorganized Chart International Holdings, Inc., Reorganized Chart International, Inc., Reorganized Chart Leasing, Inc., Reorganized Chart Management Company, Inc., Reorganized CoolTel, Inc., Reorganized Greenville Tube, LLC and Reorganized NexGen Fueling, Inc.; collectively referred to as “Reorganized Debtors.”

Reorganized Subsidiary Debtors	the Subsidiary Debtors, on and after the Consummation Date.

Requisite Acceptances	the votes in support of the Plan required by section 1126 of the Bankruptcy Code, which provides that, in order for the Bankruptcy Court to confirm the Plan as a consensual plan, the holders of Impaired Claims against and Impaired Interests in the Companies in each Class of Impaired Claims or Interests entitled to vote must accept the Plan by the following requisite majorities: (i) an Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in amount of the Claims in such Class actually voting on the Plan have voted to accept it and (b) more than one-half in number of the holders in such Class actually voting with respect to the Plan have voted to accept it, and (ii) an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Interests who actually vote in such Impaired Class have voted to accept it.

Restructuring	collectively, the transactions and transfers described in Article IV.C of the Plan.

Revolver Exit Facility	that certain revolver exit credit facility in the aggregate amount of $40 million to be provided to the Reorganized Debtors on the Consummation Date, governed by the New Revolver Credit Agreement.

Schedules	the schedules of claims, executory contracts and unexpired leases and related information required under section 521 of the Bankruptcy Code and Bankruptcy Rule 1007.

SEC	the Securities and Exchange Commission.

Second Incremental Revolver	the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

Section 341 Meeting	the first meeting of creditors held pursuant to section 341 of the Bankruptcy Code.

Securities Act	the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

Senior Lender Claims	collectively, the Chart Senior Lender Claims and the Claims of the Senior Lenders against the Subsidiary Debtors arising on account of the Subsidiary Debtors’ guaranty obligations under the Existing Credit Facilities.

Senior Lender Steering Committee	the unofficial committee formed prior to the Petition Date, which committee is comprised of the Agent, Oaktree Capital Management, LLC, Audax Management Company, LLC and Carl Marks Strategic Investments, LP, provided, however, that any such entity will be considered a member of the Senior Lender Steering Committee only to the extent that such entity is a Senior Lender on or prior to the Confirmation Date.

Senior Lenders	the Agent and the entities identified as “Lenders” under the Existing Credit Facilities and their respective successors and assigns who have become “Lenders” under the Existing Credit Facilities.

Solicitation	the solicitation by the Companies from holders of Senior Lender Claims to accept or reject the Plan pursuant to section 1126(b) of the Bankruptcy Code.

Solicitation Order	a Final Order of the Bankruptcy Court or other court of competent jurisdiction providing, inter alia, that Class 7 is deemed to have rejected the Plan and is not entitled to vote on it.

Subordinated Claims	any Claim that is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and will include any Claim arising from the rescission or right of rescission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, for damages arising from the purchase or sale of such a security or Interest or for reimbursement or contribution on account of such Claim, provided however, that the D&O Claims shall not be Subordinated Claims.

Subsidiary Debtor	each of CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc., and when the context so requires, as post-confirmation entities reorganized hereunder.

Term Exit Facility	that certain term loan credit facility in the aggregate amount of $120 million provided to the Reorganized Debtors on the Consummation Date, governed by the New Term Credit Agreement.

Trade Claim	any General Unsecured Claim against a Debtor arising from or with respect to the sale of goods or services to such Debtor prior to the Petition Date, in the ordinary course of such Debtor’s business, but only to the extent that the holder of such Claim continues to provide goods and/or services to the Debtor pursuant to customary or ordinary trade terms on and after the Petition Date.

Unimpaired	with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

Unimpaired Intercompany Claim	any and all Claims of Chart and any direct or indirect subsidiary of Chart against any Debtor, excluding Impaired Intercompany Claims.

Voting Agent	Bankruptcy Management Corporation, the Voting Agent for the solicitation of acceptances to the Plan.

Voting Deadline	5:00 p.m. (Eastern time) on June 27, 2003, unless the Companies, in their sole discretion, and from time to time, extend, by oral or written notice to the Voting Agent, such date, in which event the period during which Ballots will be accepted will terminate at 5:00 p.m. (Eastern time) on such extended date

Voting Record Date	June 19, 2003, at 5:00 p.m. (Eastern time).

I. INTRODUCTION

This Disclosure Statement and the accompanying ballots (the “Ballots”) each contain important information which should be read carefully before any decision is made with respect to the acceptance of the Plan. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Disclosure Statement and the Ballots.

Chart Industries, Inc., a Delaware corporation (“Chart”), CAIRE INC., a Delaware corporation (“CAIRE”), Chart Asia, Inc., a Delaware corporation, Chart Heat Exchangers Limited Partnership, a Delaware limited partnership, Chart Inc., a Delaware corporation, Chart International Holdings, Inc., a Delaware corporation, Chart International, Inc., a Delaware corporation, Chart Leasing, Inc., an Ohio corporation, Chart Management Company, Inc., an Ohio corporation, CoolTel, Inc., a Delaware corporation, Greenville Tube, LLC, a Delaware limited liability company (“Greenville Tube”) and NexGen Fueling, Inc., a Delaware corporation (collectively, the “Companies”), hereby transmit this disclosure statement (as it may be amended, supplemented or otherwise modified from time to time, the “Disclosure Statement”) pursuant to section 1126(b) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”), for use in the solicitation of votes (the “Solicitation”) to accept their joint prepackaged reorganization plan (the “Plan,” a copy of which is attached to this Disclosure Statement as Exhibit A). The Solicitation is being conducted at this time in order to obtain (prior to the commencement of the chapter 11 cases) sufficient acceptances to enable the Plan to be confirmed by the Bankruptcy Court pursuant to the provisions of the Bankruptcy Code. The Companies believe that this prepetition Solicitation will minimize postpetition disputes, and will significantly simplify, shorten and reduce the administrative costs of their chapter 11 cases. The Companies believe that this Solicitation will minimize the disruption of their businesses that could result from a traditional bankruptcy case, which would likely be contested and protracted. Further, in a lengthy bankruptcy case, the Companies believe that there is a substantial risk that their creditors’ recoveries would be significantly less than the proposed recoveries under the Plan.

The Plan described herein provides for the restructuring of the Companies’ liabilities in a manner designed to maximize recoveries to holders of claims against and interests in the Companies. The Plan implements and incorporates a proposed settlement and compromise of the Senior Lender Claims held by the Senior Lenders against the Companies (as further described in Article II.A of the Plan, the “Lender Settlement”). The Plan contemplates (a) the restructuring of the existing indebtedness, which exceeds $260 million, under (i) the Credit Agreement, dated as of April 12, 1999, among the Companies, Chart Heat Exchangers Limited, a United Kingdom limited partnership (“CHEL”), various lenders (the “Senior Lenders”), The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent (the “Agent”), and National City Bank, as Documentation Agent (as amended, modified and/or supplemented, and including certain ancillary security documents, the “Existing Credit Agreement”), (ii) the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among the Companies, CHEL the Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder (as amended, modified and/or supplemented, the “First Incremental Revolver”), and (iii) the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among the Companies, CHEL, the Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder (as amended, modified and/or supplemented, the “Second Incremental Revolver,” and collectively with the Existing Credit Agreement and the First Incremental Revolver, and all other documents and instruments executed in connection therewith evidencing the rights and security interests of the Senior Lenders, the “Existing Credit Facilities”), (b) payment of trade creditors in full, (c) discharge of intercompany claims owed to CHEL and Chart Europe GmbH (“Chart Europe”), (d) cancellation of the existing equity interests in the Companies, and the authorization and issuance of shares of new Chart common stock, (e) distribution of 5,059,064 shares of new Chart common stock to the Senior Lenders, (f) distribution of 266,267 shares of new Chart common stock to the holders of existing common stock of Chart, together with warrants exercisable to acquire up to 280,281 shares of new Chart Common stock (subject to adjustment under the anti-dilution provisions of the New Warrants), and (g) issuance of new equity interests in the Reorganized Subsidiaries, such that Reorganized Chart continues its ownership structure of its direct and indirect subsidiaries as it existed on the Petition Date.

This Disclosure Statement sets forth certain detailed information regarding the Companies’ history, projections for the future, and significant events expected to occur during the Companies’ chapter 11 cases. This Disclosure Statement also describes the Plan, alternatives to the Plan, effects of confirmation of the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Senior Lender Claims must follow for their votes to be counted. This Disclosure Statement shall not constitute an admission of any fact or liability in any proceeding, but shall be deemed a statement made in settlement negotiations.

FOR A DESCRIPTION OF THE PLAN AS IT RELATES TO HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE COMPANIES, SEE SECTION VII—“SUMMARY OF THE PLAN.”

THIS DISCLOSURE STATEMENT CONTAINS SUMMARIES OF CERTAIN PROVISIONS OF THE PLAN, STATUTORY PROVISIONS, DOCUMENTS RELATED TO THE COMPANIES AND/OR THE PLAN, ANTICIPATED EVENTS IN THE COMPANIES’ CHAPTER 11 CASES, AND FINANCIAL INFORMATION. ALTHOUGH THE COMPANIES BELIEVE THAT THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE COMPANIES ARE UNABLE TO WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY INACCURACY OR OMISSION.

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY PROCEEDING UNRELATED TO CONFIRMATION OF THE PLAN DESCRIBED HEREIN, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS REGARDING TAX OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

THE COMPANIES INTEND TO CONTINUE OPERATING THEIR BUSINESSES IN CHAPTER 11 IN THE ORDINARY COURSE AND TO SEEK TO OBTAIN THE NECESSARY RELIEF FROM THE BANKRUPTCY COURT TO PAY THEIR EMPLOYEES, TRADE, AND CERTAIN OTHER CREDITORS IN FULL AND ON TIME. THE CLAIMS OF THE COMPANIES’ EMPLOYEES AND GENERAL UNSECURED CREDITORS (INCLUDING TRADE CREDITORS AND LESSORS) ARE NOT IMPAIRED UNDER THE PLAN.

A. The Solicitation

At this time, the Companies have not commenced cases under chapter 11 of the Bankruptcy Code, but are soliciting acceptances of the Plan from the holders of Class 2 Senior Lender Claims. If sufficient votes for acceptance of the Plan are received, the Companies expect to commence the Chapter 11 Case and to promptly seek confirmation of the Plan. If the Companies do not receive the Requisite Acceptances by the Voting Deadline, they will be forced to evaluate other available options, including filing one or more traditional, non-prepackaged chapter 11 cases. See Section XIV—“Alternatives to Confirmation and Consummation of the Plan.”

THE COMPANIES BELIEVE THAT THE PLAN IS IN THE BEST INTERESTS OF ALL CREDITORS. THE SENIOR LENDERS ARE URGED TO VOTE IN FAVOR OF THE PLAN NOT LATER THAN THE VOTING DEADLINE OF JUNE 27, 2003 AT 5:00 P.M. (EASTERN TIME).

B. The Lender Settlement

The principal terms of the Lender Settlement include the following:

(i)	All Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights will be deemed cancelled.

(ii)	The Existing Credit Facilities will be terminated, and the outstanding indebtedness thereunder will be reduced and restructured under the New Term Credit Agreement.

(iii)	Reorganized Chart will authorize and issue shares of New Common Stock to be distributed as follows:

(a)	5,059,064 shares to holders of the Class 2 Senior Lender Claims (on a Pro Rata basis), and

(b)	266,267 shares to holders of the Class 7 Old Chart Common Stock Interests (on a Pro Rata basis).

The New Common Stock issued as of the Consummation Date, will be subject to dilution to the extent necessary to give effect to the issuance of stock or the exercise of any warrants or stock options, including without limitation, the New Warrants to purchase New Common Stock that will be issued to holders of Class 7 Old Chart Common Stock Interests, and any stock or stock options issued to Reorganized Chart’s management pursuant to implementation of the Management Incentive Plan.

(iii)	Reorganized Chart will issue New Warrants to purchase 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants) to the holders of Class 7 Old Chart Common Stock Interests (on a Pro Rata basis).

(iv)	Chart’s ownership structure of its direct and indirect subsidiaries in effect on the Petition Date will be maintained.

(v)	Certain of the Senior Lenders will provide debtor-in-possession financing under the DIP Facility during the Chapter 11 Case, and upon consummation of the Plan, certain Senior Lenders will provide revolving loans to the Reorganized Debtors under the New Revolver Credit Agreement.

(vi)	General Unsecured Claims will pass through the Plan Unimpaired, and Impaired Intercompany Claims and Subordinated Claims will be discharged.

(vii)	The Companies and the Senior Lenders will release claims against the Senior Lenders, professionals and the Companies’ former officers, directors and Managers. The Senior Lenders and the current members of Chart’s board of directors will exchange mutual releases.

(ix)	The Companies will assume their indemnification obligations to their directors and officers.

(x)	The Companies will pay the reasonable expenses of the Senior Lender Steering Committee, including attorneys’ and other professional fees, incurred through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

C. The Plan

If the Companies receive the Requisite Acceptances and the Plan is confirmed by the Bankruptcy Court and consummated by the Companies, the following, among other things, will occur:

(i)	The Lender Settlement will be implemented. See Section VII.H.1—“Summary of the Plan—Compromise and Settlement of Disputes—Settlement Between Debtors and Senior Lenders.”

(ii)	The Companies will emerge from chapter 11 with a significantly improved capital structure and balance sheet, and significantly reduced debt service obligations.

D. Summary of Classification and Treatment of Claims and Equity Interests

Under the Plan, all Claims against and Interests in the Companies that will exist on the date the Companies file their voluntary petitions for reorganization relief under chapter 11 of the Bankruptcy Code (the “Petition Date”) are divided into ten (10) Classes, exclusive of certain Claims (i.e. DIP Facility Claims, Administrative Claims and Priority Tax Claims), which, pursuant to section 1123(a)(1) of the Bankruptcy Code, are not required to be classified, and the holders of which are not entitled to vote on the Plan. Holders of Allowed Claims in Class 2 are Impaired, are entitled to receive, and will receive, distributions under the Plan. Pursuant to the Lender Settlement, which will be implemented by the Plan, holders of Class 7 Old Chart Common Stock Interests will receive distributions in exchange for their Interests, although they are only entitled to receive such distributions pursuant to the Lender Settlement, which is implemented by and incorporated in the Plan. Pursuant to the Lender Settlement, which will be implemented by the Plan, Chart’s ownership structure of its direct and indirect subsidiaries in effect on the Petition Date will be maintained after the Consummation Date; therefore, certain holders of Class 8 Old Subsidiary Equity Interests will receive distributions of interests in property, although they are not entitled to receive such distributions and are not receiving them on account of their Interests. Provided that the Bankruptcy Court enters the Solicitation Order, holders of Interests in Class 7 will be deemed to reject the Plan. Holders of Allowed Claims and Interests in Classes 6, 8, 9 and 10 are Impaired, and will not receive any distributions under the Plan. All other Claims against and Interests in the Companies are Unimpaired under the Plan. In a hypothetical liquidation of the Companies, even if the Senior Lenders were to receive all of the Companies’ property and interests in property, their Claims would not be satisfied in full. See Section XIII.C—“Feasibility of the Plan and the Best Interests of Creditors Test—Liquidation Analysis” and Exhibit D—“Liquidation Analysis.” Pursuant to the Lender Settlement, the Senior Lenders have agreed to share the distributions they would otherwise be entitled to with holders of Class 7 Interests and certain holders of Class 8 Interests, but have chosen not to share their distributions with holders of other Impaired Claims and Interests. Notwithstanding the resulting difference in treatment of Impaired Claims and Interests, the Companies believe that the classification and treatment of Claims and Interests is permissible under the Bankruptcy Code, because such difference results from the implementation of the Lender Settlement, has been proposed in good faith, and results in the best recovery for the Companies’ creditors and Interest holders.

The following table summarizes the Plan’s classification and treatment of the Claims against and Interests in the Companies. The summary contained therein is qualified in its entirety by reference to the provisions of the Plan, a copy of which is attached hereto as Exhibit A, and the balance of this Disclosure Statement. The classification and treatment for all Classes of Claims and Interests are described in more detail elsewhere in this Disclosure Statement. See Section VII.C—“Summary of the Plan—Classification and Treatment of Claims and Interests.”

Neither this Disclosure statement nor the Plan, including the classification and treatment of Claims and Interests described herein, shall constitute an admission of any fact or liability in any proceeding, but shall be deemed statements made in settlement negotiations.

The percentages listed in this summary under the heading, “Estimated Recovery,” are based on the enterprise valuation analysis prepared by Candlewood, the Companies’ financial advisors. The actual recoveries of the Companies’ creditors and Interest holders may vary materially from the estimates below, depending on a variety of factors, including, but not limited to, the market for the New Common Stock, as well as various other factors related to the ultimate disposition of any disputed, contingent, and unliquidated claims that may be asserted against the Companies. There can be no assurance that the actual recoveries will equal the estimates below.

SUMMARY OF TREATMENT OF CLAIMS AGAINST AND INTERESTS

IN THE COMPANIES UNDER THE PLAN AND THE LENDER SETTLEMENT

Description of Claims or Interests	Treatment Under the Plan
DIP Facility Claims—Unclassified Estimated Recovery: 100%	Unimpaired—On the Consummation Date, (i) the DIP Facility Agreement will be deemed to be automatically amended and restated as the New Revolver Credit Agreement; (ii) Reorganized Chart and each lender under the New Revolver Credit Agreement (which may include entities different from the lenders under the DIP Facility Agreement) will execute and deliver the New Revolver Credit Agreement, and all parties will be bound by the New Revolver Credit Agreement and related documents, and will have the rights and obligations set forth therein; (iii) all indebtedness under the DIP Facility Agreement (except the obligation to pay fees as provided therein which will be paid in full on the Consummation Date) will become indebtedness under the New Revolver Credit Agreement and will be subject to the terms thereof; (iv) if requested by any of the lenders under the New Revolver Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the revolving loan obligation of Reorganized Chart under the New Revolver Credit Agreement and related documents; (v) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Revolver Credit Agreement a duly perfected first priority lien on and security interest in all of the assets of Reorganized Chart and the other Reorganized Debtors owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Revolver Credit Agreement; (vi) each of the Reorganized Subsidiary Debtors will enter into and execute the New Revolver Credit Agreement as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Revolver Credit Agreement a guaranty by each of the Reorganized Subsidiary Debtors of the indebtedness of Reorganized Chart under the New Revolver Credit Agreement and related documents; and (vii) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such other documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Revolver Credit Agreement and related documents.

Administrative Claims—Unclassified Estimated Recovery: 100%	Unimpaired—Each holder of an Allowed Administrative Claim will receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Case will be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other less favorable terms as may be agreed on between the holder of such Claim and the Debtors. On or as soon as practicable after the Consummation Date, Reorganized Chart will pay in cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees incurred from the Petition Date through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

Priority Tax Claims—Unclassified Estimated Recovery: 100%	Unimpaired—The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Consummation Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim at the election of the Debtors (a) cash equal to the unpaid portion of such Allowed Priority Tax Claim; (b) such other treatment as to which the Debtors or the Reorganized Debtors and the holder of such Allowed Priority Tax Claim will have agreed upon in writing; or (c) such other treatment required to Reinstate such Allowed Priority Tax Claim; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided, further, that no holder of an Allowed Priority Tax Claim will be entitled to any payments on account of interest accruing or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim; provided, further, that any Allowed Priority Tax Claim not due and owing as of the Consummation Date will be paid when such Claim becomes due and payable.

Class 1—Other Priority Claims Estimated Recovery: 100%	Unimpaired—The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Priority Claim is an Allowed Other Priority Claim on the Consummation Date or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed Other Priority Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed Other Priority Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Other Priority Claim.

Class 2—Senior Lender Claims (divided into twelve sub-Classes) Estimated Recovery after implementation of the Lender Settlement: 74%	Impaired—Class 2.1. Chart Senior Lender Claims. On the Consummation Date, (i) all indebtedness under the Existing Credit Facilities will be restructured into indebtedness under the New Term Credit Agreement and Reorganized Chart and each holder of an Allowed Claim in Class 2.1 will execute and deliver the New Term Credit Agreement and related documents; (ii) if requested by any of the lenders under the New Term Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the term loan obligation of Reorganized Chart under the New Term Credit Agreement and related documents; (iii) Reorganized Chart will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; (iv) Reorganized Chart will enter into and execute such other documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement, and the New Collateral Agency Agreement; (v) each holder of an Allowed Claim in Class 2.1 will receive its Pro Rata share of Class 2 New Common Stock; and (vi) Reorganized Chart will pay in cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred prior to the Petition Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

Class 2.2. CAIRE INC. Guaranty Claims. On the Consummation Date, Reorganized CAIRE will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CAIRE of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized CAIRE owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.3. Chart Asia, Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart Asia, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Asia, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Asia, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.4. Chart Heat Exchangers Limited Partnership Guaranty Claims. On the Consummation Date, Reorganized Chart Heat Exchangers Limited Partnership will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Heat Exchangers Limited Partnership of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Heat Exchangers Limited Partnership owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.5. Chart Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.6. Chart International Holdings, Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart International Holdings, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized

Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International Holdings, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International Holdings, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.7. Chart International, Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart International, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.8. Chart Leasing, Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart Leasing, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Leasing, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Leasing, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.9. Chart Management Company, Inc. Guaranty Claims. On the Consummation Date, Reorganized Chart Management Company, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Management Company, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Management Company, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.10. CoolTel, Inc. Guaranty Claims. On the Consummation Date, Reorganized CoolTel, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CoolTel, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized CoolTel, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.11. Greenville Tube, LLC Guaranty Claims. On the Consummation Date, Reorganized Greenville Tube, LLC will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Greenville Tube, LLC of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Greenville Tube, LLC owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.12. NexGen Fueling, Inc. Guaranty Claims. On the Consummation Date, Reorganized NexGen Fueling, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized NexGen Fueling, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized NexGen Fueling, Inc. owned on the Consummation Date or thereafter acquired (real, per-

sonal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 3—Other Secured Claims Estimated Recovery: 100%	Unimpaired—The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim on the Consummation Date or (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Other Secured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed Other Secured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed Other Secured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed Other Secured Claim.

Class 4—General Unsecured Claims (Divided into twelve sub-Classes) Estimated Recovery: 100%	Unimpaired—The legal and equitable rights of the holders of General Unsecured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim on the Consummation Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed General Unsecured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed General Unsecured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed General Unsecured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed General Unsecured Claim.

Class 5—Unimpaired Intercompany Claims (Divided into twelve sub-Classes) Estimated Recovery: 100%	Unimpaired—The legal, equitable and contractual rights of the holders of Unimpaired Intercompany Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Consummation Date.

Class 6—Impaired Intercompany Claims (Divided into twelve sub-Classes) Estimated Recovery: 0%	Impaired—The holders of Impaired Intercompany Claims will not receive or retain any property under the Plan on account of such Claims.

Class 7—Old Chart Common Stock Interests Distribution: Class 7 New Common Stock and New Warrants	Impaired—On the Consummation Date, all Old Chart Common Stock will be deemed cancelled and extinguished. Pursuant to the Lender Settlement, on, or as soon as reasonably practicable after the Distribution Date, each holder of an Old Chart Common Stock Interest will receive, in exchange for its Interests and subject to the procedures set forth in Article VI.C of the Plan, (a) its Pro Rata share of the Class 7 New Common Stock and (b) its Pro Rata share of the New Warrants.

Class 8—Old Subsidiary Equity Interests (Divided into eleven sub-Classes) Estimated Recovery: 0%	Impaired—The holders of Old Subsidiary Equity Interests will not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Old Subsidiary Equity will be deemed cancelled and extinguished.

Class 9—Other Equity Interests Estimated Recovery: 0%	Impaired—The holders of Old Subsidiary Equity Interests will not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Other Equity Rights will be deemed cancelled and extinguished.

Class 10—Subordinated Claims Estimated Recovery: 0%	Impaired—The holders of Subordinated Claims will not receive or retain any property under the Plan on account of such Claims.

For a more detailed description of the treatment of all Classes of Claims against and Interests in the Debtors, see Section VII.C—“Summary of the Plan—Classification and Treatment of Claims and Interests.”

E. The Confirmation Hearing

If the Companies receive the Requisite Acceptances with respect to the Plan, the Companies intend to file voluntary petitions to commence the Chapter 11 Case and request that the Bankruptcy Court schedule a hearing to consider confirmation of the Plan (the “Confirmation Hearing”) as soon as possible, at the United States Bankruptcy Court for the District of Delaware, Marine Midland Plaza, 824 Market Street, Wilmington, Delaware 19801. The Companies will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and they have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

II. GENERAL INFORMATION

A. Introduction

The primary purpose of the Plan is to effectuate a restructuring of Chart’s capital structure (as set forth in section IV.C of the Plan, the “Restructuring”) in order to align its capital structure with its present and future operating prospects. At present, the funds generated by the Companies are insufficient to meet their debt service requirements. The Restructuring would significantly reduce the principal amount of Chart’s outstanding indebtedness by converting a substantial portion of Chart’s indebtedness under the Existing Credit Facilities into New Common Stock, and restructuring the remaining indebtedness thereunder into indebtedness under the New Term Credit Agreement. The New Common Stock issued on the Consummation Date will be distributed to the Senior Lenders and the holders of Old Chart Common Stock; 5,059,064 shares will be distributed to the Senior Lenders and 266,267 shares will be distributed to the holders of Old Chart Common Stock. These distributions are subject to dilution to the extent necessary to give effect to the issuance of stock or the exercise of any stock options or warrants, including the New Warrants and management participation in an incentive plan, each of which allows for the distribution of a number of shares of New Common Stock. Chart intends that by distributing the New Common Stock to the Senior Lenders and the holders of Old Chart Common Stock, these parties will participate in the long-term appreciation of the Companies’ businesses, which Chart expects will be enhanced by the reduction of its debt service. The Restructuring contemplates the discharge of Impaired Intercompany Claims and the cancellation of the Old Chart Common Stock Interests, Subsidiary Equity and Other Equity Rights. During the pendency of the Chapter 11 Case and thereafter, the Companies expect to make payment in full on all Claims of trade creditors and employees, and to continue to operate their businesses in the ordinary course.

B. The Companies; History and Corporate Structure

In 1986, Arthur Holmes and his brother, Charles Holmes, purchased ALTEC, Inc. (n/k/a Chart Inc., “ALTEC”), a manufacturer of brazed aluminum heat exchangers that was founded in 1949 as a division of The Trane Company. Arthur and Charles Holmes were able to improve ALTEC’s business, and subsequently used ALTEC to acquire additional businesses. From 1986 to 1991, ALTEC purchased various companies and product lines that produced related products, including storage and transportation equipment for liquefied gases and high-pressure cryogenic equipment, including the predecessor to Greenville Tube (acquired in 1987), a manufacturer of stainless steel tubing, Process Engineering, Inc. (acquired in 1990), a manufacturer of engineered tanks and other cryogenic storage systems, and Process Systems International, Inc. (acquired in 1991), a manufacturer of cold boxes. The brothers established Chart as a holding company in 1992.

Chart manufactures cryogenic systems and equipment for sale worldwide through its wholly owned subsidiaries. Through its subsidiaries, Chart International, Inc. and Chart Inc., Chart owns foreign, non-Debtor subsidiaries located in the Czech Republic, China, Australia, Germany and the United Kingdom. Additionally, through Chart Inc., Chart owns 50% of a joint venture with Optimus Corporation, which is not a Debtor.

The following diagram depicts the corporate structure of the Companies. Unless otherwise indicated, each subsidiary is wholly owned by its parent. All entities are organized under the laws of Delaware, except for Chart Management Company, Inc. and Chart Leasing, Inc., which are Ohio corporations.

C. Overview of Business Operations

1. Summary of the Companies’ Businesses

The Companies are leading manufacturers of standard and custom-built industrial process equipment primarily used for low-temperature and cryogenic applications. The Companies have developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero (0° Kelvin; -273° Centigrade; -459° Fahrenheit). The majority of the Companies’ products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid-gas supply chain for the purification, liquefaction, distribution, storage and use of industrial gases and hydrocarbons.

Chart, which was organized in 1992 as a holding company for its operating subsidiaries, is headquartered in Cleveland, Ohio. The Companies have approximately 1,330 employees, and along with their non-Debtor affiliates have facilities in the United States, the United Kingdom, the Czech Republic, China, Australia and Germany. The Companies supply a worldwide market with cryogenic equipment, and are ranked among the top suppliers of their products.

The Companies’ primary operations are in the U.S. The Companies’ international operations (including those of their non-Debtor international affiliates) accounted for 17 percent of their 2002 consolidated revenues and 22 percent of their total assets as of December 31, 2002. In 2002, the Companies and their non-Debtor affiliates had gross sales of $296 million. The Companies’ and their non-Debtor affiliates’ operations are organized into three segments: Distribution and Storage, Energy and Chemicals and Biomedical, comprising 46 percent, 31 percent and 23 percent, respectively, of their 2002 sales. Each segment manufactures and distributes distinct products, utilizing different production processes as well as different sales and marketing approaches from the other segments.

The Distribution and Storage segment sells a variety of cryogenic systems used in the storage and transportation of industrial and natural gases and provides related services. The Energy and Chemicals segment primarily sells heat exchangers, cold boxes and liquefied natural gas (“LNG”) alternative fuel systems, used by natural gas, petrochemical processing and industrial gas companies for the liquefaction and separation of natural and industrial gases. The Biomedical segment sells medical products, biological storage systems, magnetic resonance imaging (“MRI”) cryostat components and telemetry products. See Section II.C.5—“General Information—Overview of Business Operations—Business Segments and Products.”

2. Management of the Companies

The following table sets forth information concerning certain executive officers and senior management of the Companies:

Name	Age	Position
Arthur S. Holmes	62	Chairman, Chief Executive Officer, President and a Director, Chart
Michael F. Biehl	47	Chief Financial Officer and Treasurer, Chart
Charles R. Lovett	59	Vice President of Manufacturing, Chart
Don A. Baines	60	Vice President of Treasury Services, Chart
Mark H. Ludwig	46	Vice President of Human Resources, Chart
Andrew P. Gehrlein	32	Controller and Assistant Treasurer, Chart
Steven T. Shaw	42	President—Biomedical Group
Ronald J. Stark	39	President—Distribution & Storage Group
John T. Romain	39	President—Energy & Chemicals Group

Arthur S. Holmes has been Chairman and Chief Executive Officer of Chart since its formation in June 1992, and reassumed the title of President in July 2002 upon elimination of Chart’s Chief Operating Officer position. Mr. Holmes served as President of ALTEC International, Inc. (n/k/a Chart Heat Exchangers Limited Partnership) from 1985 through 1989. From 1978 through 1985, he served in a variety of managerial capacities for Koch Process Systems, Inc., a predecessor of Chart Inc., most recently as Vice President-Manager of the Companies’ Gas Processing Division. Mr. Holmes is the co-inventor of the Companies’ patented Ryan/Holmes technology. He holds a BS and an MS in Chemical Engineering from Pennsylvania State University and an MBA from Northeastern University.

Michael F. Biehl has been the Chief Financial Officer and Treasurer of Chart since July 2001. Prior to joining Chart, Mr. Biehl served as Vice President, Finance and Treasurer at Oglebay Norton Company, a publicly held company that provides industrial minerals to a broad range of industries. He joined Oglebay Norton in 1992 as Corporate Controller, was promoted to Treasurer and Director of Finance in 1994, and to Vice President, Finance in 1998. Prior to joining Oglebay Norton, he worked in the audit practice of Ernst & Young, LLP in Cleveland, Ohio from 1978 to 1992. Mr. Biehl, a Certified Public Accountant, holds a BBA in Accounting from Ohio University and an MBA from Northwestern University’s Kellogg Graduate School of Management.

Charles R. Lovett has been Vice President of Manufacturing for Chart since October 2002. Mr. Lovett has served in various roles with Chart and its predecessors since 1978, including Vice President, Manufacturing, Koch Process Systems, Inc. until 1988, Vice President, Operations, AMW Industries until January 1991, President, Process Systems International, Inc. until 1994, President, Process Engineering, Inc. until 1999, and Vice President, Operations, Ferox a.s. in the Czech Republic, a non-Debtor affiliate. Mr. Lovett holds a Bachelors degree in Mechanical Engineering Technology from the University of Dayton.

Don A. Baines has been Chart’s Vice President of Treasury Services since July 2001. Since Chart’s formation in June 1992, Mr. Baines has been engaged in various roles with Chart, including Chief Financial Officer, Treasurer and Director. Since 1989, Mr. Baines has also been Chief Financial Officer of Holmes Investment Services, Inc., a management consulting firm. Additionally, from 1986 through 1992, Mr. Baines was the Chief Financial Officer of ALTEC International, Inc. (n/k/a Chart Heat Exchangers Limited Partnership). From 1976

through 1985, Mr. Baines served in a variety of managerial capacities, including Controller, in the Process/Transport Division of Trane Company. Mr. Baines is a Certified Public Accountant and holds a BBA in Accounting from St. Edward’s University, Austin, Texas.

Mark H. Ludwig has been Chart’s Vice President of Human Resources since June 2003. Mr. Ludwig joined Chart in September 1999, serving as Chart’s Corporate Director, Human Resources. Prior to joining Chart, Mr. Ludwig was Vice President, HR, Customer Service and Strategic Relationships for the Advertising Management Group from 1997 to 1999. Prior to 1997, Mr. Ludwig spent most of his career with White Consolidated Industries, Inc. in a variety of different positions in different locations. Mr. Ludwig has a BA from Michigan State University and an MBA from Ashland University.

Andrew P. Gehrlein has been Chart’s Controller and Assistant Treasurer since October 2002. Mr. Gehrlein joined Chart in March 1998, serving as Chart’s Assistant Controller and Manager of Corporate Accounting. Prior to joining Chart, Mr. Gehrlein worked in the audit practice of Ernst & Young, LLP in Cleveland, Ohio from 1992 to 1998. Mr. Gehrlein is a Certified Public Accountant and holds a BSBA in Accounting from John Carroll University.

Steven T. Shaw has served as President—Biomedical Group for the Companies since October 2002. Mr. Shaw has been employed by Chart and its predecessors for ten years in various management positions. Before joining Chart, Mr. Shaw was employed for eleven years in the automotive manufacturing and distribution business of TRW Inc. in Cleveland, Ohio. Before that, he held positions in sales and management with APS Incorporated in Houston, Texas. Mr. Shaw holds a BS in Industrial Management from Georgia Institute of Technology.

Ronald J. Stark has served as President—Distribution & Storage Group for the Companies since October 2002. From June 1999 until October 2002, Mr. Stark served as the Companies’ President of Storage Systems operations. Prior to Chart’s acquisition of MVE in 1999, Mr. Stark led MVE’s expansion from a North American company to a global business with operations in the Asia-Pacific region and Europe, as Vice President of the MVE’s industrial gas business unit. Before joining MVE in 1992, Mr. Stark held various management positions for seven years at Praxair, Inc. Mr. Stark has 17 years of experience in the industrial gas industry. Mr. Stark holds a BS in Chemical Engineering from the Rose-Hulman Institute of Technology and an MBA in Finance and Marketing from the Carlson School of Management, University of Minnesota.

John T. Romain has served as President—Energy & Chemicals Group for the Companies since October 2002. Mr. Romain has been with Chart for ten years, and prior to becoming President—Energy & Chemicals Group, served as Chart’s Controller and Chief Accounting Officer. Prior to joining Chart, Mr. Romain worked in the audit practice of Ernst & Young LLP for eight years, where he gained extensive experience providing services to oil and gas companies. Mr. Romain is a Certified Public Accountant and holds a BA in Accounting and Computer Systems from Grove City College, Grove City, Pennsylvania.

3. Management Retention and Incentive Plans

The Companies’ enhanced severance benefit plan (the “ESBP”) and retention bonus incentive plan (the “Retention Plan”) are provided to certain of the Companies’ key executives and employees selected by Chart’s compensation committee. Participants in the ESBP will receive benefits thereunder (including continuation of base salary, health and welfare benefits for a specified period of months, and payment of any determined and declared, but unpaid cash bonus) if they are terminated without cause before June 30, 2004. Participants in the Retention Plan are eligible for a bonus if they remain employed by the Companies through February 29, 2004, or if they are terminated without cause before February 29, 2004. Participants in both the Retention Plan and the Companies’ management incentive compensation program (the “Management Incentive Compensation Program”) will only receive payments under the program providing the greater payment. Any participant in the ESBP who is also party to an individual employment agreement will be entitled to severance benefits under either (but not both) the individual agreement and the ESBP.

4. Management Employment Agreements

In November 2001, Arthur S. Holmes entered into an employment agreement with Chart, pursuant to which he is employed as Chart’s Chairman and Chief Executive Officer. The agreement, which terminates in January 2006, provides for an initial annual base salary of not less than $350,000 per year (subject to annual review and discretionary increase), and for Mr. Holmes’ participation in incentive compensation and option programs and other customary employee benefits. The agreement also provides for severance benefits if Mr. Holmes (i) is discharged without cause, (ii) resigns as a result of certain material changes relating to his employment, including a significant reduction in the nature or scope of his title, authority or responsibilities, a reduction in his base salary below $350,000, a relocation of Chart’s principal executive office beyond 60 miles from his residence, material changes in his incentive compensation targets or receiving less incentive compensation for any year than the incentive compensation amount paid to any other executive officer, or (iii) resigns during the 60-day period following the first anniversary of a change in control of Chart. In these cases, the agreement entitles Mr. Holmes to a severance payment equal to the amount of base salary and bonus payments he would have received had he remained employed with Chart until the latest of (x) January 2006, (y) the first anniversary of termination of employment, or (z) the second anniversary of a change in control, if his employment terminates or is deemed to terminate on or after such change in control, which severance payments would, in each case, be based on his base salary then in effect and annual bonuses equivalent to 50% of his base salary. Under the agreement, Mr. Holmes is also entitled to continued participation in health and life insurance benefits through the latest of the dates referenced in the preceding sentence. Mr. Holmes’ agreement also contains certain customary non-competition, non-solicitation and confidentiality provisions that are operative during Mr. Holmes’ employment with Chart and for one year after termination of employment.

In October 2002, Michael F. Biehl entered into an employment agreement in connection with his employment with Chart as Chief Financial Officer and Treasurer, which superseded his prior employment agreement. Mr. Biehl’s existing employment agreement, which automatically extends on each anniversary of its execution date unless terminated in writing 60 days prior to such anniversary, provides for an annual base salary of at least $200,000 per year (subject to annual review and discretionary increase) and for Mr. Biehl’s participation in incentive compensation and option programs and other customary employee benefits established by Chart for its corporate officers. The agreement also provides for severance benefits if Mr. Biehl is discharged without cause. If Mr. Biehl is discharged without cause, the agreement entitles Mr. Biehl to (i) a severance payment, to be paid within 30 days from the termination date, equal to one year’s base salary and (ii) continued participation in medical, dental and vision benefits for one year, to the extent and level of participation immediately prior to termination. In addition, if Mr. Biehl’s employment is terminated without cause (x) within six months after a change in control of Chart, or (y) after or immediately before Chart enters into a definitive agreement with a third party resulting in a change in control, Mr. Biehl will be entitled to continued payment of his then current base salary and continued participation in medical, dental and vision benefits to the extent and level of participation immediately prior to termination until the second anniversary of such termination.

In July 2001, Don A. Baines entered into an employment agreement, supplementing his prior salary continuation agreement dated May 22, 1996, in connection with his employment as a vice president of Chart. The agreements provide for an annual base salary determined by Chart’s compensation committee and for Mr. Baines’ participation in incentive compensation and option programs and other customary employee benefits established by Chart for its corporate officers. Mr. Baines is also entitled to severance benefits if he resigns or is discharged without cause. If Mr. Baines resigns or is discharged without cause within two years after a change in control of Chart, the agreements entitle Mr. Baines to (i) payment of his annual base salary and (ii) continued receipt of health, life and retirement benefits until the earlier of the second anniversary of such change in control or Mr. Baines’ normal retirement date.

In February 2003, each of Charles R. Lovett, Steven T. Shaw and Ronald H. Stark entered into a severance agreement with Chart under the ESBP. These agreements provide for severance benefits if Mr. Lovett’s, Mr. Shaw’s or Mr. Stark’s respective employment is terminated without cause before June 30, 2004. Under their respective agreements, if their employment is terminated without cause, they are entitled to continued payment of their base salary for a period of twelve (12) months from the termination date at the higher of (i) the rate in effect immediately before the date their employment is terminated, or (ii) the rate in effect on February 6, 2003. In addition, their respective agreements entitle them to continued participation in Chart’s medical, dental and vision insurance for the twelve (12) months following the date their employment is terminated, in the event Chart terminates their employment without cause.

In February 2003, each of Mr. Ludwig and Mr. Gehrlein entered into a severance agreement with Chart under the ESBP, providing for severance benefits if their respective employment is terminated without cause before June 30, 2004. Under these severance agreements, if either Mr. Ludwig or Mr. Gehrlein is terminated without cause, he is entitled to continued payment of his base salary for a period of six (6) months from the termination date at the higher of (i) the rate in effect immediately before the date his employment is terminated, or (ii) the rate in effect on February 6, 2003. In addition, Mr. Ludwig and Mr. Gehrlein are also entitled under these agreements to continued participation in Chart’s medical, dental and vision insurance for the six (6) months following the date their respective employment is terminated without cause.

In February 2003, Michael F. Biehl, Mark H. Ludwig, Charles R. Lovett, Andrew P. Gehrlein, Steven T. Shaw and Ronald H. Stark each entered into a retention agreement with Chart under the Retention Plan. These agreements provide for incentive benefits of at least $66,667 for Mr. Biehl, $30,250 for Mr. Ludwig, $55,000 for Mr. Lovett, $28,000 for Mr. Gehrlein, $50,000 for Mr. Shaw and $64,000 for Mr. Stark, provided each remains employed by Chart through February 29, 2004, with payments being made by March 31, 2004. None of Mr. Biehl, Mr. Ludwig, Mr. Lovett, Mr. Gehrlein, Mr. Shaw or Mr. Stark is entitled to earn incentives under both his retention agreement and the Management Incentive Compensation Program. Each of their retention agreements provide that if their respective employment is terminated involuntarily without cause before February 29, 2004, the terminated employee is entitled to receive his incentive benefits.

In October 2002, John T. Romain entered into an employment agreement in connection with his employment as President of Chart’s Energy and Chemicals Group in Houston, Texas. The two-year agreement, which automatically extends for a one-year term on each subsequent anniversary of its execution date, provides for an annual base salary of at least $165,000 per year (subject to annual review and discretionary increase), certain perquisites, and for Mr. Romain’s participation in incentive compensation and option programs and other customary employee benefits established by Chart for its corporate officers. The agreement also provides for severance benefits if Mr. Romain is discharged without cause. If Mr. Romain is discharged without cause or resigns for good reason after a change in control of Chart, the agreement entitles Mr. Romain to (i) a severance payment in an amount up to two years’ base salary, (ii) continued participation in medical, dental and vision benefits for up to two years and (iii) relocation assistance back to the Cleveland, Ohio area. Mr. Romain’s agreement also contains certain customary non-competition, non-solicitation and confidentiality provisions that are operative for one year after termination of employment.

5. Business Segments and Products

Distribution and Storage. This segment supplies products for users of cryogenic liquids, a large and growing base market. The products sold by this segment are designed for the storage and transportation of gases. The Companies’ products are designed for new applications of, and new distribution technologies for, cryogenic liquids. The Companies’ Distribution and Storage products span the entire spectrum of the industrial gas market: from small customers requiring cryogenic packaged gases to large users requiring custom engineered cryogenic storage systems. Last year, sales of products and services in the Distribution and Storage segment represented 46% of the Companies’ and their non-Debtor affiliates’ total sales.

Energy and Chemicals. The Companies’ principal products within the Energy and Chemicals segment are process equipment, primarily heat exchangers, coldboxes and LNG fuel systems, which are used by major natural gas, petrochemical processing and industrial gas companies in the production of their products. Last year, sales of products and services in this segment represented 31% of the Companies’ and their non-Debtor affiliates’ total sales.

Biomedical. This segment consists of various cryogenic products, marketed to end-users of liquids and gases in the medical and biological fields. The Companies’ products in the Biomedical segment include medical oxygen, biological storage systems, MRI cryostat components and telemetry services. Last year, sales of products produced by the Biomedical segment represented 23% of the Companies’ and their non-Debtor affiliates’ total sales.

a. Distribution and Storage Product Lines

Cryogenic Bulk Storage Systems. The Companies are leading suppliers of cryogenic bulk storage systems, the size of which ranges from 500 to 100,000 gallons. Using sophisticated vacuum insulation systems placed between inner and outer vessels, these bulk storage systems are able to store and transport liquefied industrial gases and hydrocarbon gases at temperatures from -100° Fahrenheit to temperatures nearing absolute zero. Bulk storage systems sales have grown, as the demand for liquefied industrial gases and liquefied hydrocarbon gases has increased. End-use customers for the Companies’ cryogenic storage tanks include industrial gas producers, chemical producers, manufacturers of electrical components and businesses in the oil and natural gas industries. Prices for the Companies’ cryogenic bulk storage systems range from $20,000 to $500,000.

Cryogenic Packaged Gas Systems. The Companies are leading suppliers of cryogenic packaged gas systems of various sizes, ranging from 160 to 1,500 liters. Cryogenic liquid cylinders are used extensively in the packaged gas industry to allow industrial gas distributors to deliver smaller quantities of liquid to their customers on a full-for-empty basis.

The Companies have developed two new technologies in the packaged gas product area: ORCA® Micro-Bulk systems and Tri-fecta® Laser Gas assist systems. The Companies’ believe that the ORCA® Micro-Bulk systems are easier to use and more economical than high pressure or cryogenic liquid cylinders. Sales of the ORCA® Micro-Bulk system have exceeded the Companies’ expectations, and this product is a market leader. The Tri-fecta® Laser Gas assist system was developed to meet the “assist gas” performance requirements for new high powered lasers used in the metal fabrication industry. Sales of this product have also exceeded the Companies’ expectations.

Beverage Liquid CO2 Systems. This product line consists primarily of vacuum-insulated, bulk liquid CO2 containers in sizes ranging from 100 to 600 pounds of liquid CO2 storage. These products are used for beverage carbonation in restaurants, convenience stores and cinemas. In addition, the Companies manufacture and market non-insulated, bulk flavored syrup containers for side-by-side installation with the CO2 systems. The Companies have also begun to market cryogenic and non-cryogenic nitrogen dispensing systems to be used in conjunction with beverage liquid CO2 systems for the dispensing of draught beer.

Cryogenic Systems Components and Services. The Companies sell cryogenic component parts, including vacuum-insulated pipe and specialty components, which are recognized in the market for their reliability, quality and performance. Additionally, the Companies operate three repair facilities, which provide installation, service and maintenance of cryogenic products, including storage tanks, liquid cylinders, cryogenic trailers, cryogenic pumps and vacuum-insulated pipe.

b. Energy and Chemicals Product Line

Heat Exchangers. The Companies are leading designers and manufacturers of cryogenic heat exchangers. Heat exchangers progressively cool and liquefy air or hydrocarbon mixtures for the recovery or purification of component gases. In the hydrocarbon processing industries, heat exchangers enable producers to obtain purified hydrocarbon by-products, such as methane, ethane, propane and ethylene, which have various industrial and residential uses. In the industrial gas market, heat exchangers are used to obtain high purity atmospheric gases, such as oxygen, nitrogen and argon, which have numerous diverse industrial applications. Heat exchangers are customized for individual customer requirements and range in price from approximately $30,000 for a relatively simple unit to as high as $10 million for a major project.

Cold Boxes. The Companies are leading designers and fabricators of cold boxes. Cold boxes are highly engineered systems, used to reduce the temperature of gas mixtures to the point where the component gases liquefy. The liquid component gases can then be separated and purified for further use in multiple industrial, scientific and commercial applications. In the industrial gas market, cold boxes are used to separate air into its major atmospheric components, including nitrogen, oxygen and argon. These gases are used in a diverse range of applications such as the quick-freezing of food, wastewater treatment and industrial welding. The Companies’ cold box systems are also used in natural gas processing and in the petrochemical industry for the processing of hydrocarbons. Construction of a cold box generally involves packaging one or more heat exchangers and other equipment into a “box,” consisting of metal framing and a complex system of piping and valves. Cold boxes, which are designed and fabricated to order, sell in the price range of $500,000 to $10 million. The majority of cold boxes are priced between $1-2 million.

LNG Alternative Fuel Systems. NexGen Fueling® (“NexGen”) produces a variety of products used in vehicle gas fueling systems and refueling systems. These products include vacuum-insulated containers for LNG storage, cryogenic pumps and liquid dispensers, as well as LNG and liquid/compressed natural gas refueling systems. Customers for centrally-fueled fleets of vehicles powered by natural gas include metropolitan transportation authorities, refuse haulers and heavy-duty truck fleets.

Stainless Steel Tubing. Greenville Tube produces small diameter stainless steel tubing for sale to distributors. Greenville Tube focuses on manufacturing custom sizes and smaller production runs, which management believes gives Greenville Tube a competitive advantage in providing a superior quality product, while meeting customer demands for dependable, fast delivery.

The Companies are in the process of negotiating a sale of substantially all the assets of Greenville Tube. If the sale is consummated, the Companies will cease producing stainless steel tubing for resale. See Section II.C.17—“General Information—Overview of Business Operations—Recent Asset Sales.”

c. Biomedical Product Lines

Medical Oxygen. This product line is comprised of a limited range of medical respiratory products used for the in-home supplemental oxygen treatment of patients with chronic obstructive pulmonary diseases (such as bronchitis, emphysema and asthma). These products include liquid oxygen systems, ambulatory oxygen systems and oxygen concentrators.

Biological Storage Systems. The Companies produce biological storage systems, which consist of vacuum-insulated containment vessels for the storage of biological materials. The Companies sell these systems to medical laboratories, pharmaceutics facilities, research facilities, blood and tissue banks, veterinary laboratories and large-scale repositories, as well as to artificial insemination practitioners in the beef and dairy industry, among others.

MRI Cryostat Components. The Companies produce certain essential components of MRI equipment, which they sell to General Electric Company (“GE”). The major components of the MRI assembly are a series of concentric thermal shields and a supercooled electromagnet immersed in a liquid helium vessel (a “cryostat”) that maintains a constant, extremely low temperature (4° Kelvin;-452° Fahrenheit) to achieve superconductivity. At their Denver, Colorado facility, the Companies manufacture large cryostats, various cryogenic interfaces, electrical feed-throughs and various other MRI components.

Telemetry Products. CoolTel, Inc. (“CoolTel”) provides distribution routing data to distributors of home health care oxygen and distributors of beverage carbon dioxide (“CO2”). This service allows distributors to lower their costs, which can give them a competitive advantage in supplying liquid oxygen and liquid CO2. Chart expects that as this product gains market visibility, it will expand into other areas of liquid distribution (such as micro-bulk industrial gases).

6. Product Development and Production

Engineering and Product Development. The Companies’ engineering and product development activities are focused on developing and improving equipment for the users of cryogenic liquids. The Companies’ engineering, technical and marketing employees actively assist customers in identifying their needs and developing appropriate products to meet those needs. Portions of the Companies’ engineering expenditures are typically charged to customers, either as separate items or as components of product cost.

Patents and Trademarks. The Companies own many patents, trademarks and licenses related to their businesses. However, they do not believe that any one or related group of them is so essential, that its expiration or termination would materially and adversely affect their businesses. In general, the Companies depend upon technological capabilities, manufacturing quality control and application of know-how, rather than patents or other proprietary rights, to conduct their businesses.

Raw Materials and Suppliers. The Companies manufacture most of the products they sell. The raw materials used in manufacturing include aluminum sheets, bars, plate and piping, stainless steel strip, heads, plate, piping, valves and gauges, palladium oxide, carbon steel heads and plate and nine percent nickel steel heads and plate. Commodity metals used by the Companies have experienced fluctuations in price, but the Companies have generally passed such price increases along to their customers. The Companies do not foresee any acute shortages of any raw materials that would have a material adverse effect on their operations.

7. Marketing Strategy

The Companies market their products and services worldwide, using approximately 115 sales and marketing personnel and independent sales representatives and distributors. The technical and custom-design nature of the Companies’ products requires a professional, highly trained sales force. Each salesperson and sales representative develops a specialized knowledge of one product or group of products within a business segment. In addition, the salespeople and certain independent sales representatives sell a variety of the Companies’ products from different business segments to a single market. The Companies use independent sales representatives and distributors to market products and services in certain foreign countries that the Companies serve, as well as certain North American markets. These independent sales representatives supplement the Companies’ direct sales force in dealing with language and cultural matters. The Companies’ domestic and foreign independent sales representatives earn commissions on sales, which vary by product type.

Distribution and Storage. The Companies’ plans for the Distribution and Storage segment in 2003 include focusing marketing resources on high-growth segments such as MicroBulk, Lasers, and Inductively Coupled Plasma. The sales force will be focused on the top fifty customers. The Companies plan to continue to grow the mixed gas dispense CarboDrought product line that was launched in 2002, as well as updating and launching the entire beverage CO2 product line. The Companies are striving to maintain and grow its leading position with international gas producers in China, along with increasing market share in southern Europe

Energy and Chemicals. In the Energy and Chemicals segment, the Companies are working to strengthen their relationships with their major customers. The Companies continue to work with project owners to be “specified” for more projects. The increased awareness of the need to reduce diesel fuel emissions presents growth opportunities for NexGen, whose business is based on natural-gas powered trucks, buses, etc. The long-term strategy for this segment includes cost reductions, strengthening of offerings to natural gas producers, building hydrogen capabilities, pursuing additional LNG base load customers, pursuing gas-to-liquid opportunities, and continuing profitable growth.

Biomedical. The Companies focus their marketing strategy for their medical oxygen products line on product performance, reliability, ease of service and price. They market their biomedical storage systems through a range of channels, including highly specialized cryogenic storage systems providers, general supply and catalog distribution operations and breeding service providers. The Companies’ plans for the Biomedical segment include focusing on market penetration through label marketing, and increasing customer contact through the Companies’ U.S. integrated direct sales organization. More new product launches are planned for this segment in the coming years. Historically, competition in the biomedical storage system market has been focused on design, reliability and price. The Companies believe that their understanding of the end-user’s applications and concerns enable them to sell a “total value” package.

8. Market and Customers

Market Overview. The Companies have focused their sales and product development on end-users of cryogenic liquids, and their equipment is used by customers in many different markets. These markets include beverage bottling and dispensing, alternative transportation fuels, biomedical research, medical test equipment, home healthcare and electronics testing. The Companies have reduced the effect that fluctuations in the industrial gas and hydrocarbon markets have on their profitability by selling their products to this wide variety of markets.

Management believes that the global expansion of the industrial gas and hydrocarbon processing markets presents attractive opportunities for growth, despite the cyclicality of those markets. Principal sources of the Companies’ international business have traditionally been (i) their large domestic-based customers, who are aggressively expanding into international markets, and (ii) large foreign-based companies with significant U.S. operations. In 2002, approximately 33 percent of the Companies’ and their non-Debtor affiliates’ sales were destined for use at job sites outside the United States, compared to 34 percent in 2001 and 33 percent in 2000.

Industrial Gas Market. Industrial gas is the Companies’ largest market. The top world producers of industrial gases have been among the Companies’ largest customers for each of the last three years. Producers of industrial gases separate atmospheric air into its component gases using cryogenic processes. The resultant liquid gases are then stored and transported for ultimate use by a wide variety of customers in the petrochemical, electronics, glass, paper, metals, food, fertilizer, welding, enhanced oil recovery and medical industries. Industrial gas producers use heat exchangers and cold boxes to produce liquid gases. Cryogenic tanks and components, including pumps, valves and piping, are also used to store, transport and distribute liquid gases.

Hydrocarbon Processing Market. The hydrocarbon processing market consists of petrochemical and natural gas processors. Natural gas processing involves the separation and purification of natural gas. This processing produces liquid gas end products (such as methane, ethane, propane and butane), and by-products (such as helium), which have numerous commercial and industrial applications. In the petrochemical industry, cryogenic separation and purification processes are required to produce ethylene (the basic building block of plastics), propylene and numerous other primary hydrocarbons having industrial uses. Like the industrial gas market, the hydrocarbon processing market uses a variety of the Companies’ cryogenic products to separate, purify, store and distribute gases. Major customers for the Companies’ products in the hydrocarbon processing markets are large multinational firms in the oil and gas industry and large engineering and construction concerns.

Customers. In 2002, the Companies and their non-Debtor affiliates made 41 percent of their sales to their top ten customers. The Companies’ sales to particular customers fluctuate from period to period. In 2002, approximately 33 percent of the group’s sales were destined to be used in foreign countries. The Companies’ customers are spread across the industrial gas, hydrocarbon and chemical processing industries in several countries. The Companies’ management has established certain credit requirements that its customers must meet before sales credit is extended. The Companies monitor the financial condition of their customers to help ensure collections and to minimize losses. For certain domestic and foreign customers, the Companies require customer advances, letters of credit and other such guarantees of payment. Certain customers require the Companies to issue letters of credit or performance bonds, particularly in instances where customer advances are involved. The Companies believe that their relationships with their customers are generally good, but have been strained by the Companies’ current leverage situation and the delays in completing a restructuring of the Existing Credit Facilities.

Major customers for the Companies’ heat exchangers in the industrial gas market include Air Liquide, Air Products, Linde/BOC, MG Industries and Praxair. In the hydrocarbon processing market, major customers include

BP Amoco/Arco, Exxon/Mobil, Chevron/Texaco, Conoco/Phillips and contractors such as ABB Lummus, Bechtel and Kellogg, Brown and Root. Principal customers for the Companies’ cold boxes include Air Liquide, ABB Lummus, BP Amoco/Arco, Bechtel, Lurgi, Stone and Webster, and Kellogg, Brown and Root. The Companies’ main customers for cryogenic systems and components are their heat exchanger and cold box customers in the industrial gas and hydrocarbon processing industries. Global industrial gas producers, including Air Liquide, Air Products and BOC, as well as North American market industrial gas distributors such as Airgas, are the principal customers for the Companies’ cryogenic bulk storage systems and cryogenic packaged gas systems.

The Companies’ beverage liquid CO2 systems are sold to food franchisers, soft drink companies and CO2 distributors. Their mixed gas dispense systems serve a major share of the beverage market in the United Kingdom, and the Companies are leading the market penetration of these systems in North America. The Companies currently sell all of their MRI cryostats to GE, a leading worldwide manufacturer of MRI equipment. The Companies market their medical oxygen product line to home healthcare providers and medical equipment dealers.

9. Growth Strategy

Management anticipates that demand for the Companies’ products will increase over the next several years. The Companies have developed initiatives to pursue multiple new products, focused on the end-user equipment markets for low-temperature and cryogenic liquids. Considerable market potential exists for the use of LNG as a vehicle fuel and in power generation. The Companies anticipate growth for products and services used by distributors, fueled by customer migration from high pressure cylinders to micro bulk distribution. This shift should increase sales of the Companies’ telemetry services and other products which improve distribution logistics.

The Companies believe that they are well positioned to benefit from current developments in the industrial gas industry. Global industrialization and heightened environmental standards are expected to result in greater demand for high purity industrial gases, which are usually produced, stored and distributed in a cryogenic state. The mergers of several global industrial gas producers and distributors have temporarily reduced the demand for the new process and distribution equipment that the Companies sell. Additionally, the continued worldwide slowdown experienced by the manufacturing sectors of the industrialized world and the further reductions in capital expenditures in the consolidating global industrial gas industry have decreased orders in the Distribution and Storage Segment. However, the Companies believe that because the industrial gas markets are under pressure to increase their efficiency, there will be renewed demand for newer equipment and increased service of existing equipment.

In the energy and chemicals markets, management expects strong domestic and international growth, stemming in part from increased global natural gas and ethylene production. Oil producing countries are newly committed to capturing and marketing flared methane that previously was a waste product of the crude oil production process. This increased availability of economically priced hydrocarbons is expected to result in greater demand for equipment to liquefy, process and transport these gases. Management anticipates the return of demand for its heat exchangers in 2003, resulting substantially from this increased activity in the petrochemical and natural gas segments of the hydrocarbon processing market. In particular, management believes that the continuing efforts by petroleum producing countries to make better use of stranded natural gas and previously flared gases and to broaden their industrial base, present a promising source of demand for the Companies’ heat exchangers and cold box systems. Demand for heat exchangers in developed countries is expected to continue as firms upgrade their facilities for greater efficiency and regulatory compliance.

The Energy and Chemicals segment showed a significant increase in orders in 2002. Strengthening of the worldwide hydrocarbon market, as evidenced by the large order received in 2002 from Bechtel for additional phases of the Trinidad LNG project, led this resurgence in orders. The Companies expect this trend in demand to continue in 2003.

During 2002, the Biomedical segment continued its recent annual trend of increasing order performance primarily fueled by strong demand for MRI and medical products. The Companies expect strong medical products demand to continue throughout 2003, and the Companies have increased their focus on this business segment.

10. Competition

The Companies are leading competitors in the industry and they compete effectively on a worldwide scale. Competition is based primarily on performance and the ability to provide the design, engineering and manufacturing capabilities required in a timely and cost-efficient manner. Contracts are usually awarded on a competitive bid basis. Quality, technical expertise and timeliness of delivery are the principal competitive factors within the industry. Price and terms of sale are also important competitive factors. Because reliable market share data is not available, it is difficult to estimate the Companies’ exact market position, although the Companies believe they rank among the leaders in each of the markets they serve.

The Companies’ principal competitors for heat exchangers are Linde, Sumitomo, Kobe and Nordon. Management believes that the Companies are the only producer of large brazed aluminum heat exchangers in the United States, and that they lead the global heat exchanger market.

The Companies compete with a number of suppliers of cryogenic components and systems, which are used by purchasers of heat exchangers and coldboxes. These competitors include Cryogenic Industries, CCI and Acme Cryogenics. Competitors for fabrication of cold boxes include Linde, Air Products and many smaller fabrication-only facilities around the world. On a worldwide basis, the Companies compete primarily with Harsco in the markets for cryogenic bulk storage systems and cryogenic packaged gas systems. The Companies also compete in the European and Asian markets for cryogenic bulk storage systems with several suppliers owned by global industrial gas producers.

Competition for LNG fueling and storage systems is based primarily on product design, customer support and service, dependability and price. Although there are alternatives to LNG as a fuel, the Companies are not aware of any viable alternatives to vacuum-insulated containers for LNG fueling and storage systems.

The Companies’ primary competitors for its bulk liquid CO2 beverage delivery systems are producers of high-pressure gaseous CO2 systems and sellers of bulk liquid CO2 beverage systems. The Companies’ primary competitor for medical oxygen products is Puritan-Bennett, a division of Tyco. While liquid oxygen is believed to offer greater long-term therapeutic benefits than alternative oxygen delivery systems, the Companies’ liquid oxygen systems also compete with oxygen concentrators and high-pressure oxygen cylinders for this market. Additionally, while the Companies have few competitors for biological storage systems, there are alternative products to vacuum insulated containment vessels, including mechanical, electrically powered refrigeration.

While numerous manufacturers of stainless steel tubing compete with Greenville Tube, Greenville Tube competes primarily on the basis of service rather than price, and directs its production and marketing efforts principally towards customers relying on prompt delivery.

11. Employees

The Companies have approximately 1,330 employees. These employees consist of approximately 460 salaried, 400 union hourly and 470 non-union hourly employees. The salaried employees included approximately 100 engineers and draft-persons and 360 other professional, technical and clerical personnel.

The Companies have a defined contribution savings plan that covers most of their employees. The Companies’ contributions to the plans are based on employee contributions and the level of the Companies’ match and discretionary contributions. The Companies’ contributions to the defined contribution savings plan are currently made in cash. Expenses under the plans totaled $1.77 million for the year 2002. The Companies presently make contributions to two union supported multi-employer pension plans resulting in an expense of $235,000 in 2002. The Companies also have four defined benefit pension plans covering certain hourly and salary employees. The defined benefit plans provide benefits based primarily on the participants’ years of service and compensation. The Companies’ funding policy is to contribute at least the minimum funding amounts required by law. Plan assets consist primarily of listed common stocks and bonds. As of December 31, 2002, the Companies’ defined benefit plans held 250,549 shares of Old Chart Common Stock. The Companies’ pension expense decreased slightly in 2002, primarily because the Companies closed several facilities, and reduced the number of plan participants. The Companies’ pretax defined benefit pension expense in 2002 was approximately $1.6 million. The Companies currently expect that their pension expense for their defined benefit plans in 2003 will be approximately the same amount as for 2002. The Companies also provide a regular severance benefit plan to certain of their non-union employees, which may be terminated or amended at any time by Chart’s board of directors. Severance benefits provided under the ESBP are intended to augment (but not duplicate) benefits provided under the Companies’ regular severance benefit plan. See Section II.C.4—“General Information—Overview of Business Operations—Management Employment Agreements.”

Certain of the Companies are parties to three collective bargaining agreements. The agreement with the International Association of Machinists and Aerospace Workers, which covers approximately 175 employees at the Companies’ La Crosse, Wisconsin heat exchanger facility, expires on February 3, 2004. The agreement with the International Brotherhood of Boilermakers, Iron Ship Builders, Blacksmiths, Forgers and Helpers, which covers approximately 35 employees at the Companies’ Plaistow, New Hampshire facility, expires August 31, 2003. The agreement with the United Steel Workers, which covers approximately 185 employees at the Companies’ New Prague, Minnesota facility, expires January 15, 2006. Since the acquisition of each of their operating units, the Companies have not had any work stoppages or strikes. The Companies believe that their employee relations are good.

12. Environmental Matters

The Companies’ operations involve, and have involved, the handling and use of substances, such as various cleaning fluids used to remove grease from metal, that are subject to federal, state and local environmental laws and regulations. These regulations impose limitations on the discharge of pollutants into the soil, air and water, and establish standards for their handling, management, use, storage and disposal. The Companies monitor and review their procedures and policies for compliance with environmental laws and regulations. Management is familiar with these regulations, and supports an ongoing program to maintain the Companies’ adherence to required standards.

The Companies are involved with environmental compliance, investigation, monitoring and remediation activities at certain of their operating facilities, and, except for these continuing efforts, believe they are currently in substantial compliance with all known environmental regulations. The Companies accrue for certain environmental remediation-related activities for which commitments or remediation plans have been developed and for which costs can be reasonably estimated. These estimates are determined based upon currently available facts regarding each facility. Actual costs incurred may vary from these estimates due to the inherent uncertainties involved. Future expenditures relating to these environmental remediation efforts are generally expected to be made over the next ten years as ongoing costs of remediation programs. Although the Companies believe they have adequately provided for the cost of all known environmental conditions, the applicable regulatory agencies could insist upon different and more costly remediative measures than those the Companies believe are adequate or required by existing law. The Companies believe that any additional liability in excess of amounts accrued which may result from the resolution of such matters will not have a material adverse effect on the Companies’ financial position, liquidity, cash flows or results of operations.

13. Properties

The Companies occupy 23 principal facilities totaling approximately 1.3 million square feet, with the majority devoted to manufacturing, assembly and storage. Of these manufacturing facilities, approximately 991,000 square feet are owned and 345,000 square feet are occupied under operating leases. The Companies consider their manufacturing facilities more than sufficient to meet their current and planned operational needs. Chart leases approximately 11,400 square feet for part of its corporate offices in Cleveland, Ohio. The Companies’ owned facilities are subject to mortgages securing the Existing Credit Facilities.

The following are the principal facilities owned or leased by the Companies:

Location	Segment	Sq. Ft.	Ownership	Use
Burnsville, Minnesota	Biomedical	91,700	Owned	Manufacturing/Office
Denver, Colorado	Biomedical	109,000	Owned	Manufacturing/Office
Plaistow, New Hampshire	Distribution & Storage	164,400	Owned	Manufacturing/Office
Canton, Georgia	Distribution & Storage	138,000	Owned	Manufacturing/Office
Denver, Colorado*	Distribution & Storage	124,300	Leased	Manufacturing/Office
Houston, Texas	Distribution & Storage	22,000	Leased	Manufacturing
Holly Springs, Georgia	Distribution & Storage	6,000	Leased	Manufacturing
New Prague, Minnesota	Distribution & Storage	200,000 15,000 6,000 16,000 8,000	Owned Owned Owned Leased Owned	Manufacturing Manufacturing Manufacturing Office Manufacturing
Columbus, Ohio *	Distribution & Storage	46,200	Leased	Manufacturing/Office
Costa Mesa, California *	Distribution & Storage	42,000	Leased	Manufacturing/Office
Lonsdale, Minnesota	Distribution & Storage	13,500	Leased	Manufacturing/Office
Changzhou, China	Distribution & Storage	21,500	Leased	Manufacturing/Office
Olathe, Kansas*	Distribution & Storage	9,000	Leased	Manufacturing
La Crosse, Wisconsin	Energy and Chemicals	149,000	Owned	Manufacturing/Office
Westborough, Massachusetts	Energy and Chemicals	18,500	Leased	Office
Houston, Texas	Energy and Chemicals	13,100	Leased	Office
Clarksville, Arkansas*	Energy and Chemicals	110,000	Owned	Manufacturing/Office
Greenville, Pennsylvania*	Energy and Chemicals	2,100	Leased	Office
Cleveland, Ohio	Corporate Headquarters	11,400	Leased	Office

*	Recently closed, or subject to closure and/or sale.

14. Recent Facility Closures

During the first quarter of 2003, the Companies closed two of their European facilities, consolidating their operations with those of their remaining facilities. In February 2003, the Companies made a public announcement pursuant to German law, that Chart Europe would close its sales and warehouse operation in Solingen, Germany and cease all business activity. Chart Europe’s operations have been consolidated with those of Chart Biomedical Limited and Ferox GmbH, which are non-Debtor affiliates of the Companies, operating in Europe. After the expiration of the one-year waiting period required under German law, Chart Europe will be dissolved in the first quarter of 2004.

In March 2003, the Companies completed the closure of the Wolverhampton, United Kingdom facility, operated by CHEL. As discussed in “Legal Proceedings” below, CHEL is currently in administration in the United Kingdom.

15. Legal Proceedings

IHS. Chart and one or more of its operating units (the “IHS Defendants”) have been named as defendants in several pending civil cases related to an accident occurring on December 7, 2000 at a nursing home outside Dayton, Ohio. A nitrogen tank was connected to the nursing home’s oxygen system resulting in the immediate death of four elderly patients and injuries to three additional patients from inhaling the nitrogen. The seven claims originally filed against the IHS Defendants in these cases include negligence, strict product liability, failure to warn, negligence per se, breach of warranty, punitive damages, wrongful death, loss of consortium and negligent infliction of emotional distress. The allegations underlying the claims include defective or deficient manufacture, construction, design, labeling, formulation and warnings with regard to a cylinder. Certain co-defendants were criminally indicted in this matter. The IHS Defendants, however, have not been so indicted. The court originally granted stays in all of these cases pending the outcome of the criminal charges. The trial in the criminal matter of State of Ohio vs. BOC Gases, et al., was heard in May 2002. The trial lasted three days and resulted in a directed verdict in favor of the defendants. A second criminal trial, State of Ohio vs. I.H.S. Carriage-by-the-Lake, concluded in October 2002.

I.H.S. Carriage-by-the-Lake, Inc. (“IHS”) plead guilty to four counts of involuntary manslaughter. IHS was fined $60,000 and ordered to undergo a three-year court-ordered operational change. The IHS Defendants have been dismissed from three of the civil cases. The four remaining plaintiffs, however, have advised that they intend to pursue discovery before considering dismissal of claims against the IHS Defendants. The plaintiffs in the remaining four open cases are seeking, in total, $15.0 million in compensatory damages, $15.0 million in punitive damages, $2.0 million for loss of consortium damages, prejudgment and post-judgment interest and costs and fees from the IHS Defendants and other defendants named in the claims. These four remaining cases have been settled with the other defendants. While the IHS Defendants are open to the possibility of good faith settlement negotiations, they are vigorously defending all of these cases and have filed their answers, denied all liability and cross-claimed for contribution from certain co-defendants. Additionally, the IHS Defendants believe that the claims made against them are the most tenuous of the claims made against the defendants in the action.

CHEL. On March 28, 2003, CHEL filed for voluntary administration under the U.K. Insolvency Act 1986. CHEL’s application for voluntary administration was approved on April 1, 2003, and an administrator was appointed. Effective March 28, 2003, Chart recorded a non-cash impairment charge of $13.68 million to write off its net investment in CHEL.

CHEL’s net pension plan obligations have increased significantly, primarily due to a decline in plan asset values and interest rates, resulting in a plan deficit as of March 2003. Based on Chart’s present financial condition, it has determined not to advance funds to CHEL in amounts necessary to fund CHEL’s obligations. CHEL does not have the necessary funds to enable it to fund its net pension plan deficit, pay remaining severance due to former employees or pay other creditors of CHEL. As a result, the trustees of the CHEL pension plan requested a decision on wind-up of the plan from a United Kingdom pension regulatory board, which approved the wind-up of the plan as of March 28, 2003. Included in the impairment charge of $13.68 million is an estimate of certain potential liabilities, including an estimate of CHEL’s net pension plan deficit. An analysis of the pension plan’s net deficit on a wind-up basis is currently in process, and accordingly, adjustments to amounts provided may be required in subsequent periods.

At the present time, the Companies are unable to determine the financial impact of the April 1, 2003 approval of insolvency administration for CHEL and the related wind-up of CHEL’s United Kingdom pension plan. The Companies can provide no assurance that claims will not be asserted against them for obligations of CHEL related to these matters. To the extent the Companies have significant financial obligations as a result of CHEL’s insolvency and the pension plan wind-up, such liability would have a material adverse impact on their liquidity and financial position absent a resolution of these obligations in the Chapter 11 Case.

Other. The Companies are parties to other legal proceedings incidental to the normal course of their businesses. Based on the Companies’ historical experience in litigating these actions, as well as their current assessment of the underlying merits of the actions and applicable insurance, management believes that the final resolution of these matters will not have a material adverse affect on the Companies’ financial position, liquidity, cash flows or results of operations.

16. Acquisition of MVE

On April 13, 1999, Chart acquired MVE Holdings, Inc. (“MVE”), a leading manufacturer of vacuum-insulated containment vessels and equipment for storing, transporting and using cryogenic liquids. To accomplish this acquisition, Chart paid approximately $9.2 million in cash ($2.2 million net of cash acquired) for MVE’s common stock and redeemed MVE’s preferred stock for approximately $74.6 million. Chart also paid approximately $156.1 million to retire MVE’s existing debt obligations and complete a tender offer and consent solicitation for the 12.5% senior secured notes due 2002 issued by a subsidiary of MVE. Chart financed this acquisition with proceeds from the Existing Credit Agreement.

17. Recent Asset Sales

In April 2003, the Companies closed two small asset sales. The Companies sold one of their lines of cryopumps, known as “CTI Torr Master Product Line,” to PHPK Technologies for $1 million. The assets sold included tangible personal property, inventory, contracts, customer funds, customer and vendor records, business books and records, warranties and guarantees, licenses, permits and design, as well as engineering work product and drawings.

The Companies also sold certain assets relating to the manufacture of cryogenic valves and actuators to Acme Cryogenics, Inc. (“Acme”) for a gross purchase price of $1 million cash and a $300,000 credit for the purchase of valves and actuators from Acme within twelve (12) months from the closing date. If the Companies do not purchase $300,000 worth of valves and actuators within that time period, they have the option to either (i) receive the unused amount of the credit, in cash on the first anniversary of the closing date, or (ii) to continue to utilize the remaining balance of the $300,000 credit to purchase valves and actuators in the ordinary course of business until such credit is exhausted, provided that the entire $300,000 credit must be used by April 11, 2008. The assets sold to Acme included tangible personal property, inventory, contracts, orders, deposits, customer records, business books and records, warranties and guarantees, and a certain trademark license agreement.

The Companies are negotiating a definitive agreement to sell certain of Greenville Tube’s assets in Greenville, Pennsylvania and Clarksville, Arkansas for a gross sales price of approximately $15.5 million. The Companies expect that after a definitive agreement is reached, the sale transaction will close in late June or early July 2003. In connection with the sale, the Companies are in the process of negotiating an amendment to the Existing Credit Agreements, extending the deadline permitted by prior amendments for the sale of these assets and providing for the application of the sale proceeds. See Section II.C.5—“General Information—Overview of Business Operations—Business Segments and Products” for more information about Greenville Tube. See also Section II.D.1—“General Information—Capital Structure of the Companies—The Existing Credit Facilities.”

18. Marketing of the Companies

In consultation with their financial advisors, Candlewood Partners LLC (“Candlewood”), the Companies have recently undertaken a thorough marketing effort in order to locate qualified potential purchasers for their businesses in order to maximize returns to all creditors and Interest holders. The Companies, assisted by Candlewood, contacted more than 300 potential financial and strategic buyers, that they believed might have an interest in acquiring their businesses. The Companies also made financial and legal due diligence information available to provide potential bidders access to pertinent information needed to conduct their due diligence reviews. The Companies had also previously marketed their businesses to potential equity investors and other sources of junior capital. See Section II.F—“General Information—Background of the Restructuring.” As of the date of this Disclosure Statement, the Companies have not received a purchase offer that represents an Alternative Transaction.

19. Accompanying Financial Data

The financial data contained in the Companies’ Audited Financial Statements as of December 31, 2002 and for each of the prior three years in the period ended December 31, 2002 is attached as Exhibit B to the Disclosure Statement.

D. Capital Structure of the Companies

1. The Existing Credit Facilities

Chart is the borrower under, and the other Companies are guarantors under, the Existing Credit Facilities. The outstanding indebtedness under the Existing Credit Facilities (the “Existing Indebtedness”) as of June 18, 2003 is comprised of $213.7 million in principal amount under the term loans, $42.1 million in principal amount under the revolving loans, and $6.2 million in accrued interest and fees. The Companies’ obligations under the Existing Credit

Facilities include $15.9 million on account of outstanding letters of credit and bank guarantees. The Existing Indebtedness, letters of credit and bank guarantees are secured by substantially all of the Companies’ assets.

The Existing Credit Facilities provide for scheduled reductions in the revolving loan portions of the Existing Indebtedness. The maximum commitment in revolving credit under the Existing Credit Agreement and Incremental Revolvers was originally $50 million and $10 million, respectively. The revolving credit commitments under the Existing Credit Agreement and the Incremental Revolvers terminate on March 31, 2005, and June 30, 2003, respectively. As of March 31, 2003, the commitments were $48,967,000 and $9,793,000 under the revolving credit lines of the Existing Credit Agreement and the Incremental Revolvers, respectively. Principal due on the term loans under the Existing Credit Agreement is to be amortized over the term of the loans, and the latest maturity date for term loans is March 31, 2006.

Loans under the Existing Credit Facilities bear interest at rates equal to either the prime rate or LIBOR plus incremental margins. The incremental margins vary based on Chart’s financial position and are currently 3.25% and 3.75% with respect to the prime rate, and 4.25% and 4.75% with respect to LIBOR. Chart entered into two interest rate derivative contracts to manage interest rate risk exposure relative to the term loan portions of the Existing Credit Facilities. One of these contracts terminated and was settled on June 28, 2002. The other collar, covering approximately $27.8 million of the debt outstanding as of March 31, 2003, terminates in March 2006.

The Existing Credit Facilities were amended as of March 15, 2002 (the “March 2002 Amendments”) to (i) modify certain covenants until March 31, 2003, (ii) defer approximately $25,747,000 of term loan amortization payments from scheduled payment dates in 2002 to 2005, and (iii) extend the maturity of the Incremental Revolvers until March 31, 2003 (which date was subsequently extended in later amendments). The March 2002 Amendments resulted in an increase in interest rates of 0.25 percent, the addition of a financial covenant, and scheduled reductions in the commitment amounts of the revolving credit lines of the Existing Credit Facilities. The March 2002 Amendments also required Chart to prepay borrowings under the Existing Credit Facilities in an aggregate amount of at least $75 million (the “Minimum Prepayment Amount”) from the net proceeds of new sources of capital, including any equity investments or asset sales. Under the March 2002 Amendments, if Chart failed to pay the Minimum Prepayment Amount by September 30, 2002, interest rates on outstanding amounts would increase by 0.25 percent, increasing by an additional 0.25 percent each quarter that the Minimum Prepayment Amount was not made, up to a maximum increase of 0.75 percent. Chart has not paid the Minimum Prepayment Amount.

The Existing Credit Facilities were further amended as of November 22, 2002 to permit and facilitate the closure of CHEL’s engineering and manufacturing facility in Wolverhampton, England, and to make related changes as part of Chart’s operational restructuring program. See Section II.C.15—“General Information—Overview of Business Operations—Legal Proceedings.”

Chart’s failure to comply with certain financial covenants caused it to be in default under the Existing Credit Facilities as of December 31, 2002. During the first quarter of 2003, Chart again defaulted when (i) it failed to timely make certain principal payments and (ii) CHEL commenced insolvency proceedings in the United Kingdom. See Section II.C.15—“General Information—Overview of Business Operations—Legal Proceedings.” Chart and the Senior Lenders amended the Existing Credit Facilities as of April 2, 2003, to defer certain debt payments and to provide for a waiver of existing defaults through April 30, 2003. The April 2, 2003 amendment also provided that the waiver of defaults and deferral of debt payments would be extended until June 30, 2003, if Chart and the Senior Lenders agreed upon a restructuring plan reflected in a term sheet satisfactory to the Senior Lenders by April 30, 2003. In this amendment, the Senior Lenders approved certain small asset sales, the proceeds of which were to be used to make interest payments on the Existing Credit Facilities, pay restructuring-related costs, and fund working capital needs.

On April 30, 2003, Chart reached an agreement in principle with the Senior Lenders on the Restructuring, and Chart and certain of the Senior Lenders entered into lockup agreements (the “Lockup Agreements”), pursuant to which certain Senior Lenders agreed to vote in favor of the Plan, subject to the conditions set forth therein, and consistent with the terms of a term sheet, attached as Exhibit A thereto (the “Plan Term Sheet”). The Senior Lenders party to the Lockup Agreements agreed for a limited time period, and subject to the conditions set forth therein, not to accelerate any indebtedness under the Existing Credit Facilities or pursue any rights or remedies under such agreements or otherwise.

The Plan Term Sheet sets forth the principal terms of the Lender Settlement, including the DIP Facility, the New Credit Agreements and the restructuring of the indebtedness under the Existing Credit Facilities. These terms include, among other things:

•	The extension of $40 million in revolving credit under the DIP Facility Agreement, with a $30 million sub-limit for letters of credit. The DIP Facility is further described in Section IX.A—“Financing During and After the Chapter 11 Case—The DIP Facility.”

•	On the Consummation Date, all indebtedness under the DIP Facility will become indebtedness under the New Revolver Credit Agreement, which will also provide $40 million in revolving credit (with a $30 million sub-limit for letters of credit) on the Consummation Date, with annual interest and fees as described in Section IX.C.2—“Financing During and After the Chapter 11 Case—Exit Financing—The New Revolver Credit Agreement.”

•	Deemed issuance of a $120 million term loan, deemed funded on the Consummation Date, with an annual interest rate of LIBOR plus 350 basis points. Principal will be amortized in installments over six years, as further described in Section IX.C.1—“Financing During and After the Chapter 11 Case—Exit Financing—The New Term Credit Agreement.”

•	Issuance of New Common Stock to be distributed to the Senior Lenders and holders of Old Chart Common Stock. The Senior Lenders will receive 5,059,064 shares and the holders of Old Chart Common Stock will receive 266,267 shares. See Section XI.A.—“Securities to be Issued in Connection with the Plan—Description of Securities to be Issued.”

•	Issuance of New Warrants to the holders of Old Chart Common Stock, exercisable for the acquisition of up to 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants). See Section XI.A.—“Securities to be Issued in Connection with the Plan—Description of Securities to be Issued.”

In addition, the Plan Term Sheet provides that the Companies may continue to solicit, consider and negotiate alternative transactions with third parties at any time prior to the Confirmation Date. If Chart’s board of directors determines in its business judgment that an alternative proposal to acquire the Companies meets certain criteria, including that it is more favorable to creditors and Interest holders than the Plan such that it is an Alternative Transaction, the Companies may enter into such transaction. The Companies are obligated to notify the Agent of any proposed Alternative Transaction. See Section II.C.18—“General Information—Overview of Business Operations—Marketing of the Companies” and Section XIV.B—Alternatives to Confirmation and Consummation of the Plan—Alternative Plan(s); Revocation; Withdrawal or Non-Consummation.” A proposed Alternative Transaction could materially change the financial projections, going-concern enterprise valuation and other statements made herein. This Disclosure Statement provides information based solely on the facts and circumstances known at this time with respect to the Plan, and would not be accurate with respect to any alternative plan of reorganization.

The Plan Term Sheet also provides for the establishment of an escrow fund in the amount of $1 million to be used to reimburse and pay amounts incurred by Chart’s directors and certain of its senior officers for which Chart has indemnification and reimbursement obligations, as well as to fund certain insurance coverage litigation, if any. Generally, the escrow funds can be applied only if Chart does not satisfy its indemnification and reimbursement obligations to such directors and officers and the applicable amounts incurred are not covered by Chart’s insurance policies, or if insurance coverage litigation is pursued, subject to the terms and conditions of the escrow agreement. Unless earlier terminated pursuant to the terms of the escrow agreement, on the Consummation Date any unused amounts in the escrow will be returned to the Senior Lenders who funded it.

In connection with their agreement in principle on the Restructuring, the Companies and the Senior Lenders again amended the Existing Credit Facilities as of April 30, 2003. In this amendment, the Senior Lenders agreed to: (i) extend the waiver of existing identified defaults and covenant violations to June 30, 2003, and (ii) further defer until June 30, 2003 the overdue payments of $6.5 million and $9.8 million in scheduled amortization under the Existing Credit Agreement and the Incremental Revolvers, respectively. The Senior Lenders also agreed that Chart could use the proceeds from certain previous asset sales for working capital needs and other corporate purposes in accordance with a budget approved by the Senior Lenders. In addition, the amendment permitted Greenville Tube to sell additional certain assets related to its business, and deposit the net proceeds with the Agent, provided that the sale closed by May 31, 2003. The Companies are currently in the process of negotiating an additional amendment to the Existing Credit Facilities extending this deadline and providing for the application of Greenville Tube proceeds.

2. The Old Chart Common Stock

Chart’s Certificate of Incorporation authorizes the issuance of 60,000,000 shares of common stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share. As of June 9, 2003, 26,626,650 shares of Old Chart Common Stock are outstanding and no shares of Chart preferred stock have been issued. As of June 9, 2003, Chart held 254,587 shares of Old Chart Common Stock as treasury stock, leaving 26,372,063 shares of Old Chart Common Stock outstanding as of June 9, 2003. In connection with the Rights Agreement described at Section II.D.8 below, Chart designated 500,000 shares of preferred stock as Series A Junior Participating Preferred Stock, none of which have been issued. As of June 13, 2003, there are approximately 1,700 holders of record of Old Chart Common Stock. Chart estimates that approximately 4,500 additional shareholders own Old Chart Common Stock beneficially through their accounts at brokerage firms or other financial institutions.

Until April 2003, Chart’s common stock was traded on the New York Stock Exchange (the “NYSE”) under the symbol “CTI.” Chart’s stock was suspended from trading on the NYSE on April 4, 2003 and the NYSE delisted Chart common stock on May 15, 2003. Since April 2003, Chart’s stock has been traded on the over-the-counter market pink sheets under the symbol “CTIT.”

3. The Old Chart Common Stock Warrants

The March 2002 Amendments provided for the issuance of market-priced warrants to the Senior Lenders for the purchase of up to two percent of Old Chart Common Stock on June 28, 2002, with additional market-priced warrants to be issued if the Minimum Prepayment Amount were not paid by September 30, 2002 and December 31, 2002, respectively. As discussed above, the Minimum Prepayment Amount was not paid. The warrants issued to the Senior Lenders pursuant to the March 2002 Amendments are as follows:

Date Old Chart Common Stock Warrants Issued	Exercise Price per share	Approximate Percentage of Old Chart Common Stock Subject to Purchase	Number of Shares of Old Chart Common Stock Subject to Purchase
June 28, 2002	$2.425	2%	513,559
September 30, 2002	$0.898	5%	1,353,531
December 31, 2002	$0.75	3%	773,133

4. Stock Option Plans

Chart maintains a number of stock option plans under which key employees and directors have received options to purchase shares of Old Chart Common Stock.

In 1992, Chart adopted a Key Employee Stock Option Plan (the “Key Employee Plan”), which, as amended, allows for the issuance of options to purchase a maximum of 1,383,750 shares of Old Chart Common Stock. In 1997, Chart adopted the 1997 Stock Option and Incentive Plan (as amended, the “1997 Plan”). In 2001, the 1997 Plan was amended to increase the number of shares available for issuance under the 1997 Plan by 600,000, increasing the maximum number of shares available for awards under the 1997 Plan to 1,462,500 shares of Old Chart Common Stock. These plans permit Chart’s compensation committee to grant incentive stock options, nonqualified stock options and stock appreciation rights for Old Chart Common Stock to certain key employees of Chart and its subsidiaries. Generally, the nonqualified stock options issued pursuant to these plans vest in equal annual installments over a five-year period from the date of grant and are exercisable for up to 10 years at an option price determined by Chart’s compensation committee. As of May 23, 2003, options to purchase an aggregate of 1,442,931 shares were outstanding under the Key Employee Plan and the 1997 Plan.

Chart also maintains a 1996 Stock Option Plan for Outside Directors, which supplemented the previously authorized 1995 and 1994 Stock Option Plans for Outside Directors (collectively, the “Director Plans”). Under the Director Plans, 446,250 shares of Old Chart Common Stock are available for awards. The strike price for these options equals the fair market value of Old Chart Common Stock on the date of grant. These nonqualified stock options become fully vested and exercisable on the first anniversary of the date of grant, and are exercisable for a period of ten years. As of May 23, 2003, options to purchase an aggregate of 248,250 shares were outstanding under the Director Plans.

In addition, in 2000 Chart adopted its 2000 Executive Incentive Stock Option Plan (the “Executive Plan”), which permits Chart’s compensation committee to grant nonqualified stock options to purchase up to 600,000 shares of Old Chart Common Stock to executives. These nonqualified stock options are exercisable for a ten-year period, and have two different vesting schedules: options for 200,000 shares vest in equal annual installments over a five-year period and options for 400,000 vest in equal annual installments over a five-year period based upon the achievement of operating performance goals in that five-year period. The performance goal for the year ended December 31, 2000 was met, and 80,000 performance options vested, however, the performance goals for 2001 and 2002 were not met, and the related options were canceled in the first quarters of 2002 and 2003, respectively. As of June 23, 2003, options to purchase 239,165 shares of Old Chart Common Stock were outstanding under the Executive Plan.

5. Stock Bonus Plan

Chart maintains a 1997 Stock Bonus Plan (the “Stock Bonus Plan”), under which 725,000 shares of Old Chart Common Stock are available for issuance. The Stock Bonus Plan provides for certain management employees who participate in the Management Incentive Compensation Program to receive a portion of their annual incentive bonuses in shares of Old Chart Common Stock, and 527,949 shares of Old Chart Common Stock remain available for future issuance under the Stock Bonus Plan. Certain management employees have deferred shares of Old Chart Common Stock awarded under the Stock Bonus Plan pursuant to a deferred compensation plan maintained by Chart, and these deferred shares are counted as treasury stock.

6. Cryenco Warrants

In July 1997, as part of its acquisition of Cryenco Sciences, Inc., Chart granted substitute warrants to purchase Old Chart Common Stock to certain holders of warrants for Cryenco common stock. Warrants to purchase an aggregate of 23,176 shares of Old Chart Common Stock are outstanding, and expire on August 29, 2003.

7. Old Chart Common Stock Purchase Rights

In April 1998, the Board of Directors of Chart declared a dividend of one Series A Junior Participating Preferred Stock purchase right for each outstanding share of Old Chart Common Stock. Each Old Chart Common Stock Purchase Right entitles the holder to purchase from Chart one one-hundredth of a share of Series A Junior Participating Preferred Stock at an initial price of $140.00 per one one-hundredth of a share of such preferred stock, subject to adjustment. In certain cases, the Old Chart Common Stock Purchase Rights may become exercisable to purchase Old Chart Common Stock. Subject to certain exceptions, the Old Chart Common Stock Purchase Rights would detach from the Old Chart Common Stock and become exercisable (i) ten days after a public announcement that a person or group has acquired beneficial ownership of at least 20% of Old Chart Common Stock, or (ii) in connection with certain tender or exchange offers. The Old Chart Common Stock Purchase Rights expire on June 1, 2008, unless earlier redeemed or exchanged.

8. Industrial Revenue Bonds

Burnsville Bonds. In May 1996, the City of Burnsville, Minnesota (the “CAIRE Project Issuer”) issued its Adjustable Rate Industrial Development Revenue Bonds, Series 1996 (CAIRE INC. Project) (the “CAIRE Project Bonds”), in the aggregate principal amount of $4.4 million, payable semi-annually commencing December 1, 1996. CAIRE exercised the optional redemption feature of the CAIRE Project Bonds, such that the entire outstanding principal amount is due and payable on June 1, 2006. The interest rates are adjusted weekly, with an annual interest rate ranging from 0% to 10%, based on the lowest interest rate at which the CAIRE Project Bonds can be remarketed at par. The CAIRE Project Bonds were issued pursuant to a Trust Indenture, dated as of May 1, 1996, between the CAIRE Project Issuer and Bank One Wisconsin Trust Company, National Association (the “CAIRE Project Trustee”). Before the CAIRE Project Bonds were issued, the CAIRE Project Issuer, as lender, and MVE Inc. (n/k/a Chart Inc.), as borrower, entered into a Loan Agreement, dated as of May 1, 1996, pursuant to which the CAIRE Project Issuer agreed to finance the acquisition, construction and equipping of an approximately 80,000 square foot manufacturing facility located in Burnsville, Minnesota to be owned by MVE Inc. and leased to CAIRE. The CAIRE Project Bonds were originally secured by a letter of credit issued pursuant to a Letter of Credit, Guaranty and Reimbursement Agreement between Bank One Milwaukee, N.A. and MVE Inc., dated as of May 1, 1996. The original letter of credit has been replaced, and the Companies’ obligations are now secured by a letter of credit issued by The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank) under the Existing Credit Facilities, and in connection with the Agreement with Respect to IRB Letter of Credit, dated as of May 7, 1999, among the CAIRE Project Trustee, The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Agent, Chart and MVE Inc. As of June 23, 2003, $1.32 million in principal amount remains outstanding on the CAIRE Project Bonds.

La Crosse Bonds. In July 1996, the City of La Crosse, Wisconsin (the “Altec Project Issuer”) issued Industrial Development Revenue Bonds, Series 1996 (Altec International Project) (the “Altec Project Bonds”) in the aggregate principal amount of $5.0 million, with interest at an annual rate of 6.33%, payable monthly to GE Capital Public Finance, Inc. (the “Altec Project Lender”), as assignee of the Altec Project Issuer. In connection with the Altec Project Bonds issuance, the Altec Project Issuer, the Altec Project Lender and Altec International Limited Partnership (n/k/a Chart Heat Exchangers Limited Partnership, “Altec International”), as borrower, entered into a Loan Agreement, dated as of July 1, 1996 (the “Altec Project Loan Agreement”), pursuant to which the Altec Project Issuer agreed to finance the acquisition and installation of manufacturing equipment to be installed at the Companies’ La Crosse, Wisconsin facility. Altec International’s obligations under the Altec Project Loan Agreement are secured by a first lien on the manufacturing equipment financed by the Altec Project Bonds. Chart guaranteed Altec International’s obligations under the Guaranty and Negative Pledge Agreement, dated as of July 1, 1996. As of June 23, 2003, $1.94 million in principal amount remains outstanding on the Altec Project Bonds.

9. Commitments to Issue Securities

In connection with the MVE acquisition, and in consideration for the agreement by former members of MVE Investors, LLC (the “MVE Members”) to provide indemnification to Chart and MVE Holdings, Inc. (a predecessor to Chart Inc.), Chart granted the MVE Members the right to acquire, under certain conditions, warrants to purchase 1,000,000 shares of Old Chart Common Stock at any time prior to April 12, 2004.

In connection with the Companies’ marketing efforts, Chart entered into certain finders fee arrangements, which provide for the issuance of Old Chart Common Stock upon the closing of investment transactions with certain potential acquirers.

On January 26, 1998, Grumman Hill Investments, L.P. (“Grumman”) entered into a stock option agreement with CAIRE, granting Grumman, among other things, an option (the “Grumman Option) to purchase 820 shares of Series AA Cumulative Preferred Stock (the “Series AA Stock”) in CAIRE.

10. Arthur S. Holmes’ Old Chart Common Stock Ownership

As of March 31, 2003, Arthur S. Holmes, Chart’s Chairman, Chief Executive Officer and President, owned 3,760,279 shares of Old Chart Common Stock and had options to acquire an additional 137,500 shares of Old Chart Common Stock under the Executive Plan. Mr. Holmes’ ownership of Old Chart Common Stock consisted of 3,747,274 shares held by the Arthur S. Holmes Trust, Arthur S. Holmes, Trustee, and 13,005 shares owned indirectly through the Companies’ 401(k) Investment and Savings Plan. In addition, as of March 31, 2003, Mr. Holmes’ spouse, Christine H. Holmes, owned 3,634,772 shares of Old Chart Common Stock through the Christine H. Holmes Trust, Christine H. Holmes, Trustee. In the aggregate, Mr. and Mrs. Holmes together owned approximately 28.7% of the outstanding shares of Old Chart Common Stock as of March 31, 2003.

11. CAIRE Common Stock Ownership

The total authorized capital stock of Chart’s subsidiary, CAIRE, consists of 1,000,000 shares of common stock, $.01 par value, and 1,000,000 shares of preferred stock, $.01 par value. Chart Inc. owns stock representing approximately 97.37% of the voting control of CAIRE, consisting of 2,000 shares of CAIRE common stock and all of the outstanding CAIRE preferred stock. Various individual shareholders own the remaining 10,967 shares of CAIRE common stock, representing approximately 2.63% of the outstanding voting power.

Two series of CAIRE preferred stock are outstanding. Chart Inc. owns all 404,027 issued and outstanding shares of Series A Participating Convertible Preferred Stock (the “Series A Stock”) of CAIRE, which ranks senior to the CAIRE common stock and provides liquidation and dividend preference rights, subject to certain limitations. Chart Inc. also owns all 632 issued and outstanding shares of the Series AA Stock of CAIRE, which ranks senior to both the Series A Stock and the CAIRE common stock and provides for certain liquidation and dividend preference rights, but carries no voting rights.

E. Purposes and Effects of the Plan and the Restructuring

The Plan provides for the restructuring of the Companies’ obligations and implements and incorporates the Lender Settlement. The Restructuring contemplated by the Plan and the Lender Settlement benefits the Companies by substantially reducing the Companies’ debt service requirements and overall level of indebtedness, including the principal amount thereof, and providing the Companies with greater liquidity. If consummated, the Restructuring will reduce the principal amount of the Companies’ indebtedness, significantly lessen the Companies’ debt service requirements, and realign Chart’s capital structure, by transferring ownership of Chart from its current common stockholders primarily to the Senior Lenders, with more limited equity participation by Chart’s current common stockholders.

The Restructuring will strengthen Chart’s balance sheet by substantially reducing Chart’s overall level of indebtedness. Additionally, certain of the Senior Lenders have agreed to provide a $40 million secured, revolving credit facility, which the Companies believe will provide them with sufficient liquidity to fund their operations.

TRADE CREDITORS ARE INTENDED TO BE UNAFFECTED BY THE PLAN AND THE RESTRUCTURING, AND THE COMPANIES EXPECT TO BE ABLE TO CONTINUE TO PAY ALL TRADE CREDITORS WHO CONTINUE TO PROVIDE NORMAL TRADE CREDIT TERMS IN THE ORDINARY COURSE OF BUSINESS, SUBJECT TO ANY REQUIRED BANKRUPTCY COURT APPROVAL.

F. Background of the Restructuring

During 2000 and 2001, the Companies continued to experience a prolonged downturn in their core industrial gas and hydrocarbon processing markets. As a result, the Companies sought to reduce costs, raise capital and reduce their leverage. Demand for the Companies’ products and services was also weakened by the general economic slowdown affecting U.S. manufacturing in 2001, exacerbated by the events of September 11th, causing Chart to fail to comply with certain financial covenants under the Existing Credit Facilities.

In the first half of 2001, Chart sought to reduce leverage and pay down borrowings under the Existing Credit Facilities through subordinated debt financing. The tightening capital markets and events of September 11th hindered Chart’s ability to raise additional capital to reduce its debt. In late 2001, Chart continued to explore subordinated debt financing alternatives and began to explore the possible sale and issuance of preferred stock. In both October and December 2001, Chart negotiated amendments to the Existing Credit Facilities, under which the Senior Lenders waived Chart’s inability to meet certain financial covenants and deferred certain required principal payments.

Chart continued its efforts to pay down debt and reduce its leverage by pursuing potential sources of equity capital in early 2002. Chart engaged in discussions with several investor groups regarding a potential investment in the Companies, and moved to an advanced stage of due diligence with one investor group. Chart also investigated other cost reduction measures, and pursued the sale of certain non-core assets.

In March 2002, Chart negotiated an additional amendment to the Existing Credit Facilities, which (i) modified certain covenants until March 31, 2003, (ii) deferred amortization payments from scheduled payment dates in 2002 to 2005, and (iii) extended the Incremental Facilities’ maturity to March 31, 2003. The March 2002 Amendments, while providing Chart some interim relief from financial and operating covenants and amortization payments, raised the interest rates payable on the Existing Indebtedness, added a financial covenant, and reduced over time the revolving credit line commitments under the Existing Credit Facilities.

The March 2002 Amendments also required Chart to raise capital and make the Minimum Prepayment Amount by September 30, 2002. Chart was ultimately unable to make the Minimum Payment Amount. As a result, interest rates on outstanding indebtedness under the Existing Credit Facilities increased by 0.25% after September 30, 2002, then continued to increase by an additional 0.25% each quarter thereafter through March 31, 2003. In addition, Chart was required to issue the Senior Lenders the Old Chart Common Stock Warrants for the acquisition of up to 10% of Old Chart Common Stock. See Sections II.D.1 and II.D.2—“General Information—Capital Structure of the Companies—The Existing Credit Facilities” and “—The Old Chart Common Stock Warrants” for further discussion of the March 2002 Amendments.

Throughout 2002, Chart actively pursued several alternatives to improve its financial condition and reduce its leverage, including a substantial equity investment in Chart, a restructuring of the Existing Credit Facilities and an operational restructuring program. Chart continued to engage in discussions with several investor groups throughout the year regarding a substantial equity investment, and progressed to an advanced stage of due diligence. With one potential new investor group, Chart tentatively defined the principal terms of a potential investment, however Chart ultimately did not finalize any outside equity investment. During this period, Chart continued negotiations to sell several non-core assets, and began closing manufacturing facilities. In the fourth quarter of 2002, Chart commenced negotiations with the Senior Lenders regarding a restructuring of the Existing Credit Facilities, pursuant to which a portion of the outstanding indebtedness would be exchanged for a substantial equity ownership position in Chart.

In connection with Chart’s operational restructuring program, the Existing Credit Facilities were further amended in November 2002 to facilitate the closure of an engineering and manufacturing facility located in Wolverhampton, England operated by Chart’s United Kingdom subsidiary, CHEL.

The weak economy and higher interest rates on its outstanding debt caused Chart to violate certain financial covenants under the Existing Credit Facilities at the end of December 2002. Chart’s subsequent failure to make principal payments under the terms of the Existing Credit Facilities resulted in an additional default. CHEL’s insolvency resulted in a further default under the Existing Credit Facilities. In April 2003, the Companies and the Senior Lenders amended the Existing Credit Facilities, temporarily waiving all defaults through April 30, 2003, including the financial covenant violations that existed as of December 31, 2002 and as of March 31, 2003. In addition, the amendment deferred $16.3 million of scheduled principal payments originally due March 31, 2003 until April 30, 2003. The amendment further authorized Chart to sell certain small product line assets. See Section II.C.16—“General Information—Overview of Business Operations—Recent Asset Sales.”

On April 30, 2003, Chart reached an agreement in principle with the Senior Lenders on the terms of the Lender Settlement, and entered into the Lockup Agreements with certain of the Senior Lenders, pursuant to which these Senior Lenders agreed, subject to certain conditions, to vote in favor of the Plan, which implements the Lender Settlement. These Senior Lenders also agreed for a specified time not to accelerate the Existing Indebtedness, or pursue any other rights or remedies against the Companies in relation to the Existing Credit Facilities. Pursuant to the Lockup Agreements, the Companies must, among other things, (i) solicit approvals of the Plan on or before June 15, 2003, (ii) commence the Chapter 11 Case on or before June 30, 2003, (iii) obtain the Confirmation Order on or before August 22, 2003, or the next available court date, and (iv) consummate the Plan within fourteen days after entry of the Confirmation Order. Chart has requested that the Senior Lenders party to the Lockup Agreements extend the June 15, 2003 and June 30, 2003 deadlines for soliciting approvals of the Plan and commencing the Chapter 11 Case, respectively. In addition, the Plan Term Sheet, which is attached to the Lockup Agreements provides that Chart may continue to solicit, consider and negotiate alternative transactions with third parties at any time prior to the Confirmation Date. See Section II.D.1—“General Information—Capital Structure of the Companies—The Existing Credit Facilities.”

On April 30, 2003, Chart and the Senior Lenders entered into another amendment to the Existing Credit Facilities, pursuant to which the Senior Lenders agreed to (i) extend the waiver of existing identified defaults and covenant violations through June 30, 2003, and (ii) further defer until June 30, 2003 certain scheduled payments on the Existing Indebtedness originally due March 31, 2003. Under the terms of the amendment, the Senior Lenders consented to the application of proceeds from certain previous small asset sales for Chart’s working capital needs and other corporate purposes in accordance with a budget approved by the Senior Lenders. The amendment also authorized Greenville Tube to sell certain assets related to its business, provided that such sale closed by May 31, 2003. The Companies are currently in the process of negotiating a further amendment to the Existing Credit Facilities, extending this deadline and providing for the application of Greenville Tube sale proceeds. See Section II.D.1—“General Information—Capital Structure of the Companies—The Existing Credit Facilities,” and Section II.C.5—“General Information—Overview of Business Operations—Business Segments and Products.”

III. CERTAIN FINANCIAL INFORMATION

A. Unaudited Pro Forma Financial Information

The unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2002, and the unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended December 31, 2002, set forth in the following pages, have been prepared using the principles of “Fresh Start” accounting and are based on Chart’s historical financial statements, adjusted to give effect to the Restructuring to be implemented by the Plan.

The Pro Forma Condensed Consolidated Balance Sheet reflects adjustments as if the Restructuring had occurred on December 31, 2002. The Pro Forma Condensed Consolidated Statement of Operations reflects the adjustments as if the Restructuring had occurred on January 1, 2002.

The Restructuring will include:

•	Restructuring of the Existing Indebtedness under the Existing Credit Facilities to reduce and restructure the indebtedness as provided in the New Term Agreement, and convert a portion of the Existing Indebtedness to 5,059,064 shares of New Common Stock, which will be subject to dilution by the stock issued pursuant to the exercise of New Warrants and implementation of the Management Incentive Plan.

•	A $40 million exit revolving credit facility to be provided.

•	Issuance of 266,267 shares of New Common Stock to the holders of Old Chart Common Stock, which will be subject to dilution by the New Warrants and stock issued pursuant to the implementation of the Management Incentive Plan.

•	Issuance of New Warrants to holders of Old Chart Common Stock, with an exercise price per share of New Common Stock equal to (a) the difference between (i) $280 million and (ii) the aggregate amount of net debt (i.e. debt less cash) and capitalized lease obligations of the Companies and their non-Debtor affiliates outstanding immediately after the Consummation Date, divided by (b) 5,325,331.

•	Establishment of a Management Incentive Plan by the board of directors of Reorganized Chart that will provide for distribution of New Common Stock in an amount up to 5% of the New Common Stock issued pursuant to the Plan.

The pro forma adjustments are based on available information and upon certain assumptions which Chart believes are reasonable under the circumstances. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Section III.B—“Certain Financial Information—Projections of Certain Financial Data,” including the principal assumptions described therein, and Chart’s consolidated financial statements and related notes, attached hereto as Exhibits B and C.

THESE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS ARE PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND SHOULD NOT BE CONSTRUED TO BE INDICATIVE OF THE FINANCIAL CONDITIONS OR RESULTS OF CHART’S OPERATIONS HAD THE RESTRUCTURING BEEN CONSUMMATED ON THE RESPECTIVE DATES INDICATED AND ARE NOT INTENDED TO BE PREDICTIVE OF THE FINANCIAL CONDITION OR RESULTS OF CHART’S OPERATIONS AT ANY FUTURE DATE OR FOR ANY FUTURE PERIOD.

CHART AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

	Historical December 31, 2002	Restructuring Adjustments		Adjusted Balance Sheet	Fresh Start Accounting g)	Pro forma December 31, 2002
ASSETS

Current Assets
Cash and cash equivalents	$7,225			$7,225		$7,225
Accounts receivable, net	44,732			44,732		44,732
Inventories, net	51,914			51,914		51,914
Other current assets	27,588	$(7,204)	a)	20,384		20,384

Total Current Assets	131,459	(7,204)		124,255		124,255

Property, plant and equipment, net	56,889			56,889		56,889
Goodwill, net	77,232			77,232	$(77,232)
Reorganization value in excess of amounts allocable to identifiable assets					94,757	94,757
Other assets, net	13,714	5,000	b)	18,714		18,714

TOTAL ASSETS	$279,294	$(2,204)		$277,090	$17,525	$294,615

LIABILITIES & SHAREHOLDERS’ (DEFICIT) EQUITY

Current Liabilities
Accounts payable	$23,084			$23,084		$23,084
Customer advances and billings in excess of contract revenue	10,037			10,037		10,037
Accrued expenses and other current liabilities	38,262	$(21	) c)	38,241		38,241
Current Portion of Long-Term Debt:
Current maturities of long-term debt	43,998	(38,133	) d)	5,865		5,865
Current classification of long-term debt	218,741	(218,741	) d)
New Term Credit Agreement		1,000	d)	1,000		1,000

Total Current Liabilities	334,122	(255,895)		78,227		78,227

Long-Term Debt:
Other	1,161			1,161		1,161
New Term Credit Agreement		119,000	d)	119,000		119,000
New Revolver Credit Agreement		5,000	d)	5,000		5,000
Other long-term liabilities	25,628			25,628		25,628

Shareholders’ (Deficit) Equity
Old Common Stock	257	(257)	e)
New Common Stock		65,599	f)	65,599		65,599
Additional paid-in-capital	45,792			45,792	$(45,792)
Retained (deficit) earnings	(116,086)	63,568	d)	(52,518)	52,518
Accumulated other comprehensive loss	(10,799)			(10,799)	10,799
Treasury stock	(781)	781	e)

Shareholders’ (Deficit) Equity	(81,617)	129,691		48,074	17,525	65,599

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$279,294	$(2,204)		$277,090	$17,525	$294,615

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet at December 31, 2002 reflects the Restructuring as if it had been effectuated on that date.

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands)

a)	Reflects the write-off of unamortized deferred financing fees.

b)	Reflects the capitalization of deferred financing fees associated with the issuance of indebtedness under the New Credit Agreements.

c)	Reflects adjustment to accrued interest to eliminate interest charges no longer payable as a result of the Restructuring.

d)	Reflects adjustments relating to the cancellation of $256,874 of indebtedness outstanding under the Existing Credit Facilities, issuance of $120,000 of indebtedness under the New Term Credit Agreement and borrowings of $5,000 under the New Revolver Credit Agreement. The New Term Credit Agreement has amortization of $1,000 payable at the one year anniversary date of the date of issuance of the New Term Credit Agreement.

e)	Reflects the cancellation of Old Chart Common stock in conjunction with the Restructuring.

f)	Reflects issuance of shares of New Common Stock. New Common Stock was valued at $65,599 based upon the enterprise value of Chart determined by Candlewood to be $190,400, and net debt of $124,801.

g)	In accordance with “Fresh Start” accounting guidelines established by AICPA Statement of Position No. 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code,” assets and remaining liabilities not subject to compromise in the Restructuring are adjusted to fair market value. Any portion of the reorganization value of Chart not attributable to specific assets is reported as “reorganization value in excess of amounts allocable to identifiable assets.” Management has assumed that the estimated fair market value of all assets except goodwill, and all liabilities other than indebtedness outstanding under the Existing Credit Facilities, approximated historical book value at December 31, 2002.

CHART AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2002

(Dollars in thousands)

	Historical Year Ended December 31, 2002	Restructuring Adjustments		Pro forma Year Ended December 31, 2002
Sales	$296,284			$296,284
Cost of sales	219,987			219,987

Gross profit	76,297			76,297
Selling, general and administrative expense	68,001	$(4,911	) a)	63,090
Goodwill impairment charge	92,379	(92,379	) b)	—
Employee separation and plant closure costs	13,887			13,887
Equity income in joint venture	(369)			(369)

	173,898	(97,290)		76,608

Operating (loss) income	(97,601)	97,290		(311)

Other income (expense):
Gain on sale of assets	1,420			1,420
Interest expense—net	(17,612)	10,622	c)	(6,990)
Financing costs amortization	(3,159)	2,326	d)	(833)
Derivative contracts valuation expense	(1,564)			(1,564)
Gain on debt extinguishment	—	72,064	e)	72,064
Foreign currency loss	(1,081)			(1,081)

	(21,996)	85,012		63,016

(Loss) income before income taxes and minority interest	(119,597)	182,302		62,705
Income tax expense (benefit)	11,136	(9,967	) f)	1,169

(Loss) income before minority interest	(130,733)	192,269		61,536
Minority interest, net of taxes	52			52

Net (loss) income	$(130,785)	$192,269		$61,484

The unaudited Pro Forma Condensed Consolidated Statement of Operations reflects the Restructuring as if effectuated on January 1, 2002. The adjustments identified in the Footnotes below represent “Fresh Start” accounting.

a)	Represents the elimination of business advisory services associated with the Restructuring.
b)	Represents the elimination of the goodwill impairment charge due to existing goodwill being eliminated effective January 1, 2002 under the “Fresh Start” accounting guidelines.
c)	Represents the elimination of $17,159 of interest incurred on indebtedness outstanding under the Existing Credit Facilities and the addition of $6,537 of interest on the indebtedness outstanding under the New Credit Agreements.
d)	Represents the elimination of $3,159 of amortization of deferred financing fees related to the Existing Credit Facilities and the addition of $833 of amortization of deferred financing fees related to the New Credit Agreements.
e)	Represents the gain on the elimination of indebtedness outstanding under the Existing Credit Facilities.
f)	Represents the elimination of income tax expense necessary to adjust the tax provision to the appropriate amount for the pro forma results of operations.

B. Selected Financial Data

The following selected consolidated financial data sets forth, for the periods and the dates indicated, selected consolidated financial data of Chart for the years ended December 31, 1998, 1999, 2000, 2001 and 2002 and as of December 31, 1998, 1999, 2000, 2001 and 2002 and are derived from Chart’s audited consolidated financial statements. The statement of operations and balance sheet data herein is derived from the audited financial statement of Chart. The pro forma operations statement data for the year ended December 31, 2002 gives effect to the Restructuring and Fresh Start Accounting as if they occurred as of January 1, 2002. The pro forma balance sheet data gives effect to the Restructuring and Fresh Start accounting as if they had occurred at December 31, 2002. The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The pro forma financial data do not purport to represent what Chart’s actual results of operations or actual financial positions would have been if the Restructuring and Fresh Start accounting had occurred on such dates or to project Chart’s results of operations or financial position for any future period or date.

SELECTED CONSOLIDATED FINANCIAL DATA OF CHART AND SUBSIDIARIES

(Dollars in Thousands)

	For the Year Ended December 31,				For the Year Ended December 31, 2002
	1998	1999	2000	2001	Historical	Pro forma
OPERATIONS STATEMENT
Net sales	$229,423	$292,937	$325,700	$327,990	$296,284	$296,284
OPERATING EXPENSES
Cost of sales	151,766	215,556	229,671	241,629	219,987	219,987
Selling, general and adminstrative expense	32,189	51,455	59,488	58,561	68,001	63,090
Goodwill impairment charge	—	—	—	—	92,379	—
Goodwill amortization	1,313	3,670	4,921	5,017	—	—
Employee separation and plant closure costs (income)	—	11,982	(614)	2,375	13,887	13,887
Equity income in joint venture	—	—	(35)	(525)	(369)	(369)
Acquired in-process technology	—	22,010	—	—	—	—

Total Operating expenses	185,268	304,673	293,431	307,057	393,885	296,595

Operating income (loss)	44,155	(11,736)	32,269	20,933	(97,601)	(311)

Other income (expense)	—	2,505	(309)	(3,905)	(4,384)	(2,058)
Interest income (expense)	(901)	(15,854)	(26,676)	(21,589)	(17,612)	(6,990)
Income taxes	(15,039)	(3,215)	(3,012)	(398)	(11,136)	(1,169)
Debt forgiveness income	—	—	—	—	—	72,064
Income (loss) before minority interest, cumulative effect of change in accounting principle and extinguishment of debt	28,215	(28,300)	2,272	(4,959)	(130,733)	61,536

Minority interest	—	(171)	(117)	(111)	(52)	(52)
Cumulative effect of change in accounting principle	—	—	—	(88)	—	—
Extinguishment of debt	—	(7,809)	—	—	—	—
Net income (loss)	$28,215	$(36,280)	$2,155	$(5,158)	$(130,785)	$61,484

SELECTED CONSOLIDATED FINANCIAL DATA OF CHART AND SUBIDIARIES

(Dollars in Thousands)

	December 31,				December 31, 2002
	1998	1999	2000	2001	Historical	Pro forma
Balance Sheet Data
Current assets	$76,111	$143,350	$156,134	$139,780	$131,459	$124,255
Working capital (deficit)	25,326	50,087	42,524	56,276	(202,663)	46,028
Property, plant and equipment, net	40,536	74,757	63,382	62,070	56,889	56,889
Total assets	158,205	424,570	429,843	408,980	279,294	294,615

Long-term debt, including current portion	11,325	278,672	269,870	272,083	263,900	132,026

Shareholders’ equity (deficit)	93,154	55,512	54,844	49,340	(81,617)	65,599

Other Financial Data:
Capital expenditures	10,006	7,047	5,581	8,145	3,028	3,028

C. Projections of Certain Financial Data

In connection with the Restructuring, Chart’s management analyzed consolidated Chart’s ability to meet its obligations upon consummation of the Restructuring with sufficient liquidity and capital resources to conduct its business. Chart’s management has also developed its business plan and prepared certain projections of Chart’s consolidated operating profit, free cash flow and certain other items for the fiscal years 2003 through 2007 (the “Projection Period”). Such projections summarized below are based upon assumptions and have been adjusted to reflect the terms of the Restructuring, including the Plan, certain subsequent events and additional assumptions, including those set forth below (as adjusted, the “Projections”).

Chart prepared the following Projections in June 2003 to present the expected effects of the Restructuring and to assess whether it could meet its consolidated restructured financial obligations. These Projections are based solely on the facts and circumstances known at this time with respect to the Plan, and would not be accurate with respect to any other plan of reorganization. Because the Projections are based on forecasts of key economic variables, including, but not limited to, confirmation and consummation of the Plan in accordance with its terms, the successful implementation of Chart’s operating plan and its 2003 business plan, Chart’s anticipated future performance, industry performance, general business and economic conditions and other matters, most of which are beyond Chart’s control and involve judgments based upon past performance and industry trends which may not necessarily be indicative of future performance or trends, and some of which may not materialize, the estimates and assumptions underlying the Projections are inherently uncertain. Although considered reasonable by Chart as of the date hereof, unanticipated events and circumstances occurring after the preparation of the Projections may affect Chart’s actual financial results. Accordingly, such projections, estimates and assumptions are not necessarily indicative of current value or future performance, which may be significantly less favorable or more favorable than as set forth herein. In any contested matter or other proceeding, the statements made in this Disclosure Statement, including the Projections set forth herein, shall not constitute an admission of any fact or liability, but shall be deemed statements made in settlement negotiations.

Chart does not as a matter of course make public projections as to future sales, earnings, or other results. However, management has prepared the following Projections to present the expected effects of the Restructuring and to assess whether Chart could meet its consolidated restructured financial obligations. The accompanying Projections were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but in the view of Chart’s management, were prepared on a reasonable basis, reflect the best currently available estimates and judgments and present, to the best of management’s knowledge and belief, the expected course of action and Chart’s expected future financial performance. However, this information is not fact and should not be relied upon as necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the Projections. Neither Chart’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with the Projections. There can be no assurance that the assumptions underlying the Projections will prove correct or that Chart’s actual ability to cover its consolidated future principal and cash interest payment obligations will not differ from the information reflected below. See Section III.C—“Certain Financial Information—Projections of Certain Financial Data—Principal Assumptions for the Projections.” THE CREDITORS SOLICITED HEREBY ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE FOLLOWING FINANCIAL PROJECTIONS IN DETERMINING WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN.

The estimates and assumptions underlying the Projections are based on matters as they exist on the date hereof, and not as of any future date, and include revenues that have not yet been realized. Moreover, Chart may be vulnerable to competitive pressures because of its highly leveraged and uncertain financial condition, which is publicly known. In addition, Chart is unable to predict all the effects of the Chapter 11 Case. These factors may adversely affect Chart’s business, growth opportunities and relationships with its customers, suppliers and employees. Chart does not intend to update or otherwise revise the Projections to reflect circumstances existing after the date hereof or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, except as required by applicable law. Chart also does not intend to update or review the Projections to reflect changes in general, economic or industry conditions. Information contained in any of Chart’s financial statements attached to this Disclosure Statement as Exhibits B and C will be deemed to supersede the Projections.

The Projections contain certain estimates and forward-looking statements that are not based on historical facts. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “may,” “plan,” “project,” “predict,” “will” and similar expressions and include references to assumptions that Chart believes are reasonable and relate to its future prospects, developments and business strategies. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Such factors include the risk of continued slowness in Chart’s major markets, the impact of competition, the timing and effectiveness of operational changes and restructuring initiatives intended to increase efficiency and productivity and reduce operating costs, Chart’s success in completing the Restructuring, satisfying the conditions of the Restructuring, selling certain non-core assets and the ultimate terms and conditions of such transactions, decreases in spending by its industrial customers, the loss of a major customer or customers, the effectiveness of operational changes expected to increase efficiency and productivity, Chart’s ability to manage its fixed-price contract exposure, Chart’s ability to pass on increases in raw material prices, including as a result of tariffs, Chart’s relations with its employees, the extent of product liability claims asserted against Chart, variability in Chart’s operating results, Chart’s ability to attract and retain key personnel, the costs of compliance with environmental matters, Chart’s ability to protect its proprietary information, changes in general economic, political, business and market conditions, the threat of terrorism and the impact of responses to that threat, and foreign currency fluctuations that may affect worldwide results of operations. See Section X—“Risk Factors.” See also Section II.C.15—“General Information—Overview of Business Operations—Legal Proceedings.” The forward-looking statements made in the Projections are based on events through the date on which the statements are made and Chart undertakes no obligation to revise the forward-looking statements included in the Projections to reflect any future events or circumstances.

The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth in this Disclosure Statement, including those set forth under “Principal Assumptions for the Projections” below.

Principal Assumptions for the Projections

The Projections are based on, and assume the successful implementation of, Chart’s business plan and the Restructuring. Both the business plan and the Projections reflect numerous assumptions, including various assumptions regarding Chart’s anticipated future performance, industry performance, general business and economic conditions and other matters, most of which are beyond Chart’s control. In addition, the assumptions take into account the uncertain effect of the Restructuring on Chart’s business. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of Chart or Reorganized Chart to achieve the projected results of operations.

Additional information relating to the principal assumptions used in preparing the Projections is set forth below:

Revenue: The revenue figures include revenue from all operations with exception of Greenville Tube and the Wolverhampton facility. The Projections assume that Wolverhampton was closed as of March 28, 2003 and Greenville Tube was sold as of June 30, 2003.

Cost of Sales: Cost of sales reflects all the fixed and variable costs of manufacturing equipment, including materials, labor and overhead. These costs decrease as a percent of revenues marginally in the years 2003 through 2007 due to higher production levels and the benefits of closing certain manufacturing facilities initiated in 2002.

Selling, General and Administrative Expenses: The selling, general and administrative expenses decrease as a percent of sales from 2003 through 2007 due to the higher sales volume and a number of initiatives designed to reduce costs, including workforce reductions and controlled spending.

Interest Expense: Interest expense in the Projections reflects the amended terms of the New Credit Agreements that will be effective upon consummation of the Restructuring. All interest expense and principal payments related to the Existing Indebtedness have been eliminated as a result of the Restructuring.

Working Capital: Trade receivables, inventory and accounts payable levels are projected according to their historical relationship with respect to purchase and sales volumes, and take into consideration future growth over the Projection Period.

Asset Sales: The Projections assume that Greenville Tube was sold as of June 30, 2003.

Fresh-Start Reporting: The American Institute of Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the “Reorganization SOP”). Because Chart has planned to commence a proceeding under Chapter 11, the Projections have been prepared generally in accordance with the “fresh-start” reporting principles set forth in the Reorganization SOP, giving effect thereto as of September 30, 2003. The principal effects of the application of these fresh-start principles are summarized below:

For purposes of the Projections, it has been assumed that the hypothetical enterprise value of reorganized Chart as of the effective date of the Plan is approximately $190 million. The Projections also assume that after giving effect to certain eliminations in connection with the reorganization, the fair value of Reorganized Chart’s fixed assets and other non-current assets will be equal to the projected net book value of such assets as of the effective date, and that the fair value of Reorganized Chart’s non-current liabilities will be equal to the projected book value of such liabilities as of the effective date.

CHART AND SUBSIDIARIES

PROJECTED CONDENSED CONSOLIDATED BALANCE SHEETS

(PREPACKAGED RESTRUCTURING PLAN)

(Dollars in Thousands)

	December 31,
	2003	2004	2005	2006	2007
Cash	$26,251	$37,208	$47,886	$62,802	$77,347
Accounts Receivable	43,864	48,409	53,631	58,104	64,104
Inventory	47,000	51,711	58,331	64,041	71,812
Other Current Assets	24,201	26,519	29,168	31,366	34,341

Total Current Assets	141,316	163,847	189,016	216,313	247,604

Property, Plant and Equipment, Net	44,709	42,992	43,094	44,395	45,766
Reorganization value	111,930	111,930	111,930	111,930	111,930
Other Long-Term Assets	10,093	7,847	5,946	4,045	2,144

Total Assets	$308,048	$326,616	$349,986	$376,683	$407,444

Accounts Payable	$24,737	$26,914	$29,671	$31,838	$35,090
Billings in Excess of Contract Revenue	8,795	9,677	10,790	11,710	13,057
Other Current Liabilities	31,969	34,385	38,697	42,265	47,482
Current Portion of Long Term Debt	4,703	6,108	5,474	9,044	9,044

Total Current Liabilities	70,204	77,084	84,632	94,857	104,673

Long Term Debt	126,085	122,645	119,205	111,985	104,985
Other Long Term Liabilities	28,763	28,763	28,763	28,763	28,763

Total Liabilities	154,848	151,408	147,968	140,748	133,748

Shareholders’ Equity	82,996	98,124	117,386	141,078	169,023

Total Liabilities and Shareholders’ Equity	$308,048	$326,616	$349,986	$376,683	$407,444

CHART AND SUBSIDIARIES

PROJECTED CONDENSED CONSOLIDATED INCOME STATEMENTS

(PREPACKAGED RESTRUCTURING PLAN)

(Dollars in Thousands)

	Years Ended December 31,
	2003	2004	2005	2006	2007
Sales	$276,042	$307,291	$343,430	$375,362	$417,818
Cost of sales	200,645	220,754	246,137	267,143	297,857

Gross profit	75,397	86,537	97,293	108,219	119,961

Selling, general and administrative expense	55,997	54,658	58,686	62,464	67,385
Loss on insolvency	13,682	—	—	—	—
Employee separation and plant closure costs	805	—	—	—	—

	70,484	54,658	58,686	62,464	67,385

Operating income	4,913	31,879	38,607	45,755	52,576

Other income (expense):
Gain on sale of assets	6,415	—	—	—	—
Gain on debt extinguishment	56,015	—	—	—	—
Deferred financing cost amortization	(2,540)	(833)	(833)	(833)	(833)
Interest expense—net	(15,870)	(7,834)	(7,669)	(7,435)	(7,168)

Income before income taxes and minority interest	48,933	23,212	30,105	37,487	44,575

Income tax expense	2,707	9,284	12,043	14,995	17,830

Income before minority interest	46,226	13,928	18,062	22,492	26,745

Minority interest, net of taxes	3	—	—	—	—

Net income	$46,223	$13,928	$18,062	$22,492	$26,745

CHART AND SUBSIDIARIES

PROJECTED CONSOLIDATED STATEMENTS OF CASH FLOWS

(PREPACKAGED RESTRUCTURING PLAN)

(Dollars in Thousands)

	Years Ended December 31,
	2003	2004	2005	2006	2007
OPERATING ACTIVITIES
Net income	$46,223	$13,928	$18,062	$22,492	$26,745
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of assets	(6,415)	—	—	—	—
Loss on insolvency	13,682	—	—	—	—
Debt forgiveness	(56,015)	—	—	—	—
Depreciation and amortization	10,296	8,974	7,990	7,593	8,073
Employee separation and plant closure costs	357	—	—	—	—
Financing costs amortization	2,540	833	833	833	833
Financing costs expensed	3,585	—	—	—	—
Contribution of stock to employee benefit plans	1,158	1,200	1,200	1,200	1,200
Other	58	—	—	—	—
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(4,194)	(4,545)	(5,223)	(4,472)	(6,000)
Inventory and other current assets	251	(7,029)	(9,268)	(7,908)	(10,746)
Accounts payable and other current liabilities	160	4,593	7,069	5,734	8,470
Billings in excess of contract revenue and customer advanaces	(1,313)	881	1,113	920	1,346

Net Cash Provided By Operating Activities	10,373	18,835	21,776	26,392	29,921

INVESTING ACTIVITIES
Capital expenditures	(3,681)	(5,400)	(6,684)	(7,486)	(8,036)
Proceeds from sales of assets	17,300	—	—	—	—
Other investing activities	30	(443)	(340)	(340)	(340)

Net Cash Provided By (Used In) Investing Activities	13,649	(5,843)	(7,024)	(7,826)	(8,376)

FINANCING ACTIVITIES
Borrowings on revolving credit facilities	8,008	—	—	—	—
Repayments on revolving credit facilities	(127,580)	—	—	—	—
Borrowings on New Credit Agreements	125,000	—	—	—	—
Repayments on New Term Credit Agreement	—	(1,000)	(3,000)	(3,000)	(7,000)
Principal payments on long-term debt	(1,750)	(1,035)	(1,074)	(650)	—
Financing costs	(8,585)	—	—	—	—
Other financing activities	(41)	—	—	—	—

Net Cash Used In Financing Activities	(4,948)	(2,035)	(4,074)	(3,650)	(7,000)

Net increase in cash and cash equivalents	19,074	10,957	10,678	14,916	14,545
Effect of exchange rate changes on cash	(48)	—	—	—	—
Cash and cash equivalents at beginning of period	7,225	26,251	37,208	47,886	62,802

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$26,251	$37,208	$47,886	$62,802	$77,347

IV. REASONS FOR THE SOLICITATION; RECOMMENDATION

Chapter 11 of the Bankruptcy Code provides that, in order for the Bankruptcy Court to confirm the Plan as a consensual plan, the holders of Impaired Claims against and Impaired Interests in the Companies in each Class of Impaired Claims or Interests entitled to vote must accept the Plan by the requisite majorities set forth in the Bankruptcy Code. An Impaired Class of Claims shall have accepted the Plan if (a) the holders of at least two-thirds in amount of the Claims in such Class actually voting on the Plan have voted to accept it and (b) more than one-half in number of the holders in such Class actually voting on the Plan have voted to accept it; an Impaired Class of Interests shall have accepted the Plan if the holders of at least two-thirds in amount of the Interests actually voting in such Impaired Class have voted to accept it (such votes, the “Requisite Acceptances”).

The Solicitation is being conducted at this time in order to obtain (prior to the filing of voluntary petitions for reorganization of the Companies under chapter 11 of the Bankruptcy Code) the Requisite Acceptances. The Companies anticipate that by conducting the Solicitation in advance of commencing the Chapter 11 Case, the duration of the Chapter 11 Case will be significantly shortened, and the administration of the Debtors’ cases, which could otherwise be extremely expensive, lengthy and complex, will be less costly, greatly shortened and simplified.

In light of the significant benefits to be attained by the Companies’ creditors and Interest holders pursuant to consummation of the transactions contemplated by the Plan, the Companies’ boards of directors recommend that the Senior Lenders vote to accept the Plan. The boards of directors have reached this decision after considering available alternatives to the Plan and their likely effect on the Companies’ businesses operations, creditors, and shareholders. These alternatives include liquidation of the Companies under chapter 7 of the Bankruptcy Code or a reorganization under chapter 11 of the Bankruptcy Code without prepetition solicitation. The Companies’ boards of directors determined, after consulting with financial and legal advisors, that the Plan would result in a larger distribution to creditors and Interest holders than would any other chapter 11 reorganization strategy or a liquidation under chapter 7. For a comparison of estimated distributions under chapter 7 of the Bankruptcy Code and under the Plan, see Section XIII.C—“Feasibility of the Plan and the Best Interests of Creditors Test—Liquidation Analysis.” The boards of directors also concluded that initiating a chapter 11 case without prepetition solicitation would result in a significant delay in confirmation of a plan, which, compared to confirmation of the Plan, would result in higher fees and expenses, increase the possibility that a reorganization case would damage the Companies’ businesses, and would increase the possibility that the Companies would not be able to reorganize and therefore be forced to liquidate. For all of these reasons, the Companies’ boards of directors support the Plan and urge the Senior Lenders to accept and support it.

V. SUMMARY OF VOTING PROCEDURES

This Disclosure Statement, including all Exhibits hereto, together with the related materials included herewith, are being furnished to the holders of Claims in Class 2, which Class is the only Class entitled to vote on the Plan.

All votes to accept or reject the Plan must be cast by using the ballot (the “Ballot”) enclosed with this Disclosure Statement. No other votes will be counted. Consistent with the provisions of Bankruptcy Rule 3018, the Companies have fixed June 19, 2003 at 5:00 p.m. (Eastern time) (the “Voting Record Date”) as the date for the determination of holders of record of Senior Lender Claims entitled to receive a copy of this Disclosure Statement and the related materials and to vote to accept or reject the Plan. Ballots must be RECEIVED by the Voting Agent no later than 5:00 p.m. (Eastern time) on June 27, 2003, unless the Companies, at any time, in their sole discretion, extend such date by oral or written notice to the Voting Agent, in which event the period during which Ballots will be accepted will terminate at 5:00 p.m. (Eastern time) on such extended date (in either case, the “Voting Deadline”). Except to the extent requested by the Companies or as permitted by the Bankruptcy Court pursuant to Bankruptcy Rule 3018, Ballots received after the Voting Deadline will not be counted or otherwise used in connection with the Companies’ request for confirmation of the Plan (or any permitted modification thereof).

The Companies reserve the absolute right to amend the Plan in accordance with the terms thereof, either before or after the Petition Date. Amendments to the Plan that do not materially and adversely affect the treatment of Claims and Interests may be approved by the Bankruptcy Court at the Confirmation Hearing without the necessity of resoliciting votes. In the event resolicitation is required, the Companies will furnish new Ballots to be used to vote to accept or reject the Plan, as amended.

Although the Solicitation relates to the Companies’ voluntary petitions for reorganization under chapter 11 of the Bankruptcy Code, no such filings have yet been made. The Companies intend to file their chapter 11 petitions when the Requisite Acceptances have been received or when the Companies otherwise determine that such filing is necessary or appropriate to protect their property and interests. In addition, the Companies expressly reserve the right to extend, by oral or written notice to the Voting Agent, the Voting Deadline and the Voting Record Date until the Requisite Acceptances have been received.

VI. ANTICIPATED EVENTS DURING THE CHAPTER 11 CASE

A. Commencement of the Chapter 11 Case

If, in response to the Solicitation occurring pursuant to this Disclosure Statement, the Companies receive the Requisite Acceptances, the Companies intend to commence the Chapter 11 Case promptly. From and after the Petition Date, the Companies will continue to operate their businesses and manage their properties as debtors-in-possession pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

The Companies do not expect the Chapter 11 Case to be protracted. To expedite their emergence from chapter 11, the Companies intend to seek, among other things, the relief detailed below from the Bankruptcy Court on the Petition Date. If granted, this relief will facilitate the administration of the Chapter 11 Case; there can be no assurance, however, that the Bankruptcy Court will grant the requested relief.

1. Applications for Retention of the Companies’ Professionals; Ordinary Course Professionals

The Companies intend to seek Bankruptcy Court authority to retain and employ certain professionals to represent them and assist them in connection with the Chapter 11 Case. Some of these professionals were intimately involved with the negotiation and development of the Plan and include: (i) Skadden, Arps, Slate, Meagher & Flom LLP as bankruptcy counsel for the Companies, (ii) Calfee, Halter & Griswold LLP, as special corporate counsel for the Companies and (iii) Candlewood Partners, LLC, as financial advisor to the Companies. The Companies also intend to seek authority to retain certain professionals to assist with the operations of their businesses in the ordinary course; these so-called “ordinary course professionals” will not be involved in the administration of the Chapter 11 Case.

2. Motion to Waive Filing of Schedules and Statement of Financial Affairs

Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007 direct that, unless otherwise ordered by the court, a debtor must prepare and file certain schedules of claims, executory contracts and unexpired leases and related information (the “Schedules”) and a statement of financial affairs (the “Statement”) within 15 days of the commencement of a chapter 11 case. The purpose of this requirement is to provide a debtor’s creditors, equity security holders and other interested parties with sufficient information to make informed decisions with respect to the debtor’s reorganization. In appropriate circumstances, however, a bankruptcy court may modify or dispense with the filing of the Schedules and the Statement pursuant to section 521 of the Bankruptcy Code. The Companies believe that such circumstances would exist in the Chapter 11 Case, and that they should not be required to file the Schedules and the Statement. The Companies thus intend to request that the Bankruptcy Court waive the necessity of filing the Schedules and the Statement.

3. Motion to Mail Notices and Provide Publication Notice of Section 341 Meeting to Unimpaired Creditors

Pursuant to the Bankruptcy Rules, the clerk of the Bankruptcy Court, or another party that the Bankruptcy Court may direct, must provide notice of the commencement of the Chapter 11 Case and of the first meeting of creditors held pursuant to section 341 of the Bankruptcy Code (the “Section 341 Meeting”) to all creditors. In addition, at least two other notices (the notice of the hearing on approval of the Disclosure Statement and confirmation of the Plan and the notice of the entry of an order confirming the Plan) must be given to all creditors and equity security holders. Due to the size of the Chapter 11 Case and the large number of creditors and Interest holders, the Companies will request that Chart or its authorized noticing agent be authorized to mail all required notices in the Chapter 11 Case.

4. Motion to Approve Prepetition Solicitation and to Schedule Confirmation Hearing

To facilitate the prompt confirmation and consummation of the Plan, the Companies intend to immediately seek (A) an order scheduling the hearing on (i) approval of the prepetition solicitation procedures, including this Disclosure Statement, (ii) confirmation of the Plan, for a date immediately following the end of the notice period therefor, or as soon thereafter as the Bankruptcy Court’s calendar permits, and (B) an order providing that, among other things, solicitation of Class 7 Old Chart Common Stock Interests is not required.

5. Motion to Continue Using Existing Cash Management System

Because the Companies expect the entire Chapter 11 Case to last approximately forty to sixty days, and because of the administrative hardship that any operating changes would impose on the Companies, the Companies intend to seek Bankruptcy Court authority to continue using their existing cash management system, bank accounts and business forms and to follow their current internal investment and deposit guidelines. Absent the Bankruptcy Court’s authorization of the Companies’ continued use of their cash management system, cash flow among the Companies would be severely impeded, to the detriment of the Companies’ estates and creditors.

Continued use of the existing cash management system will facilitate the Companies’ smooth and orderly transition into chapter 11, minimize the disruption to their businesses while in chapter 11, and expedite their emergence from chapter 11. Requiring the Companies to adopt and implement a new cash management system would likely increase the costs of the Chapter 11 Case, primarily as a result of the significant time and expense associated with the transition to a new cash management system. For the same reasons, requiring the Companies to cancel their existing bank accounts and establish new accounts or requiring them to create new business forms would only frustrate the Companies’ efforts to reorganize expeditiously.

6. Motion for Authority to Pay Prepetition Trade Claims in the Ordinary Course of Business

Trade Claims are prepetition General Unsecured Claims against any of the Companies arising from or with respect to the delivery of goods or services to any of the Companies in the ordinary course of business; they are among the Claims included in the class of Claims denominated Class 4 General Unsecured Claims. Notwithstanding provisions of the Bankruptcy Code that would otherwise require the Companies to defer payment of Trade Claims until the Consummation Date, the Companies intend to seek authority from the Bankruptcy Court to pay, in the ordinary course of business, the Trade Claims of those providers of goods and services that agree in writing, to continue to provide the Companies with customary trade terms on an ongoing basis. Because certain goods and services are essential to the Companies’ businesses, the relief sought in this motion is critical to the Companies’ uninterrupted operations during the Chapter 11 Case.

7. Motion for Authority to Pay Prepetition Employee Wages and Benefits

The Companies believe that any delay in paying prepetition compensation or benefits would destroy their relationships with employees and irreparably harm employee morale at a time when the dedication, confidence and cooperation of the Companies’ employees is most critical. Accordingly, the Companies will seek authority to pay compensation and benefits that have accrued but remain unpaid as of the Petition Date.

8. Motion for Authority to Incur Postpetition Indebtedness and Use Cash Collateral

If the Companies commence the Chapter 11 Case, Chart expects to obtain immediate short-term working capital financing in the form of a debtor-in-possession financing facility (the “DIP Facility”) from certain of the Senior Lenders (the “DIP Lenders”), as well as Bankruptcy Court authorization to use the Senior Lenders’ cash collateral (the “Cash Collateral”). Prompt Bankruptcy Court approval of the DIP Facility and use of the Cash Collateral will facilitate the normal operations of the Companies and the maintenance of strong relationships with the Companies’ vendors and suppliers during the Chapter 11 Case. The Plan Term Sheet sets forth the principal terms of the proposed DIP Facility, and contains certain conditions which must be met before the DIP Lenders will be obligated to lend. One such condition is that Chart grant the DIP Lenders, with Bankruptcy Court approval, a superpriority Administrative Claim with priority over virtually all other claims in the Chapter 11 Case, including Administrative Claims, and first priority security interests in or first priority liens on substantially all of the Companies’ assets, in each case subject to a carve-out for professional fees. Based on currently projected financing needs, Chart expects to seek and obtain Bankruptcy Court approval of a DIP Facility in the aggregate amount of $40 million (which amount includes a sub-limit of $30 million for letters of credit). Pursuant to the Plan Term Sheet, the Senior Lenders have agreed to provide the DIP Facility, and enter into a stipulation with Chart permitting the use of their Cash Collateral on the terms and conditions set forth therein. If the DIP Facility and the Companies’ use of Cash Collateral are approved, such approval will likely be by interim order shortly after the Petition Date, and by Final Order approximately two to three weeks later. There can be no assurance, however, that the Bankruptcy Court will approve, either by interim or Final Order, the DIP Facility or the use of the Cash Collateral.

B. Anticipated Timetable for the Chapter 11 Case

Following the Petition Date, the Companies expect the Chapter 11 Case to proceed on the following estimated timetable. There can be no assurance, however, that the Bankruptcy Court’s orders expected to be entered on, or shortly after, the Petition Date will permit the Chapter 11 Case to proceed as expeditiously as anticipated.

The Companies anticipate that the hearing to consider the adequacy of the Disclosure Statement and confirmation of the Plan would occur within thirty to forty-five days after the Petition Date. Assuming that the Plan is confirmed at that hearing, the Plan provides that the Consummation Date will be the first Business Day on which all conditions to the consummation of the Plan (as provided in the Plan) have been satisfied or waived (as provided in the Plan). See Section VII.J.4—“Summary of the Plan—Confirmation of the Plan—Conditions to Confirmation and Consummation.” Based upon information currently available, the Companies believe that the Consummation Date could occur shortly following the Confirmation Date. Under this timetable, the Companies would emerge from chapter 11 within forty to sixty days after the Petition Date. There can be no assurance, however, that this projected timetable can be achieved.

VII. SUMMARY OF THE PLAN

A. Introduction

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code. Under chapter 11, a debtor is authorized to reorganize its business for the benefit of itself, its creditors, and its shareholders. In addition to permitting rehabilitation of the debtor, chapter 11 promotes equality of treatment of creditors and equity security holders who hold substantially similar claims against or interests in the debtor and its assets. In furtherance of these two goals, upon the filing of a petition for relief under chapter 11, section 362 of the Bankruptcy Code provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor’s chapter 11 case.

The consummation of a plan of reorganization is the principal objective of a chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by the Bankruptcy Court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan, and the debtor’s creditors and equity security holders, whether or not such creditors or equity security holders (i) are impaired under or have accepted the plan or (ii) receive or retain any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order (x) discharges the debtor from any debt that arose prior to the date of confirmation of the plan, (y) substitutes therefor the obligations specified under the confirmed plan, and (z) terminates all rights and interests of equity security holders.

THE REMAINDER OF THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE COMPANIES’ PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS EXHIBIT A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST AND INTERESTS IN THE COMPANIES UNDER THE PLAN AND WILL, UPON OCCURRENCE OF THE CONSUMMATION DATE, BE BINDING UPON ALL HOLDERS OF CLAIMS AGAINST AND INTERESTS IN THE COMPANIES, THEIR ESTATES, ALL PARTIES RECEIVING PROPERTY UNDER THE PLAN, AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THE SUMMARIES IN THIS DISCLOSURE STATEMENT, ON THE ONE HAND, AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, ON THE OTHER HAND, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENT WILL CONTROL.

B. Voting on the Plan

1. Voting Deadline

A copy of this Disclosure Statement with the attached Plan (including all Exhibits to the Plan and this Disclosure Statement) is being distributed to the holders of Class 2 Senior Lender Claims, who are the only Impaired creditors entitled to vote to accept or reject the Plan, together with a postage-paid return envelope. In order to be counted, all Ballots indicating acceptance or rejection of the Plan MUST BE RECEIVED by the Voting Agent at its address set forth in Section XV.I—“The Solicitation; Voting Procedures—Further Information; Additional

Copies” of this Disclosure Statement on or before the Voting Deadline, which unless otherwise extended by the Companies, is 5:00 p.m. (Eastern time) on June 27, 2003.

2. Creditors Entitled to Vote on the Plan

As more fully described below, the Plan designates ten (10) separate classes of Claims against and Interests in the Companies (other than DIP Facility Claims, Administrative Claims, and Priority Tax Claims). See Section VII.C—“Summary of the Plan—Classification and Treatment of Claims and Interests.” Class 2 is the only Impaired Class of Claims or Interests that will (or may) receive or retain property or any interest in property on account of their Claims or Interests under the Plan and is therefore the only Class entitled to vote to accept or reject the Plan.

Pursuant to section 1126(f) of the Bankruptcy Code, holders of Claims or Interests in Classes 1, 3, 4 and 5 are Unimpaired under the Plan, and are therefore not entitled to vote to accept or reject the Plan and are deemed to have accepted the Plan. Likewise, the holders of Allowed DIP Facility Claims, Allowed Administrative Claims, and Allowed Priority Tax Claims (which are not classified under the Plan) will be paid in full and are not eligible to vote on the Plan. By operation of law, each Unimpaired Class of Claims or Interests is deemed to have accepted the Plan, and therefore is not entitled to vote.

Pursuant to section 1126(g) of the Bankruptcy Code, holders of Claims and Interests in Classes 6, 9 and 10 are not entitled to vote to accept or reject the Plan, and such Classes are deemed to have rejected the Plan, because holders of Impaired Claims and Interests in these Classes will neither receive nor retain any property or interest in property under the Plan.

Classes 7 and 8 are Impaired under the Plan and are not entitled to receive or retain any property or interest in property on account of their Interests under the Plan. Pursuant to the Lender Settlement, which is implemented and incorporated by the Plan, certain holders of Class 8 Interests will receive distributions of New Subsidiary Equity, such that Chart’s ownership structure of its direct and indirect subsidiaries in effect on the Petition Date is maintained. Pursuant to the Lender Settlement, holders of Class 7 Interests will receive New Common Stock and New Warrants in exchange for their Interests. The Companies intend to request that the Bankruptcy Court enter the Solicitation Order waiving the requirement, if any, to solicit acceptances or rejections of the Plan from holders of Old Chart Common Interests, and deeming such holders of Class 7 Interests to have rejected the Plan. If the Solicitation Order is entered, Class 7 will be deemed to have rejected the Plan and therefore the holders of such Interests will not be entitled to vote to accept or reject the Plan.

3. Vote Required for Class Acceptance

The Bankruptcy Court will determine whether sufficient acceptances have been received to confirm the Plan. An Impaired Class of Claims will have accepted the Plan if the holders of Claims in that Class voting in favor of the Plan (i) hold at least two-thirds in aggregate amount of the Claims of the holders in such Class actually voting with respect to the Plan and (ii) comprise more than one-half in number of the holders in such Class actually voting with respect to the Plan. An Impaired Class of Interests will have accepted the Plan if the holders of at least two-thirds in aggregate amount of the Interests in that Class actually voting on the Plan vote in favor of it.

4. Counting of Ballots for Determining Acceptance of the Plan

The Companies intend to count all Ballots received prior to the Voting Deadline for purposes of determining whether Class 2 has accepted or rejected the Plan. Bankruptcy Rule 3018(b) prescribes the conditions that must be satisfied in order to count the ballots solicited with respect to a plan of reorganization prior to the commencement of a chapter 11 case. Bankruptcy Rule 3018(b) requires that (i) the chapter 11 plan must have been disseminated to substantially all impaired creditors and interest holders in the class(es) entitled to vote, (ii) the time prescribed for voting on the plan must not have been unreasonably short, and (iii) the solicitation must have been conducted in accordance with section 1126(b) of the Bankruptcy Code, which requires that the solicitation be conducted in compliance with all applicable non-bankruptcy laws, rules, or regulations or, if there are no such applicable laws, rules or regulations, that the disclosure statement with respect to the plan contains “adequate information,” as defined in section 1125(a) of the Bankruptcy Code. Section 1125(a) defines “adequate information” as information of a kind and in sufficient detail as far as is reasonably practicable in light of the nature and history of a company and the condition of such company’s books and records, that would enable a hypothetical reasonable investor typical of holders of claims or equity interests of the relevant class to make an informed judgment about the plan of reorganization.

The Companies believe that all of the requirements of Bankruptcy Rule 3018(b) will be satisfied. This Disclosure Statement and the Plan (attached hereto as Exhibit A), together with all of the accompanying materials, are being transmitted to the Senior Lenders, who are the only creditors or Interest holders entitled to vote to accept or reject the Plan. The Companies believe that the solicitation period determined by the Companies’ boards of directors for voting on the Plan is reasonable under the circumstances. The Companies further believe that this Disclosure Statement contains adequate information (within the meaning of section 1125(a)(1) of the Bankruptcy Code) for all Impaired creditors and holders of Impaired Interests entitled to vote to accept or reject the Plan to make an informed judgment about the Plan.

C. Classification and Treatment of Claims and Interests

Section 1123 of the Bankruptcy Code provides that a plan of reorganization must classify the claims and interests of a debtor’s creditors and equity interest holders. In accordance with section 1123, the Plan divides Claims and Interests into Classes and sets forth the treatment for each Class (other than DIP Facility Claims, Administrative Claims and Priority Tax Claims which, pursuant to section 1123(a)(1), need not be and have not been classified). The Companies also are required, under section 1122 of the Bankruptcy Code, to classify Claims against and Interests in the Companies into Classes that contain Claims and Interests that are substantially similar to the other Claims and Interests in such Class. The Companies believe that the Plan has classified all Claims and Interests in compliance with the provisions of section 1122, but once the Chapter 11 Case has been commenced, it is possible that a holder of a Claim or Interest may challenge the Companies’ classification of Claims and Interests and that the Bankruptcy Court may find that a different classification is required for the Plan to be confirmed. In that event, the Companies intend, to the extent permitted by the Bankruptcy Code, the Plan, and the Bankruptcy Court, to make such reasonable modifications of the classifications under the Plan to permit confirmation, and to use the Plan acceptances received in this Solicitation for purposes of obtaining the approval of the reconstituted Class or Classes of which each accepting holder ultimately is deemed to be a member. Any such reclassification could adversely affect the Class in which such holder initially was a member, or any other Class under the Plan, by changing the composition of such Class and the vote required of that Class for approval of the Plan. Furthermore, a reclassification of a Claim or Interest after approval of the Plan could necessitate a resolicitation of acceptances of the Plan.

Except as provided in the Plan with respect to Professional Fee Claims and rejection damages claims, the Companies do not intend to set a bar date by which holders of Claims and Interests must file proofs of claim and proofs of equity interest. The Plan contemplates that Allowed General Unsecured Claims, such as trade vendor and other business claims, will be paid in the ordinary course of business. If the Companies dispute any Claim, such dispute will be resolved or adjudicated by an appropriate tribunal in a manner as if the Chapter 11 Case had not been commenced and will survive the Consummation Date as if the Chapter 11 Case had not been commenced. If, however, a holder of a Claim files a proof of claim with the Bankruptcy Court, the Companies may elect, at their sole option, to contest the Claim by filing an objection under section 502 of the Bankruptcy Code.

Under a chapter 11 plan, the separate classes of claims and equity interests must be designated either as “impaired” (affected by the plan) or “unimpaired” (unaffected by the plan). If a class of claims is “impaired, “the Bankruptcy Code affords certain rights to the holders of such claims, such as the right to vote on the plan in some circumstances, and the right to receive, under the chapter 11 plan, no less value than the holder would receive if the debtor were liquidated in a case filed under chapter 7 of the Bankruptcy Code. Under section 1124 of the Bankruptcy Code, a class of claims or interests is “impaired” unless the plan (i) does not alter the legal, equitable and contractual rights of the holders or (ii) irrespective of the holders’ acceleration rights, cures all defaults (other than those arising from the debtor’s insolvency, the commencement of the case or nonperformance of a nonmonetary obligation), reinstates the maturity of the claims or interests in the class, compensates the holders for actual damages incurred as a result of their reasonable reliance upon any acceleration rights, and does not otherwise alter their legal, equitable and contractual rights. Typically, this means that the holder of an unimpaired claim will receive on the later of the consummation date or the date on which amounts owing are actually due and payable, payment in full, in cash, with Postpetition Interest to the extent appropriate and provided for under the governing agreement (or if there is no agreement, under applicable nonbankruptcy law), and the remainder of the debtor’s obligations, if any, will be performed as they become due in accordance with their terms. Thus, other than its right to accelerate the debtor’s obligations, the holder of an unimpaired claim will be placed in the position it would have been in had the debtor’s case not been commenced.

Under certain circumstances, a class of claims or equity interests may be deemed to reject a plan of reorganization. For example, a class is deemed to reject a plan of reorganization under section 1126(g) of the Bankruptcy Code if the holders of claims or interests in such class (i) do not receive or retain property, and/or (ii) are not entitled to receive or retain property under the plan of reorganization on account of their claims or equity interests. Under this provision of the Bankruptcy Code, the holders of Interests in Classes 6, 9 and 10 are deemed to reject the Plan because they do not, and are not entitled to, receive or retain any property or interest in property under the Plan. Also under this provision of the Bankruptcy Code, the holders Class 7 Old Chart Common Stock Interests and Class 8 Old Subsidiary Equity Interests are deemed to reject the Plan because they are not entitled to receive any distribution under the Plan on account of their Interests, and the Plan cancels their Interests.

Pursuant to the Lender Settlement, which will be implemented by the Plan, holders of Old Chart Common Stock Interests and certain holders of Subsidiary Equity Interests will receive distributions of interests in property. Pursuant to the Plan Term Sheet, the Senior Lenders maintain that the value of the Companies is no more than the amount of the Existing Indebtedness, and that accordingly, the holders of Claims and Interests in Classes 4, 5, 7 and 8 will receive distributions under the Plan only as a settlement to facilitate and expedite the Chapter 11 Case. The Senior Lenders party to the Lockup Agreements further maintain that if the Lender Settlement had not been agreed upon, they would be entitled to receive the distributions made on account of the Class 7 Old Chart Common Stock Interests and Class 8 Old Subsidiary Equity Interests. The Plan and the statements made in this Disclosure Statement, including statements regarding the classification and treatment of Claims and Interests, are in the nature of a settlement and compromise, and do not constitute admissions of any facts or liability.

The classification of Claims and Interests and the nature of distributions to members of each Class are summarized below. The Companies believe that the consideration, if any, provided under the Plan to holders of Claims and Interests reflects an appropriate resolution of their Claims and Interests, taking into account the differing nature and priority (including applicable contractual subordination) of such Claims and Interests. The Bankruptcy Court must find, however, that a number of statutory tests are met before it may confirm the Plan. See Section VII.J—“Summary of the Plan—Confirmation of the Plan.” Many of these tests are designed to protect the interests of holders of Claims or Interests who are not entitled to vote on the Plan, or do not vote to accept the Plan, but who will be bound by the provisions of the Plan if it is confirmed by the Bankruptcy Court. The “cramdown” provisions of section 1129(b) of the Bankruptcy Code, for example, permit confirmation of a chapter 11 plan in certain circumstances even if the plan has not been accepted by all impaired classes of claims and interests. See Section VII.J—“Summary of the Plan—Confirmation of the Plan.” Because the holders of Claims and Interests in Classes 6, 7, 8, 9 and 10 will be deemed to have rejected the Plan, the Companies intend to request confirmation pursuant to the cramdown provisions of section 1129(b). Although the Companies believe that the Plan could be confirmed under section 1129(b), there can be no assurance that the requirements of such section would be satisfied.

The Debtors or Reorganized Debtors will only make distributions to holders of Allowed Claims and Allowed Interests. No holder of a Disputed Claim or Disputed Interest will receive any distribution on account thereof or exchange therefor unless and to the extent that such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest. Consistent with these requirements, the Plan of Reorganization divides the Allowed Claims against, and Allowed Interests in, the Companies into the following Classes, with separate subclasses assessed against each of the Companies as described below:

Unclassified	DIP Facility Claims
Unclassified	Administrative Claims
Unclassified	Priority Tax Claims
Class 1	Other Priority Claims	Unimpaired and Deemed to Accept
Class 2	Senior Lender Claims	Impaired and Entitled to Vote
Class 3	Other Secured Claims	Unimpaired and Deemed to Accept
Class 4	General Unsecured Claims	Unimpaired and Deemed to Accept
Class 5	Unimpaired Intercompany Claims	Unimpaired and Deemed to Accept
Class 6	Impaired Intercompany Claims	Impaired and Deemed to Reject
Class 7	Old Chart Common Stock Interests	Impaired and Deemed to Reject, provided that the Solicitation Order is entered
Class 8	Old Subsidiary Equity Interests	Impaired and Deemed to Reject
Class 9	Other Equity Rights	Impaired and Deemed to Reject
Class 10	Subordinated Claims	Impaired and Deemed to Reject

DIP Facility Claims (Unimpaired)

DIP Facility Claims consist of the Claims of the DIP Lenders arising under the DIP Facility Agreement, including Claims arising on account of letters of credit issued prior to the Petition Date under the Existing Credit Facilities. The DIP Facility will be comprised of a revolving credit line of up to $40,000,000, with a $30,000,000 sub-limit for the issuance of letters of credit.

The Plan provides that on the Consummation Date, (i) the DIP Facility Agreement will be deemed to be automatically amended and restated as the New Revolver Credit Agreement; (ii) Reorganized Chart and each lender under the New Revolver Credit Agreement (which may include entities different from the lenders under the DIP Facility Agreement) will execute and deliver the New Revolver Credit Agreement, and all parties will be bound by the New Revolver Credit Agreement and related documents, and will have the rights and obligations set forth therein; (iii) all indebtedness under the DIP Facility Agreement (except the obligation to pay fees as provided therein which will be paid in full on the Consummation Date) will become indebtedness under the New Revolver Credit Agreement and will be subject to the terms thereof; (iv) if requested by any of the lenders under the New Revolver Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the revolving loan obligation of Reorganized Chart under the New Revolver Credit Agreement and related documents; (v) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Revolver Credit Agreement a duly perfected first priority lien on and security interest in all of the assets of Reorganized Chart and the other Reorganized Debtors owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Revolver Credit Agreement; (vi) each of the Reorganized Subsidiary Debtors will enter into and execute the New Revolver Credit Agreement as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Revolver Credit Agreement a guaranty by each of the Reorganized Subsidiary Debtors of the indebtedness of Reorganized Chart under the New Revolver Credit Agreement and related documents; and (vii) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such other documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Revolver Credit Agreement and related documents.

The Companies estimate that holders of DIP Facility Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Administrative Claims (Unimpaired)

Administrative Claims consist of the costs and expenses of administration of the Chapter 11 Case. They include, among other things, the cost of operating the Debtors’ businesses from the Petition Date, the outstanding unpaid fees and expenses of the Professionals retained by the Debtors and the Committee, if one has been appointed, in the Chapter 11 Case and tax claims (if any) that arise during the Chapter 11 Case. Any payments to Professionals in connection with the Chapter 11 Case for compensation and reimbursement of expenses and, prior to the Consummation Date, all payments to reimburse expenses of members of the Committee, if one has been appointed, will be made in accordance with the procedures established by the Bankruptcy Code and the Bankruptcy Rules and are subject to approval of the Bankruptcy Court as being reasonable.

The Plan provides that Allowed Administrative Claims will receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Case will be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other less favorable terms as may be agreed on between the holder of such Claim and the Debtors. On or as soon as practicable after the Consummation Date, Reorganized Chart will pay in cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees incurred from the Petition Date through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

The Companies estimate that holders of Allowed Administrative Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Priority Tax Claims (Unimpaired)

Priority Tax Claims are Claims for taxes entitled to priority in payment under sections 502(i) and 507(a)(8) of the Bankruptcy Code. The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. The Plan provides that on, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Consummation Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim will receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim at the election of the Debtors (a) cash equal to the unpaid portion of such Allowed Priority Tax Claim; (b) such other treatment as to which the Debtors or the Reorganized Debtors and the holder of such Allowed Priority Tax Claim will have agreed upon in writing; or (c) such other treatment required to Reinstate such Allowed Priority Tax Claim; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided, further, that no holder of an Allowed Priority Tax Claim will be entitled to any payments on account of interest accruing or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim; provided, further, that any Allowed Priority Tax Claim not due and owing as of the Consummation Date will be paid when such Claim becomes due and payable.

The Companies estimate that holders of Allowed Priority Tax Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Class 1: Other Priority Claims (Unimpaired)

Class 1 consists of all Other Priority Claims against all Debtors.

Other Priority Claims are all Claims against the Debtors, other than DIP Facility Claims, Administrative Claims and Priority Tax Claims, that are entitled to priority under section 507(a) of the Bankruptcy Code, such as unsecured Claims for accrued employee compensation, including vacation, severance, and sick-leave pay, earned within 90 days before the Petition Date, to the extent of $4,650 per employee, and contributions to employee benefit plans arising from services rendered within the 180-day period preceding the Petition Date, but only for such plans to the extent of the number of employees covered by such plans multiplied by $4,650, less the aggregate amount paid to such employees for accrued employee compensation. The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Priority Claim is an Allowed Other Priority Claim on the Consummation Date or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed Other Priority Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed Other Priority Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Other Priority Claim.

The Companies estimate that holders of Other Priority Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Class 2: Senior Lender Claims (Impaired)

Class 2 consists of the following twelve (12) sub-Classes of Senior Lender Claims. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. The Senior Lender Claims in each of Classes 2.1 through 2.12 will be deemed Allowed by the Confirmation Order as undisputed noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date.

The Companies estimate that holders of Senior Lender Claims in the Chapter 11 Case will recover approximately 74% on account of such Claims, after the implementation of the Lender Settlement, under which the Senior Lenders have agreed to allow distributions to be made to the holders of Class 7 Interests. Allocation of the New Subsidiary Equity Interests to certain Reorganized Debtors will not additionally affect the Senior Lenders’ estimated recovery.

Class 2.1. Chart Senior Lender Claims. Class 2.1 consists of all Claims of the Agent and any Senior Lenders against Chart under the Existing Credit Facilities and all documents executed in connection therewith, including Claims for principal, accrued but unpaid interest, fees and expenses through the Consummation Date. The Chart Senior Lender Claims are secured by enforceable first priority liens and security interests granted by Chart upon and in substantially all of Chart’s assets and property of any kind, including proceeds thereof.

Class 2.2. CAIRE INC. Guaranty Claims. Class 2.2 consists of all claims arising on account of the guaranty obligations of CAIRE INC. under the Existing Credit Facilities.

Class 2.3. Chart Asia, Inc. Guaranty Claims. Class 2.3 consists of all claims arising on account of the guaranty obligations of Chart Asia, Inc. under the Existing Credit Facilities.

Class 2.4. Chart Heat Exchangers Limited Partnership Guaranty Claims. Class 2.4 consists of all claims arising on account of the guaranty obligations of Chart Heat Exchangers Limited Partnership under the Existing Credit Facilities.

Class 2.5. Chart Inc. Guaranty Claims. Class 2.5 consists of all claims arising on account of the guaranty obligations of Chart Inc. under the Existing Credit Facilities.

Class 2.6. Chart International Holdings, Inc. Guaranty Claims. Class 2.6 consists of all claims arising on account of the guaranty obligations of Chart International Holdings, Inc. under the Existing Credit Facilities.

Class 2.7. Chart International, Inc. Guaranty Claims. Class 2.7 consists of all claims arising on account of the guaranty obligations of Chart International, Inc. under the Existing Credit Facilities.

Class 2.8. Chart Leasing, Inc. Guaranty Claims. Class 2.8 consists of all claims arising on account of the guaranty obligations of Chart Leasing, Inc. under the Existing Credit Facilities.

Class 2.9. Chart Management Company, Inc. Guaranty Claims. Class 2.9 consists of all claims arising on account of the guaranty obligations of Chart Management Company, Inc. under the Existing Credit Facilities.

Class 2.10. CoolTel, Inc. Guaranty Claims. Class 2.10 consists of all claims arising on account of the guaranty obligations of CoolTel, Inc. under the Existing Credit Facilities.

Class 2.11. Greenville Tube, LLC Guaranty Claims. Class 2.11 consists of all claims arising on account of the guaranty obligations of Greenville Tube, LLC under the Existing Credit Facilities.

Class 2.12. NexGen Fueling, Inc. Guaranty Claims. Class 2.12 consists of all claims arising on account of the guaranty obligations of NexGen Fueling, Inc. under the Existing Credit Facilities.

The treatment of the Senior Secured Claims under the Plan is as follows:

Class 2.1. Chart Senior Lender Claims.

On the Consummation Date, (i) all indebtedness under the Existing Credit Facilities will be restructured into indebtedness under the New Term Credit Agreement and Reorganized Chart and each holder of an Allowed Claim in Class 2.1 will execute and deliver the New Term Credit Agreement and related documents; (ii) if requested by any of the lenders under the New Term Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the term loan obligation of Reorganized Chart under the New Term Credit Agreement and related documents; (iii) Reorganized Chart will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; (iv) Reorganized Chart will enter into and execute such other documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement; (v) each holder of an Allowed Claim in Class 2.1 will receive its Pro Rata share of Class 2 New Common Stock; and (vi) Reorganized Chart will pay in cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred prior to the Petition Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

Class 2.2. CAIRE INC. Guaranty Claims.

On the Consummation Date, Reorganized CAIRE will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CAIRE of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized CAIRE owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.3. Chart Asia, Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart Asia, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Asia, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Asia, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.4. Chart Heat Exchangers Limited Partnership Guaranty Claims.

On the Consummation Date, Reorganized Chart Heat Exchangers Limited Partnership will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Heat Exchangers Limited Partnership of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Heat Exchangers Limited Partnership owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.5. Chart Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.6. Chart International Holdings, Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart International Holdings, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International Holdings, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International Holdings, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.7. Chart International, Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart International, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.8. Chart Leasing, Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart Leasing, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Leasing, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Leasing, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed)

subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.9. Chart Management Company, Inc. Guaranty Claims.

On the Consummation Date, Reorganized Chart Management Company, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Management Company, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Management Company, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.10. CoolTel, Inc. Guaranty Claims.

On the Consummation Date, Reorganized CoolTel, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CoolTel, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized CoolTel, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.11. Greenville Tube, LLC Guaranty Claims.

On the Consummation Date, Reorganized Greenville Tube, LLC will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Greenville Tube, LLC of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized Greenville Tube, LLC owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.12. NexGen Fueling, Inc. Guaranty Claims.

On the Consummation Date, Reorganized NexGen Fueling, Inc. will enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized NexGen Fueling, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent, for the ratable benefit of the lenders under the New Term Credit Agreement, a duly perfected second priority lien on and security interest in all of the assets of Reorganized NexGen Fueling, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 3: Other Secured Claims (Unimpaired)

Each Class 3 Other Secured Claims will be classified in a separate sub-Class which is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. Class 3 includes in the aggregate all Other Secured Claims against all Debtors. An Other Secured Claim consists of any Claim, other than a Senior Lender Claim, that is secured by a lien on property in which any of the Estates has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.

The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim on the Consummation Date or (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed Other Secured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed Other Secured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed Other Secured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed Other Secured Claim.

The Companies estimate that holders of Other Secured Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Class 4: General Unsecured Claims (Unimpaired)

Class 4 consists of twelve (12) sub-Classes of General Unsecured Claims. Class 4.1 consists of all General Unsecured Claims against Chart. Class 4.2 consists of all General Unsecured Claims against CAIRE INC. Class 4.3 consists of all General Unsecured Claims against Chart Asia, Inc. Class 4.4 consists of all General Unsecured Claims against Chart Heat Exchangers Limited Partnership. Class 4.5 consists of all General Unsecured Claims against Chart Inc. Class 4.6 consists of all General Unsecured Claims against Chart International Holdings, Inc. Class 4.7 consists of all General Unsecured Claims against Chart International, Inc. Class 4.8 consists of all General Unsecured Claims against Chart Leasing, Inc. Class 4.9 consists of all General Unsecured Claims against Chart Management Company, Inc. Class 4.10 consists of all General Unsecured Claims against CoolTel, Inc. Class 4.11 consists of all General Unsecured Claims against Greenville Tube, LLC. Class 4.12 consists of all General Unsecured Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

A General Unsecured Claim is a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Senior Lender Claim, Other Secured Claim, Impaired Intercompany Claim or Subordinated Claim. The legal, equitable and contractual rights of the holders of Allowed General Unsecured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim on the Consummation Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim will receive in full satisfaction, settlement of and in exchange for, such Allowed General Unsecured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, cash in the amount of such Allowed General Unsecured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, cash in the amount of such Allowed General Unsecured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed General Unsecured Claim.

The Companies estimate that holders of General Unsecured Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Class 5: Unimpaired Intercompany Claims (Unimpaired)

Class 5 consists of twelve (12) sub-Classes of Unimpaired Intercompany Claims. Class 5.1 consists of all Unimpaired Intercompany Claims against Chart. Class 5.2 consists of all Unimpaired Intercompany Claims against CAIRE INC. Class 5.3 consists of all Unimpaired Intercompany Claims against Chart Asia, Inc. Class 5.4 consists of all Unimpaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 5.5 consists of all Unimpaired Intercompany Claims against Chart Inc. Class 5.6 consists of all Unimpaired Intercompany Claims against Chart International Holdings, Inc. Class 5.7 consists of all Unimpaired Intercompany Claims against Chart International, Inc. Class 5.8 consists of all Unimpaired Intercompany Claims against Chart Leasing, Inc. Class 5.9 consists of all Unimpaired Intercompany Claims against Chart Management Company, Inc. Class 5.10 consists of all Unimpaired Intercompany Claims against CoolTel, Inc. Class 5.11 consists of all Unimpaired Intercompany Claims against Greenville Tube, LLC. Class 5.12 consists of all Unimpaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

An Unimpaired Intercompany Claim consists of any and all Claims of Chart and any direct or indirect subsidiary of Chart against any Debtor, excluding any and all Claims of CHEL and Chart Europe. The legal, equitable and contractual rights of the holders of Unimpaired Intercompany Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Consummation Date.

The Companies estimate that holders of Unimpaired Intercompany Claims in the Chapter 11 Case will recover 100% on account of such Claims.

Class 6: Impaired Intercompany Claims (Impaired)

Class 6 consists of twelve (12) sub-Classes of Impaired Intercompany Claims. Class 6.1 consists of all Impaired Intercompany Claims against Chart. Class 6.2 consists of all Impaired Intercompany Claims against CAIRE INC. Class 6.3 consists of all Impaired Intercompany Claims against Chart Asia, Inc. Class 6.4 consists of all Impaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 6.5 consists of all Impaired Intercompany Claims against Chart Inc. Class 6.6 consists of all Impaired Intercompany Claims against Chart International Holdings, Inc. Class 6.7 consists of all Impaired Intercompany Claims against Chart International, Inc. Class 6.8 consists of all Impaired Intercompany Claims against Chart Leasing, Inc. Class 6.9 consists of all Impaired Intercompany Claims against Chart Management Company, Inc. Class 6.10 consists of all Impaired Intercompany Claims against CoolTel, Inc. Class 6.11 consists of all Impaired Intercompany Claims against Greenville Tube, LLC. Class 6.12 consists of all Impaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

Impaired Intercompany Claims consist of any and all Claims of CHEL or Chart Europe against any of the Debtors. The holders of Impaired Intercompany Claims will not receive or retain any property under the Plan on account of such Claims.

The Companies estimate that holders of Impaired Intercompany Claims in the Chapter 11 Case will recover 0% on account of such Claims.

Class 7: Old Chart Common Stock Interests (Impaired)

Class 7 consists of the Interests of holders of the shares of Old Chart Common Stock. On the Consummation Date, all Old Chart Common Stock will be deemed cancelled and extinguished. Pursuant to the Lender Settlement, on, or as soon as reasonably practicable after the Distribution Date, each holder of an Old Chart Common Stock Interest will receive, in exchange for its Interests and subject to the procedures set forth in Article VI.C of the Plan, (a) its Pro Rata share of the Class 7 New Common Stock and (b) its Pro Rata share of the New Warrants.

The holders of Old Chart Common Stock Interests will receive distributions of the Class 7 New Common Stock and the New Warrants in exchange for their Old Chart Common Stock.

Class 8: Old Subsidiary Equity Interests (Impaired)

Class 8 consists of eleven separate sub-Classes of Old Subsidiary Equity Interests. Class 8.1 consists of all Old Subsidiary Equity Interests in CAIRE INC. Class 8.2 consists of all Old Subsidiary Equity Interests in Chart Asia, Inc. Class 8.3 consists of all Old Subsidiary Equity Interests in Chart Heat Exchangers Limited Partnership. Class 8.4 consists of all Old Subsidiary Equity Interests in Chart Inc. Class 8.5 consists of all Old Subsidiary Equity Interests in Chart International Holdings, Inc. Class 8.6 consists of all Old Subsidiary Equity Interests in Chart International, Inc. Class 8.7 consists of all Old Subsidiary Equity Interests in Chart Leasing, Inc. Class 8.8 consists of all Old Subsidiary Equity Interests in Chart Management Company, Inc. Class 8.9 consists of all Old Subsidiary Equity Interests in CoolTel, Inc. Class 8.10 consists of all Old Subsidiary Equity Interests in Greenville Tube, LLC. Class 8.11 consists of all Old Subsidiary Equity Interests in NexGen Fueling, Inc. Each sub-Class is deemed to be a separate sub-Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

Old Subsidiary Equity Interests are the Interests of the holders of the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Subsidiary Debtors issued and outstanding as of the Distribution Record Date. The holders of Old Subsidiary Equity Interests will not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Old Subsidiary Equity will be deemed cancelled and extinguished. The holders of Old Subsidiary Equity Interests are deemed to reject the Plan.

The Companies estimate that holders of Old Subsidiary Equity Interests in the Chapter 11 Case will recover 0% on account of such Interests, although certain class members will receive distributions as part of the Lender Settlement to enable Reorganized Chart to continue to maintain its ownership structure of its direct and indirect subsidiaries, substantially as in effect on the Petition Date.

Class 9: Other Equity Interests (Impaired)

Class 9 consists of the interests of holders of the Old Chart Common Stock Purchase Rights, the Old Chart Stock Options and the Old Chart Common Stock Warrants, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire subscribe for or receive any Old Chart Common Stock, Subsidiary Equity or other ownership interests in any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which the non-Debtor party was or could have been entitled to receive shares, securities or other ownership interests in any Debtor, excluding Subsidiary Equity Interests.

On the Consummation Date, all Other Equity Rights will be deemed cancelled and extinguished. Holders of Other Equity Interests will not receive or retain any distribution on account of such Other Equity Rights and are deemed to reject the Plan.

The Companies estimate that holders of Other Equity Rights in the Chapter 11 Case will recover 0% on account of such Interests.

Class 10: Subordinated Claims (Impaired)

Class 10 consists of any and all Claims that are subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and includes any and all Claims arising from the rescission or right of rescission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, for damages arising from the purchase or sale of such a security or Interest or for reimbursement, indemnification or contribution on account of such Claims.

Holders of Subordinated Claims will not receive or retain any distribution on account of such Subordinated Claims and are deemed to reject the Plan. The Debtors do not believe that there are any Subordinated Claims and, therefore, will object to any Subordinated Claim filed.

The Companies estimate that holders of Subordinated Claims in the Chapter 11 Case will recover 0% on account of such Claims.

Special Provision Regarding Unimpaired Claims and Interests

Except as otherwise provided in the Plan, nothing will affect the Debtors’ or the Reorganized Debtors’ respective rights and defenses, both legal and equitable, with respect to any Unimpaired Claim or Interest (including Claims and Interests that are Allowed pursuant to the Plan), and including all rights with respect to legal and equitable defenses to, setoffs or recoupments against Unimpaired Claims or Interests.

D. Means for Implementation of the Plan

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE SUMMARIES OF THE AGREEMENTS AND DOCUMENTS CONTAINED HEREIN, THE PROVISIONS OF THE ACTUAL AGREEMENTS AND DOCUMENTS WILL CONTROL. THE SUMMARIES CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE AGREEMENTS AND DOCUMENTS.

1. Continued Existence and Vesting of Assets in Reorganized Debtors

The Reorganized Debtors will continue to exist after the Consummation Date as separate corporate or other business entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated or formed and pursuant to their respective certificates of incorporation and bylaws or other governing documents as amended and restated on the Consummation Date. Among other things, the Debtors’ existing certificates of incorporation or other governing documents will be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code. In addition, the Reorganized Subsidiary Debtors’ constituent documents will be amended as necessary to effect the issuance of their respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests. The Reorganized Chart Certificate of Incorporation and Bylaws are attached as Exhibits A-1 and A-2, respectively to the Plan.

On and after the Consummation Date, all property of the Estates, including all claims, rights and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, will vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and Interests, except as otherwise provided in the Plan. On and after the Consummation Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

2. Corporate Governance

(a) Certificates of Incorporation and Bylaws

The respective certificates of incorporation, bylaws and other equivalent constituent corporate governance documents of each of the Debtors will be amended as necessary to satisfy the provisions of the Plan and section 1123(a)(6) of the Bankruptcy Code and will include, among other things, (i) a provision prohibiting the issuance of non-voting equity securities, and (ii) if applicable, a provision as to the classes of securities issued pursuant to the Plan or thereafter possessing voting power, for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends. The Reorganized Chart Certificate of Incorporation and Bylaws will authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Consummation Date, the Reorganized Debtors may amend and restate their respective amended constituent corporate governance documents as permitted by applicable law.

(b) Directors, Officers and Managers

Subject to any requirement of Bankruptcy Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, as of the Consummation Date, the initial officers of the Reorganized Debtors will be the respective officers of the Debtors immediately prior to the Consummation Date.

On the Consummation Date, the term of the current board of directors of Chart will expire. The initial board of directors of Reorganized Chart will consist of seven (7) members, which will include: (a) six (6) members to be designated by the Senior Lenders, one of which will be the chief executive officer of Reorganized Chart, and at least one of whom will be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart (the “Initial Board Designee”), which director must be reasonably acceptable to the Senior Lender Steering Committee. The Debtors will identify the individuals proposed to serve as officers, directors and Managers of the Reorganized Debtors prior to the Confirmation Hearing.

The Initial Board Designee will be appointed to serve as a director of Reorganized Chart for a term beginning on the Consummation Date and ending upon the first to occur of (i) the first annual or special meeting held for the election of directors of Reorganized Chart or (ii) written consent of stockholders taken for the election of directors of Reorganized Chart, in each case held or taken after the second anniversary of the Consummation Date (the “Designee Term”). In the event of the death or resignation of the Initial Board Designee, or in the event that the Initial Board Designee is removed as a director for Cause, such director will be replaced and such vacancy filled by a second person to be identified in the Plan Supplement (the “Secondary Board Designee” and, together with the Initial Board Designee, the “Current Board Designated Director”), and such person will serve, and be named, constituted and appointed, as a director of Reorganized Chart for the remaining portion of the Designee Term. In the event of the death (while serving as a director) or resignation of the Secondary Board Designee, or in the event that the

Secondary Board Designee is removed as a director for Cause, such director will be replaced and such vacancy filled by the vote of a majority of the directors of Reorganized Chart then in office. Such replacement director will serve until the next annual meeting of Reorganized Chart or until such director’s successor is duly elected and qualified and, thereafter, such directorship shall be filled by election of a plurality of the votes cast at an annual or special meeting, or by written consent, of stockholders as set forth in the Reorganized Chart Certificate of Incorporation and the Reorganized Chart Bylaws.

The Current Board Designated Director may be removed at any time for Cause by the vote of a majority of the directors of Reorganized Chart then in office (excluding the director so sought to be removed). The Current Board Designated Director may not be removed without Cause at any time during the Designee Term.

The proposed Investor Rights Agreement may also permit two shareholders of Chart, who collectively are expected to own a majority of the New Common Stock outstanding on the Consummation Date, to elect four (4) out of the seven (7) directors on Reorganized Chart’s board. See Section VII.D.10—“Summary of the Plan—Means for Implementation of the Plan—Investor Rights Agreement.”

(c) Shareholders of Chart

The proposed Investor Rights Agreement may include covenants that will prohibit Reorganized Chart from engaging in a variety of transactions and activities without the consent of the holders of a majority of the outstanding shares of New Common Stock. These transactions and activities range from fundamental changes typically requiring stockholder approval under applicable law to less significant operational activities of Reorganized Chart. The effect of these covenants will be to limit the authority of Reorganized Chart’s board of directors to conduct certain aspects of Reorganized Chart’s business and operations without the consent of the holders of a majority of the outstanding shares of New Common Stock. See Section X.C—“Risk Factors—New Common Stock Risks.”

In addition, the proposed Investor Rights Agreement may include drag-along and related provisions obligating the parties thereto to support a sale of Reorganized Chart to a third party if the sale is approved by certain controlling stockholders of Reorganized Chart.

(d) Corporate Action

Prior to, on or after the Consummation Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, directors, partners, members or Managers of any Debtor or the Reorganized Debtor will be deemed to have occurred and shall be in effect prior to, on or after the Consummation Date (as appropriate) pursuant to the applicable general corporation or other applicable business organization law of the states under which the Debtors or the Reorganized Debtors are incorporated, organized or formed without any requirement of further action by the stockholders, directors, partners, members or Managers of the Debtors or the Reorganized Debtors.

3. Cancellation of Securities and Agreements

As of the Consummation Date, any certificates constituting the Old Chart Common Stock will evidence solely the right to receive the distribution of the consideration, if any, set forth in Article IV.C of the Plan. On the Consummation Date, except as otherwise provided for in the Plan, (i) the promissory notes issued under the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity and the Other Equity Rights to the extent not already cancelled, will be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person, and (ii) the obligations of Chart under the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity and the Other Equity Rights and under any agreements, indentures or other designations governing the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity or the Other Equity Rights will be discharged; provided, however, that each agreement that governs the rights of the holder of a Senior Lender Claim and that is administered by an agent, indenture trustee or servicer will continue in effect solely for the purposes of (a) allowing such agent, indenture trustee or servicer to make the distributions to be made on account of such Claims under the Plan and (b) permitting such agent, indenture trustee or servicer to maintain any rights it may have for indemnification, liens, fees, costs and expenses under such agreement. Additionally, the cancellation of the Existing Credit Facilities will not impair the rights and duties thereunder as between the Agent and the Senior Lenders. No filings and recordings of liens, mortgages, and security interests in any real property, personal property and fixtures of any of the Debtors in connection with the Existing Credit Facilities will not be extinguished, cancelled or discharged pursuant to the Plan or the Confirmation Order, and will remain in full force and effect and applicable to the real and personal property securing the New Credit Agreements to the extent such filings and recordings are not superseded by filings and recordings made in connection with the New Credit Agreements.

4. Authorization and Issuance of New Common Stock and New Warrants

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart is authorized to (i) issue shares of New Common Stock to holders of Chart Senior Lender Claims and Old Chart Common Stock Interests and issue New Warrants to holders of Old Chart Common Stock Interests, in each case in the proportions and amounts set forth in the Plan, and (ii) perform its obligations under the New Warrants, including reserving shares of New Common Stock for such purpose and issuing shares of New Common Stock upon exercise of the New Warrants. On or before the Distribution Date, Reorganized Chart will issue the New Common Stock and New Warrants for distribution in accordance with the provisions of the Plan. All securities to be issued will be deemed to have been issued as of the Consummation Date regardless of the date on which they are actually distributed.

5. Distribution of New Subsidiary Equity

Pursuant to the Lender Settlement, as of the Consummation Date, the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors will be authorized, issued and distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date.

(a) Reorganized CAIRE

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CAIRE is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Inc.

(b) Reorganized Chart Asia, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Asia, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Inc.

(c) Reorganized Chart Heat Exchangers Limited Partnership

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Heat Exchangers Limited Partnership is authorized to issue and will issue a 5% general partnership interest to Reorganized Chart Management Company, Inc. and a 95% limited partnership interest to Reorganized Chart Inc., and the limited partnership will be deemed to elect to reconstitute and continue the limited partnership and to designate Reorganized Chart Management Company, Inc. as general partner.

(d) Reorganized Chart Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

(e) Reorganized Chart International Holdings, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International Holdings, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Inc.

(f) Reorganized Chart International, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

(g) Reorganized Chart Leasing, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Leasing, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Leasing, Inc. will be $10.00.

(h) Reorganized Chart Management Company, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Management Company, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Management Company, Inc. will be $10.00.

(i) Reorganized CoolTel, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CoolTel, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Inc.

(j) Reorganized Greenville Tube, LLC

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Greenville Tube, LLC is authorized to issue and will issue a 100% membership interest to Reorganized Chart Inc.

(k) Reorganized NexGen Fueling, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized NexGen Fueling, Inc. is authorized to issue and will issue 100 shares of new common stock to Reorganized Chart Inc.

6. Management Incentive Plan

The Management Incentive Plan will be adopted by the board of directors of Reorganized Chart after the Consummation Date and will authorize the board of directors of Reorganized Chart to grant management employees of Reorganized Chart and its subsidiaries and the members of Reorganized Chart’s board of directors options to acquire shares of New Common Stock in an aggregate amount up to five percent (5%) of the New Common Stock to be issued pursuant to the Plan. Exercise price, recipients, vesting and other terms of the Management Incentive Plan will be determined by the board of directors of Reorganized Chart. The number of options actually distributed under the Management Incentive Plan will be determined at the sole discretion of Reorganized Chart’s board of directors, which can (i) grant less than five percent (5%) of New Common Stock or (ii) grant, in compliance with applicable nonbankruptcy law, more than five percent (5%) of New Common Stock.

7. Term Exit Facility

On the Consummation Date, (i) the New Term Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, will become effective, and (ii) the Reorganized Debtors will execute the New Term Credit Agreement, the promissory notes and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Term Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the New Term Credit Agreement, and all obligations under the New Term Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement, will be subject to repayment and performance by the obligors thereunder, on the terms set forth in the New Term Credit Agreement and related documents.

8. Revolver Exit Facility

On the Consummation Date, (i) the New Revolver Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, will become effective, and (ii) the Reorganized Debtors will execute the New Revolver Credit Agreement, the promissory notes and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Revolver Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the New Revolver Credit Agreement, and all obligations under the New Revolver Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement, will be subject to repayment and performance by the obligors thereunder, on the terms set forth set forth in the New Revolver Credit Agreement and related documents.

9. New Intercreditor and Subordination Agreement

On the Consummation Date, (i) the New Intercreditor and Subordination Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, will become effective, and (ii) Reorganized Chart will execute the New Intercreditor and Subordination Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Intercreditor and Subordination Agreement.

10. Investor Rights Agreement

Reorganized Chart and certain holders of shares of New Common Stock (the “Agreeing Shareholders”) may enter into the Investor Rights Agreement, which would become effective as of the Consummation Date. The Investor Rights Agreement may include provisions granting certain of the Agreeing Shareholders: (i) “demand” registration rights, pursuant to which such Agreeing Shareholders may require Reorganized Chart, at its expense, to register the New Common Stock under the Securities Act, and (ii) “piggyback” registration rights, pursuant to which such Agreeing Shareholders may require Reorganized Chart, at its expense, to include such Agreeing Shareholders’ New Common Stock in certain proposed registrations of New Common Stock. Additional provisions in the Investor Rights Agreement may include limited preemptive and tag-along rights with respect to, and certain restrictions on the transfer of the New Common Stock held by the Agreeing Shareholders, and could grant certain controlling shareholders of Reorganized Chart the right of first refusal to purchase shares of New Common Stock before transfers of New Common Stock by certain other Agreeing Shareholders. The Investor Rights Agreement may also grant these controlling shareholders the right to designate four (4) out of the seven (7) directors to Reorganized Chart’s board, and, with respect to the remaining three (3) directors, may also provide for (x) the designation of Reorganized Chart’s chief executive officer as a director, (y) a director designated by other Senior Lenders, and (z)

Chart’s existing board of directors to designate a director for a term of approximately two (2) years. In addition, the proposed Investor Rights Agreement may include covenants that would prohibit Reorganized Chart from engaging in a variety of transactions and activities without the consent of the holders of a majority of the outstanding shares of New Common Stock, and may include drag-along and related provisions obligating the Agreeing Shareholders to support a sale of Reorganized Chart to a third party if the sale is approved by certain controlling stockholders. The proposed Investor Rights Agreement may also require Reorganized Chart to provide certain financial information to certain controlling stockholders and to reimburse the expenses of such controlling stockholders incurred in connection with certain services provided to Reorganized Chart. See Section X.C—“Risk Factors—New Common Stock Risks” and Section VII.D.2.(c)—“Summary of the Plan—Means for Implementation of the Plan—Corporate Governance—Shareholders of Chart.”

11. New Warrants

On the Consummation Date, the New Warrants, substantially in the form of Exhibit E to the Plan, will be issued to holders of Old Chart Common Stock Interests pursuant to the Plan. The New Warrants will entitle the holders thereof to purchase 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants) at an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331. The New Warrants will expire not later than 2010, include a cashless exercise feature and have anti-dilution protections for stock splits, combinations and the like. See Section XI.A.2—“Securities to be Issued in Connection with the Plan—Description of Securities to be Issued—New Warrants.”

E. Provisions Governing Distributions

1. Distributions Under the Plan

(a) Distributions for Claims and Interests Allowed as of the Consummation Date

Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims or Interests that are Allowed Claims or Allowed Interests as of the Consummation Date will be made on the Distribution Date. All cash distributions will be made from available cash of the Reorganized Debtors. Any distribution under the Plan of property other than cash will be made by the Disbursing Agent or the Agent, as applicable, in accordance with the terms of the Plan.

(b) Means of Cash Payment

Cash payments under the Plan will be in U.S. funds by checks drawn on a domestic bank selected by Reorganized Chart, or by wire transfer from a domestic bank, at the option of Reorganized Chart. Cash payments to foreign creditors may be made, at the option of Reorganized Chart, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

(c) Record Date for Distributions to Holders of Old Chart Common Stock

The record date for purposes of making distributions under the Plan on account of or in exchange for Allowed Claims and Allowed Interests, including distributions to holders of Old Chart Common Stock Interests, will be the third (3rd) Business Day following entry of the Confirmation Order (the “Distribution Record Date”). At the close of business on the Distribution Record Date, the transfer ledgers for the Old Chart Common Stock will be closed, and there will be no further changes in the record holders of such securities. Reorganized Chart and the Disbursing Agent, if any, will have no obligation to recognize any transfer of such securities occurring after the Distribution Record Date and will be entitled instead to recognize and deal for all purposes with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

(d) Calculation of Distribution Amounts of New Common Stock; Treatment of Fractional Shares

No fractional shares of New Common Stock or fractional New Warrants will be issued or distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer. Each Person entitled to receive New Common Stock or New Warrants will receive the total number of whole shares of New Common Stock or whole New Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or a fraction of a New Warrant, the Disbursing Agent will allocate separately one whole share of New Common Stock or one whole New Warrant, as applicable, to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Stock or whole New Warrants, as applicable, have been allocated. Upon the allocation of a whole share of New Common Stock or a whole New Warrant to a Person in respect of the fractional portion of its entitlement, such fractional portion will be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Stock or whole New Warrants, as applicable, which remain to be allocated, the Disbursing Agent will allocate the remaining whole shares of New Common Stock or whole New Warrants, as applicable, to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares of New Common Stock or whole New Warrants authorized under the Plan, all remaining fractional portions of the entitlements will be deemed cancelled and will be of no further force and effect. No shares of New Common Stock or New Warrants will be issued and no other property will be distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer on account of entitlements to a fractional share of New Common Stock or fractional New Warrant which fall below a threshold level to be determined by the Disbursing Agent after allocation of whole shares of New Common Stock and whole New Warrants in respect of fractional entitlements as described above. Accordingly, a person who otherwise would be entitled to receive a distribution of a fractional share of New Common Stock or a fractional New Warrant will not receive any such distribution if the number of fractional shares of New Common Stock or fractional New Warrants, as applicable, such person was to receive falls below such threshold.

(e) Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to the holders of Allowed Claims and Allowed Interests will be made by the Disbursing Agent or the Agent, as the case may be, (i) at each holder’s address set forth in the Debtors’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent or, with respect to a Senior Lender Claim, the Agent, as applicable or (iii) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder’s distribution is returned as undeliverable, no further distributions to such holder will be made, unless and until the Disbursing Agent or the Agent, as applicable, is notified of such holder’s then current address, at which time all missed distributions will be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Agent will be returned to the appropriate Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made within one (1) year after the Consummation Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any cash for distribution on account of or in exchange for unclaimed or undeliverable distributions will become property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock or New Warrants held for distribution on account of or in exchange for such Claim or Interest will be canceled and of no further force or effect. Nothing contained in the Plan will require any Disbursing Agent, including, but not limited to, Reorganized Chart, to attempt to locate any holder of an Allowed Claim or Interest.

2. Disbursing Agent

The Disbursing Agent will make all distributions required under the Plan (subject to the provisions of Articles IV, VI and VII thereof), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent or servicer, which distributions will be deposited with the appropriate indenture trustee, agent or servicer, who will deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by Reorganized Chart to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent or servicer), such Disbursing Agent, indenture trustee, agent or servicer will receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent will be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond will be paid by the Reorganized Debtors.

3. Surrender of Securities or Instruments

As a condition precedent to receiving any distribution of New Common Stock or New Warrants on account of Chart Senior Lender Claims or in exchange for Old Chart Common Stock Interests, the holders of such Claims or Interests will tender the applicable instruments, securities or other documentation evidencing such Claims or Interests to Reorganized Chart unless waived in writing by Reorganized Chart. Any New Common Stock or New Warrants to be distributed pursuant to the Plan on account of or in exchange for any such Claim or Interest will, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan.

(a)	Old Chart Common Stock. Each holder of an instrument evidencing Old Chart Common Stock (a “Certificate”) will, following the Consummation Date, surrender its Certificate to Reorganized Chart or its agents, as applicable, in accordance with written instructions to be provided to such holders by Reorganized Chart, as promptly as practicable following the Consummation Date. Such instructions will specify that delivery of such Certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificates with a letter of transmittal in accordance with such instructions. All surrendered Certificates will be marked as cancelled.

(b)	Failure to Surrender Instruments. Any holder of Old Chart Common Stock evidenced by a Certificate that fails to surrender or is deemed to have failed to surrender its Certificate within one (1) year after the Consummation Date will have its Interest, and its distribution pursuant to the Plan in exchange for such Old Chart Common Stock discharged and will be forever barred from asserting any such Claim or Interest against Reorganized Chart or its property. In such cases, any New Common Stock or New Warrants held for distribution in exchange for such Interest will be disposed of pursuant to Article VI.H of the Plan.

(c)	Senior Lender Claims. On or before the Consummation Date, the holders of the Senior Lender Claims will deliver their promissory notes (or affidavits of the loss, mutilation or destruction of such notes, in form and substance reasonably acceptable to the Debtors and the Agent) evidencing such Claims to Reorganized Chart.

4. Lost, Stolen, Mutilated or Destroyed Securities

Any holder of Old Chart Common Stock evidenced by a Certificate that has been lost, stolen, mutilated or destroyed will, in lieu of surrendering its Certificate, deliver to Reorganized Chart or its agents: (i) evidence reasonably satisfactory to Reorganized Chart of the loss, theft, mutilation or destruction of such Certificate; and (ii) such security or indemnity as may be required by Reorganized Chart to hold Reorganized Chart harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Claim or Interest. Upon compliance with the foregoing by a holder of Old Chart Common Stock, such holder will, for all purposes under the Plan, be deemed to have surrendered its Certificate.

5. Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, Reorganized Chart will comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions will be subject to any such withholding and reporting requirements. Reorganized Chart will be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Common Stock or New Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution will be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to Reorganized Chart for the payment and satisfaction of such tax obligations or has, to Reorganized Chart’s satisfaction, established an exemption therefrom. Any New Common Stock or New Warrants to be distributed pursuant to the Plan will, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article VI.H of the Plan.

6. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution will, for the Debtors’ federal income tax purposes, be allocated on the Debtors’ books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

7. Setoffs

Except as provided in the Plan, a Reorganized Debtor may, but will not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim under the Plan will constitute a waiver or release by the Reorganized Debtor of any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing in the Plan will be deemed to expand rights to setoff under applicable law.

F. Resolving Disputed, Contingent and Unliquidated Claims

1. Resolution of Disputed Claims

Except as provided otherwise in the Plan, holders of Claims and Interests will not be required to file proofs of Claim or proofs of Interest with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim or Interest will be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim or Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, however, that the Debtors and the Reorganized Debtors reserve the right to file with Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim or Interest with respect to which the holder of such Claim or Interest has filed a proof of Claim or proof of Interest, as applicable, in the Chapter 11 Case. The Debtors and the Reorganized Debtors will be authorized to, and will, resolve all Disputed Claims and Disputed Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

In addition, any Debtor, Reorganized Debtor or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism. Notwithstanding anything to the contrary, Senior Lender Claims are Allowed under the Plan.

2. No Distribution Pending Allowance

No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or Interest.

3. Distributions After Allowance

To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Interest becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim or Interest, the Disbursing Agent will provide to the holder of such Claim or Interest the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent is not required to make distributions more frequently than once every 180 days.

G. Treatment of Contracts and Leases

Under section 365 of the Bankruptcy Code, the Companies have the right, subject to Bankruptcy Court approval, to assume or reject any executory contracts or unexpired leases. If any of the Debtors rejects an executory contract or unexpired lease that was entered into before the Petition Date, it will be treated as if it had been breached on the date immediately preceding the Petition Date, and the other party to the agreement may assert a General Unsecured Claim for damages incurred as a result of the rejection.

1. Assumed Contracts and Leases; Related Payments

(a) General

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor will be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms or (iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order will constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date. The Debtors reserve their right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property will include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default will be satisfied, under section 365(b)(1) of the Bankruptcy Code by payment of cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code (“Cure”). If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

(b) Compensation and Benefit Plans and Treatment of Retirement Plans

All of the Debtors’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements (other than the Executive Plan, the Key Employee Plan, the 1997 Plan, the Director Plans and the Stock Bonus Plan, and any award agreement entered into thereunder, and the Greenville Employment Agreements) entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, and the Debtors’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. See Section II.D.5 and II.D.6—“General Information—Capital Structure of the Companies—Stock Option Plans” and “—Stock Bonus Plans.” In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

(c) Indemnification of Officers, Directors and Managers

The Debtors’ indemnification obligations in favor of their officers, directors and Managers contained in the certificates of incorporation and bylaws or other governing documents of the Debtors as of April 30, 2003 will be included in the amended and restated certificates of incorporation and bylaws or other governing documents of the Reorganized Debtors. All Claims of the Debtors’ officers, directors and Managers for indemnity arising prior to the Petition Date will be deemed to be Unimpaired Class 4 General Unsecured Claims, and all Claims of the Debtors’ officers, directors and Managers for indemnity arising on and after the Petition Date will be deemed to be Unimpaired Administrative Claims. Furthermore, Chart’s contractual indemnification agreements with its officers, directors and Managers entered into as of August and October 2002 will be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Consummation Date.

Pursuant to the Plan Term Sheet, and subject to the provisions of an escrow agreement, certain of the Senior Lenders will fund a $1 million escrow account until the Consummation Date. This escrow account is to be used to reimburse and pay amounts incurred by Chart’s directors and certain of its senior officers for which Chart has indemnification and reimbursement obligations, as well as to fund certain insurance coverage litigation, if any. Generally, the escrow funds can be applied only if Chart does not satisfy its indemnification and reimbursement obligations to such directors and officers and the applicable amounts incurred are not covered by Chart’s insurance policies, or if insurance coverage litigation is pursued, subject to the terms and conditions of the escrow agreement. Unless earlier terminated pursuant to the terms of the escrow agreement, on the Consummation Date any unused amounts in the escrow will be returned to the Senior Lenders who funded it.

(d) Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of New Securities under the Plan and/or any other acts taken to implement the Plan will not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of any of the Debtors. However, this does not apply to contracts, agreements, plans, arrangements and other documents relating to employment, employee severance, salary continuation or employee retention, other than the Greenville Employment Agreements.

2. Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the appropriate Reorganized Debtor and its counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the respective Reorganized Debtor, its Estate and its property.

H. Compromise and Settlement of Disputes

1. Settlement Between Debtors and Senior Lenders

The plan implements and incorporates the Lender Settlement. Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, the Plan will constitute a motion for approval of, and the Confirmation Order will authorize, and constitute Bankruptcy Court approval of, the Lender Settlement. The Senior Lenders are owed approximately $261,972,430.03 (as of June 18, 2003) under the Existing Credit Facilities, and hold liens on substantially all of the Companies’ assets. Unless extended, the waivers of default under the Existing Credit Agreement will expire on June 30, 2003, and the Companies have therefore entered into the Lender Settlement, which, among other things, will restructure these obligations, reduce the principal amount owed thereunder and provide the Companies with additional credit to conduct their businesses. As a result of this settlement, the Senior Lenders have agreed that holders of Class 4 General Unsecured Claims and Class 7 Old Chart Common Stock Interests will receive distributions under the Plan, which would otherwise have been distributed to the Senior Lenders. The Companies therefore believe that the Lender Settlement is fair and reasonable.

On the Consummation Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the Senior Lender Claims, and for good and valuable consideration including the Senior Lenders’ agreement to the treatment specified in the Plan for the Senior Lender Claims and the Claims and Interests asserted by other parties in interest, the Lender Settlement will be effectuated in accordance with the following terms:

(a)	The Senior Lender Claims will be deemed Allowed by the Confirmation Order as undisputed, noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date).

(b)	The Debtors’ indebtedness under the Existing Credit Facilities represented by the Senior Lender Claims will be restructured into indebtedness under the New Term Credit Agreement in the aggregate amount of $120 million, pursuant to Article IV.C.2 of the Plan.

(c)	The Senior Lenders will receive 5,059,064 shares of the New Common Stock of Reorganized Chart, pursuant to Article IV.C.2 of the Plan.

(d)	The holders of Old Chart Common Stock will receive (i) 266,267 shares of the New Common Stock of Reorganized Chart plus (ii) New Warrants exercisable to acquire an additional 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants), pursuant to Article IV.C.6 of the Plan.

(e)	Certain of the Senior Lenders will provide debtor-in-possession financing under the DIP Facility during the Chapter 11 Case and, upon consummation of the Plan, certain of the Senior Lenders will provide revolving credit loans to the Reorganized Debtors under the New Revolver Credit Agreement, pursuant to Article III.A of the Plan.

(f)	Allowed General Unsecured Claims will be treated under the Plan as Unimpaired Claims, pursuant to Articles IV.C.4-5 of the Plan.

(g)	Unimpaired Intercompany Claims will be treated under the Plan as Unimpaired Claims, and the Impaired Intercompany Claims will not receive or retain any property under the Plan on account of such Claims, pursuant to Articles IV.C.5 and 6 of the Plan

(h)	The Debtors will release the Senior Lenders (in such capacity) and all of the Debtors’ current and former officers, directors, Managers and professionals, pursuant to Article XIV.H of the Plan.

(i)	The Senior Lenders and the current members of Chart’s board of directors will exchange mutual releases.

(j)	The Debtors will assume their indemnification obligations to and employment agreements with their directors, Managers and officers, pursuant to Articles VIII.E and VIII.F of the Plan.

(k)	The Debtors will pay the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent, pursuant to Articles III.B and IV.C.2 of the Plan.

(l)	Old Chart Common Stock, Other Equity Rights and Old Subsidiary Equity will be deemed cancelled, pursuant to Articles V.C of the Plan.

(m)	The respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors will be distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date, pursuant to Article V.C.2 of the Plan.

(n)	Chart’s board of directors may solicit, consider and negotiate alternative transactions with third parties at any time prior to the Confirmation Date and may terminate the Lender Settlement at any time prior to the Confirmation Date in order to enter into any proposed alternative transaction if Chart’s board of directors determines in its business judgment that it constitutes an Alternative Transaction.

2. Compromise and Settlement of Additional Claims

Pursuant to Bankruptcy Rule 9019(a), and with the consent of the Agent and the Senior Lenders, the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right will pass to the Reorganized Debtors pursuant to Articles V.A and V.E of the Plan.

I. Summary of Other Provisions of the Plan

1. Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Consummation Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court as long as such payments are in accordance with the New Credit Agreements.

2. Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on or before the Consummation Date. All such fees that arise after the Consummation Date but before the closing of the Chapter 11 Case will be paid by the Reorganized Debtors.

3. Retention of Jurisdiction

Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Consummation Date, the Bankruptcy Court will, to the fullest extent permitted by law, retain exclusive jurisdiction (except with respect to objections to Claims and Interests, as to which jurisdiction will not be exclusive) over all matters arising out of, and related to, the Chapter 11 Case and the Plan, as more fully set forth in Article XII of the Plan.

4. Interest on Claims

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein or in an order of the Bankruptcy Court, no holder of a Claim shall be entitled to or receive Postpetition Interest.

5. Interpretation of Senior Lender Consent

Whenever the consent, agreement or acceptance of the Senior Lenders is referred to herein (other than with respect to voting for the purposes of section 1126(c) of the Bankruptcy Code), such consent, agreement or acceptance means that of the Agent plus Senior Lenders holding more than fifty percent (50%) in aggregate principal amount of the Senior Lender Claims.

6. Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order, or in any document, instrument, release, or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order (collectively, “Litigation Claims”), and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. Schedule 1 to the Plan contains a non-exclusive list of claims or causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify Schedule 1 to the Plan to add or delete parties or causes of action, but disclaim any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit, or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit, or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Consummation Date, notwithstanding anything in the Plan to the contrary, the Debtors or the Reorganized Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

7. Exclusivity Period

The Debtors will retain the exclusive right to amend or modify the Plan with the consent of the Senior Lenders and to solicit acceptances of any amendments to or modifications of the Plan, through and until the Consummation Date.

8. No Substantive Consolidation

The Plan will not effect a substantive consolidation of the Debtors.

9. Exemption from Registration

The issuance of the New Securities under the Plan will be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities may be deemed to be “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code.

10. Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from any Debtor to any Reorganized Debtor or any other Person or entity pursuant to the Plan will not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

11. Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), will remain in full force and effect until the Consummation Date. All injunctions or stays contained in the Plan or the Confirmation Order will remain in full force and effect in accordance with their terms.

12. Committee

On the Consummation Date, the duties of any Committee (if appointed) will terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Consummation Date.

13. Plan Supplement

Any and all exhibits, lists, or schedules referred to in the Plan, but not filed with it will be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days before the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the

Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIV.Q of the Plan.

14. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware will govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents, and instruments executed in connection with the Plan, the State of Delaware will govern the construction and implementation of such agreements, documents, and instruments, and (iii) the state of incorporation, organization or formation of each Debtor will govern corporate governance matters with respect to such Debtor, in each case without giving effect to the principles of conflicts of law thereof.

J. Confirmation of the Plan

Described below are certain important considerations under the Bankruptcy Code in connection with confirmation of the Plan.

1. Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan (the “Confirmation Hearing”). Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to confirmation of the Plan.

If the Companies file petitions for relief under chapter 11 of the Bankruptcy Code and seek confirmation of the Plan, the Bankruptcy Court will schedule a Confirmation Hearing. The Companies will provide notice of the Confirmation Hearing to all known Creditors and Interest holders or their representatives (the “Confirmation Notice”). The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing or any adjournment thereof. Objections to confirmation must be filed and served in the manner and within the time set forth in the Confirmation Notice and must (a) be in writing, (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules, (c) set forth the name of the objector, and the nature and amount of any Claim or Interest asserted by the objector against or in any Debtor, the applicable Estate or its property, and (d) state with particularity the legal and factual bases for the objection. OBJECTIONS TO CONFIRMATION THAT ARE NOT TIMELY FILED AND SERVED WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT AND WILL BE OVERRULED.

2. Requirements for Confirmation of the Plan

The Bankruptcy Court will determine at the Confirmation Hearing whether the following requirements for confirmation, set forth in section 1129 of the Bankruptcy Code, have been satisfied:

(a)	The Plan complies with the applicable provisions of the Bankruptcy Code.

(b)	The Debtors have complied with the applicable provisions of the Bankruptcy Code.

(c)	The Plan has been proposed in good faith and not by any means forbidden by law.

(d)	Any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan for services or for costs and expenses in, or in connection with, the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.

(e)	The Debtors have disclosed (i) the identity and affiliations of (x) any individual proposed to serve, after confirmation of the Plan, as a director, officer, or voting trustee of the Reorganized Debtors, (y) any affiliate of any Debtor participating in a joint plan with any Debtor, or (z) any successor to the Debtors under the Plan (and the appointment to, or continuance in, such office of such individual(s) is consistent with the interests of creditors and Interest holders and with public policy), and (ii) the identity of any insider that will be employed or retained by the Debtors and the nature of any compensation for such insider.

(f)	With respect to each Class of Claims or Interests, each Impaired creditor and Impaired Interest holder either has accepted the Plan or will receive or retain under the Plan an account of the Claims or Interests held by such entity, property of a value, as of the Consummation Date, that is not less than the amount that such entity would receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code. See Section XIII.B—“Feasibility of the Plan and the Best Interests of Creditors Test—Best Interests Test.”

(g)	The Plan provides that Administrative Claims and Other Priority Claims will be paid in full on the Consummation Date, and that holders of Priority Tax Claims will receive deferred cash payments on account of such Claims, equal in value as of the Consummation Date to the Allowed Amount of such claims, payable over a period not exceeding six years after the date of assessment of such Claims, except to the extent that the holder of any such Claim has agreed to a different treatment.

(h)	If a Class of Claims is Impaired under the Plan, at least one Class of Impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by insiders holding Claims in such Class.

(i)	Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan. See Section XIII.A—“Feasibility of the Plan and the Best Interests of Creditors Test—Feasibility of the Plan.”

(j)	The Plan provides for the continuation after the Consummation Date of all retiree benefits, if any, at the level established pursuant to sections 1114(e)(1)(B) or 1114(g) of the Bankruptcy Code at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated themselves to provide such benefits.

The Companies believe that, upon receipt of the Requisite Acceptances, the Plan will satisfy all the statutory requirements of chapter 11 of the Bankruptcy Code, that the Companies have complied or will have complied with all of the requirements of chapter 11, and that the Plan is being proposed and will be submitted to the Bankruptcy Court in good faith.

3. Confirmation Without Acceptance of All Impaired Classes—“Cramdown”

The Companies will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code, and have reserved the right to modify the Plan to the extent that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted it. Thus, if the Requisite Acceptances are received, the Bankruptcy Court may confirm the Plan notwithstanding the rejection, deemed or otherwise, of an Impaired Class of Claims or Interests if the Plan “does not discriminate unfairly” and is “fair and equitable” as to each Impaired Class that has rejected, or is deemed to have rejected, the Plan.

A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. A plan is fair and equitable as to a class of secured claims that rejects the plan if, among other things, the plan provides (a) (i) that the holders of claims in the rejecting class retain the liens securing those claims (whether the property subject to those liens is retained by the debtor or transferred to another entity) to the extent of the allowed amount of such claims and (ii) that each holder of a claim in the rejecting class receives on account of its claim deferred cash payments totaling at least the allowed amount of that claim, of a value, as of the effective date of the plan, of at least the value of the holder’s interest in the estate’s interest in such property, (b) for the sale, subject to section 363(k) of the Bankruptcy Code, of any property that is subject to the liens securing the claims included in the rejecting class, free and clear of the liens, with the liens to attach to the proceeds of the sale, and the treatment of the liens on proceeds under clause (a) or (c) of this subparagraph, or (c) for the realization by such holders of the indubitable equivalent of such claims.

A plan is fair and equitable as to a class of unsecured claims that rejects the plan, if, among other things, the plan provides (a) that each holder of a claim in the rejecting class will receive or retain property on account of its claim, that has a value as of the plan’s effective date, equal to the allowed amount of the claim, or (b) that no holder of a claim or interest that is junior to the claims of the rejecting class will receive or retain under the Plan any property on account of such junior claim or interest.

A plan is fair and equitable as to a class of equity interests that rejects the plan if the plan provides (a) that each holder of an interest included in the rejecting class receive or retain property on account of that interest, that has a value as of the plan’s effective date equal to the greatest of (i) the allowed amount of any fixed liquidation preference to which such holder is entitled, (ii) any fixed redemption price to which such holder is entitled, or (iii) the value of such interest; or (b) that no holder of an interest that is junior to the interest of the rejecting class will receive or retain any property under the Plan on account of such junior interest.

As described above, holders of Claims or Interests in Classes 6, 7, 8, 9 and 10 are not entitled to receive or retain property under the Plan on account of their Claims or Interests. If the Solicitation Order is entered, Class 7 will also be deemed to reject the Plan, notwithstanding the fact that holders of Class 7 Interests will receive distributions pursuant to the implementation of the Lender Settlement under the Plan. Accordingly, under section 1126(g) of the Bankruptcy Code, each such Class is presumed to have rejected the Plan. The Companies (a) intend to request confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the deemed rejection of the Plan by Classes 6, 7, 8, 9 and 10, and (b) reserve the right to seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by other classes of Claims or Interests.

The Companies believe that the Plan may be confirmed pursuant to the above-described “cramdown” provisions, over the dissents of the holders of Claims and Interests in Classes 6, 7, 8, 9 and 10 in view of the treatment proposed for such Classes. The Companies believe that the treatment under the Plan of the holders of Claims and Interests in Classes 6, 7, 8, 9 and 10 will satisfy the “fair and equitable” test since no Class junior to these Classes will receive or retain any property under the Plan.

4. Conditions to Confirmation and Consummation

(a) Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article XI.C. of the Plan:

(i)	The proposed Confirmation Order will be in form and substance acceptable to the Debtors and the Senior Lenders.

(ii)	The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement, the New Warrant Agreement and the related form of warrant certificate will be in form and substance satisfactory to the Debtors and the Senior Lenders.

(b) Conditions to Consummation Date

The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied or waived in accordance with Article XI.C of the Plan:

(i)	The Confirmation Order, in form and substance acceptable to the Debtors and the Senior Lenders, confirming the Plan will have been entered and must provide, among other things, that:

(A)	the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, execute, implement and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

(B)	the provisions of the Confirmation Order are nonseverable and mutually dependent;

(C)	all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan will remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

(D)	the transfers of property by the Debtors (a) to the Reorganized Debtors (i) are or will be legal, valid, and effective transfers of property, (ii) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances or Interests, except as expressly provided in the Plan or Confirmation Order, (iii) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law, and (iv) do not and will not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability, and (b) to holders of Claims and Interests under the Plan are for good consideration and value;

(E)	except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Consummation Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof will be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of any of the Debtors that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, (b) any obligation of any of the Debtors incurred before the Confirmation Date, or (c) any conduct of any of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

(F)	the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

(G)	all Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights will be deemed cancelled effective upon the Consummation Date; and

(H)	the New Common Stock, New Subsidiary Equity and New Warrants issued under the Plan in exchange for Claims and Interests, as applicable are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Common Stock or New Warrants may be deemed to be “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code.

(ii)	The Confirmation Order will have become a Final Order.

(iii)	The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement and the New Warrant Agreement, in form and substance satisfactory to the Debtors and the Senior Lenders, will have been executed and delivered, and all conditions precedent thereto will have been satisfied or waived by the parties thereto.

(iv)	The New Credit Agreements and all documents to be executed in connection therewith, in form and substance satisfactory to the Debtors and the Senior Lenders, will have been executed and delivered, and all conditions precedent thereto will have been satisfied or waived by the parties thereto.

(v)	The Debtors will have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and New Warrants.

(vi)	Members of Chart’s board of directors as of the Consummation Date and the Senior Lenders will have executed and delivered mutual releases in form and substance satisfactory to all signatories thereto.

(vii)	All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan will have been obtained.

(viii)	All other actions, documents and agreements necessary to implement the Plan will have been effected or executed.

(c) Waiver Of Conditions

Each of the conditions set forth in Articles XI.A and XI.B of the Plan may be waived in whole or in part by the Debtors, with the Senior Lenders’ written consent, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors to exercise any of the foregoing rights will not be deemed a waiver of any other rights, and each such right will be deemed an ongoing right that may be asserted at any time.

5. Modifications and Amendments

The Debtors may alter, amend, or modify the Plan or any exhibits thereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the Senior Lenders’ consent. The Debtors reserve the right to include any amended exhibits in any Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, with the Senior Lenders’ consent, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings will be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

K. Effects of Confirmation

1. Binding Effect

The Plan will be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including the Reorganized Debtors and all other parties in interest in the Chapter 11 Case.

2. Discharge of the Debtors

Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and all Interests, regardless of whether any property will have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Upon the Consummation Date, except as provided in the Plan or Confirmation Order, (i) the Debtors, and each of them, will be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, and (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) all Interests of the holders of (a) Old Chart Common Stock, (b) Old Subsidiary Equity and (c) Other Equity Rights will be terminated.

As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Persons will be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of Interests of the holders of Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

3. Exculpation and Limitation of Liability

The Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, and any and all of their respective current or former members, officers, Managers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, will not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, Managers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects will be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Case and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, will have any right of action against the Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, or any of their respective current or former members, officers, directors, Managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

4. Releases

(a) Releases by the Debtors

As of the Consummation Date, the Debtors, their Estates and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, defenses, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Petition Date or thereafter, against (i) the Debtors’ current and former directors, officers and Managers (acting in such capacity or as the Debtors’ agents or employees) and professionals, or any of their successors or assigns (acting in such capacity) and (ii) the Senior Lenders (acting in such capacity) and their respective current and former members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns (acting in such capacity), except for those persons and entities listed in Schedule 1 to the Plan, which shall not be released hereunder.

(b) Releases by Holders of Claims and Interests

As of the Consummation Date, each holder of a Claim or Interest, solely in its capacity as such, that affirmatively votes in favor of the Plan will have agreed to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, against (i) the Debtors or the Reorganized Debtors or (ii) the Debtors’ current or former directors, officers, Managers, employees, agents or professionals (acting in such capacity), as of the Petition Date or thereafter.

5. Injunction

Except as provided in the Plan or the Confirmation Order, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined, as of the Confirmation Date, and subject to the occurrence of the Consummation Date, from taking any of the following actions against the Debtors, the Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

As of the Consummation Date, all entities that have held, currently hold or may hold a Claim, defense, obligation, suit, judgment, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in Article XIV.I of the Plan.

6. Waiver of Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract or under general principles of equitable subordination, sections 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to the holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of or in exchange for such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Consummation Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective properties, and the holder of Claims and Interests, and is fair, equitable and reasonable.

VIII. TREATMENT OF TRADE CREDITORS AND EMPLOYEES

DURING THE CHAPTER 11 CASE

A. Trade Creditors

If the Companies commence the Chapter 11 Case and seek confirmation of the Plan, then, notwithstanding provisions of the Bankruptcy Code that would otherwise require payment of such prepetition claims to be deferred until consummation of the Plan, the Companies intend to seek the approval of the Bankruptcy Court (on, or as soon as possible after, the Petition Date) to make payments on account of Trade Claims to holders of Trade Claims who continue to provide the Companies with normal trade credit. If and to the extent that the Bankruptcy Court does not approve such payments, the Plan provides that holders of undisputed Trade Claims will be paid in full. There can be no assurance, however, that the Bankruptcy Court will permit an early payment to the holders of Trade Claims.

B. Employees

If the Companies commence the Chapter 11 Case and seek confirmation of the Plan, the Companies intend that salaries, wages, accrued paid vacation, health related benefits, and similar employee benefits will be unaffected. Employee benefit claims that accrue prepetition will be Unimpaired under the terms of the Plan. To ensure the continuity of the Companies’ work force and to further accommodate the Unimpaired treatment of employee benefits, the Companies intend to seek the approval of the Bankruptcy Court (on, or as soon as possible after, the Petition Date) to honor payroll checks outstanding as of the Petition Date (or to issue replacement checks), to permit employees to use their accrued vacation time (as long as they remain employees of the Companies) and to continue paying medical benefits under the Companies’ health plan. There can be no assurance that the Bankruptcy Court would permit payment of prepetition claims of employees at that time or if it does, that it would not impose limitations on such payments. Employee claims and benefits not paid or honored, as the case may be, prior to consummation of the Plan will be paid or honored in full upon consummation of the Plan or as soon thereafter as such payment or other obligation becomes due or performable.

IX. FINANCING DURING AND AFTER THE CHAPTER 11 CASE

A. The DIP Facility

THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED TERMS OF THE PROPOSED DIP FACILITY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DIP FACILITY AGREEMENT. A COPY OF THE DIP FACILITY AGREEMENT WILL BE FILED WITH THE BANKRUPTCY COURT IF THE COMPANIES SEEK AUTHORITY TO ENTER INTO THE DIP FACILITY. AS OF THE DATE OF THIS DISCLOSURE STATEMENT, THE COMPANIES INTEND TO SEEK BANKRUPTCY COURT APPROVAL OF THE DIP FACILITY IF THE COMPANIES COMMENCE THE CHAPTER 11 CASE.

The DIP Facility, which will be provided by certain Senior Lenders (the “DIP Lenders”), will consist of a revolving credit line of up to $40,000,000 (the “Commitment”), of which $30,000,000 will be available for letters of credit. Loans under the DIP Facility will bear interest at either of the following annual rates, at Chart’s election: (i) the Alternative Base Rate (as defined in the DIP Facility Agreement) plus 1.5% or (ii) LIBOR plus 2.5%. The default interest rate will be 2% above the then-applicable rate. Chart will be the borrower under the DIP Facility, which will be guaranteed by the Subsidiary Debtors.

The Commitment will mature, and all outstanding DIP Facility obligations will be due and payable on the earlier of the Consummation Date and September 15, 2003. The proceeds of the DIP Facility will be used (i) for working capital, general corporate purposes, and payment of expenses of the Chapter 11 Case, in accordance with the Approved Budget (as defined in the DIP Facility Agreement), and (ii) to pay certain prepetition claims as may be approved by the Bankruptcy Court.

To secure the obligations under the DIP Facility, JPMorgan Chase Bank, as agent under the DIP Facility Agreement (the “DIP Agent”) for itself and the ratable benefit of the DIP Lenders will have a first priority lien on substantially all of the Debtors’ real and personal property. This lien will be senior in rank and priority to all other liens and security interests on and in the Collateral, including, without limitation, the liens and security interests securing the Existing Credit Facilities, subject only to (a) any other valid, perfected and enforceable security interests and liens existing as of the commencement of the Chapter 11 Case that are non-avoidable under the Bankruptcy Code or applicable nonbankruptcy law and not otherwise subject to section 552(a) of the Bankruptcy Code, and (b) any other postpetition liens, security interests or carve-outs expressly permitted by the DIP Facility, including a carve-out for the payment of professional fees.

The DIP Facility will provide for covenants, representations, warranties, events of default and other terms and conditions customary for a debtor-in-possession financing facility of similar type and nature to the DIP Facility, and which are acceptable to the Debtors, the DIP Agent and the DIP Lenders.

B. Use of Cash Collateral

The Companies’ obligations under the Existing Credit Facilities are secured by substantially all of the Companies’ assets. Cash proceeds of such collateral constitute “cash collateral” as that term is defined in section 363(a) of the Bankruptcy Code. The Bankruptcy Code requires court approval of the use of cash collateral, unless all parties holding an interest in such cash collateral consent to the use thereof. In order to allow the Companies’ continued normal operation during the Chapter 11 Case, the Companies expect that the Senior Lenders will consent to the Companies’ use of their cash collateral, on terms and conditions and subject to a stipulation and order in form and substance acceptable to the Senior Lenders. The Companies intend to seek Bankruptcy Court approval of their use of the Senior Lenders’ cash collateral on or as soon as practicable after the Petition Date.

C. Exit Financing

The Companies and the Senior Lenders party to the Lockup Agreements have agreed upon the principal terms of the New Credit Agreements, pursuant to which the Senior Lenders will restructure a portion of the indebtedness outstanding under the Existing Credit Agreement and extend further credit to Reorganized Chart if the Plan is consummated and certain other conditions are satisfied or waived. Upon consummation of the Plan, all prepetition loans under the Existing Credit Facilities will be reduced and restructured into a $120 million term loan under the New Term Credit Agreement, which amount will be deemed to be fully funded and outstanding on the Consummation Date. The Debtors’ indebtedness under the DIP Facility will become indebtedness under the New Revolver Credit Agreement, which will provide for a $40 million revolving loan to be immediately available upon consummation of the Plan. The maturity dates of the New Term Credit Agreement and the New Revolver Credit Agreement will be six years and five years, respectively.

The description of the New Credit Agreements set forth below is qualified in its entirety by reference to the New Credit Agreements. Negotiations with respect to the final agreements may result in the New Credit Agreements having terms that differ in some respects from the terms described below.

1. The New Term Credit Agreement

THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED TERMS OF THE NEW TERM CREDIT AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NEW TERM CREDIT AGREEMENT.

The Senior Lenders will be deemed to have funded a $120 million term loan governed by the New Term Credit Agreement to the Companies on the Consummation Date. The term loan will be secured by a second priority lien on all the Reorganized Debtors’ assets, subject to customary permitted liens and the liens granted under the New Revolver Credit Agreement. The annual interest rate for the term loan under the New Term Credit Agreement will be LIBOR plus 350 basis points. The term loan will be amortized on the following schedule:

Year 1	$1 million
Year 2	$3 million
Year 3	$3 million
Year 4	$7 million
Year 5	$7 million
Year 6	$99 million

The New Term Credit Agreement will contain affirmative and negative covenants substantially similar to those in the Existing Credit Agreement. The Companies expect these covenants will include restrictive covenants which (a) prohibit certain restricted payments such as cash dividends, redemptions and other distributions to shareholders, (b) prohibit certain corporate transactions, including mergers, acquisitions, consolidations, liquidations and sales or other dispositions of assets outside the ordinary course of business, (c) prohibit changes in the character of the business of Reorganized Chart, (d) prohibit sales, assignments, transfers, pledges or other dispositions of subsidiary stock (or common stock equivalents) and the issuance of subsidiary stock (or common stock equivalents), (e) limit sale leasebacks of real or personal property, (f) limit capital expenditures and lease obligations, (g) limit indebtedness and contingent obligations, (h) limit affiliated party transactions, (i) limit liens, charges and encumbrances, and (j) limit loans, advances, capital contributions and other investments. In addition, the Companies expect that the New Credit Agreement will contain financial covenants with which Reorganized Chart will be required to comply, including covenants relating to fixed charge coverage, interest coverage, leverage ratio, and capital expenditure limits. The Companies believe that they will be able to comply with all of the covenants to be included in the New Term Credit Agreement. See—Section III—“Certain Financial Information.”

The Companies expect that the effectiveness of the New Term Credit Agreement will be conditioned upon, among other things, (a) the Agent’s satisfaction with the provisions of the Confirmation Order, (b) receipt by the Senior Lenders of evidence of insurance for the business and properties of the Reorganized Debtors in form and substance satisfactory to the Agent, (c) satisfactory completion and execution of the New Term Credit Agreement and related documentation, (d) receipt by the Agent of certain information and documentation regarding collateral, (e) payment to the Agent and to the Senior Lenders of all fees and expenses agreed upon, and (f) receipt by the Agent of all information and copies of all certificates, documents and papers, including good standing certificates and other records of corporate proceedings and governmental approvals, that the Agent reasonably requests. Although Chart believes that all conditions to effectiveness of the New Term Credit Agreement will be satisfied, no assurances can be given in this regard.

Under the New Term Credit Agreement, there will be restructuring fee payable upon execution of the New Term Credit Agreement, as well as certain other fees, all payable in amounts to be agreed upon.

2. The New Revolver Credit Agreement

THE FOLLOWING IS A SUMMARY OF CERTAIN ANTICIPATED TERMS OF THE NEW REVOLVER CREDIT AGREEMENT AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TERMS THEREOF.

On the Consummation Date, the DIP Facility will be amended and restated as the New Revolver Credit Agreement, and the indebtedness and commitments under the DIP Facility will become indebtedness and commitments under the New Revolver Credit Agreement. The New Revolver Credit Agreement will be available to be drawn on the Consummation Date, and will be secured by a first priority lien on all of the Reorganized Debtors’ assets, subject to customary permitted liens. The New Revolver Credit Agreement will have a $40 million limit, with a $30 million sub-limit for letters of credit. The annual interest rate will be LIBOR plus 250 basis points.

The New Revolver Credit Agreement will contain affirmative and negative covenants substantially similar to those in the Existing Credit Facilities. The Companies expect that these covenants will include restrictive covenants which (a) prohibit certain restricted payments such as cash dividends, redemptions and other distributions to shareholders, (b) prohibit certain corporate transactions, including mergers, acquisitions, consolidations, liquidations and sales or other dispositions of assets outside the ordinary course of business, (c) prohibit changes in the character of the business of Reorganized Chart, (d) prohibit sales, assignments, transfers, pledges or other dispositions of subsidiary stock (or common stock equivalents) and the issuance of subsidiary stock (or common stock equivalents), (e) limit sale leasebacks of real or personal property, (f) limit capital expenditures and lease obligations, (g) limit indebtedness and contingent obligations, (h) limit affiliated party transactions, (i) limit liens, charges and encumbrances, and (j) limit loans, advances, capital contributions and other investments. In addition, the Companies expect that the New Revolver Credit Agreement will contain financial covenants with which Reorganized Chart will be required to comply, including covenants relating to fixed charge coverage, interest coverage, leverage ratio, and capital expenditure limits. The Companies believe that they will be able to comply with all of the covenants to be included in the New Revolver Credit Agreement. See Section III—“Certain Financial Information.”

The Companies further expect that the effectiveness of the New Revolver Credit Agreement will be conditioned upon, among other things, (a) the satisfaction of the agent under the New Revolver Credit Agreement with the provisions of the Confirmation Order, (b) receipt by the lenders under the New Revolver Credit Agreement of evidence of insurance for the business and properties of the Reorganized Debtors in form and substance satisfactory to the agent under the New Revolver Credit Agreement, (c) satisfactory completion and execution of the New Revolver Credit Agreement and related documentation, (d) receipt by the agent under the New Revolver Credit Agreement of certain information and documentation regarding collateral, (e) payment to the agent under the New Revolver Credit Agreement, and to the DIP Lenders of all fees and expenses agreed upon, and (f) receipt by the agent under the New Revolver Credit Agreement of all information and copies of all certificates, documents and papers, including good standing certificates and other records of corporate proceedings and governmental approvals, that the agent under the New Revolver Credit Agreement reasonably requests. Although Chart believes that all conditions to effectiveness of the New Revolver Credit Agreement will be satisfied, no assurances can be given in this regard.

3. Intercreditor and Subordination Agreement

The Intercreditor and Subordination Agreement will establish, among other things, the priority in payment and respective recourse to collateral of the lenders under the New Credit Agreements.

X. RISK FACTORS

Holders of Impaired Claims who are entitled to vote on the Plan should carefully consider the following factors before deciding whether to vote to accept or reject the Plan.

A. Maintenance of Operations and Postpetition Financing

The Companies believe that this Solicitation with respect to the Plan and the subsequent commencement of the Chapter 11 Case in connection with the Plan should not materially adversely affect the Companies’ relationships with customers, employees, and suppliers, provided that the Companies can demonstrate (i) sufficient liquidity to continue to operate their businesses and (ii) a likelihood of success for the Plan in a reasonably short time frame. The Companies believe that this Solicitation offers the most expeditious means to achieve success for the Plan.

The Companies believe that they will be able to obtain debtor-in-possession financing sufficient to operate their businesses following the commencement of the Chapter 11 Case. Indeed, the Companies have already reached an agreement with the DIP Lenders for an aggregate commitment of $40 million in debtor-in-possession financing. See Section IX.A—”Financing During and After the Chapter 11 Case—the DIP Facility.” A condition to the proposed DIP Facility is that the Companies receive the Requisite Acceptances of the Plan. Thus, there can be no assurance at this time that such financing will be available, that it will be approved by the Bankruptcy Court, or that even with such financing the Companies will have adequate working capital. Nevertheless, the Companies believe that each condition can be satisfied and the DIP Facility will be available. The Companies’ inability to obtain such financing, in whole or in part, would pose serious risks to the Companies’ viability, and could preclude consummation of the Plan or any recapitalization or reorganization. Finally, it is possible that despite the belief and intent of the Companies, the Solicitation or the subsequent commencement of the Chapter 11 Case could materially adversely affect the relationships between the Companies and their suppliers, customers, employees or lessors. If such relationships were materially adversely affected, the Companies’ working capital position could materially deteriorate. This deterioration could adversely affect the Companies’ ability to complete the Solicitation or, if the Solicitation is successfully completed, to obtain confirmation of the Plan.

B. Certain Bankruptcy Considerations

1. General

While the Companies believe that a bankruptcy filing solely for the purpose of implementing an agreed upon restructuring would be of short duration and would not be seriously disruptive to their businesses, the Companies cannot be certain that this would be the case. Although the Plan is designed to minimize the length of the bankruptcy proceeding, it is impossible to predict with certainty the amount of time that the Companies may spend in bankruptcy or to assure that the Plan will be confirmed.

Even if confirmed on a timely basis, a bankruptcy proceeding to confirm the Plan could have an adverse effect on their businesses. Among other things, it is possible that a bankruptcy proceeding could adversely affect the Companies’ relationships with their key suppliers, customers and employees. A bankruptcy proceeding also will involve additional expenses and will divert the attention of the Companies’ management from the operation of their businesses.

The extent to which a bankruptcy proceeding disrupts the Companies’ businesses will likely be directly related to the length of time it takes to complete the proceeding. If the Companies are unable to obtain confirmation of the Plan on a timely basis because of a challenge to the Plan or a failure to satisfy the conditions to the Plan, they may be forced to operate in bankruptcy for an extended period while they try to develop a different reorganization plan that can be confirmed. That would increase both the probability and the magnitude of the adverse effects described above.

2. Effect on Non-Debtor Subsidiaries or Affiliates

The filing of the Chapter 11 Case by the Companies and the publicity attendant thereto might also adversely affect the businesses of the non-Debtor subsidiaries. Because the Companies’ businesses are closely related to the businesses of the non-Debtor subsidiaries, any downturn in the business of the non-filing entities could affect the Companies’ prospects also. Although Chart does not believe that the commencement of the Chapter 11 Case will adversely affect the businesses of the non-Debtor subsidiaries, if there is a protracted chapter 11 case, the possibility of adverse effects on such subsidiaries may increase. If the creditors of these subsidiaries were to take actions with respect to such subsidiaries due to the commencement of the Chapter 11 Case, the affected Subsidiaries would not have the benefit of the “automatic stay.” Although there can be no assurance, Chart believes that such actions, if any, by creditors of the subsidiaries would not have a material adverse effect on the business or financial condition of the subsidiaries, and therefore, on Chart.

3. Failure to Receive Requisite Acceptances

If the Requisite Acceptances are received and the Companies do not choose to proceed with an Alternative Transaction, the Companies intend to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code and to seek, as promptly thereafter as practicable, confirmation of the Plan. If the Requisite Acceptances are not received, the Companies may seek to accomplish an alternative restructuring of their capitalization and obligations to creditors and obtain their consent to any such restructuring plan by means of another out-of-court solicitation for acceptance of a plan of reorganization for the Companies, or otherwise. There can be no assurance that the terms of any such alternative restructuring arrangement or plan would be similar to or as favorable to the Companies’ creditors and/or Interest holders as those proposed in the Plan.

4. Failure to Confirm the Plan

Even if the Requisite Acceptances are received, the Bankruptcy Court, which, as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Companies (see Section XIII.A—“Feasibility of the Plan and the Best Interests of Creditors Test—Feasibility of the Plan”), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Companies were liquidated under chapter 7 of the Bankruptcy Code (see Section XIII.B—“Feasibility of the Plan and the Best Interests of Creditors Tests—Best Interests Test”). Although the Companies believe that the Plan meets such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

Additionally, the Solicitation must comply with the requirements of section 1126(b) of the Bankruptcy Code and the applicable Bankruptcy Rules with respect to the length of the solicitation period, compliance with applicable non-bankruptcy law, if any, and in the absence of applicable non-bankruptcy law, the adequacy of the information contained in this Disclosure Statement. If the Bankruptcy Court were to find that the Solicitation did not so comply, all acceptances received pursuant to the Solicitation could be deemed invalid and the Companies could be forced to resolicit acceptances under section 1125(b) of the Bankruptcy Code, in which case confirmation of the Plan could be delayed and possibly jeopardized. The Companies believe that the Solicitation complies with the requirements of section 1126(b) of the Bankruptcy Code, that duly executed Ballots will be in compliance with applicable provisions of the Bankruptcy Code, and that the Plan, if the Requisite Acceptances are received, should be confirmed by the Bankruptcy Court. There can be no assurance, however, that the Plan will ever be filed and, if the Plan is filed, there can be no assurance that modifications thereof will not be required for confirmation, or that such modifications would not result in a resolicitation of acceptances.

The Companies are requesting that the Bankruptcy Court enter the Solicitation Order providing, among other things, for a waiver of any requirement that Chart solicit acceptances of the Plan from holders of Old Chart Common Stock Interests, and deeming such holders of Old Chart Common Stock Interests to have rejected the Plan. The Companies believe there is a reasonable basis for the Bankruptcy Court to determine that deeming Class 7 to have rejected the Plan is permissible under the Bankruptcy Code and the Bankruptcy Rules. If the Solicitation Order is not obtained, then Chart may be required to solicit votes to accept or reject the Plan from Class 7 after commencement of the Chapter 11 Case.

5. Failure to Consummate the Plan

One condition to consummation of the Plan is the entry of the Confirmation Order which will approve, among other things, the assumption of all executory contracts and unexpired leases (other than those specifically rejected by the Debtors, or subject to pending motions to reject by the Debtors), and the execution of definitive agreements governing the New Credit Agreements. As of the date of this Disclosure Statement, there can be no assurance that any or all of the foregoing conditions will be met (or waived) or that the other conditions to consummation, if any, will be satisfied. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated and the Restructuring completed.

C. New Common Stock Risks

Following consummation of the Plan, the ownership of the New Common Stock will be highly concentrated. Assuming that the current holders of the Senior Lender Claims do not significantly change prior to the consummation of the Restructuring, Chart will be controlled by entities who are currently the Senior Lenders. Funds controlled by or affiliated with Oaktree Capital Management, LLC (“Oaktree”) and Audax Management Company, LLC (“Audax”) are expected to be Reorganized Chart’s largest shareholders, and are anticipated to hold a majority of the shares of the New Common Stock to be issued upon consummation of the Plan. These holders of New Common Stock may seek to influence the direction of Reorganized Chart and may have the ability to control the vote on all matters coming before the holders of New Common Stock, including the election of directors.

The Investor Rights Agreement may prohibit Reorganized Chart from engaging in a variety of transactions and activities without the consent of the holders of a majority of the outstanding shares of New Common Stock. These transactions and activities range from fundamental changes typically requiring stockholder approval under applicable law to less significant operational activities of Reorganized Chart. The effect of these covenants will be to limit the authority of Reorganized Chart’s board of directors to conduct certain aspects of Reorganized Chart’s business and operations without the consent of the holders of a majority of the outstanding shares of New Common Stock. Additionally, the proposed Investor Rights Agreement may include provisions facilitating a sale of Reorganized Chart to a third party if the sale is approved by certain controlling stockholders of Reorganized Chart. See Section VII.C.10—“Summary of the Plan—Means for Implementation of the Plan—Investor Rights Agreement.”

In addition, the Plan provides that six out of the seven initial members of Reorganized Chart’s board of directors will be designated by the Senior Lenders.

The New Common Stock is a common equity security and is therefore subordinate to any of Reorganized Chart’s indebtedness or future preferred securities. Consequently, in the event that Reorganized Chart becomes subject to bankruptcy protection in the future, whether voluntary or involuntary, Reorganized Chart’s creditors would likely be treated in a more favorable manner than holders of New Common Stock. Therefore, if a major restructuring of Reorganized Chart’s debt and equity becomes necessary, and Reorganized Chart becomes subject to bankruptcy protection, creditors may receive value greater than the value, if any, received by holders of New Common Stock.

The trading market for the existing securities of Chart is very limited, and there can be no assurance regarding the future existence or development of a trading market for the New Common Stock, or the ability of holders of New Common Stock to sell their New Common Stock or the price at which such holders may be able to sell their New Common Stock. If such a market were to develop, the New Common Stock could trade at prices that may be higher or lower than the value ascribed to the New Common Stock in this Disclosure Statement, depending on many factors, including the operating results of Reorganized Chart, the market for similar securities, and other factors.

Moreover, if the holders of Allowed Senior Lender Claims and Allowed Old Chart Common Stock Interests, to whom the New Common Stock will be issued pursuant to the Plan, choose to liquidate their investments rather than hold such securities on a long-term basis, the market for the New Common Stock may be volatile, at least for an initial period after the Distribution Date, and indeed may be depressed for a period of time immediately following the Consummation Date until the market has had time to absorb these sales and to observe the post-Consummation Date performance of Reorganized Chart. Other factors, such as the statutory restrictions on transferability and the likelihood that Reorganized Chart will not declare dividends for the foreseeable future, may further depress the market for the New Common Stock.

In addition, although the Plan and the Projections were prepared based upon an assumed reorganization value range as described below in Section XIII.D—“Feasibility of the Plan and the Best Interests of Creditors Test—Valuation of Reorganized Debtors,” such valuation is not an estimate of the price at which the New Common Stock may trade in the market, and Chart has not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market price that will prevail following the Distribution Date. See Section XIII.D—“Feasibility of the Plan and the Best Interests of Creditors Test—Valuation of Reorganized Debtors.”

D. Risks Related to the Issuance and Exercise of the New Warrants

In addition to risks attendant to holding New Common Stock set forth above, specific risks relate to the New Warrants issued upon the Consummation Date. The price fixed by the New Warrants as the purchase price of each share of New Common Stock (the “Exercise Price”) is expected to exceed the market value of a share of New Common Stock on the Consummation Date. Holders of the New Warrants will generally not recognize any value under the New Warrants unless the market value of the New Common Stock exceeds the Exercise Price of the New

Warrants. The ability to exercise the New Warrants will expire not later than 2010, upon the seventh anniversary of the Consummation Date, and the New Warrants may expire without the market value of New Common Stock having ever exceeded the Exercise Price. Accordingly, holders of New Warrants may not receive any future value in connection with the New Warrants.

E. Claims Estimations

There can be no assurances that the estimated amount of Claims set forth herein is correct and the actual allowed amounts of Claims may differ from estimates. The estimated amounts are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the actual allowed amounts of Claims may vary from those estimated herein.

F. Certain Tax Considerations

THERE ARE A NUMBER OF MATERIAL INCOME TAX CONSIDERATIONS, RISKS AND UNCERTAINTIES ASSOCIATED WITH CONSUMMATION OF THE PLAN. INTERESTED PARTIES SHOULD READ CAREFULLY THE DISCUSSION SET FORTH IN SECTION XII OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN” FOR A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED BY THE PLAN TO CHART AND CERTAIN HOLDERS OF CLAIMS AND INTERESTS THAT ARE IMPAIRED UNDER THE PLAN.

G. Inherent Uncertainty of Financial Projections

The Projections set forth in the Disclosure Statement hereto cover the Debtors’ operations through the period ending December 31, 2007. These Projections are based on numerous assumptions that are an integral part of the Projections, including confirmation and consummation of the Plan in accordance with its terms, the anticipated future performance of the Reorganized Debtors, industry performance, general business and economic conditions, competition, adequate financing, absence of material contingent or unliquidated litigation or indemnity claims, and other matters, many of which are beyond the control of the Reorganized Debtors and some or all of which may not materialize. In addition, unanticipated events and circumstances occurring subsequent to the date of this Disclosure Statement may affect the actual financial results of the Reorganized Debtors’ operations. These variations may be material and may adversely affect the ability of the Reorganized Debtors to pay the obligations owing to certain holders of Claims entitled to distributions under the Plan and other post-Consummation Date indebtedness. Because the actual results achieved throughout the periods covered by the Projections may vary from the projected results, the Projections should not be relied upon as a guaranty, representation, or other assurance of the actual results that will occur.

XI. SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN

As of the Distribution Date, Reorganized Chart will issue the New Common Stock, New Warrants and the New Subsidiary Equity. These securities will be issued for distribution in accordance with the Plan as follows: (a) the New Common Stock will be issued to the holders of Allowed Senior Lender Claims and the holders of Allowed Old Chart Common Stock Interests, (b) the New Warrants will be issued to the holders of Allowed Old Chart Common Stock Interests, and (c) the New Subsidiary Equity will be issued to the Reorganized Companies, so as to maintain the Companies’ corporate structure in existence on the Petition Date. If and when the New Warrants are exercised, Reorganized Chart will issue New Common Stock to the Persons exercising the New Warrants. The New Common Stock, the New Subsidiary Equity, the New Warrants and the New Common Stock issued upon exercise of the New Warrants are referred to collectively as, the “New Securities.” All stock issued by any Reorganized Debtor pursuant to the provisions of the Plan will be deemed to be duly authorized and issued, fully paid and nonassessable.

The following discussion summarizes the material provisions of the New Securities, including references, where applicable, to the Reorganized Chart Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the applicable organizational documents, bylaws, agreements, stock certificates and other applicable documents.

IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE SUMMARIES OF THE AGREEMENTS AND DOCUMENTS CONTAINED HEREIN, THE PROVISIONS OF THE ACTUAL AGREEMENTS AND DOCUMENTS WILL CONTROL. THE SUMMARIES CONTAINED HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PROVISIONS OF THE AGREEMENTS AND DOCUMENTS.

A. Description of Securities to be Issued

1. New Common Stock

The principal terms of the New Common Stock to be issued by Reorganized Chart under the Plan, as well as the number of authorized and reserved shares of undesignated serial preferred stock of Reorganized Chart, will be as follows:

Authorization:	10,000,000 shares, consisting of 9,500,000 shares of common stock and 500,000 shares of undesignated serial preferred stock

Initial Issuance:	5,325,331 shares of common stock

Reserve:	4,674,669 shares, consisting of 4,174,669 shares of common stock and 500,000 shares of undesignated serial preferred stock

Par Value:	$.01 per share

Voting Rights:	One vote per share

Dividends:	Payable at the discretion of the board of directors of Reorganized Chart.

Conversion Rights:	None.

Splits and Adjustments:	Generally, arithmetic splits, combinations, etc. are proportionately treated.

Corporate Governance:	Board of Directors consists of seven (7) members, which will include: (a) six (6) members to be designated by the Senior Lenders, one of which shall be the chief executive officer of Reorganized Chart, and at least one of which shall be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart, who will be appointed until the first annual meeting of Reorganized Chart held after the second anniversary of the Consummation Date.

Restrictions on Transfer:	None (other than restrictions imposed by applicable state and federal securities laws), unless a stockholder, at its sole discretion, becomes a party to the Investor Rights Agreement that some shareholders may enter into in connection with the consummation of the Plan, which is expected to provide for certain restrictions on transfer applicable to the parties thereto, including certain rights of first refusal and tag-along rights.

See Section X.C—“Risk Factors—New Common Stock Risks.” See also Section VII.D.2—“Summary of the Plan—Means for Implementation of the Plan—Corporate Governance” and Section VII.D.10—“Investor Rights Agreement.”

2. New Warrants

In addition to shares of New Common Stock, the holders of Allowed Old Chart Common Stock Interests will be issued New Warrants. The New Warrants will entitle the holders of such warrants to purchase, upon the terms and conditions set forth therein, 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants). The New Warrants will expire not later than 2010, include a cashless exercise feature and anti-dilution protections for stock splits, combinations and the like.

The exercise price for the New Warrants per share of New Common Stock will be equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331. See Section X.D—“Risk Factors—Risks Related to the Issuance and Exercise of the New Warrants” and Section VII.D.11—“Summary of the Plan—Means for Implementation of the Plan—New Warrants.” The forms of the New Warrant Agreement and the certificates evidencing the New Warrants are is attached to the Plan as Exhibit E.

3. New Subsidiary Equity

Pursuant to the Lender Settlement, as of the Consummation Date, the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors will be distributed to the Companies so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date. The New Subsidiary Equity will be distributed as described in Section VII.D.5—“Summary of the Plan—Means for Implementation of the Plan—Distribution of New Subsidiary Equity.”

B. Resale of the New Securities

The Plan is predicated upon (i) the issuance and distribution of the New Common Stock and New Warrants, and (ii) a determination by the Bankruptcy Court that the issuance and distribution of each of the foregoing will be exempt from the registration requirements of the Securities Act and any state or local laws requiring registration pursuant to certain exemptions under the Securities Act and section 1145 of the Bankruptcy Code. Chart is relying on the exemptions provided by sections 3(a)(9) and 4(2) of the Securities Act, or other applicable exemptions, to exempt the offering of the New Securities pursuant to the Solicitation, and on sections 1145(a)(1) and (2) of the Bankruptcy Code to exempt the exchange, issuance and distribution of such securities pursuant to the Plan from the registration requirements of the Securities Act and state securities and “blue sky” laws. The exemption from registration provided by section 1145(a)(1) will be available if (x) the securities are issued by a debtor, an affiliate of the debtor, or a successor to a debtor under a plan approved by a bankruptcy court, (y) the recipients of the securities hold a claim against, an interest in, or a claim for an administrative expense in the case concerning the debtor or such affiliate, and (z) the securities are issued entirely in exchange for the recipient’s claim against or interest in the debtor, or are issued “principally” in such exchange and “partly” in exchange for cash or property. Section 1145(a)(2) of the Bankruptcy Code also exempts from such registration requirements offers of securities through warrants and similar rights distributed pursuant to the exemption set forth in section 1145(a)(1).

Securities that are issued under the Plan (including the New Common Stock issued upon the exercise of the New Warrants), and that are exempt from registration under section 1145 of the Bankruptcy Code may be resold by the holders thereof without registration unless, as more fully described below, either (i) any such holder is deemed to be an “underwriter” with respect to such securities, as such term is defined in section 1145(b)(1) of the Bankruptcy Code or (ii) any such holder is deemed to be a person directly or indirectly, controlling or controlled by the issuer, or under direct or indirect control by with the issuer, as described in Section 2(11) of the Securities Act. Generally, section 1145(b)(1) defines an “underwriter” as any person who (w) purchases a claim against, or interest in, a bankruptcy case, with a view towards the distribution of any security to be received in exchange for such claim or interest, (x) offers to sell securities issued under a plan of reorganization on behalf of the holders of such securities, (y) offers to buy securities issued under a plan of reorganization from persons receiving such securities, if the offer to buy is made with a view towards distribution of such securities and under an agreement made in connection with the plan, with the consummation of the plan, or with the offer of sale of securities under the plan, or (z) is an issuer as contemplated by section 2(11) of the Securities Act. Although the definition of the term “issuer” appears in section 2(4) of the Securities Act, the reference contained in section 1145(b)(1)(D) of the Bankruptcy Code to section 2(11) of the Securities Act purports to include as “underwriters” all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. “Control” (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities by contract or otherwise.

Generally, Rule 405 under the Securities Act defines an “affiliate” of an issuer as any person that directly or through one or more intermediaries, controls or is controlled by, or is under common control with, the issuer. For these purposes, “control” and its correlative terms have the meaning given in Rule 405, as set forth above. A holder of securities that is an affiliate of the issuer of such securities may be deemed to be the “issuer” of such securities (in accordance with the definition of “underwriter” contained in section 2(11) of the Securities Act) and therefore may not sell securities of such issuer for its own account unless such securities are registered or an exemption from such registration is available. Rule 144 under the Securities Act sets forth specific rules pursuant to which an affiliate may sell securities without registration, subject to certain holding period and volume and manner of sale limitations. Any holder of securities of Reorganized Chart that may be deemed to be an affiliate of Reorganized Chart should consult its own legal advisor with respect to the conditions applicable to the sale of any such securities.

Because certain holders of Senior Lender Claims that will receive New Common Stock under the Plan may be deemed to be “underwriters” for purposes of section 1145 of the Bankruptcy Code, Reorganized Chart may provide the right to such holders to require Reorganized Chart to register the New Common Stock under certain circumstances, as provided in the Investor Rights Agreement. See Section VII.D.10—“Summary of the Plan—Means for Implementation of the Plan—Investor Rights Agreement.”

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE COMPANIES MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE, ANY OPINIONS OR ADVICE WITH RESPECT TO THE SECURITIES AND BANKRUPTCY MATTERS DESCRIBED HEREIN. IN LIGHT OF THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS, THE COMPANIES ENCOURAGE EACH CREDITOR AND PARTY-IN-INTEREST TO CONSIDER CAREFULLY AND CONSULT WITH ITS OWN LEGAL ADVISORS WITH RESPECT TO ALL SUCH MATTERS. BECAUSE OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR HOLDER MAY BE AN UNDERWRITER OR AN AFFILIATE, THE COMPANIES MAKE NO REPRESENTATION CONCERNING THE ABILITY OF A PERSON TO DISPOSE OF THE SECURITIES TO BE DISTRIBUTED UNDER THE PLAN.

XII. CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A. General

THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN ANTICIPATED FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTIONS PROPOSED PURSUANT TO THE PLAN TO (I) CHART AND (II) HOLDERS OF CLAIMS THAT ARE IMPAIRED AND WHO ARE ENTITLED TO VOTE UNDER THE PLAN. THIS SUMMARY IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY AND IS BASED ON THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITIES, AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL AS IN EFFECT AS OF THE DATE HEREOF AND ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY WITH RETROACTIVE EFFECTS THAT COULD ADVERSELY AFFECT THE FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW.

THIS SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF ITS PARTICULAR FACTS AND CIRCUMSTANCES OR TO CERTAIN TYPES OF HOLDERS OF CLAIMS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, NON-U.S. TAXPAYERS, FINANCIAL INSTITUTIONS, BROKER-DEALERS, LIFE INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, AND THOSE HOLDING CLAIMS THROUGH A PARTNERSHIP OR OTHER PASSTHROUGH ENTITY). THIS SUMMARY ASSUMES THAT HOLDERS OF CLAIMS HOLD THEIR CLAIMS AS CAPITAL ASSETS FOR FEDERAL INCOME TAX PURPOSES (GENERALLY, PROPERTY HELD FOR INVESTMENT) AND ALSO DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR NON-U.S. TAXATION. FURTHERMORE, THIS SUMMARY DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO HOLDERS WHOSE CLAIMS ARE UNIMPAIRED UNDER THE PLAN OR HOLDERS WHOSE CLAIMS ARE IMPAIRED BUT WHO ARE NOT ENTITLED TO VOTE ON THE PLAN.

A SUBSTANTIAL AMOUNT OF TIME MAY ELAPSE BETWEEN THE DATE OF THIS DISCLOSURE STATEMENT AND THE RECEIPT OF A FINAL DISTRIBUTION UNDER THE PLAN. EVENTS AFTER THE DATE OF THIS DISCLOSURE STATEMENT, SUCH AS ADDITIONAL TAX LEGISLATION, COURT DECISIONS, OR ADMINISTRATIVE CHANGES, COULD AFFECT THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREUNDER. NO RULING WILL BE SOUGHT FROM THE INTERNAL REVENUE SERVICE (“IRS”) WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN OR WILL BE OBTAINED BY THE COMPANIES WITH RESPECT THERETO. ACCORDINGLY, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND NON-U.S. TAX CONSEQUENCES OF THE PLAN TO SUCH HOLDER.

B. Federal Income Tax Consequences to Chart

1. Cancellation of Indebtedness Income

Under the Code, a U.S. taxpayer generally must include in gross income the amount of any cancellation of indebtedness (“COD”) realized during the taxable year. COD income generally equals the difference between the “adjusted issue price” of the indebtedness discharged and the sum of (i) the amount of cash, (ii) the “issue price” of any debt instrument, and (iii) the fair market value of any other property transferred in satisfaction of such discharged indebtedness. COD income also includes any interest that has been previously accrued for federal income tax purposes that remains unpaid at the time the indebtedness is discharged. In the case of a taxpayer whose debt is discharged while the taxpayer is under the jurisdiction of a court in a chapter 11 bankruptcy case, however, such COD income will not be included in gross income, but rather will reduce certain of the taxpayer’s tax attributes, including net operating losses (“NOLs”), business and alternative minimum tax credits, capital losses, and asset basis (collectively, “Tax Attributes”) by the amount of the COD income realized.

Based upon the foregoing, Chart will realize COD income upon consummation of the Plan in an amount equal to the difference between the adjusted issue price of the Existing Indebtedness (which, under applicable rules, will equal the principal amount of the Existing Indebtedness) and the sum of (i) the issue prices of the New Term Credit Agreement (the “New Indebtedness”) (which will equal the stated principal amount thereof) and (ii) the fair market value of the New Common Stock transferred in exchange for the Senior Lender Claims. Based upon the foregoing, Chart expects to realize a substantial amount of COD income upon the exchange of New Indebtedness and New Common Stock in satisfaction of the Senior Lender Claims pursuant to the Plan.

As stated above, however, Chart will not be required to include this COD income in gross income, because the Senior Lender Claims will be discharged while Chart is under the jurisdiction of a court in a chapter 11 bankruptcy case. Instead, Chart will be required to reduce its Tax Attributes by the amount of the COD income that otherwise would have been required to be included in gross income. In this connection, reduction of Chart’s tax basis in its property will be limited to the excess of the aggregate tax bases of Chart’s property immediately after discharge over the aggregate of Chart’s liabilities immediately after the discharge.

Although the law is unclear, Chart intends to take the position that any required reduction in (i) NOLs and alternative minimum tax credits will occur on a consolidated basis (that is, with respect to the consolidated NOLs of the affiliated federal income tax filing group of which Chart is the common parent) and (ii) Tax Attributes other than consolidated NOLs and alternative minimum tax credits will generally occur on a company by company basis even though Chart files a consolidated federal income tax return. The IRS has recently taken the position that consolidated NOLs must be reduced irrespective of the source of those losses. The current IRS position as to the impact of the attribute reduction rules on Tax Attributes other than NOLs of consolidated group members is unclear.

2. Net Operating Losses and Other Tax Attributes

As of its taxable year ending December 31, 2002, Chart estimates that it and its subsidiaries had NOL carryforwards of approximately $34 million and capital loss carryforwards of approximately $14 million. Chart expects that all of such NOL carryforwards, capital loss carryforwards, current year NOLs and current year capital losses (collectively, “Pre-Change Losses”) will be eliminated as a result of the reduction of Tax Attributes described above in “Cancellation of Indebtedness Income.” Although unclear, it is possible that Chart’s capital loss carryforwards also will be eliminated in connection with the reduction of Tax Attributes.

If all of Chart and its subsidiaries’ Pre-Change Losses are not so eliminated, section 382 of the Code may substantially limit Chart and its subsidiaries’ ability to use such Pre-Change Losses in future years. In general, when a corporation undergoes an “ownership change,” which Chart will undergo as a result of the consummation of the Plan, section 382 of the Code limits the corporation’s ability to utilize Pre-Change Losses and, in certain circumstances, subsequently recognized “built-in” losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change.

The limitations imposed by section 382, however, generally do not apply to corporations under the jurisdiction of a court in a chapter 11 case (the “Bankruptcy Exception”) if, following the corporation’s emergence from bankruptcy, the historic shareholders and certain creditors of the corporation own at least 50% of the total voting power and total value of the stock of the corporation. If the Bankruptcy Exception applies, the corporation will not be subject to the general limitations of section 382; however, the corporation’s Pre-Change Losses will be reduced by any interest deductions taken by the corporation with respect to indebtedness that was converted into stock during the taxable year in which consummation of the Plan occurs and in the three preceding taxable years. If a corporation that qualifies for the Bankruptcy Exception undergoes a second ownership change during the two-year period immediately following consummation of the Plan, it will forfeit any unused Pre-Change losses as of that date.

A corporation that qualifies for the Bankruptcy Exception may elect out of the Bankruptcy Exception. If Chart qualifies for, but elects out of the Bankruptcy Exception, its use of its Pre-Change Losses generally will be limited, on an annual basis, to an amount equal to the value of Chart’s stock immediately after the ownership change multiplied by the “long-term tax-exempt rate” for the month in which the ownership change occurs. The long term tax-exempt rate is a rate published by the Treasury department, intended to reflect the yield that Treasury bonds would produce if they were tax-exempt (4.45% for ownership changes that occur during June 2003). Chart has yet to determine whether it would be eligible for the Bankruptcy Exception or, if it is so eligible, whether it will choose to have the Bankruptcy Exception apply or will elect out of its application.

3. Accrued Interest

To the extent a portion of the consideration issued to holders of Senior Lender Claims pursuant to the Plan is attributable to accrued and unpaid interest, Chart should be entitled to deduct such accrued interest, to the extent Chart has not already done so. Although the ability of parties to allocate consideration between accrued interest and principal is unclear in cases where creditors receive less than the full principal amount of their claims, Chart intends to allocate the full amount of the consideration transferred to holders of Senior Lender Claims pursuant to the Plan to the principal amount of the Existing Indebtedness and to take the position that no amount of the consideration to be received by such holders pursuant to the Plan is attributable to accrued interest.

C. Federal Income Tax Consequences to Holders of Senior Lender Claims

1. The Exchange

The exchange of Senior Lender Claims for New Indebtedness and New Common Stock pursuant to the Plan should constitute a taxable exchange for federal income tax purposes pursuant to which holders of Senior Lender Claims will recognize gain or loss equal to the difference between their tax basis in their Existing Indebtedness and the sum of the fair market value of the New Indebtedness and the New Common Stock, respectively, received in the exchange therefor. For this purpose, the fair market value of the New Indebtedness should be its “issue price,” which should equal its stated principal amount. The tax basis of a holder of a Senior Lender Claim in such holder’s New Indebtedness and New Common Stock will equal the fair market value of the New Indebtedness and the New Common Stock, respectively, and a holder’s holding period in the New Indebtedness and New Common Stock received pursuant to the Plan should commence on the day after the Effective Date.

The foregoing discussion assumes that the Existing Indebtedness and New Indebtedness will not be treated as “securities” for federal income tax purposes. If the Existing Indebtedness and New Indebtedness constitute “securities” for federal income tax purposes, the exchange of Senior Lender Claims for New Indebtedness and New Common Stock pursuant to the Plan would constitute a recapitalization for federal income tax purposes. Accordingly, no gain or loss would be recognized by holders of Senior Lender Claims who surrender their Existing Indebtedness for New Indebtedness and New Common Stock pursuant to the Plan. The aggregate tax basis of a holder of a Senior Lender Claim in such holder’s New Common Stock and New Indebtedness received pursuant to the Plan would be the same as the tax basis of such holder’s Existing Indebtedness surrendered pursuant to the Plan, allocated between such New Indebtedness and New Common Stock in proportion to their fair market values as of the Effective Date. As discussed above, the fair market value of the New Indebtedness for this purpose should be its “issue price.” The holding period of a holder of a Senior Lender Claim in the New Indebtedness and New Common Stock received pursuant to the Plan would include such holder’s holding period in the Existing Indebtedness surrendered in exchange therefor.

Whether a debt instrument constitutes a security is a factual analysis that depends, among other factors, on the length of time to maturity and other terms of the debt instrument. Although there is no authority directly on point, in the instant case Chart believes, and intends to take the position, that neither the Existing Indebtedness nor the New Indebtedness should be characterized as a security.

2. Distributions on the New Common Stock

Distributions, if any, on the New Common Stock will constitute dividends to the extent of Chart’s current and accumulated earnings and profits as determined under federal income tax principles. To the extent that a holder receives distributions on the New Common Stock in excess of the holder’s proportionate share of Chart’s current and accumulated earnings and profits, such distributions generally will be treated first as a non-taxable return of capital, reducing the holder’s tax basis in its shares of New Common Stock dollar for dollar, and then as capital gain. Subject to applicable limitations, dividends paid to holders that are corporations may qualify for the dividends-received deduction.

The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduces the individual tax rates on both capital gains and dividend income, effective for tax years beginning after December 31, 2002. The top individual rate on adjusted capital gains is generally reduced from 20 percent to 15 percent (5 percent for taxpayers in the lower brackets) and on dividend income from 38.6 percent to 15 percent. The reduced rate on capital gains applies to sales and exchanges (and payments received) on or after May 6, 2003 and the reduced rates on dividend income to dividends received after December 31, 2002. The reduced rate on dividend income is subject to a “sunset” provision, pursuant to which dividends will once again be taxable at the same rate as ordinary income, beginning January 1, 2009.

3. Accrued Interest

As discussed above, the manner in which the New Common Stock and the New Indebtedness received pursuant to the Plan are to be allocated between accrued but unpaid interest and principal of the Existing Indebtedness for federal income tax purposes is unclear under present law. Although there can be no assurance with respect to the issue, Chart intends to take the position that no portion of the consideration distributed to holders of Senior Lender Claims pursuant to the Plan is allocable to accrued and unpaid interest on the Existing Indebtedness. In this event, a holder of a Senior Lender Claim that previously included in income accrued but unpaid interest attributable to its Existing Indebtedness should recognize an ordinary loss to the extent that such previously included accrued interest exceeds the amount of consideration, if any, received by the holder that is attributable to accrued interest for federal income tax purposes.

To the extent that a holder of a Senior Lender Claim did not previously include in income accrued but unpaid interest attributable to its Claim, any portion of the consideration received that is properly allocable to accrued but unpaid interest should be recognized as ordinary income, regardless of whether the holder realizes an overall gain or loss upon the surrender of its Claim or whether such gain or loss is recognized. If Chart’s position that no portion of the consideration should be allocable to accrued and unpaid interest on the Existing Indebtedness is respected, no such income inclusion should be required.

4. Market Discount

If a holder of a Senior Lender Claim purchased Existing Indebtedness at a price less than the principal amount of the Existing Indebtedness, such difference would constitute “market discount” for federal income tax purposes. Assuming the exchange of the Senior Lender Claims for New Indebtedness and New Common Stock is treated as a taxable exchange, as discussed above, any gain recognized by a holder on the exchange of Existing Indebtedness for New Indebtedness and New Common Stock pursuant to the Plan (determined in the manner discussed above) should be treated as ordinary income to the extent, if any, of market discount which accrued between the date of purchase of the Existing Indebtedness and the Effective Date (unless the holder has elected to include market discount in income as it accrues).

If, contrary to Chart’s expectations, the Existing Indebtedness and the New Indebtedness are treated as “securities” for federal income tax purposes, any market discount accrued on the Existing Indebtedness by a holder of a Senior Lender Claim on or prior to the Effective Date should carry over to the New Indebtedness and the New Common Stock and, although the matter is not free from doubt, should be allocated between the New Indebtedness and New Common Stock based upon their relative fair market values as of the Effective Date. Any gain recognized by such holder on a subsequent taxable disposition or at the maturity of the New Indebtedness or on a taxable disposition of the New Common Stock would be treated as ordinary income to the extent of such accrued but unrecognized market discount.

D. Information Reporting and Backup Withholding

Certain payments, including, the payments of Claims pursuant to the Plan, payments of interest on the New Indebtedness, payments of dividends, if any, on the New Common Stock and the proceeds from the sale or other taxable disposition of the New Indebtedness or New Common Stock, generally are subject to information reporting to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at the rate of 28%) unless the taxpayer: (i) comes within certain exempt categories (which generally include corporations) or (ii) provides a correct taxpayer identification number and otherwise complies with the rules relating to backup withholding. .

E. Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL

PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A HOLDER’S INDIVIDUAL CIRCUMSTANCES. ACCORDINGLY, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

XIII. FEASIBILITY OF THE PLAN AND THE BEST INTERESTS OF CREDITORS TEST

A. Feasibility of the Plan

In connection with confirmation of the Plan, section 1129(a)(11) requires that the Bankruptcy Court find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Companies. This is the so-called “feasibility” test. To support their belief in the feasibility of the Plan, the Companies, with the assistance of their financial advisors, have prepared the Projections set forth in Section III herein through the fiscal year ending December 31, 2007.

The Projections indicate that the Reorganized Debtors should have sufficient cash flow to (i) make the payments required under the Plan on the Consummation Date, (ii) repay and service debt obligations, and (iii) maintain operations on a going-forward basis. Accordingly, the Companies believe that the Plan complies with the standard of section 1129(a)(11) of the Bankruptcy Code. As noted in the Projections, however, the Companies caution that no representations can be made as to the accuracy of the Projections or as to the Reorganized Debtors’ ability to achieve the projected results. Many of the assumptions upon which the Projections are based are subject to uncertainties outside the Companies’ control. Some assumptions inevitably will not materialize, and events and circumstances occurring after the date on which the Projections were prepared may be different from those assumed or may be unanticipated, and may adversely affect the Companies’ financial results. As discussed elsewhere in this Disclosure Statement, the Companies have experienced difficulty in maintaining liquidity and repaying indebtedness. Therefore, the actual results may vary from the projected results and the variations may be material and adverse. See Section X—“Risk Factors” for a discussion of certain risk factors that could affect the financial feasibility of the Plan.

THE PROJECTIONS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE PROJECTIONS HAVE NOT BEEN AUDITED BY THE COMPANIES’ INDEPENDENT CERTIFIED ACCOUNTANTS. ALTHOUGH PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ASSUMPTIONS, SOME OF WHICH HAVE NOT BEEN ACHIEVED TO DATE AND MAY NOT BE REALIZED IN THE FUTURE, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, LITIGATION, ECONOMIC, AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANIES. CONSEQUENTLY, THE PROJECTIONS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE COMPANIES, OR ANY OTHER PERSON, THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTIONS.

B. Best Interests Test

Even if the Plan is accepted by each class of holders of Impaired Claims, the Bankruptcy Code requires that the Bankruptcy Court find that the Plan is in the best interests of all holders of Claims and Interests that are Impaired by the Plan, and that have not accepted the Plan. The “best interests” test, set forth in section 1129(a)(7) of the Bankruptcy Code, requires the Bankruptcy Court to find either that all members of an impaired class of claims have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would receive or retain if the debtor were liquidated under chapter 7 of the Bankruptcy Code on such date.

To calculate the probable distribution to members of each impaired class of holders of claims if a debtor were liquidated under chapter 7, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the debtor’s assets if its chapter 11 case were converted to a chapter 7 case under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtor’s assets by a chapter 7 trustee.

The amount of liquidation value available to holders of Unsecured Claims against the Companies would be reduced by, first, the claims of secured creditors (to the extent of the value of their collateral), and second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the chapter 7 cases and the Chapter 11 Case. Costs of a liquidation of the Companies under chapter 7 of the Bankruptcy Code would include the compensation of a chapter 7 trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the Companies in the Chapter 11 Case (such as compensation of attorneys, financial advisors, and accountants) that are allowed in the chapter 7 case, litigation costs, and claims arising from the operations of the Companies during the pendency of the Chapter 11 Case. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay Unsecured Claims or to make any distribution in respect of Equity Interests. The liquidation would also prompt the rejection of executory contracts and unexpired leases and thereby create a significantly greater amount of Unsecured Claims.

Once the Bankruptcy Court ascertains the recoveries in liquidation of the Companies’ secured and priority creditors, it would then determine the probable distribution to unsecured creditors from the remaining available proceeds of the liquidation. If this probable distribution has a value greater than the distributions to be received by the unsecured creditors under the Plan, then the Plan is not in the best interests of creditors and cannot be confirmed by the Bankruptcy Court. As shown in the liquidation analysis prepared by Candlewood, the Companies’ financial advisors, which is attached to this Disclosure Statement as Exhibit D (the “Liquidation Analysis”), the Companies believe that each member of each Class of Impaired Claims will receive at least as much, if not more, under the Plan as they would receive if the Companies were liquidated. With respect to holders of Class 7 Old Chart Common Stock Interests, who will receive certain equity interests in Reorganized Chart pursuant to the implementation of the Lender Settlement under the Plan, certain holders of Class 8 Old Subsidiary Equity Interests, who will receive certain equity interests in the Reorganized Subsidiary Debtors pursuant to the implementation of the Lender Settlement under the Plan, and the holders of Claims and Interests in Classes 6, 9 and 10, who will receive no property or interest in property under the Plan, the Companies believe that each member of these Classes would receive nothing on account of their Claims and Interests in a chapter 7 liquidation. Because liquidation would not yield more for such Interest holders and creditors, the Plan meets the requirements of section 1129(a)(7) as to Interest holders as well.

C. Liquidation Analysis

As noted above, the Companies believe that under the Plan all holders of Impaired Claims and Impaired Interests will receive property with a value not less than the value such holder would receive in a liquidation of the Companies under chapter 7 of the Bankruptcy Code. The Companies’ belief is based primarily on (i) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including, but not limited to, (a) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a chapter 7 trustee and professional advisors to the trustee, (b) the erosion in value of assets in a chapter 7 case in the context of the rapid liquidation required under chapter 7 and the “forced sale” atmosphere that would prevail, (c) the adverse effects on the Companies’ businesses as a result of the likely departure of key employees and the probable loss of customers, (d) the substantial increases in claims, such as estimated contingent claims, which would be satisfied on a priority basis or on parity with the creditors of the Chapter 11 Case, (e) the reduction of value associated with a chapter 7 trustee’s operation of the Companies’ businesses, and (f) the substantial delay in distributions to the Companies’ creditors that would likely ensue in a chapter 7 liquidation and (ii) the Liquidation Analysis.

The Companies believe that any liquidation analysis is speculative, as such an analysis necessarily is premised on assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Companies. Thus, there can be no assurance as to values that would actually be realized in a chapter 7 liquidation, nor can there be any assurance that a Bankruptcy Court would accept the Companies’ conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

For example, the Liquidation Analysis necessarily contains an estimate of the amount of Claims which will ultimately become Allowed Claims. This estimate is based solely upon the Companies’ review of their books and records and the Companies’ estimates as to additional Claims that may be filed in the Chapter 11 Case or that would arise in the event of a conversion of the case from chapter 11 to chapter 7. No order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the Liquidation Analysis. In preparing the Liquidation Analysis, the Companies have projected an amount of Allowed Claims that is at the lower end of a range of reasonableness such that, for purposes of the Liquidation Analysis, the largest possible liquidation recovery for the holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the Liquidation Analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan.

To the extent that confirmation of the Plan requires the establishment of amounts for the chapter 7 liquidation value of the Companies, funds available to pay Claims, and the reorganization value of the Companies, the Bankruptcy Court will determine those amounts at the Confirmation Hearing. Accordingly, the Liquidation Analysis attached hereto as Exhibit D is provided solely to disclose to holders the effects of a hypothetical chapter 7 liquidation of the Companies, subject to the assumptions set forth therein. In any contested matter or adversary proceeding, this Disclosure Statement, including the valuation analysis, shall not constitute an admission of any fact or liability, but shall be deemed a statement made in settlement negotiations.

D. Valuation of Reorganized Debtors

In conjunction with formulating the Plan for the Debtors, Chart determined that it was necessary to estimate a post-confirmation going-concern enterprise value for the Reorganized Debtors. Accordingly, Chart directed Candlewood to prepare such a valuation.

1. Valuation Overview

The estimate of enterprise value set forth herein represents a hypothetical reorganization enterprise value and does not purport to be an appraisal, nor does it necessarily reflect the values that might be realized if assets were to be sold. The statements made in this Disclosure Statement, including the estimated enterprise valuation, are based solely on the facts and circumstances known at this time with respect to the Plan, and would not be accurate with respect to any other plan of reorganization. The estimated enterprise valuation set forth below would likely change if an Alternative Transaction were proposed. This estimate of enterprise value was developed solely for purposes of formulation and negotiation of the Plan and analysis of implied relative recoveries to creditors thereunder, and shall not constitute any admission of fact or liability in any contested proceeding, but shall be deemed a statement made in settlement negotiations.

The estimate of enterprise value reflects a computation of the estimated post-confirmation going-concern value of the Reorganized Debtors through the application of various generally accepted valuation techniques and does not purport to reflect or constitute an appraisal, liquidation value, or estimate of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different from the amount set forth herein. The value of an operating business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial conditions and prospects of such a business. As a result, the estimate of enterprise value set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than that set forth herein. Because estimates are inherently subject to uncertainties, neither the Companies, Candlewood, nor any other Person assumes responsibility for their accuracy. Depending on the results of the Companies’ operations, changes in the financial markets, or proposal of any Alternative Transaction, Candlewood’s ultimate analysis of enterprise valuation may differ from that set forth herein.

In connection with the preparation of this valuation, Candlewood performed several financial and comparative analyses, as described under “Methodology” below. The preparation of a valuation analysis involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. Furthermore, in performing its analysis, Candlewood made qualitative judgments as to the significance and relevance of each analysis and factor. Candlewood therefore believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its analysis. In its analyses, Candlewood made assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Chart’s control.

In performing its analysis, Candlewood reviewed and analyzed: (i) certain audited historical financial statements of Chart for the years ended December 31, 2001 and 2002; (ii) certain unaudited historical financial statements of Chart for the three month periods ended December 31, 2001, March 31, 2002, June 30, 2002, September 30, 2002 and December 31, 2002; (iii) certain internal business, operating and financial information and forecasts of Chart, referred to as “forecasts,” prepared and provided to Candlewood by Chart’s senior management; (iv) information regarding publicly available financial terms of certain other business combinations deemed relevant by Candlewood; (v) the financial position and operating results of Chart compared with those of certain other publicly traded companies deemed relevant by Candlewood; and (vi) other publicly available information on Chart believed relevant to Candlewood’s opinion. In addition, Candlewood had discussions with the management of Chart concerning its business, operations, assets, financial condition and prospects, and undertook such other analyses and investigations that it deemed appropriate.

In performing its analysis, Candlewood assumed and relied upon the accuracy and completeness of the financial and other information used by it, without assuming any responsibility for the independent verification of such information, and further relied upon the assurances of the members of management of Chart that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the forecasts provided by Chart, upon advice of Chart, Candlewood assumed that such forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Chart as to the future financial performance of Chart, and Candlewood reviewed such forecasts in performing its analysis. Candlewood expressed no views as to such forecasts or the assumptions on which they were based. In performing its analysis, Candlewood did not conduct a physical inspection of the properties and facilities of Chart and did not make or obtain any new evaluations or appraisals of the assets or liabilities of Chart.

2. Methodology

The following is a summary of the material financial and comparative analyses performed by Candlewood in the preparation of the hypothetical reorganization enterprise value.

(a) Comparable Public Company Analysis

Using publicly available information including estimates in published third-party research reports, Candlewood reviewed and compared particular financial statistics of Chart with corresponding financial statistics for selected companies who manufacture fabricated metal products and other industrial machinery and equipment. Candlewood examined, among other things, enterprise value as a multiple of revenue, as a multiple of earnings before interest and taxes and as a multiple of earnings before interest, taxes, depreciation and amortization, referred to as “EBITDA,” of the comparable companies. For purposes of Candlewood’s analyses, enterprise value means the market valuation of a company’s common stock plus the amount of its outstanding debt less the amount of cash it has on hand.

Candlewood used the comparable EBITDA multiples to derive a range of implied enterprise values of Chart. Because of the inherent differences between the businesses, operations, financial conditions and prospects of Chart and those of the comparable companies, Candlewood believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the public comparable analysis and, accordingly, made qualitative judgments concerning differences between the characteristics of Chart and those of the comparable companies.

(b) Precedent Transaction Analysis

As part of its analysis, Candlewood reviewed publicly available information regarding the terms and financial characteristics in a number of transactions over the last several years involving companies that manufacture products similar to Chart in order to derive a relative value of Chart based on the multiples paid in these transactions.

Candlewood reviewed the prices paid in the selected transactions and calculated a range of EBITDA multiples. Candlewood then used these EBITDA multiples to derive a range of implied enterprise values of Chart. Because the reasons for and the circumstances surrounding each of the transactions analyzed were specific to each transaction and because of the inherent differences between the businesses, operations and prospects of the acquired companies included in the selected transactions, Candlewood believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the precedent transactions analysis and, accordingly, made qualitative judgments concerning differences between the characteristics of these transactions that would affect the acquisition values of Chart.

(c) Discounted Cash Flow Analysis

Candlewood performed a discounted cash flow analysis of Chart, using the forecasts obtained from Chart’s senior management for the five year period commencing on December 31, 2003 and ending on December 31, 2007. Chart’s forecasts reflect significant assumptions made by its management concerning anticipated results. The assumptions and judgments used in the forecasts may or may not prove to be correct, and there can be no assurance that forecasted results are attainable or will be realized. Actual future results may vary significantly from forecasts. Candlewood cannot and does not make any representations or warranties as to the accuracy or completeness of Chart’s forecasts.

A discounted cash flow projects the free cash flow (unlevered cash flow after taxes, changes in working capital and capital expenditures) for a five year period into the future and then projects a steady growth model starting at the end of the projected period. Each period’s cash flow is then discounted to present value, and the capitalized value of the projected cash flows following the end of the projection period is also discounted back to a present value. The capitalized value of the projected cash flows following the end of the projection period is also known as the terminal value.

3. Valuation of the Reorganized Debtors

Candlewood advised Chart that for purposes of this valuation, Candlewood assumed that, as of the Confirmation Date: (i) the proposed capitalization of Chart will be as set forth in the Plan, (ii) market, business and general economic conditions will be similar to conditions observed as of the date of this Disclosure Statement, (iii) the financial and other information furnished to Candlewood by the Companies and their professionals and publicly available information are accurate and complete, and (iv) the Plan is confirmed without material changes. Based upon the financial and comparative analyses described above, the assumptions made, matters considered and limits of review set forth above, Candlewood concludes that an appropriate estimate for the post-confirmation going- concern enterprise value of the Reorganized Debtors is approximately $190 million.

XIV. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Companies believe that the Plan affords holders of Claims and Interests the potential for the greatest realization on the Companies’ assets and, therefore, is in the best interests of such holders. If, however, the Requisite Acceptances are not received, or the Requisite Acceptances are received, the Chapter 11 Case is commenced, and the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (i) commencement of a “non-prepackaged” or “traditional” chapter 11 case, (ii) formulation of an alternative plan or plans of reorganization, or (iii) liquidation of the Companies under chapter 7 or 11 of the Bankruptcy Code.

A. Commencement of a “Traditional” Chapter 11 Case

If the Requisite Acceptances are not received, the Companies nevertheless could commence “traditional” chapter 11 cases (for themselves and/or some or all of the Subsidiaries), in which circumstance they could continue to operate their businesses and manage their properties as debtors-in-possession, but would become subject to the numerous restrictions imposed on debtors-in-possession by the Bankruptcy Code. It is not clear whether the Companies could survive as going concerns in a protracted chapter 11 case. They could have difficulty sustaining operations in the face of the high costs, erosion of customer confidence, and liquidity difficulties that could well result if they remained chapter 11 debtors-in-possession for any length of time. Ultimately, the Companies (or other parties in interest) could propose another plan or liquidate the Companies under chapter 7 or chapter 11 of the Bankruptcy Code.

B. Alternative Plan(s); Revocation, Withdrawal or Non-Consummation

If the Requisite Acceptances are not received or if the Plan is not confirmed, the Companies (or, if the Companies’ exclusive periods in which to file and solicit acceptances of a reorganization plan have expired, any other party in interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Companies’ businesses or an orderly liquidation of assets.

With respect to an alternative plan, the Companies have explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan. The Companies believe that the Plan, as described herein, the result of extensive negotiations between the Companies and the Senior Lenders, enables creditors and Interest holders to realize the greatest possible value under the circumstances, and, that as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

However, the Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization, in order to implement an Alternative Transaction or for any other reason. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan will be null and void in all respects, (ii) the Lender Settlement and any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan will be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, will (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors or (c) constitute an admission of any sort by the Debtors or any other Person. If the Plan is not confirmed, then the treatment of the Senior Lender Claims under the Plan (x) will not be deemed an admission of any kind by the Senior Lenders or a waiver of any rights or claims by the Senior Lenders, and (y) will have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Case or in any chapter 7 proceedings with respect to the Debtors.

In consultation with Candlewood, the Companies have undertaken a thorough marketing effort in recent weeks in order to locate all qualified potential purchasers for their businesses. On behalf of the Companies, Candlewood contacted more than 300 potential financial and strategic buyers, that they believed might have an interest in acquiring the Companies’ businesses. The Companies also made legal and financial due diligence information available to provide potential bidders access to pertinent information needed to conduct their due diligence reviews.

Under the Plan Term Sheet, to the extent that Chart’s board of directors determines any proposal to purchase the Companies’ businesses (i) is fully committed with available financing, and contains no material contingencies, other than Bankruptcy Court approval and necessary regulatory approvals, (ii) is more favorable to the Chart’s creditors and shareholders from a financial point of view than the transactions contemplated by the Lender Settlement, and (iii) provides for payment of the Senior Lender Claims on terms acceptable to the Senior Lenders in their sole discretion, (such proposed transaction, an “Alternative Transaction”) then the Companies may seek to consummate an alternative plan based on the terms and conditions of the Alternative Transaction. See Section II.C.18—“General Information—Overview of Business Operations—Marketing of the Companies” and Section II.D.1—“General Information—Capital Structure of the Companies—The Existing Credit Facilities.”

A proposed Alternative Transaction would materially change the financial projections, going-concern valuation and other statements made herein. This Disclosure Statement provides information based solely on the facts and circumstances known at this time with respect to the Plan, and would not be accurate with respect to any other plan of reorganization. As of the date of this Disclosure Statement, the Companies have not received a proposal constituting an Alternative Transaction. If the Companies determine that an Alternative Transaction has been offered, the Companies may propose an alternative plan and distribute a new disclosure statement in accordance with the requirements of the Bankruptcy Code and Bankruptcy Rules.

C. Liquidation under Chapter 7 or Chapter 11

If no plan is confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be elected or appointed to liquidate the Companies’ assets for distribution to creditors in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Companies.

The Companies believe that in liquidation under chapter 7, before creditors received any distribution, additional administrative expenses involved in the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Companies’ Estates. The assets available for distribution to creditors would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, which would arise by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Companies’ assets.

The Companies could also be liquidated pursuant to the provisions of a chapter 11 plan of reorganization. In a liquidation under chapter 11, the Companies’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7. Thus, a chapter 11 liquidation might result in larger recoveries than in a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a chapter 11 case, expenses for professional fees could be lower than in a chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a chapter 11 liquidation plan probably would be delayed substantially.

Although preferable to a chapter 7 liquidation, the Companies believe that any alternative liquidation under chapter 11 is a much less attractive alternative to creditors than the Plan because the greater return the Companies anticipate is provided by the Plan. THE COMPANIES BELIEVE THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS AND INTEREST HOLDERS THAN WOULD ANY OTHER REASONABLY CONFIRMABLE REORGANIZATION PLAN OR LIQUIDATION UNDER ANY CHAPTER OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Companies with their financial advisors, is premised upon a liquidation in a chapter 7 case and is attached to this Disclosure Statement as Exhibit C. In the analysis, the Companies have taken into account the nature, status, and underlying value of their assets and the ultimate realizable value of such assets.

The Companies have been seeking significant investors in their businesses for the past two years, and have recently begun seeking buyers for their businesses. As of the date of this Disclosure Statement, they have not yet found an investor or buyer ready, willing, and able to invest in or purchase the Companies in whole or in part, whose proposal would be acceptable to the Senior Lenders. Therefore, the likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Companies’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the opinion of the Companies, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

XV. THE SOLICITATION; VOTING PROCEDURES

A. Voting Deadline

The period during which Ballots with respect to the Plan will be accepted by the Companies will terminate at 5:00 p.m. (Eastern time) on June 27, 2003, unless and until the Companies, in their sole discretion, extend the date until which Ballots will be accepted, in which case the solicitation period will terminate at 5:00 p.m. (Eastern time) on such extended date. Valid Ballots may not be revoked without the Companies’ written consent. Except to the extent the Companies so determine or as permitted by the Bankruptcy Court, Ballots that are received after the Voting Deadline will not be counted or otherwise used by the Companies in connection with the Companies’ request for confirmation of the Plan (or any permitted modification thereof).

The Companies reserve the absolute right, at any time or from time to time, to extend, by oral or written notice to the Voting Agent, the period of time (on a daily basis, if necessary) during which Ballots will be accepted for any reason including, but not limited to, determining whether or not the Requisite Acceptances have been received, by making a public announcement of such extension no later than 9:00 a.m. (Eastern time) on the first Business Day next succeeding the previously announced Voting Deadline. Without limiting the manner in which the Companies may choose to make any public announcement, the Companies will not have any obligation to publish, advertise, or otherwise communicate any such public announcement, other than by issuing a news release. There can be no assurance that the Companies will exercise their right to extend the Solicitation Period for the receipt of Ballots.

B. Voting Procedures

Under the Bankruptcy Code, for purposes of determining whether the Requisite Acceptances have been received, only holders of Impaired Claims or Impaired Interests who actually vote will be counted. The failure of a holder to deliver a duly executed Ballot will be deemed to constitute an abstention by such holder with respect to voting on the Plan and such abstentions will not be counted as votes for or against the Plan.

The Companies are providing copies of Ballots, this Disclosure Statement (including all Exhibits) and related materials (a “Solicitation Package”) to the holders of Senior Lender Claims. You should provide all of the information requested by the Ballots you receive. You should complete and return all Ballots that you receive in the return envelope provided with each such Ballot.

Chart is not at this time requesting the delivery of, and neither Chart nor the Voting Agent will accept, certificates representing any Old Chart Common Stock. In connection with the Consummation Date, Chart will furnish all holders of Old Chart Common Stock with appropriate letters of transmittal to be used to remit their Old Chart Common Stock in exchange for the distribution under the Plan. Information regarding such remittance procedure (together with all appropriate materials) will be distributed by Chart after the Confirmation Date.

C. Fiduciaries and other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, unless otherwise determined by the Companies, must submit proper evidence satisfactory to the Companies of authority to so act. Authorized signatories should submit the separate Ballot of each holder of Senior Lender Claims for whom they are voting.

UNLESS THE BALLOT BEING FURNISHED IS TIMELY SUBMITTED TO THE VOTING AGENT ON OR PRIOR TO THE VOTING DEADLINE, SUCH BALLOT WILL BE REJECTED AS INVALID AND WILL NOT BE COUNTED AS AN ACCEPTANCE OR REJECTION OF THE PLAN; PROVIDED, HOWEVER, THE COMPANIES RESERVE THE RIGHT, IN THEIR SOLE DISCRETION, TO REQUEST OF THE BANKRUPTCY COURT THAT ANY SUCH BALLOT BE COUNTED. IN NO CASE SHOULD A BALLOT BE DELIVERED TO ANY ENTITY OTHER THAN THE VOTING AGENT, AND IN NO CASE SHOULD ANY CERTIFICATES REPRESENTING OLD CHART COMMON STOCK INTERESTS BE DELIVERED TO THE COMPANIES OR ANY OF THEIR ADVISORS, INCLUDING THE VOTING AGENT.

D. Parties in Interest Entitled to Vote

Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (i) the claim or interest is “allowed,” which means generally that no party in interest has objected to such claim or interest, and (ii) the claim or interest is impaired by the plan. If, however, the holder of an impaired claim or interest is not entitled to receive or retain any distribution under the plan on account of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan, and, accordingly, holders of such claims and interests do not actually vote on the plan. If a claim or interest is not impaired by the plan, the Bankruptcy Code deems the holder of such claim or interest to have accepted the plan and, accordingly, holders of such claims and interests are not entitled to vote on the plan.

Classes 1, 3, 4 and 5 of the Plan are unimpaired, and holders of Claims in such classes are conclusively presumed to have accepted the Plan. Classes 6, 8, 9 and 10 are conclusively presumed to have rejected the Plan. The Companies intend to request that the Bankruptcy Court waive any requirement of soliciting the holders of Interests in Class 7, and deem Class 7 to have rejected the Plan. Therefore, in accordance with sections 1126 and 1129 of the Bankruptcy Code, the Companies are soliciting acceptances only from the holders of Allowed Claims in Class 2.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

E. Classes Impaired under the Plan

The only Class of Claims or Interests that is Impaired under the Plan and entitled to vote on the Plan is the Class 2 Senior Lender Claims.

Holders of the Class 6 Impaired Intercompany Claims, Class 8 Old Subsidiary Equity Interests, Class 9 Other Equity Interests and Class 10 Subordinated Claims will not receive or retain any distribution or property under the Plan on account of their Claims or Interests. Accordingly, they are presumed, under section 1126(g) of the Bankruptcy Code, to have rejected the Plan, and they are therefore not entitled to vote to accept or reject the Plan.

The Class 7 Old Chart Common Stock Interests are Impaired under the Plan. Although Class 7 is not entitled to receive any distribution on account of their Interests, pursuant to the Lender Settlement, the holders of Class 7 Old Chart Common Stock Interests will receive New Common Stock and New Warrants in exchange for their Class 7 Interests. The Companies are not soliciting votes from the holders of such Interests, and upon commencement of the Chapter 11 Case, will ask the Bankruptcy Court to waive any solicitation requirement with respect to Class 7, and deem it to have rejected the Plan.

Pursuant to the Lender Settlement, Chart will maintain its ownership structure of its direct and indirect subsidiaries, as it existed on the Petition Date. Therefore, the Plan provides that as of the Consummation Date, the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors will be issued and distributed to certain of the Reorganized Debtors, who are also holders of Class 8 Old Subsidiary Equity Interests. No holder of a Class 8 Old Subsidiary Equity Interest is, however, receiving any distributions under the Plan on account of its Class 8 Interest, and the Companies are not soliciting votes from Class 8.

All other Classes of Claims and Interests (e.g., Classes 1, 3, 4 and 5) are Unimpaired under the Plan and are deemed to have accepted the Plan under section 1126(f) of the Bankruptcy Code. Accordingly, they are not entitled to vote to accept or reject the Plan.

F. Agreements upon Furnishing Ballots

The delivery of an accepting Ballot to the Voting Agent by a holder of a Senior Lender Claim pursuant to one of the procedures set forth above will constitute the agreement of such holder to accept (i) all of the terms of, and conditions to, this Solicitation; and (ii) the terms of the Plan; provided that all parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, provided further that with respect to any Senior Lenders who are parties to the Lockup Agreements, such agreement to the Solicitation and the terms of the Plan, including any right to object to confirmation, are also subject to the terms and conditions of the Lockup Agreements.

G. Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Ballots will be determined by the Voting Agent and the Companies in their sole discretion, which determination will be final and binding. As indicated below under “No Withdrawal or Revocation of Ballots; Solicitation Expenses,” valid Ballots may not be withdrawn or revoked. The Companies also reserve the right to reject any and all Ballots not in proper form, the acceptance of which would, in the opinion of the Companies or their counsel, be unlawful. The Companies further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot. The Companies’ interpretation (including of the validity of any Ballot and the respective instructions thereto) will be final and binding on all parties, except as otherwise directed by the Bankruptcy Court. Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Companies (or the Bankruptcy Court) determine. Neither the Companies nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liability for failure to provide such notification. Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived. Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

H. No Withdrawal or Revocation of Ballots; Solicitation Expenses

Once a party delivers a valid Ballot for the acceptance or rejection of the Plan, such party may not withdraw or revoke such acceptance or rejection without the Companies’ written consent. As further described above under “Waiver of Defects, Irregularities, etc.,” the Companies and the Voting Agent, in their sole discretion, will determine the validity of the Ballots, which determination will be final and binding.

The Companies will pay all costs, fees and expenses relating to the Solicitation, including, without limitation, customary mailing and handling costs of Nominees.

I. Further Information; Additional Copies

If you have any questions or require further information about the voting procedure for voting your Claim or Interest, or about the packet of material you received, or if you wish to obtain an additional copy of the Plan, the Disclosure Statement, or any exhibits to such documents (at your own expense, unless otherwise specifically required by Bankruptcy Rule 3017(d)), please contact the Voting Agent:

Voting Agent:	Bankruptcy Management Corporation
Attn: Lisa Ruppaner
1330 East Franklin Avenue
El Segundo, California 90245
(888) 909-0100

XVI. FINANCIAL ADVISORS; VOTING AGENT; FEES AND EXPENSES

A. Candlewood

Pursuant to a letter agreement dated as of March 3, 2003 (as supplemented by the April 30, 2003 letter, and as otherwise amended or supplemented, the “Candlewood Letter”), Chart engaged Candlewood to act as financial advisor and investment banker in connection with the restructuring of Chart’s debt and equity securities. The Candlewood Letter provides for the payment of the following fees to Candlewood in connection with its assistance with the Restructuring: (i) a monthly retainer fee of $50,000, (ii) a $200,000 fee payable upon the rendering of an opinion on the Restructuring, and (iii) if, during the term of Candlewood’s engagement, or within twelve (12) months following the termination of the Candlewood Letter, Chart consummates a Restructuring (as defined therein), a restructuring fee of $200,000 payable upon the closing of such Restructuring.

The Candlewood Letter provides for the payment of the following fees to Candlewood in connection with Candlewood’s marketing efforts: (i) an additional monthly retainer fee of $50,000 (the “Sale Retainer Fee”), (ii) if Chart consummates a Sale Transaction (as defined therein) (a) during the term of Candlewood’s engagement, or (b) with a Covered Party (as defined therein) within twelve (12) months following the termination of the Candlewood Letter, a sale fee (the “Sale Fee”) equal to four percent of the amount by which the equity value at closing exceeds $9.3 million, and (iii) a $200,000 fee (the “Sale Opinion Fee”) payable upon the rendering of an opinion on the sale, in the event that Chart requests such opinion. In the event that a Sale Transaction (as defined therein) is completed, the cumulative amount of the Sale Retainer Fee, Sale Fee and Sale Opinion Fee will not be less than $200,000.

The Candlewood Letter further provides that Candlewood will be paid upon demand, reasonable, documented out-of-pocket expenses, subject to certain limits, incurred in connection with its performance of the services contemplated by the Candlewood Letter, including reasonable attorneys’ and advisors’ fees in certain circumstances.

On April 30, 2003, Candlewood rendered its opinion on the restructuring discussed above, and was paid the $200,000 fee. Candlewood’s engagement under the Candlewood Letter extends until September 2, 2003, and Candlewood’s services in connection with the Restructuring and the marketing can be terminated at any time upon fifteen (15) business days’ notice, and upon written notice, respectively. Under the Candlewood Letter, Chart has indemnified Candlewood with respect to its services and the Restructuring, excluding with respect to claims based upon any actions involving gross negligence or willful misconduct.

B. TRG

Chart has engaged TRG to advise the Companies on implementing the Restructuring. William T. Allen, a TRG professional, is serving as Chart’s chief restructuring officer. Chart will be billed a flat monthly rate of $65,000 for the assistance of Mr. Allen and his associate, Stephen Gray. All other TRG staff assigned to assist Chart will be billed at their normal billing rates. In addition, Chart has agreed to pay TRG its reasonable out-of-pocket expenses. In its agreement with TRG, Chart has indemnified TRG with respect to its services and the Restructuring, excluding any claims based on actions involving gross negligence or willful misconduct.

C. The Senior Lenders

Under the Existing Credit Agreement, Chart has agreed to pay reasonable out-of-pocket expenses of the Senior Lenders including the reasonable fees and expenses of their financial and legal advisors in connection with enforcement of the Existing Credit Agreement. The Agent is represented by Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) and Clifford Chance, as legal advisors, and, through Milbank, the Agent has retained FTI Policano & Manzo as financial advisor. In addition, Chart has agreed to pay the reasonable expenses of the members of the Senior Lender Steering Committee and its respective advisors, the reasonable expenses, incurred from the Petition Date through the Consummation Date, in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

D. Bankruptcy Management Corporation

The Companies have retained Bankruptcy Management Corporation to serve as the Voting Agent in connection with the Solicitation. The Companies will pay the Voting Agent reasonable and customary compensation for its services in connection with the Solicitation, plus reimbursement for its reasonable out-of-pocket disbursements. Brokers, dealers, commercial banks, trust companies and other Nominees will be reimbursed by Chart for customary mailing and handling expenses incurred by them in forwarding materials to their customers, but will not otherwise be compensated for their services. The Companies also will pay any other fees and expenses attributable to the Solicitation.

XVII. RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Companies believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Companies urge all Senior Lenders to vote to ACCEPT the Plan, and to complete and return their Ballots so that they will be RECEIVED by the Voting Agent on or before 5:00 p.m. Eastern time on June 27, 2003.

Dated: Cleveland, Ohio

 June 20, 2003

CHART INDUSTRIES INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CAIRE INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART ASIA, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART HEAT EXCHANGERS LIMITED PARTNERSHIP

By:	CHART MANAGEMENT COMPANY, INC.,
its General Partner

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART INTERNATIONAL HOLDINGS, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART INTERNATIONAL, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART LEASING, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

CHART MANAGEMENT COMPANY, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

COOLTEL, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

GREENVILLE TUBE, LLC

By:	/s/ MICHAEL F. BIEHL
Name:	Michel F. Biehl
Title:	Assistant Treasurer

NEXGEN FUELING, INC.

By:	/s/ MICHAEL F. BIEHL
Name:	Michael F. Biehl
Title:	Chief Financial Officer and Treasurer

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP		CALFEE, HALTER & GRISWOLD LLP
Counsel to Chart Industries, Inc., et al.,		Special Corporate Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession		Debtors and Debtors-in-Possession

By:	/s/ MARK S. CHEHI	By:	/s/ JAMES M. LAWNICZAK
	Mark S. Chehi (I.D. No. 2855)		James M. Lawniczak
	David R. Hurst (I.D. No. 3743)		Matthew J. Klaben
	One Rodney Square		1400 McDonald Investment Center
	P.O. Box 636		800 Superior Avenue
	Wilmington, Delaware 19899-0636		Cleveland, Ohio 44114-2688
	(302) 651-3000		(216) 622-8200

- and -

Alexandra Margolis
Laura Engelhardt
Four Times Square
New York, New York 10036-6552
(212) 735-3000

EXHIBIT A

TO

DISCLOSURE STATEMENT WITH RESPECT TO

JOINT REORGANIZATION PLAN OF

CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

JOINT PREPACKAGED REORGANIZATION PLAN OF

CHART INDUSTRIES, INC.

AND CERTAIN SUBSIDIARIES

A-1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Chart Industries, Inc., et al., Debtors.	Chapter 11 Case No. 03- ( ) (Jointly Administered)

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	CALFEE, HALTER & GRISWOLD LLP

Mark S. Chehi (I.D. No. 2855) David R. Hurst (I.D. No. 3743) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 (302) 651-3000	James M. Lawniczak Matthew J. Klaben 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114-2688 (216) 622-8200

- and -	Special Corporate Counsel to Chart Industries, Inc., et al., Debtors and Debtors-in-Possession
Alexandra Margolis Laura Engelhardt Four Times Square New York, New York 10036-6552 (212) 735-3000

Counsel to Chart Industries, Inc., et al., Debtors and Debtors-in-Possession

TABLE OF CONTENTS

Page
INTRODUCTION			PLAN-1

ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION AND COMPUTATION OF TIME			PLAN-1
A.	Scope of Definitions; Rules of Construction		PLAN-1
B.	Definitions		PLAN-1
C.	Rules of Interpretation		PLAN-10
		1. General	PLAN-10
		2. “Including”	PLAN-10
		3. “On”	PLAN-10
D.	Computation of Time		PLAN-10

ARTICLE II.

COMPROMISE AND SETTLEMENT OF DISPUTES			PLAN-10
A.	Settlement Between Debtors and Senior Lenders		PLAN-10
B.	Compromise and Settlement of Additional Claims		PLAN-12

ARTICLE III.

TREATMENT OF UNCLASSIFIED CLAIMS			PLAN-12
A.	DIP Facility Claims		PLAN-12
B.	Administrative Claims		PLAN-12
C.	Priority Tax Claims		PLAN-13

ARTICLE IV.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS			PLAN-13
A.	Introduction		PLAN-13
B.	Summary of Classified Claims and Interests		PLAN-13
C.	Treatment of Classes		PLAN-14
	1.	Class 1—Other Priority Claims	PLAN-14
	2.	Class 2—Senior Lender Claims	PLAN-14
	3.	Class 3—Other Secured Claims	PLAN-19
	4.	Class 4—General Unsecured Claims	PLAN-19
	5.	Class 5—Unimpaired Intercompany Claims	PLAN-19
	6.	Class 6—Impaired Intercompany Claims	PLAN-20
	7.	Class 7—Old Chart Common Stock Interests	PLAN-20
	8.	Class 8—Old Subsidiary Equity Interests	PLAN-20
	9.	Class 9—Other Equity Interests	PLAN-21
	10.	Class 10—Subordinated Claims	PLAN-21
D.	Allowed Claims and Allowed Interests		PLAN-21
E.	Postpetition Interest		PLAN-21
F.	Special Provision Regarding Unimpaired Claims and Interests		PLAN-21

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN		PLAN-21
A.	Continued Existence and Vesting of Assets in Reorganized Debtors	PLAN-21
B.	Cancellation Of Securities and Agreements	PLAN-22
C.	Restructuring Transactions	PLAN-22
	1. New Common Stock and New Warrants	PLAN-22
	2. New Subsidiary Equity	PLAN-23
	3. New Credit Agreements	PLAN-24
	4. Investor Rights Agreement	PLAN-25
	5. New Warrants	PLAN-25
D.	Directors, Officers and Managers	PLAN-25
E.	Preservation of Rights of Action; Settlement of Litigation Claims	PLAN-26
F.	Effectuating Documents; Further Transactions	PLAN-26
G.	Exemption from Certain Transfer Taxes	PLAN-26

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS		PLAN-27
A.	Distributions for Claims and Interests Allowed as of the Consummation Date	PLAN-27
B.	Disbursing Agent	PLAN-27
C.	Surrender of Securities or Instruments	PLAN-27
D.	Lost, Stolen, Mutilated or Destroyed Securities	PLAN-28
E.	Record Date for Distributions to Holders of Old Chart Common Stock	PLAN-28
F.	Means of Cash Payment	PLAN-28
G.	Calculation of Distribution Amounts of New Common Stock	PLAN-28
H.	Delivery of Distributions; Undeliverable or Unclaimed Distributions	PLAN-29
I.	Withholding and Reporting Requirements	PLAN-29
J.	Allocation of Plan Distributions Between Principal and Interest	PLAN-29
K.	Setoffs	PLAN-29

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		PLAN-30
A.	Resolution of Disputed Claims	PLAN-30
B.	No Distribution Pending Allowance	PLAN-30
C.	Distributions After Allowance	PLAN-30

ARTICLE VIII.

TREATMENT OF CONTRACTS AND LEASES		PLAN-31
A.	Assumed Contracts and Leases	PLAN-31
B.	Treatment of Change of Control Provisions	PLAN-31
C.	Payments Related to Assumption of Contracts and Leases	PLAN-31
D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	PLAN-31
E.	Compensation and Benefit Plans and Treatment of Retirement Plan	PLAN-32
F.	Indemnification of Directors, Officers and Managers	PLAN-32

ARTICLE IX.

ACCEPTANCE OR REJECTION OF THE PLAN		PLAN-32
A.	Classes Entitled To Vote	PLAN-32

PLAN-ii

B.	Acceptance by Impaired Classes		PLAN-32
C.	Cramdown		PLAN-33

ARTICLE X.

SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN			PLAN-33
A.	New Securities		PLAN-33
B.	Exemption from Registration		PLAN-33

ARTICLE XI.

CONDITIONS PRECEDENT TO THE PLAN’S CONFIRMATION AND CONSUMMATION			PLAN-33
A.	Conditions to Confirmation		PLAN-33
B.	Conditions to Consummation Date		PLAN-33
C.	Waiver of Conditions		PLAN-35

ARTICLE XII.

MODIFICATIONS AND AMENDMENTS			PLAN-35

ARTICLE XIII.

RETENTION OF JURISDICTION			PLAN-35

ARTICLE XIV.

MISCELLANEOUS PROVISIONS			PLAN-37
A.	Corporate Action		PLAN-37
B.	Professional Fee Claims		PLAN-37
C.	Payment of Statutory Fees		PLAN-37
D.	Severability of Plan Provisions		PLAN-37
E.	Consent of Senior Lenders		PLAN-37
F.	Successors and Assigns		PLAN-38
G.	Discharge of the Debtors		PLAN-38
H.	Releases		PLAN-38
	1.	Releases by Debtors	PLAN-38
	2.	Releases by Holders of Claims and Interests	PLAN-38
I.	Injunction		PLAN-39
J.	Exculpation and Limitation of Liability		PLAN-39
K.	Waiver of Enforcement of Subordination		PLAN-40
L.	Term of Injunctions or Stays		PLAN-40
M.	Binding Effect		PLAN-40
N.	Revocation, Withdrawal or Non-Consummation		PLAN-40
O.	Committees		PLAN-41
P.	Plan Supplement		PLAN-41
Q.	Notices to Debtors		PLAN-41
R.	Governing Law		PLAN-42
S.	Prepayment		PLAN-42
T.	Section 1125(e) of the Bankruptcy Code		PLAN-42

PLAN-iii

TABLE OF EXHIBITS

Exhibit A-1	Reorganized Chart Industries, Inc. Certificate of Incorporation

Exhibit A-2	Reorganized Chart Industries, Inc. Bylaws

Exhibit B	Description of New Common Stock

Exhibit C-1	Form of New Revolver Credit Agreement

Exhibit C-2	Form of New Term Credit Agreement

Exhibit C-3	Form of New Intercreditor and Subordination Agreement

Exhibit C-4	Form of New Security Agreement

Exhibit C-5	Form of New Collateral Agency Agreement

Exhibit D	Form of Investor Rights Agreement

Exhibit E	Form of New Warrant Agreement and Warrant Certificate

TABLE OF SCHEDULES

Schedule 1	Non-Exclusive Schedule of Retained Claims and Causes of Action

Schedule 2	Schedule of Parties Not Released Pursuant to Article XIV.H

PLAN-iv

INTRODUCTION

Chart Industries, Inc., CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc. jointly propose the following joint plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below).

ARTICLE I.

DEFINITIONS, RULES OF INTERPRETATION

AND COMPUTATION OF TIME

A. Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B. Definitions

1.1 “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority under section 507(a)(1) or 507(b) of the Bankruptcy Code, including, without limitation, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Debtors’ Estates and operating their businesses, including wages, salaries or commissions for services rendered after the Petition Date, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. § 1930 and (d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order entered under section 546(c)(2)(A) of the Bankruptcy Code.

1.2 “Agent” means JPMorgan Chase Bank, as agent under the Existing Credit Facilities.

1.3 “Allowed” means, with respect to a Claim or Interest within a particular Class, an Allowed Claim or Allowed Interest of the type described in such Class.

1.4 “Allowed Claim” means a Claim (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Claim (i) includes a Disputed Claim to the extent such Disputed Claim becomes Allowed after the Consummation Date and (ii) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law. Unless otherwise specified herein, in section 506(b) of the Bankruptcy Code or by Final Order of the Bankruptcy Court, “Allowed Claim” shall not, for purposes of distributions under the Plan, include (i) for any Claim arising prior to the Petition Date, interest on such Claim accruing from or after the Petition Date, (ii) punitive or exemplary damages, (iii) any fine, penalty or forfeiture or (iv) any Subordinated Claim.

1.5 “Allowed Interest” means an Interest (i) as to which no objection or request for estimation has been filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court or the Plan; (ii) as to which any objection has been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iii) that is Allowed (a) by a Final Order, (b) by an agreement between the holder of such Interest and the Debtors or Reorganized Debtors or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating an Interest as an “Allowed Interest” under (i) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtors do not waive their rights to contest the amount and validity of any disputed, contingent and/or unliquidated Interest in the manner and venue in which such Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. An Allowed Interest includes a Disputed Interest to the extent such Disputed Interest becomes Allowed after the Consummation Date.

1.6 “Alternative Transaction” has the meaning ascribed to such term in Article II.A.14.

1.7 “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as now in effect or hereafter amended.

1.8 “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or any other court with jurisdiction over the Chapter 11 Case.

1.9 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, the Federal Rules of Civil Procedure and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as now in effect or hereafter amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.10 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.11 “Cash” means legal tender of the United States or equivalents thereof.

1.12 “Cause” means (i) the conviction of any crime (whether or not involving Reorganized Chart) constituting a felony in the jurisdiction involved, (ii) engaging in any substantiated act involving moral turpitude or (iii) misappropriation of any assets of Reorganized Chart.

1.13 “Certificate” has the meaning ascribed to such term in Article VI.C.

1.14 “Chapter 11 Case” means the jointly administered Chapter 11 cases of Chart Industries, Inc., CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc.

1.15 “Chart” means Chart Industries, Inc., a Delaware corporation.

1.16 “Chart Europe” means Chart Europe GmbH, a German company, which is an indirect subsidiary of Chart and not a Debtor in the Chapter 11 Case.

1.17 “Chart Senior Lender Claim” means, individually, a Claim of the Agent and any Senior Lender against Chart under the Existing Credit Facilities and, collectively, the Claims of the Agent and the Senior Lenders against Chart under the Existing Credit Facilities, including Claims for principal, accrued but unpaid interest, fees and expenses through the Petition Date.

1.18 “CHEL” means Chart Heat Exchangers Limited, a United Kingdom company, which is an indirect subsidiary of Chart and not a Debtor in the Chapter 11 Case.

1.19 “Claim” means a claim, as defined in section 101(5) of the Bankruptcy Code, against a Debtor.

PLAN-2

1.20 “Claims Objection Deadline” means the first Business Day that is the latest of (i) the Consummation Date; (ii) as to a particular Claim or Interest, 180 days after the filing of a proof of claim or interest for, or request for payment of, such Claim or Interest; or (iii) such other date as may be established by the Bankruptcy Court.

1.21 “Class” means one of the classes of Claims or Interests listed in Article IV below.

1.22 “Class 2 New Common Stock” means the 5,059,064 shares of New Common Stock to be distributed to holders of Senior Lender Claims as of the Consummation Date, which stock shall be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

1.23 “Class 7 New Common Stock” means the 266,267 shares of New Common Stock to be distributed to holders of Old Chart Common Stock Interests as of the Consummation Date, which stock shall be subject to dilution to the extent necessary to give effect to the issuance of stock, including in connection with the exercise of any stock options or warrants, including, without limitation, the New Warrants.

1.24 “Collateral” means any property or interest in property of an Estate subject to a lien to secure the payment or performance of a Claim, which lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

1.25 “Committee” means any official committee appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

1.26 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.27 “Confirmation Hearing” means the Bankruptcy Court’s hearing to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.28 “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan under section 1129 of the Bankruptcy Code.

1.29 “Consummation Date” means the first Business Day on which all conditions to the consummation of the Plan set forth in Article XI.B have been satisfied or waived, which will be the effective date of the Plan.

1.30 “Cure” means the payment of Cash by a Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit a Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.31 “Current Board Designated Director” has the meaning ascribed to such term in Article V.D.

1.32 “D&O Claims” means any Claim arising from the Debtors’ indemnification obligations under their constituent documents or other written agreements and/or pursuant to applicable general corporation law or other applicable business organization law, including those Claims described in Article VIII.F.

1.33 “Debtor” means each of Chart, CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc. in its capacity as a debtor and debtor-in-possession under sections 1107 and 1108 of the Bankruptcy Code, and “Debtors” means all of them collectively, and when the context so requires, as post-confirmation entities reorganized hereunder.

1.34 “Designee Term” has the meaning ascribed to such term in Article V.D.

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1.35 “DIP Facility” means the postpetition debtor-in-possession revolving credit facility provided to the Debtors during the Chapter 11 Case pursuant to the DIP Facility Agreement.

1.36 “DIP Facility Agreement” means the Revolving Credit Agreement, among Chart Industries, Inc., as debtor and debtor-in-possession, each of the Subsidiary Debtors, as debtors and debtors-in-possession, JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, governing the DIP Facility.

1.37 “DIP Facility Claim” means a Claim arising under or as a result of the DIP Facility, including Claims arising on account of letters of credit issued prior to the Petition Date under the Existing Credit Facilities.

1.38 “Disallowed Claim” or “Disallowed Interest” means any Claim against or Interest in any Debtor which has been disallowed, in whole or in part, by Final Order, to the extent of such disallowance.

1.39 “Disbursing Agent” means Reorganized Chart or any party designated by Reorganized Chart, in its sole discretion, to serve as disbursing agent under the Plan.

1.40 “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.41 “Disputed Claim” means any Claim, or any portion thereof, that is not an Allowed Claim or a Disallowed Claim.

1.42 “Disputed Interest” means any Interest that is not an Allowed Interest or a Disallowed Interest.

1.43 “Distribution Date” means the date, occurring as soon as practicable after the Consummation Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims and Allowed Interests as provided in Article VI of the Plan.

1.44 “Distribution Record Date” means the record date for purposes of making distributions under the Plan on account of or in exchange for Allowed Claims and Allowed Interests, which date shall be the third (3rd) Business Day after the Confirmation Date.

1.45 “Estate” means the estate of any of the Debtors in the Chapter 11 Case, and “Estates” means, collectively, the estates of all the Debtors in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.

1.46 “Existing Credit Agreement” means (i) the Credit Agreement, dated as of April 12, 1999, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, National City Bank, as Documentation Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date, (ii) the Security Agreement, Mortgages, Guarantee Assumption Agreements and Foreign Subsidiary Pledge Agreements (each as defined in the Credit Agreement dated as of April 12, 1999), and (iii) such other security agreements, pledge agreements or similar agreements or instruments as were executed and delivered pursuant to the Credit Agreement dated as of April 12, 1999, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements.

1.47 “Existing Credit Facilities” means the Existing Credit Agreement, the First Incremental Revolver and the Second Incremental Revolver, and all other documents and instruments executed in connection therewith evidencing the rights and security interests of the Senior Lenders.

1.48 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing or file a notice of appeal has expired and (iii) no appeal or request for a stay or other review is pending.

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1.49 “First Incremental Revolver” means the Series 1 Incremental Revolving Credit Agreement, dated as of November 29, 2000, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank (n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

1.50 “General Unsecured Claim” means a Claim that is not a DIP Facility Claim, Administrative Claim, Priority Tax Claim, Other Priority Claim, Senior Lender Claim, Other Secured Claim, Unimpaired Intercompany Claim, Impaired Intercompany Claim or Subordinated Claim.

1.51 “Greenville Employment Agreements” means, collectively, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Charles E. Downs, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Harry R. Holstead, the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Richard L. Vareha, and the Salary Continuation Agreement, dated as of June 17, 2002, by and between Chart Inc. and Larry B. McCaslin.

1.52 “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.53 “Impaired Intercompany Claim” means any and all Claims of CHEL or Chart Europe against any of the Debtors.

1.54 “Initial Board Designee” has the meaning ascribed to such term in Article V.D.

1.55 “Interest” means the legal, equitable, contractual and other rights of any Person (including any 401(k) plan or plan participant) with respect to Old Chart Common Stock, Old Subsidiary Equity or any Other Equity Rights of any Debtor, whether or not transferable, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

1.56 “Investor Rights Agreement” means the Investor Rights Agreement that may be entered into by Reorganized Chart and certain holders of shares of New Common Stock on and after the Consummation Date, substantially in the form of Exhibit D hereto.

1.57 “Lender Settlement” has the meaning ascribed to such term in Article II.A hereof.

1.58 “Litigation Claims” has the meaning ascribed to such term in Article V.E hereof.

1.59 “Management Incentive Plan” means the management incentive plan to be adopted by Reorganized Chart after the Consummation Date pursuant to Article V.C hereof.

1.60 “Manager” means a manager of a limited liability company.

1.61 “New Agent” means JPMorgan Chase Bank, as agent under the DIP Facility Agreement, the New Revolver Credit Agreement and the New Term Credit Agreement.

1.62 “New Collateral Agency Agreement” means that certain collateral agency agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent and agent under the New Credit Agreements, and Reorganized Chart, substantially in the form of Exhibit C-5 hereto.

1.63 “New Common Stock” means the 9,500,000 shares of common stock of Reorganized Chart, $.01 par value, authorized under Article V.C of the Plan and the Reorganized Chart Certificate of Incorporation as of the Consummation Date.

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1.64 “New Credit Agreements” means the New Revolver Credit Agreement and the New Term Credit Agreement.

1.65 “New Intercreditor and Subordination Agreement” means that certain intercreditor and subordination agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent and agent under the New Credit Agreements, and Reorganized Chart, substantially in the form of Exhibit C-3 hereto.

1.66 “New Revolver Credit Agreement” means that certain secured credit agreement governing the Revolver Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the lenders thereunder, substantially in the form of Exhibit C-1 hereto.

1.67 “New Securities” means, collectively, the New Common Stock, the New Subsidiary Equity, the New Warrants, and the New Common Stock issuable upon exercise of the New Warrants.

1.68 “New Security Agreement” means that certain security agreement to be entered into as of the Consummation Date, among JPMorgan Chase Bank, as collateral agent, and Reorganized Chart, the Reorganized Subsidiary Debtors and certain other subsidiaries of Reorganized Chart, substantially in the form of Exhibit C-4 hereto.

1.69 “New Subsidiary Equity” means, collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors authorized under Article V.C of the Plan and the respective constituent documents of the Reorganized Subsidiary Debtors as of the Consummation Date.

1.70 “New Term Credit Agreement” means that certain secured credit agreement governing the Term Exit Facility to be entered into as of the Consummation Date, among Reorganized Chart, the Reorganized Subsidiary Debtors, certain other subsidiaries of Reorganized Chart, and JPMorgan Chase Bank, as Administrative Agent, and the Lenders thereunder, substantially in the form of Exhibit C-2 hereto.

1.71 “New Warrant Agreement” means that certain warrant agreement, which together with the related warrant certificates, will evidence the New Warrants, to be entered into as of the Consummation Date, between Reorganized Chart and the warrant agent thereunder, substantially in the form of Exhibit E hereto.

1.72 “New Warrants” means the warrants to acquire, in the aggregate for all of the New Warrants, 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants), as authorized under Article V.C of the Plan, and to be issued to holders of Old Chart Common Stock Interests pursuant to the Plan as of the Consummation Date, evidenced by the New Warrant Agreement and related warrant certificates, substantially in the form of Exhibit E hereto, with an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331.

1.73 “Old Chart Common Stock” means the shares of common stock of Chart issued and outstanding on the Distribution Record Date.

1.74 “Old Chart Common Stock Interests” means the Interests represented by the Old Chart Common Stock.

1.75 “Old Chart Common Stock Options” means the options to purchase or acquire common stock of Chart, which options are outstanding immediately prior to the Distribution Record Date, and all rights associated therewith.

1.76 “Old Chart Common Stock Purchase Rights” means those stock purchase rights, and all rights associated therewith, governed by the Rights Agreement, dated as of May 1, 1998, by and between Chart Industries, Inc. and National City Bank, as Rights Agent, as amended.

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1.77 “Old Chart Common Stock Warrants” means those certain warrants, and all rights associated therewith, evidenced by the Warrant Agreements dated as of June 28, 2002, September 30, 2002 and December 31, 2002, between Chart and the holders party thereto.

1.78 “Old Cryenco Warrants” means those certain warrants to purchase common stock of Chart issued to certain holders of warrants for Cryenco Sciences, Inc. common stock in connection with Chart’s acquisition of Cryenco Sciences, Inc. in 1997, and all rights associated therewith.

1.79 “Old MVE Warrant Rights” means those certain rights to acquire, under certain conditions, warrants to purchase 1 million shares of common stock of Chart at any time prior to April 12, 2004, issued to former members of MVE Investors, LLC in connection with Chart’s acquisition of MVE Holdings, Inc., and all rights associated therewith.

1.80 “Old Subsidiary Equity” means, collectively, the respective shares of stock, limited and general partnership interests and limited liability company membership interests in the Subsidiary Debtors issued and outstanding as of the Distribution Record Date.

1.81 “Old Subsidiary Equity Interests” means the Interests represented by the Old Subsidiary Equity.

1.82 “Other Equity Interests” means the Interests represented by the Other Equity Rights.

1.83 “Other Equity Rights” means, collectively, the Old Chart Common Stock Purchase Rights, the Old Chart Common Stock Options, the Old Chart Common Stock Warrants, the Old Cryenco Warrants, the Old MVE Warrant Rights, rights under any Stock-Related Benefit Plan, and any other options, warrants, conversion rights, rights of first refusal, finders fee arrangements, or other rights, contractual or otherwise, to acquire, subscribe for, receive or cause to be redeemed any common stock of Chart, stock, limited or general partnership interests or limited liability company membership interests in any Subsidiary Debtor, or other ownership interests in any Debtor, and any contracts, subscriptions, commitments or agreements pursuant to which any non-Debtor party was or could have been entitled to receive or cause to be redeemed shares, securities or other ownership interests in any Debtor.

1.84 “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.85 “Other Secured Claim” means a Claim other than a Senior Lender Claim that is secured by a valid duly perfected lien as of the Petition Date on property in which any of the Estates has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.86 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization or other entity.

1.87 “Petition Date” means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Case.

1.88 “Plan” means this joint prepackaged plan of reorganization, and all exhibits and schedules hereto, as it may be amended, modified or supplemented from time to time as permitted hereunder and by the Bankruptcy Code.

1.89 “Plan Supplement” means the compilation of documents, including any exhibits to the Plan not included herewith, that the Debtors shall file with the Bankruptcy Court on or before the date that is five (5) days prior to the Confirmation Hearing.

1.90 “Postpetition Interest” means interest accruing after the Petition Date on a Claim.

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1.91 “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.92 “Professional” means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code.

1.93 “Professional Fee Claim” means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Consummation Date.

1.94 “Pro Rata” means with reference to any distribution on account of or in exchange for any Claim or Interest in any Class, the proportion that the amount of a Claim or Interest bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) or Interests (including Disputed Interests, but excluding Disallowed Interests) in such Class.

1.95 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim or Interest entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim or Interest to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

1.96 “Reorganized             ,” where              is the name of a Debtor, means such Debtor, on and after the Consummation Date.

1.97 “Reorganized Chart Bylaws” means Reorganized Chart’s bylaws in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-2.

1.98 “Reorganized Chart Certificate of Incorporation” means Reorganized Chart’s certificate of incorporation in effect under the laws of the State of Delaware, as amended by the Plan, substantially in the form annexed hereto as Exhibit A-1.

1.99 “Reorganized Debtor” means each of Reorganized Chart, Reorganized CAIRE INC., Reorganized Chart Asia, Inc., Reorganized Chart Heat Exchangers Limited Partnership, Reorganized Chart Inc., Reorganized Chart International Holdings, Inc., Reorganized Chart International, Inc., Reorganized Chart Leasing, Inc., Reorganized Chart Management Company, Inc., Reorganized CoolTel, Inc., Reorganized Greenville Tube, LLC and Reorganized NexGen Fueling, Inc.; and “Reorganized Debtors” means all of them.

1.100 “Reorganized Subsidiary Debtors” means the Subsidiary Debtors, on and after the Consummation Date.

1.101 “Revolver Exit Facility” means that certain revolver exit credit facility in the aggregate amount of $40 million to be provided to the Reorganized Debtors on the Consummation Date, governed by the New Revolver Credit Agreement.

1.102 “Second Incremental Revolver” means the Series 2 Incremental Revolving Credit Agreement, dated as of April 17, 2001, among Chart Industries, Inc., certain subsidiaries of Chart Industries, Inc., and The Chase Manhattan Bank

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(n/k/a JPMorgan Chase Bank), as Administrative Agent, and the Lenders thereunder, as amended, modified and/or supplemented as of the Petition Date.

1.103 “Secondary Board Designee” has the meaning ascribed to such term in Article V.D.

1.104 “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereafter amended.

1.105 “Senior Lender Claims” means, collectively, the Chart Senior Lender Claims and the Claims of the Senior Lenders against the Subsidiary Debtors arising on account of the Subsidiary Debtors’ guaranty obligations under the Existing Credit Facilities.

1.106 “Senior Lender Steering Committee” means the unofficial committee formed prior to the Petition Date, which committee is comprised of the Agent, Oaktree Capital Management, LLC, Audax Management Company, LLC and Carl Marks Strategic Investments, LP; provided, however, that any such entity shall be considered a member of the Senior Lender Steering Committee only to the extent that such entity is a Senior Lender on or prior to the Confirmation Date.

1.107 “Senior Lenders” means the Agent and the entities identified as “Lenders” under the Existing Credit Facilities and their respective successors and assigns who have become “Lenders” under the Existing Credit Facilities.

1.108 “Solicitation Order” means a Final Order of the Bankruptcy Court or other court of competent jurisdiction providing that Class 7 is deemed to have rejected the Plan and is not entitled to vote on the Plan.

1.109 “Stock-Related Benefit Plans” means, collectively, the 1996 Stock Option Plan for Outside Directors and similar plans authorized in 1994 and 1995, the Key Employee Stock Option Plan, the 1997 Stock Option and Incentive Plan, the 1997 Stock Bonus Plan and the 2000 Executive Incentive Stock Option Plan of Chart, as amended, and any award agreements thereunder.

1.110 “Subordinated Claims” means any Claim that is subordinated pursuant to section 510(b) or 510(c) of the Bankruptcy Code, and shall include any Claim arising from the rescission or right of rescission of a purchase or sale of a security or Interest of any Debtor or of an affiliate of any Debtor, for damages arising from the purchase or sale of such a security or Interest or for reimbursement or contribution on account of such Claim; provided, however, that the D&O Claims shall not be Subordinated Claims.

1.111 “Subsidiary Debtor” means each of CAIRE INC., Chart Asia, Inc., Chart Heat Exchangers Limited Partnership, Chart Inc., Chart International Holdings, Inc., Chart International, Inc., Chart Leasing, Inc., Chart Management Company, Inc., CoolTel, Inc., Greenville Tube, LLC and NexGen Fueling, Inc.; and “Subsidiary Debtors” means all of them collectively, and when the context so requires, as post-confirmation entities reorganized hereunder.

1.112 “Term Exit Facility” means that certain term loan credit facility in the aggregate amount of $120 million to be provided to the Reorganized Debtors on the Consummation Date, governed by the New Term Credit Agreement.

1.113 “Unimpaired” means with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.114 “Unimpaired Intercompany Claim” means any and all Claims of Chart and any direct or indirect subsidiary of Chart against any Debtor, excluding Impaired Intercompany Claims.

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C. Rules of Interpretation

1. General

In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means the agreement or document substantially in that form or on those terms and conditions, (b) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

2. “Including”

As used in the Plan, “including” means “including without limitation.”

3. “On”

With reference to any distribution under the Plan, “on” a date means on or as soon as reasonably practicable after that date.

D. Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II.

COMPROMISE AND SETTLEMENT OF DISPUTES

A. Settlement Between Debtors and Senior Lenders

The Plan implements a compromise and settlement with respect to the Senior Lender Claims, the Old Chart Common Stock Interests and the Old Subsidiary Equity Interests (the “Lender Settlement”). Pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, the Plan shall constitute a motion for approval of, and the Confirmation Order shall authorize and constitute Bankruptcy Court approval of, the Lender Settlement.

On the Consummation Date, pursuant to Bankruptcy Rule 9019 and section 1123(b)(3) of the Bankruptcy Code, in full and final satisfaction of the Senior Lender Claims, and for good and valuable consideration including the Senior Lenders’ agreement to the treatment specified in the Plan for the Senior Lender Claims and the Claims and Interests asserted by other parties in interest, the Lender Settlement shall be effectuated in accordance with the following terms:

1. The Senior Lender Claims shall be deemed Allowed by the Confirmation Order as undisputed, noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date).

2. The Debtors’ indebtedness under the Existing Credit Facilities represented by the Senior Lender Claims shall be restructured into indebtedness under the New Term Credit Agreement in the aggregate amount of $120 million, pursuant to Article IV.C.2 of the Plan.

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3. The Senior Lenders shall receive 5,059,064 shares of the New Common Stock of Reorganized Chart, pursuant to Article IV.C.2 of the Plan.

4. The holders of Old Chart Common Stock shall receive (i) 266,267 shares of the New Common Stock of Reorganized Chart plus (ii) New Warrants exercisable to acquire an additional 280,281 shares of New Common Stock of Reorganized Chart (subject to adjustment under the anti-dilution provisions of the New Warrants), pursuant to Article IV.C.7 of the Plan.

5. Certain of the Senior Lenders shall provide debtor-in-possession financing under the DIP Facility during the Chapter 11 Case and, upon consummation of the Plan, certain of the Senior Lenders shall provide revolving credit loans to the Reorganized Debtors under the New Revolver Credit Agreement, pursuant to Article III.A of the Plan.

6. Allowed General Unsecured Claims shall be treated under the Plan as Unimpaired Claims, pursuant to Article IV.C.4 of the Plan.

7. Unimpaired Intercompany Claims shall be treated under the Plan as Unimpaired Claims, and Impaired Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims, pursuant to Articles IV.C.5 and 6 of the Plan.

8. The Debtors shall release the Senior Lenders (in such capacity) and the Debtors’ current and former officers, directors, Managers and professionals, pursuant to Article XIV.H of the Plan.

9. The Senior Lenders and the current members of Chart’s board of directors shall exchange mutual releases.

10. The Debtors shall assume their indemnification obligations to and employment agreements with their directors, officers and Managers, pursuant to Articles VIII.E and F of the Plan.

11. The Debtors shall pay the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent, pursuant to Articles III.B and IV.C.2 of the Plan.

12. Old Subsidiary Equity shall be deemed cancelled and the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors shall be distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date, pursuant to Article V.C.2 of the Plan.

13. Old Chart Common Stock and Other Equity Rights shall be deemed cancelled, pursuant to Articles V.C.7 and 9 of the Plan.

14. The board of directors of Chart may solicit, consider and negotiate alternative transactions with third parties at any time prior to the Confirmation Date and may terminate the Lender Settlement at any time prior to the Confirmation Date in order to enter into any alternative transaction if the board of directors of Chart determines in its business judgment that such alternative transaction: (i) is fully committed with available financing, and contains no material contingencies other than Bankruptcy Court and necessary regulatory approvals; (ii) is more favorable to Chart’s creditors and shareholders from a financial point of view than the transactions contemplated by the Lender Settlement; and (iii) provides for payment of the Senior Lender Claims on terms acceptable to the Senior Lenders in the sole discretion of the Senior Lenders (any such alternative transaction, an “Alternative Transaction”).

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B. Compromise and Settlement of Additional Claims

Pursuant to Bankruptcy Rule 9019(a), and with the consent of the Agent and the Senior Lenders, the Debtors may compromise and settle various Claims against them and/or claims they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Consummation Date. After the Consummation Date, such right shall pass to the Reorganized Debtors pursuant to Articles V.A and V.E hereof.

ARTICLE III.

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.

A. DIP Facility Claims

On the Consummation Date, (i) the DIP Facility Agreement will be deemed to be automatically amended and restated as the New Revolver Credit Agreement; (ii) Reorganized Chart and each lender under the New Revolver Credit Agreement (which may include entities different from the lenders under the DIP Facility Agreement) shall execute and deliver the New Revolver Credit Agreement, and all parties shall be bound by the New Revolver Credit Agreement and related documents and shall have the rights and obligations set forth therein; (iii) all indebtedness under the DIP Facility Agreement (except the obligation to pay fees as provided therein which shall be paid in full on the Consummation Date) will become indebtedness under the New Revolver Credit Agreement and shall be subject to the terms thereof; (iv) if requested by any of the lenders under the New Revolver Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the revolving loan obligation of Reorganized Chart under the New Revolver Credit Agreement and related documents; (v) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Revolver Credit Agreement a duly perfected first priority lien on and security interest in all of the assets of Reorganized Chart and the other Reorganized Debtors owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Revolver Credit Agreement; (vi) each of the Reorganized Subsidiary Debtors shall enter into and execute the New Revolver Credit Agreement as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Revolver Credit Agreement a guaranty by each of the Reorganized Subsidiary Debtors of the indebtedness of Reorganized Chart under the New Revolver Credit Agreement and related documents; and (vii) Reorganized Chart and the Reorganized Subsidiary Debtors will enter into and execute such other documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Revolver Credit Agreement and related documents.

B. Administrative Claims

Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim, on the latest of (i) the Distribution Date, (ii) the date on which its Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which its Administrative Claim becomes payable under any agreement relating thereto, Cash equal to the unpaid portion of its Allowed Administrative Claim. Notwithstanding the foregoing, (a) any Allowed Administrative Claim based on a liability incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business, in accordance with the terms and conditions of any agreement relating thereto; and (b) any Allowed Administrative Claim may be paid on such other less favorable terms as may be agreed on between the holder of such Claim and the Debtors. On or as soon as practicable after the Consummation Date, Reorganized Chart shall pay in Cash, in full, the reasonable expenses of the Senior

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Lender Steering Committee, including attorneys and other professional fees, incurred from the Petition Date through the Consummation Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

C. Priority Tax Claims

The legal and equitable rights of the holders of Priority Tax Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Priority Tax Claim is an Allowed Priority Tax Claim as of the Consummation Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement and release of and in exchange for such Allowed Priority Tax Claim at the election of the Debtors: (a) Cash equal to the unpaid portion of such Allowed Priority Tax Claim; (b) such other treatment as to which the Debtors or the Reorganized Debtors and the holder of such Allowed Priority Tax Claim shall have agreed upon in writing; or (c) such other treatment required to Reinstate such Allowed Priority Tax Claim; provided, however, that the Debtors reserve the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Distribution Date without premium or penalty; provided, further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of interest accruing or penalty arising after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim; provided, further, that any Allowed Priority Tax Claim not due and owing as of the Consummation Date will be paid when such Claim becomes due and payable.

ARTICLE IV.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A. Introduction

The Plan places all Claims and Interests, except Unclassified Claims provided for in Article III, in the Classes listed below. The Plan does not provide for substantive consolidation of the Debtors’ Estates. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.

B. Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote
Class 1—Other Priority Claims	Unimpaired—Deemed to have accepted the Plan and not entitled to vote

Class 2—Senior Lender Claims	Impaired—Entitled to vote

Class 3—Other Secured Claims	Unimpaired—Deemed to have accepted the Plan and not entitled to vote

Class 4—General Unsecured Claims	Unimpaired—Deemed to have accepted the Plan and not entitled to vote

Class 5—Unimpaired Intercompany Claims	Unimpaired—Deemed to have accepted the Plan and not entitled to vote

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Class 6—Impaired Intercompany Claims	Impaired—Deemed to have rejected the Plan and not entitled to vote

Class 7—Old Chart Common Stock Interests	Impaired—If the Bankruptcy Court enters the Solicitation Order, Class 7 will be deemed to have rejected the Plan and, therefore, not be entitled to vote

Class 8—Old Subsidiary Equity Interests	Impaired—Deemed to have rejected the Plan and not entitled to vote

Class 9—Other Equity Interests	Impaired—Deemed to have rejected the Plan and not entitled to vote

Class 10—Subordinated Claims	Impaired—Deemed to have rejected the Plan and not entitled to vote

C. Treatment of Classes

Pursuant to the terms of the Lender Settlement, each of the holders of Claims and Interests in Classes 1 through 10 will receive the treatment described below.

1. Class 1—Other Priority Claims

a. Claims in Class: Class 1 consists of all Other Priority Claims against all Debtors.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Priority Claim is an Allowed Other Priority Claim on the Consummation Date or (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed Other Priority Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed Other Priority Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed Other Priority Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Other Priority Claim.

2. Class 2—Senior Lender Claims

Class 2 consists of the following twelve sub-Classes of Senior Lender Claims. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. The Senior Lender Claims in each of Classes 2.1 through 2.12 shall be deemed Allowed by the Confirmation Order as undisputed, noncontingent and liquidated in the aggregate amount of $261,972,430.03 (as of June 18, 2003, as such amount may be increased or decreased based on additional borrowings or principal payments, or increased by the amount of interest accrued but unpaid as of the Petition Date).

Class 2.1.—Chart Senior Lender Claims

a. Claims in Class: Class 2.1 consists of all Chart Senior Lender Claims. The Chart Senior Lender Claims are secured by enforceable first priority liens and security interests granted by Chart upon and in substantially all of Chart’s assets and property of any kind including all proceeds thereof.

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b. Treatment: On the Consummation Date, (i) all indebtedness under the Existing Credit Facilities will be restructured into indebtedness under the New Term Credit Agreement and Reorganized Chart and each holder of an Allowed Claim in Class 2.1 shall execute and deliver the New Term Credit Agreement and related documents; (ii) if requested by any of the lenders under the New Term Credit Agreement, Reorganized Chart will execute and deliver a promissory note to each such lender evidencing the term loan obligation of Reorganized Chart under the New Term Credit Agreement and related documents; (iii) Reorganized Chart will enter into and execute such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; (iv) Reorganized Chart will enter into and execute such other documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement; (v) each holder of an Allowed Claim in Class 2.1 shall receive its Pro Rata share of Class 2 New Common Stock; and (vi) Reorganized Chart shall pay in Cash, in full, the reasonable expenses of the Senior Lender Steering Committee, including attorneys and other professional fees, incurred prior to the Petition Date in connection with the negotiation and consummation of the Plan and the Chapter 11 Case, the DIP Facility and the New Credit Agreements, provided that such expenses have been approved by the Agent.

Class 2.2.—CAIRE INC. Guaranty Claims

a. Claims in Class: Class 2.2 consists of all claims arising on account of the guaranty obligations of CAIRE INC. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized CAIRE INC. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CAIRE INC. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized CAIRE INC. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.3.—Chart Asia, Inc. Guaranty Claims

a. Claims in Class: Class 2.3 consists of all claims arising on account of the guaranty obligations of Chart Asia, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart Asia, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Asia, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Asia, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

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Class 2.4.—Chart Heat Exchangers Limited Partnership Guaranty Claims

a. Claims in Class: Class 2.4 consists of all claims arising on account of the guaranty obligations of Chart Heat Exchangers Limited Partnership under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart Heat Exchangers Limited Partnership shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Heat Exchangers Limited Partnership of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Heat Exchangers Limited Partnership owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.5.—Chart Inc. Guaranty Claims

a. Claims in Class: Class 2.5 consists of all claims arising on account of the guaranty obligations of Chart Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.6.—Chart International Holdings, Inc. Guaranty Claims

a. Claims in Class: Class 2.6 consists of all claims arising on account of the guaranty obligations of Chart International Holdings, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart International Holdings, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International Holdings, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International Holdings, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

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Class 2.7.—Chart International, Inc. Guaranty Claims

a. Claims in Class: Class 2.7 consists of all claims arising on account of the guaranty obligations of Chart International, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart International, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart International, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart International, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.8.—Chart Leasing, Inc. Guaranty Claims

a. Claims in Class: Class 2.8 consists of all claims arising on account of the guaranty obligations of Chart Leasing, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart Leasing, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Leasing, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Leasing, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.9.—Chart Management Company, Inc. Guaranty Claims

a. Claims in Class: Class 2.9 consists of all claims arising on account of the guaranty obligations of Chart Management Company, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Chart Management Company, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Chart Management Company, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Chart Management Company, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

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Class 2.10.—CoolTel, Inc. Guaranty Claims

a. Claims in Class: Class 2.10 consists of all claims arising on account of the guaranty obligations of CoolTel, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized CoolTel, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized CoolTel, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized CoolTel, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.11.—Greenville Tube, LLC Guaranty Claims

a. Claims in Class: Class 2.11 consists of all claims arising on account of the guaranty obligations of Greenville Tube, LLC under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized Greenville Tube, LLC shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized Greenville Tube, LLC of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized Greenville Tube, LLC owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

Class 2.12.—NexGen Fueling, Inc. Guaranty Claims

a. Claims in Class: Class 2.12 consists of all claims arising on account of the guaranty obligations of NexGen Fueling, Inc. under the Existing Credit Facilities.

b. Treatment: On the Consummation Date, Reorganized NexGen Fueling, Inc. shall enter into and execute (i) the New Term Credit Agreement, as a guarantor of Reorganized Chart’s obligations thereunder, and execute such other documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the lenders under the New Term Credit Agreement a guaranty by Reorganized NexGen Fueling, Inc. of the indebtedness of Reorganized Chart under the New Term Credit Agreement and related documents; (ii) such documents, instruments and agreements reasonably requested by the New Agent to confirm, affirm or grant to the New Agent for the ratable benefit of the lenders under the New Term Credit Agreement a duly perfected second priority lien on and security interest in all of the assets of Reorganized NexGen Fueling, Inc. owned on the Consummation Date or thereafter acquired (real, personal or mixed) subject only to liens securing Other Secured Claims and other permitted liens as provided in the New Term Credit Agreement; and (iii) such other related documents, instruments and agreements as shall be reasonably requested by the New Agent pursuant to the terms of the New Term Credit Agreement and related documents, including the New Security Agreement.

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3. Class 3—Other Secured Claims

a. Claims in Class: Each sub-Class of Class 3 Other Secured Claims contains a single Other Secured Claim, and in the aggregate Class 3 includes all Other Secured Claims against all Debtors. Each sub-Class is a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes. If the Claim of a holder of an Other Secured Claim exceeds the value of the Collateral that secures it, such holder will have an Other Secured Claim equal to the Collateral’s value and a General Unsecured Claim for the deficiency.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Secured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such Other Secured Claim is an Allowed Other Secured Claim on the Consummation Date or (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed Other Secured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed Other Secured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed Other Secured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed Other Secured Claim.

4. Class 4—General Unsecured Claims

a. Claims in Class: Class 4 consists of twelve sub-Classes of General Unsecured Claims. Class 4.1 consists of all General Unsecured Claims against Chart. Class 4.2 consists of all General Unsecured Claims against CAIRE INC. Class 4.3 consists of all General Unsecured Claims against Chart Asia, Inc. Class 4.4 consists of all General Unsecured Claims against Chart Heat Exchangers Limited Partnership. Class 4.5 consists of all General Unsecured Claims against Chart Inc. Class 4.6 consists of all General Unsecured Claims against Chart International Holdings, Inc. Class 4.7 consists of all General Unsecured Claims against Chart International, Inc. Class 4.8 consists of all General Unsecured Claims against Chart Leasing, Inc. Class 4.9 consists of all General Unsecured Claims against Chart Management Company, Inc. Class 4.10 consists of all General Unsecured Claims against CoolTel, Inc. Class 4.11 consists of all General Unsecured Claims against Greenville Tube, LLC. Class 4.12 consists of all General Unsecured Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

b. Treatment: The legal, equitable and contractual rights of the holders of General Unsecured Claims are Unimpaired by the Plan. On, or as soon as reasonably practicable after, (i) the Distribution Date if such General Unsecured Claim is an Allowed General Unsecured Claim on the Consummation Date or (ii) the date on which such General Unsecured Claim becomes an Allowed General Unsecured Claim, each holder of an Allowed General Unsecured Claim shall receive in full satisfaction, settlement of and in exchange for, such Allowed General Unsecured Claim, at the election of the Debtors: (a) to the extent due and owing on the Consummation Date, Cash in the amount of such Allowed General Unsecured Claim in accordance with the terms of the underlying obligation; (b) to the extent not due and owing on the Consummation Date, Cash in the amount of such Allowed General Unsecured Claim payable when and as such Claim becomes due and owing in the ordinary course of business in accordance with the terms of the underlying obligation; (c) such other treatment as to which the holder of such Claim and the Debtors or Reorganized Debtors agree in writing; or (d) such other treatment required to Reinstate such Allowed General Unsecured Claim.

5. Class 5—Unimpaired Intercompany Claims

a. Claims in Class: Class 5 consists of twelve sub-Classes of Unimpaired Intercompany Claims. Class 5.1 consists of all Unimpaired Intercompany Claims against Chart. Class 5.2 consists of all Unimpaired Intercompany Claims against CAIRE INC. Class 5.3 consists of all Unimpaired Intercompany Claims against Chart Asia, Inc. Class 5.4 consists of all Unimpaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 5.5 consists of all Unimpaired Intercompany Claims against Chart Inc. Class 5.6 consists of all Unimpaired Intercompany

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Claims against Chart International Holdings, Inc. Class 5.7 consists of all Unimpaired Intercompany Claims against Chart International, Inc. Class 5.8 consists of all Unimpaired Intercompany Claims against Chart Leasing, Inc. Class 5.9 consists of all Unimpaired Intercompany Claims against Chart Management Company, Inc. Class 5.10 consists of all Unimpaired Intercompany Claims against CoolTel, Inc. Class 5.11 consists of all Unimpaired Intercompany Claims against Greenville Tube, LLC. Class 5.12 consists of all Unimpaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

b. Treatment: The legal, equitable and contractual rights of the holders of Unimpaired Intercompany Claims are Unimpaired by the Plan and all such Claims shall be Reinstated on the Consummation Date.

6. Class 6—Impaired Intercompany Claims

a. Claims in Class: Class 6 consists of twelve sub-Classes of Impaired Intercompany Claims. Class 6.1 consists of all Impaired Intercompany Claims against Chart. Class 6.2 consists of all Impaired Intercompany Claims against CAIRE INC. Class 6.3 consists of all Impaired Intercompany Claims against Chart Asia, Inc. Class 6.4 consists of all Impaired Intercompany Claims against Chart Heat Exchangers Limited Partnership. Class 6.5 consists of all Impaired Intercompany Claims against Chart Inc. Class 6.6 consists of all Impaired Intercompany Claims against Chart International Holdings, Inc. Class 6.7 consists of all Impaired Intercompany Claims against Chart International, Inc. Class 6.8 consists of all Impaired Intercompany Claims against Chart Leasing, Inc. Class 6.9 consists of all Impaired Intercompany Claims against Chart Management Company, Inc. Class 6.10 consists of all Impaired Intercompany Claims against CoolTel, Inc. Class 6.11 consists of all Impaired Intercompany Claims against Greenville Tube, LLC. Class 6.12 consists of all Impaired Intercompany Claims against NexGen Fueling, Inc. Each sub-Class is deemed to be a separate Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

b. Treatment: The holders of Impaired Intercompany Claims shall not receive or retain any property under the Plan on account of such Claims.

7. Class 7—Old Chart Common Stock Interests

a. Interests in Class: Class 7 consists of all Old Chart Common Stock Interests.

b. Treatment: On the Consummation Date, all Old Chart Common Stock shall be deemed cancelled and extinguished. As required under the Lender Settlement summarized in Article II.A, on or as soon as reasonably practicable after the Distribution Date, each holder of an Old Chart Common Stock Interest shall receive in exchange for its Interests, subject to the procedures set forth in Article VI.C of the Plan, (a) its Pro Rata share of the Class 7 New Common Stock and (b) its Pro Rata share of the New Warrants.

8. Class 8—Old Subsidiary Equity Interests

a. Interests in Class: Class 8 consists of eleven separate sub-Classes of Old Subsidiary Equity Interests. Class 8.1 consists of all Old Subsidiary Equity Interests in CAIRE INC. Class 8.2 consists of all Old Subsidiary Equity Interests in Chart Asia, Inc. Class 8.3 consists of all Old Subsidiary Equity Interests in Chart Heat Exchangers Limited Partnership. Class 8.4 consists of all Old Subsidiary Equity Interests in Chart Inc. Class 8.5 consists of all Old Subsidiary Equity Interests in Chart International Holdings, Inc. Class 8.6 consists of all Old Subsidiary Equity Interests in Chart International, Inc. Class 8.7 consists of all Old Subsidiary Equity Interests in Chart Leasing, Inc. Class 8.8 consists of all Old Subsidiary Equity Interests in Chart Management Company, Inc. Class 8.9 consists of all Old Subsidiary Equity Interests in CoolTel, Inc. Class 8.10 consists of all Old Subsidiary Equity Interests in Greenville Tube, LLC. Class 8.11 consists of all Old Subsidiary Equity Interests in NexGen Fueling, Inc. Each sub-Class is deemed to be a separate sub-Class for all purposes under the Bankruptcy Code and the Plan, including for voting purposes.

b. Treatment: The holders of Old Subsidiary Equity Interests shall not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Old Subsidiary Equity shall be deemed cancelled and extinguished.

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9. Class 9—Other Equity Interests

a. Interests in Class: Class 9 consists of all Other Equity Interests.

b. Treatment: The holders of Other Equity Interests shall not receive or retain any property under the Plan on account of such Interests. On the Consummation Date, all Other Equity Rights shall be deemed cancelled and extinguished.

10. Class 10—Subordinated Claims

a. Claims in Class: Class 10 consists of all Subordinated Claims.

b. Treatment: The holders of Subordinated Claims shall not receive or retain any property under the Plan on account of such Claims. The Debtors do not believe that there are any Subordinated Claims and, therefore, the Debtors will object to any Subordinated Claim filed.

D. Allowed Claims and Allowed Interests

Notwithstanding any provision herein to the contrary, the Debtors or Reorganized Debtors shall only make distributions to holders of Allowed Claims and Allowed Interests. No holder of a Disputed Claim or Disputed Interest will receive any distribution on account thereof until and to the extent that its Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed Interest.

E. Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtors shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein or in an order of the Bankruptcy Court, no holder of a Claim shall be entitled to or receive Postpetition Interest.

F. Special Provision Regarding Unimpaired Claims and Interests

Except as otherwise provided in the Plan, nothing shall affect the Debtors’ or the Reorganized Debtors’ respective rights and defenses, both legal and equitable, with respect to any Unimpaired Claim or Interest (including Claims and Interests that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims or Interests.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A. Continued Existence and Vesting of Assets in Reorganized Debtors

The Reorganized Debtors shall continue to exist after the Consummation Date as separate corporate or other business entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated or formed and pursuant to their respective certificates of incorporation and bylaws or other governing documents as amended and restated on the Consummation Date. The Reorganized Chart Industries, Inc. Certificate of Incorporation and the Reorganized Chart Industries, Inc. Bylaws are attached hereto as Exhibits A-1 and A-2, respectively.

Among other things, the Debtors’ existing certificates of incorporation or other governing documents shall be amended to include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code. In addition, the Reorganized Subsidiary Debtors’ constituent documents will be amended as

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necessary to effect the issuance of their respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests.

On and after the Consummation Date, all property of the Estates, including all claims, rights and causes of action and any property acquired by the Debtors or the Reorganized Debtors under or in connection with the Plan, shall vest in the Reorganized Debtors free and clear of all Claims, liens, charges, other encumbrances and Interests except as otherwise provided in the Plan. On and after the Consummation Date, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

B. Cancellation of Securities and Agreements

As of the Consummation Date, any certificates constituting the Old Chart Common Stock will evidence solely the right to receive the distribution of the consideration set forth in Article IV.C. On the Consummation Date, except as otherwise provided for in the Plan, (i) the promissory notes issued under the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity and the Other Equity Rights, to the extent not already cancelled, shall be deemed cancelled and of no further force or effect without any further action on the part of the Bankruptcy Court or any Person, and (ii) the obligations of Chart under the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity and the Other Equity Rights and under any agreements, indentures or other designations governing the Existing Credit Facilities, the Old Chart Common Stock, the Old Subsidiary Equity or the Other Equity Rights shall be discharged; provided, however, that each agreement that governs the rights of the holder of a Senior Lender Claim and that is administered by an agent, indenture trustee or servicer shall continue in effect solely for the purposes of (a) allowing such agent, indenture trustee or servicer to make the distributions to be made on account of such Claims under the Plan and (b) permitting such agent, indenture trustee or servicer to maintain any rights it may have for indemnification, liens, fees, costs and expenses under such agreement. Additionally, the cancellation of the Existing Credit Facilities shall not impair the rights and duties thereunder as between the Agent and the Senior Lenders. Notwithstanding anything in this paragraph or elsewhere in the Plan to the contrary, the filings and recordings of liens, mortgages, and security interests in any real property, personal property and fixtures of any of the Debtors in connection with the Existing Credit Facilities shall not be extinguished, cancelled or discharged pursuant to the Plan or the Confirmation Order, and shall remain in full force and effect and applicable to the real and personal property securing the New Credit Agreements to the extent such filings and recordings are not superseded by filings and recordings made in connection with the New Credit Agreements.

C. Restructuring Transactions

1. New Common Stock and New Warrants

a. Authorization

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart is authorized to (i) issue shares of New Common Stock to holders of Chart Senior Lender Claims and Old Chart Common Stock Interests and issue New Warrants to holders of Old Chart Common Stock Interests, in each case in the proportions and amounts set forth herein, and (ii) perform its obligations under the New Warrants, including reserving shares of New Common Stock for such purpose and issuing shares of New Common Stock upon exercise of the New Warrants.

b. Issuance

On or as soon as practicable after the Consummation Date, shares of New Common Stock, and the New Warrants exercisable for additional shares of New Common Stock, in each case as authorized pursuant to this Article V.C.1, shall be

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issued by Reorganized Chart pursuant to the Plan, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule.

c. Management Incentive Plan

The Management Incentive Plan shall be adopted by the board of directors of Reorganized Chart after the Consummation Date and shall authorize the board of directors of Reorganized Chart to grant management employees of Reorganized Chart and its subsidiaries and the members of the board of directors of Reorganized Chart options to acquire shares of New Common Stock in an aggregate amount up to five percent (5%) of the New Common Stock issued pursuant to this Plan. Exercise price, recipients, vesting and other terms of the Management Incentive Plan shall be determined by the board of directors of Reorganized Chart. The number of options actually distributed under the Management Incentive Plan shall be determined at the sole discretion of the board of directors of Reorganized Chart, and nothing contained herein shall prevent such board from (i) granting less than the five percent (5%) of New Common Stock referenced above or (ii) granting, in compliance with applicable nonbankruptcy law, more than the five percent (5%) of New Common Stock referenced above.

2. New Subsidiary Equity

Pursuant to the Lender Settlement, as of the Consummation Date, the respective new common stock, limited partnership interests, general partnership interests and limited liability company membership interests in the Reorganized Subsidiary Debtors shall be authorized, issued and distributed so as to maintain the organizational structure of the Debtors substantially as such structure existed on the Petition Date.

a. Reorganized CAIRE INC.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CAIRE INC. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

b. Reorganized Chart Asia, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Asia, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

c. Reorganized Chart Heat Exchangers Limited Partnership

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Heat Exchangers Limited Partnership is authorized to issue and shall issue a 5% general partnership interest to Reorganized Chart Management Company, Inc. and a 95% limited partnership interest to Reorganized Chart Inc., and the limited partnership is hereby deemed to elect to reconstitute and continue the limited partnership and to designate Reorganized Chart Management Company, Inc. as general partner.

d. Reorganized Chart Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

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e. Reorganized Chart International Holdings, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International Holdings, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

f. Reorganized Chart International, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart International, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc.

g. Reorganized Chart Leasing, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Leasing, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Leasing, Inc. shall be $10.00.

h. Reorganized Chart Management Company, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Chart Management Company, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Industries, Inc., and the stated capital of Reorganized Chart Management Company, Inc. shall be $10.00.

i. Reorganized CoolTel, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized CoolTel, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

j. Reorganized Greenville Tube, LLC

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized Greenville Tube, LLC is authorized to issue and shall issue a 100% membership interest to Reorganized Chart Inc.

k. Reorganized NexGen Fueling, Inc.

As of the Consummation Date, without the requirement of further act or action under applicable non-bankruptcy law, regulation, order or rule, Reorganized NexGen Fueling, Inc. is authorized to issue and shall issue 100 shares of new common stock to Reorganized Chart Inc.

3. New Credit Agreements

a. New Term Credit Agreement

On the Consummation Date, (i) the New Term Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) the Reorganized Debtors shall execute the New Term Credit Agreement, the promissory notes and all other documents, instruments and agreements to be

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entered into, delivered or confirmed in connection with the New Term Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the New Term Credit Agreement, and all obligations under the New Term Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement, shall be subject to repayment and performance by the obligors thereunder, on the terms set forth in the New Term Credit Agreement and related documents.

b. New Revolver Credit Agreement

On the Consummation Date, (i) the New Revolver Credit Agreement, together with new promissory notes evidencing the obligations of Reorganized Chart thereunder, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) the Reorganized Debtors shall execute the New Revolver Credit Agreement, the promissory notes and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Revolver Credit Agreement. Notwithstanding anything herein to the contrary, payment obligations under the promissory notes issued pursuant to the New Revolver Credit Agreement, and all obligations under the New Revolver Credit Agreement and related documents, including the New Intercreditor and Subordination Agreement, the New Security Agreement and the New Collateral Agency Agreement, shall be subject to repayment and performance by the obligors thereunder, on the terms set forth set forth in the New Revolver Credit Agreement and related documents.

c. New Intercreditor and Subordination Agreement

On the Consummation Date, (i) the New Intercreditor and Subordination Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed thereunder on the Consummation Date, shall become effective, and (ii) Reorganized Chart shall execute the New Intercreditor and Subordination Agreement, and all other documents, instruments and agreements to be entered into, delivered or confirmed in connection with the New Intercreditor and Subordination Agreement.

4. Investor Rights Agreement

On or prior to the Consummation Date, Reorganized Chart and certain holders of shares of New Common Stock may enter into the Investor Rights Agreement.

5. New Warrants

On the Consummation Date, the New Warrants, substantially in the form of Exhibit E hereto, shall be issued to holders of Old Chart Common Stock Interests pursuant to the Plan. The New Warrants shall entitle the holders thereof to purchase 280,281 shares of New Common Stock (subject to adjustment under the anti-dilution provisions of the New Warrants) at an exercise price per share equal to (i) the difference between (x) $280 million and (y) the aggregate amount of net debt (i.e., debt less cash) and capitalized lease obligations of Chart and its direct and indirect subsidiaries outstanding immediately after the Consummation Date, divided by (ii) 5,325,331. The New Warrants shall expire not later than 2010, include a cashless exercise feature and have anti-dilution protections for stock splits, combinations and the like. In the event of any inconsistency between the foregoing and the New Warrants, the provisions of the New Warrants will control.

D. Directors, Officers and Managers

On the Consummation Date, the term of the current board of directors of Chart shall expire. The initial board of directors of Reorganized Chart shall consist of seven (7) members, which shall include: (a) six (6) members to be designated by the Senior Lenders, one of which shall be the chief executive officer of Reorganized Chart, and at least one of which shall be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart (the “Initial Board Designee”), which director must be reasonably acceptable to the Senior Lender Steering Committee. The Debtors will identify the individuals proposed to serve as officers, directors and Managers of the Reorganized Debtors prior to the Confirmation Hearing.

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The Initial Board Designee shall be appointed to serve as a director of Reorganized Chart for a term beginning on the Consummation Date and ending upon the first to occur of (i) the first annual or special meeting held for the election of directors of Reorganized Chart or (ii) written consent of stockholders taken for the election of directors of Reorganized Chart, in each case held or taken after the second anniversary of the Consummation Date (the “Designee Term”). In the event of the death or resignation of the Initial Board Designee, or in the event that the Initial Board Designee is removed as a director for Cause, such director shall be replaced and such vacancy filled by a second person to be identified in the Plan Supplement (the “Secondary Board Designee” and, together with the Initial Board Designee, the “Current Board Designated Director”), and such person shall serve, and be named, constituted and appointed, as a director of Reorganized Chart for the remaining portion of the Designee Term. In the event of the death (while serving as a director) or resignation of the Secondary Board Designee, or in the event that the Secondary Board Designee is removed as a director for Cause, such director shall be replaced and such vacancy filled by the vote of a majority of the directors of Reorganized Chart then in office. Such replacement director shall serve until the next annual meeting of Reorganized Chart or until such director’s successor is duly elected and qualified and, thereafter, such directorship shall be filled by election of a plurality of the votes cast at an annual or special meeting, or by written consent, of stockholders as set forth in the Reorganized Chart Certificate of Incorporation and the Reorganized Chart Bylaws.

The Current Board Designated Director may be removed at any time for Cause by the vote of a majority of the directors of Reorganized Chart then in office (excluding the director so sought to be removed). The Current Board Designated Director may not be removed without Cause at any time during the Designee Term.

E. Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain all claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, except such claims that are released under the Plan or the Confirmation Order (collectively, “Litigation Claims”), and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims. Schedule 1 to the Plan contains a non-exclusive list of claims or causes of action that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify Schedule 1 to the Plan to add or delete parties or causes of action, but disclaim any obligation to do so. The failure of the Debtors to specifically list any claim, right of action, suit or proceeding herein or in the Plan does not, and will not be deemed to, constitute a waiver or release by the Debtors of such claim, right of action, suit or proceeding, and the Reorganized Debtors will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Consummation Date, notwithstanding anything in the Plan to the contrary, the Debtors or the Reorganized Debtors may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019.

F. Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief financial officer or any other appropriate officer or Manager of each Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the appropriate Debtor shall be authorized to certify or attest to any of the foregoing actions.

G. Exemption from Certain Transfer Taxes

Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions for Claims and Interests Allowed as of the Consummation Date

Except as otherwise provided herein or as ordered by the Bankruptcy Court, distributions to be made on account of or in exchange for Claims or Interests that are Allowed Claims or Allowed Interests as of the Consummation Date shall be made on the Distribution Date. All Cash distributions shall be made from available Cash of the Reorganized Debtors. Any distribution under the Plan of property other than Cash shall be made by the Disbursing Agent or the Agent, as applicable, in accordance with the terms of the Plan.

B. Disbursing Agent

The Disbursing Agent shall make all distributions required under the Plan (subject to the provisions of Articles IV, VI and VII hereof), except with respect to a holder of a Claim whose distribution is governed by an indenture or other agreement and is administered by an indenture trustee, agent or servicer, which distributions shall be deposited with the appropriate indenture trustee, agent or servicer, who shall deliver such distributions to the holders of Claims in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement.

If the Disbursing Agent is an independent third party designated by Reorganized Chart to serve in such capacity (or, in the case of an indenture or other agreement that governs distributions and is administered by an indenture trustee, agent or servicer), such Disbursing Agent, indenture trustee, agent or servicer shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtors.

C. Surrender of Securities or Instruments

As a condition precedent to receiving any distribution of New Common Stock or New Warrants on account of Chart Senior Lender Claims or in exchange for Old Chart Common Stock Interests, the holders of such Claims or Interests shall tender the applicable instruments, securities or other documentation evidencing such Claims or Interests to Reorganized Chart, unless waived in writing by Reorganized Chart. Any New Common Stock or New Warrants to be distributed pursuant to the Plan on account of or in exchange for any such Claim or Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to the Plan.

1.	Old Chart Common Stock. Each holder of an instrument evidencing Old Chart Common Stock (a “Certificate”) shall, following the Consummation Date, surrender its Certificate to Reorganized Chart or its agents, as applicable, in accordance with written instructions to be provided to such holders by Reorganized Chart as promptly as practicable following the Consummation Date. Such instructions shall specify that delivery of such Certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Certificates with a letter of transmittal in accordance with such instructions. All surrendered Certificates shall be marked as cancelled.

2.

Failure to Surrender Instruments. Any holder of Old Chart Common Stock evidenced by a Certificate that fails to surrender or is deemed to have failed to surrender its Certificate within one (1) year after the Consummation Date shall have its Interest and its distribution pursuant to the Plan in exchange for such Old Chart Common Stock discharged and shall be forever barred from asserting any such Interest against Reorganized Chart or its property. In such cases, any New

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Common Stock or New Warrants held for distribution in exchange for such Interest shall be disposed of pursuant to Article VI.H of the Plan.

3.	Senior Lender Claims. On or before the Consummation Date, the holders of the Senior Lender Claims shall deliver their promissory notes (or affidavits of the loss, mutilation or destruction of such notes, in form and substance reasonably acceptable to the Debtors and the Agent) evidencing such Claims to Reorganized Chart.

D. Lost, Stolen, Mutilated or Destroyed Securities

Any holder of Old Chart Common Stock evidenced by a Certificate that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering its Certificate, deliver to Reorganized Chart or its agents: (i) evidence reasonably satisfactory to Reorganized Chart of the loss, theft, mutilation or destruction of such Certificate, and (ii) such security or indemnity as may be required by Reorganized Chart to hold Reorganized Chart harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Allowed Interest. Upon compliance with the foregoing by a holder of Old Chart Common Stock, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Certificate.

E. Record Date for Distributions to Holders of Old Chart Common Stock

At the close of business on the Distribution Record Date, the transfer ledgers for Old Chart Common Stock shall be closed, and there shall be no further changes in the record holders of such securities. Reorganized Chart and the Disbursing Agent, if any, shall have no obligation to recognize any transfer of any such securities occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the transfer ledgers as of the close of business on the Distribution Record Date.

F. Means of Cash Payment

Cash payments under the Plan will be in U.S. funds by checks drawn on a domestic bank selected by Reorganized Chart, or by wire transfer from a domestic bank, at the option of Reorganized Chart. Cash payments to foreign creditors may be made, at the option of Reorganized Chart, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G. Calculation of Distribution Amounts of New Common Stock

No fractional shares of New Common Stock or fractional New Warrants shall be issued or distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer. Each Person entitled to receive New Common Stock or New Warrants shall receive the total number of whole shares of New Common Stock or whole New Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Stock or a fraction of a New Warrant, the Disbursing Agent shall allocate separately one whole share of New Common Stock or one whole New Warrant, as applicable, to such Person in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares of New Common Stock or whole New Warrants, as applicable, have been allocated. Upon the allocation of a whole share of New Common Stock or a whole New Warrant to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed cancelled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole shares of New Common Stock or whole New Warrants, as applicable, which remain to be allocated, the Disbursing Agent shall allocate the remaining whole shares of New Common Stock or whole New Warrants, as applicable, to such holders by random lot or such other impartial method as the Disbursing Agent deems fair. Upon the allocation of all of the whole shares of New Common Stock or whole New Warrants authorized under the Plan, all remaining fractional portions of the entitlements shall be cancelled and shall be of no further force and effect. No shares of New Common Stock or New Warrants will be issued and no other property will be distributed under the Plan or by Reorganized Chart or any Disbursing Agent, indenture trustee, agent or servicer on account of entitlements to a fractional share of New Common Stock or fractional New Warrant which fall below a threshold level to be determined by the Disbursing Agent after allocation of whole shares of New Common Stock and whole New Warrants in respect of

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fractional entitlements as described above. Accordingly, a person who otherwise would be entitled to receive a distribution of a fractional share of New Common Stock or a fractional New Warrant will not receive any such distribution if the number of fractional shares of New Common Stock or fractional New Warrants, as applicable, such person was to receive falls below such threshold.

H. Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims and Allowed Interests shall be made by the Disbursing Agent or the Agent, as the case may be, (i) at each holder’s address set forth in the Debtors’ books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent or, with respect to a Senior Lender Claim, the Agent, as applicable, or (iii) at the address set forth in a properly completed letter of transmittal accompanying a Certificate properly remitted in accordance with the terms hereof. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or the Agent, as applicable, is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent or the Agent shall be returned to the appropriate Reorganized Debtor until such distributions are claimed. All claims for undeliverable distributions must be made within one (1) year after the Consummation Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock or New Warrants held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, Reorganized Chart, to attempt to locate any holder of an Allowed Claim or Interest.

I. Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, Reorganized Chart shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. Reorganized Chart shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution of New Common Stock or New Warrants pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to Reorganized Chart for the payment and satisfaction of such tax obligations or has, to Reorganized Chart’s satisfaction, established an exemption therefrom. Any New Common Stock or New Warrants to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article VI.H of the Plan.

J. Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for the Debtors’ federal income tax purposes, be allocated on the Debtors’ books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

K. Setoffs

Except as provided in the Plan, a Reorganized Debtor may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor or Reorganized Debtor may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtor of

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any claim that the Debtor or Reorganized Debtor may have against such holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.

ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT AND UNLIQUIDATED CLAIMS

A. Resolution of Disputed Claims

Except as provided otherwise in the Plan, holders of Claims and Interests shall not be required to file proofs of Claim or proofs of Interest with the Bankruptcy Court. The amount and validity of any disputed, contingent and/or unliquidated Claim or Interest shall be determined, resolved or adjudicated, as the case may be, in the manner in which such Claim or Interest would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, however, that the Debtors and the Reorganized Debtors reserve the right to file with Bankruptcy Court, on or before the Claims Objection Deadline, an objection to any Claim or Interest with respect to which the holder of such Claim or Interest has filed a proof of Claim or proof of Interest, as applicable, in the Chapter 11 Case. The Debtors and the Reorganized Debtors shall be authorized to, and shall, resolve all Disputed Claims and Disputed Interests by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having jurisdiction the validity, nature, and/or amount thereof.

In addition, any Debtor, Reorganized Debtor or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether such Debtor or Reorganized Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism.

B. No Distribution Pending Allowance

No payments or distributions will be made with respect to all or any portion of a Disputed Claim or Disputed Interest unless and until all objections to such Disputed Claim or Disputed Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Disputed Interest, or some portion thereof, has become an Allowed Claim or Interest.

C. Distributions After Allowance

To the extent that a Disputed Claim or Disputed Interest ultimately becomes an Allowed Claim or Allowed Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Interest in accordance with the provisions of the Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court or other applicable court of competent jurisdiction allowing any Disputed Claim or Disputed Interest becomes a Final Order, or the date upon which other final resolution has been reached to Allow such Claim or Interest, the Disbursing Agent shall provide to the holder of such Claim or Interest the distribution to which such holder is entitled under the Plan. Notwithstanding the foregoing, the Disbursing Agent shall not be required to make distributions more frequently than once every 180 days.

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ARTICLE VIII.

TREATMENT OF CONTRACTS AND LEASES

A. Assumed Contracts and Leases

Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Consummation Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) previously was assumed or rejected by the Debtors, (ii) previously expired or terminated pursuant to its own terms or (iii) is the subject of a motion to reject filed on or before the Confirmation Date. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Consummation Date. The Debtors reserve the right, at any time prior to the Confirmation Date, to seek to reject any executory contract or unexpired lease to which any Debtor is a party.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

B. Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of New Securities under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of any of the Debtors; provided, however, that this Article VIII.B shall not apply to contracts, agreements, plans, arrangements and documents relating to employment, employee severance, salary continuation or employee retention, except that this Article VIII.B shall apply to the Greenville Employment Agreements.

C. Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

D. Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of Claim must be served upon the appropriate Reorganized Debtor and its counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the respective Reorganized Debtor, its Estate and its property.

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E. Compensation and Benefit Plans and Treatment of Retirement Plan

All of the Debtors’ programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements, other than the Stock-Related Benefit Plans and the Greenville Employment Agreements, entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VIII.A of the Plan, and the Debtors’ obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtors of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

F. Indemnification of Directors, Officers and Managers

The Debtors’ indemnification obligations in favor of their officers, directors and Managers contained in the certificates of incorporation and bylaws or other governing documents of the Debtors as of April 30, 2003 shall be included in the amended and restated certificates of incorporation and bylaws or other governing documents of the Reorganized Debtors. All Claims of the Debtors’ officers, directors and Managers for indemnity arising prior to the Petition Date shall be deemed to be Unimpaired Class 4 General Unsecured Claims hereunder, and all Claims of the Debtors’ officers, directors and Managers for indemnity arising on and after the Petition Date shall be deemed to be Unimpaired Administrative Claims hereunder. Furthermore, and without limiting the generality of Article VIII.A, the contractual indemnification agreements of Chart with its officers, directors and Managers entered into as of August and October 2002 shall be deemed and treated as executory contracts that are assumed by the Reorganized Debtors pursuant to the Plan and section 365 of the Bankruptcy Code as of the Consummation Date.

ARTICLE IX.

ACCEPTANCE OR REJECTION OF THE PLAN

A. Classes Entitled To Vote

Class 2 Claims are Impaired under the Plan and, therefore, Class 2 is entitled to vote to accept or reject the Plan. If the Solicitation Order is entered, Class 7 will be deemed to have rejected the Plan and, therefore, will not be entitled to vote to accept or reject the Plan. Classes 6, 8, 9 and 10 also are deemed to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. Therefore Classes 1, 3, 4 and 5 are deemed to have accepted the Plan.

B. Acceptance by Impaired Classes

An Impaired Class of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the holders (other than any holder designated under section 1126(e) of the Bankruptcy Code) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

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C. Cramdown

To the extent necessary, the Debtors shall request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

ARTICLE X.

SECURITIES TO BE ISSUED

IN CONNECTION WITH THE PLAN

A. New Securities

On or before the Distribution Date, the Reorganized Debtors shall issue for distribution in accordance with the provisions of the Plan the New Common Stock, New Subsidiary Equity and New Warrants required for distribution pursuant to the provisions hereof. All securities to be issued shall be deemed issued as of the Consummation Date regardless of the date on which they are actually distributed. All stock issued by any Reorganized Debtor pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, fully paid and nonassessable. The terms of the New Common Stock are summarized in Exhibit B hereto, and the forms of the agreement and certificates evidencing the New Warrants are attached hereto as Exhibit E.

B. Exemption from Registration

The issuance of the New Securities under the Plan shall be exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Securities may be deemed to be “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code.

ARTICLE XI.

CONDITIONS PRECEDENT TO THE PLAN’S

CONFIRMATION AND CONSUMMATION

A. Conditions to Confirmation

The following are conditions precedent to confirmation of the Plan, each of which must be satisfied or waived in accordance with Article XI.C below:

1. The proposed Confirmation Order shall be in form and substance acceptable to the Debtors and the Senior Lenders.

2. The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement, the New Warrant Agreement and the related form of warrant certificate shall be in form and substance satisfactory to the Debtors and the Senior Lenders.

B. Conditions to Consummation Date

The following are conditions precedent to the occurrence of the Consummation Date, each of which must be satisfied or waived in accordance with Article XI.C below:

1. The Confirmation Order, in form and substance acceptable to the Debtors and the Senior Lenders, confirming the Plan shall have been entered and must provide, among other things, that:

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a. the Debtors and Reorganized Debtors are authorized and directed to take all actions necessary or appropriate to enter into, execute, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan;

b. the provisions of the Confirmation Order are nonseverable and mutually dependent;

c. all executory contracts or unexpired leases assumed or assumed and assigned by the Debtors during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtors or their assignees notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease;

d. the transfers of property by the Debtors (i) to the Reorganized Debtors (a) are or will be legal, valid and effective transfers of property, (b) vest or will vest the Reorganized Debtors with good title to such property free and clear of all liens, charges, Claims, encumbrances or Interests, except as expressly provided in the Plan or Confirmation Order, (c) do not and will not constitute avoidable transfers under the Bankruptcy Code or under applicable bankruptcy or nonbankruptcy law and (d) do not and will not subject the Reorganized Debtors to any liability by reason of such transfer under the Bankruptcy Code or under applicable nonbankruptcy law, including, without limitation, any laws affecting successor, transferee or stamp or recording tax liability and (ii) to holders of Claims and Interests under the Plan are for good consideration and value;

e. except as expressly provided in the Plan or the Confirmation Order, the Debtors are discharged effective upon the Confirmation Date, subject to the occurrence of the Consummation Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtors’ liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of any of the Debtors that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, (b) any obligation of any of the Debtors incurred before the Confirmation Date or (c) any conduct of any of the Debtors prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date;

f. the Plan does not provide for the liquidation of all or substantially all of the property of the Debtors and its confirmation is not likely to be followed by the liquidation of the Reorganized Debtors or the need for further financial reorganization;

g. all Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights shall be deemed cancelled effective upon the Consummation Date; and

h. the New Common Stock, New Subsidiary Equity and New Warrants issued under the Plan in exchange for Claims and Interests, as applicable, are exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, except to the extent that any holders of New Common Stock or New Warrants may be deemed to be “underwriters,” as that term is defined in section 1145 of the Bankruptcy Code.

2. The Confirmation Order shall have become a Final Order.

3. The Reorganized Chart Certificate of Incorporation, the Reorganized Chart Bylaws, the Investor Rights Agreement and the New Warrant Agreement, in form and substance satisfactory to the Debtors and the Senior Lenders, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

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4. The New Credit Agreements and all documents to be executed in connection with the New Credit Agreements, in form and substance satisfactory to the Debtors and the Senior Lenders, shall have been executed and delivered, and all conditions precedent thereto shall have been satisfied or waived by the parties thereto.

5. The Debtors shall have executed and delivered all documents necessary to effectuate the issuance of the New Common Stock and New Warrants.

6. All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

7. All other actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

8. The Senior Lenders and the members of the board of directors of Chart as of the Consummation Date shall have executed and delivered mutual releases in form and substance satisfactory to all signatories thereto.

C. Waiver of Conditions

Each of the conditions set forth in Articles XI.A and XI.B above may be waived in whole or in part by the Debtors, with the written consent of the Senior Lenders, without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Consummation Date may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE XII.

MODIFICATIONS AND AMENDMENTS

The Debtors may alter, amend or modify the Plan or any exhibits hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date with the consent of the Senior Lenders. The Debtors reserve the right to include any amended exhibits in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, with the consent of the Senior Lenders, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XIII.

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Consummation Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the purposes described under clause (A) below, with respect to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

A. Determine any and all objections to the allowance of Claims or Interests;

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B. Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

C. Determine any and all motions to subordinate Claims or Interests at any time and on any basis permitted by applicable law;

D. Hear and determine all Professional Fee Claims and other Administrative Claims;

E. Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation of any Claims arising therefrom;

F. Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Case;

G. Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

H. Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan and all contracts, instruments and other agreements executed in connection with the Plan;

I. Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

J. Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

K. Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

L. Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

M. Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

N. Recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

O. Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

P. Hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

Q. Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

R. Enter a final decree closing the Chapter 11 Case.

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ARTICLE XIV.

MISCELLANEOUS PROVISIONS

A. Corporate Action

Prior to, on or after the Consummation Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the stockholders, directors, partners, members or Managers of any Debtor or Reorganized Debtor shall be deemed to have occurred and shall be in effect prior to, on or after the Consummation Date (as appropriate) pursuant to the applicable general corporation or other applicable business organization law of the states under which the Debtors or the Reorganized Debtors are incorporated, organized or formed without any requirement of further action by the stockholders, directors, partners, members or Managers of the Debtors or the Reorganized Debtors.

B. Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors or any Committee (if appointed) prior to the Consummation Date must be filed with the Bankruptcy Court and served on the Reorganized Debtors and their counsel no later than sixty (60) days after the Consummation Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than forty-five (45) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtors may pay charges that they incur on and after the Consummation Date for Professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court as long as such payments are in accordance with the New Credit Agreements.

C. Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Consummation Date. All such fees that arise after the Consummation Date but before the closing of the Chapter 11 Case shall be paid by the Reorganized Debtors.

D. Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

E. Consent of Senior Lenders

Wherever the consent, agreement or acceptance of the Senior Lenders is referred to in the Plan (other than with respect to voting for the purposes of section 1126(c) of the Bankruptcy Code), it shall mean the Agent plus Senior Lenders holding more than fifty percent (50%) in aggregate principal amount of the Senior Lender Claims.

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F. Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

G. Discharge of the Debtors

Except as otherwise provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and Interests, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of or in exchange for such Claims and Interests. Upon the Consummation Date, except as provided in the Plan or the Confirmation Order, (i) the Debtors, and each of them, shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) all Interests of the holders of (a) Old Chart Common Stock, (b) Old Subsidiary Equity and (c) Other Equity Rights shall be terminated.

As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Persons shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of Interests of the holders of Old Chart Common Stock, Old Subsidiary Equity and Other Equity Rights, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

H. Releases

1. Releases by Debtors

As of the Consummation Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors, their Estates and Reorganized Debtors shall be deemed to forever release, waive and discharge all claims, obligations, suits, defenses, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights of the Debtors and the Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, and that could have been asserted by or on behalf of the Debtors, their Estates or the Reorganized Debtors, as of the Petition Date or thereafter, against (i) the Debtors’ current and former directors, officers and Managers (acting in such capacity or as the Debtors’ agents or employees) and professionals, or any of their successors or assigns (acting in such capacity) and (ii) the Senior Lenders (acting in such capacity) and their respective current and former members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns (acting in such capacity), except for those persons and entities listed in Schedule 2, which shall not be released hereunder.

2. Releases by Holders of Claims and Interests

As of the Consummation Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest, solely in its capacity as such, that affirmatively votes in favor of the Plan shall have

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agreed to forever release, waive and discharge all claims, defenses, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the rights to enforce the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction, event or other occurrence taking place on or prior to the Consummation Date in any way relating to the Debtors, the Reorganized Debtors, the Chapter 11 Case, the Plan or the Disclosure Statement, against (i) the Debtors or the Reorganized Debtors or (ii) the Debtors’ current or former directors, officers, Managers, employees, agents or professionals (acting in such capacity), as of the Petition Date or thereafter.

I. Injunction

Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, subject to the occurrence of the Consummation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, the Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

As of the Consummation Date, all entities that have held, currently hold or may hold a Claim, defense, obligation, suit, judgment, demand, debt, right, cause of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the injunctions set forth in this Article XIV.I.

J. Exculpation and Limitation of Liability

The Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, and any and all of their respective current or former members, officers, Managers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective members, officers, directors, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Case and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, employees, equity holders, partners, affiliates, subsidiaries,

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advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Reorganized Debtors, the Debtors, the Estates, any Committee, the Senior Lenders, or any of their respective current or former members, officers, Managers, directors, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their willful misconduct or gross negligence.

K. Waiver of Enforcement of Subordination

The classification and manner of satisfying all Claims and Interests under the Plan takes into consideration all subordination rights, if any, whether arising by contract or under general principles of equitable subordination, section 510(b) or 510(c) of the Bankruptcy Code, or otherwise. All subordination rights that a holder of a Claim or Interest may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims or Allowed Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights. Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim or Interest may have or any distribution to be made pursuant to the Plan on account of or in exchange for such Claim or Interest. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Consummation Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective properties, and the holder of Claims and Interests, and is fair, equitable and reasonable.

L. Term of Injunctions or Stays

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Consummation Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

M. Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtors, and all other parties in interest in the Chapter 11 Case.

N. Revocation, Withdrawal or Non-Consummation

The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file other plans of reorganization, in order to implement an Alternative Transaction or for any other reason. If the Debtors revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) the Lender Settlement and any other settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, the Debtors or any other Person, (b) prejudice in any manner the rights of the Debtors or any Person in any further proceedings involving the Debtors or (c) constitute an admission of any sort by the Debtors or any other Person. If this Plan is not confirmed, then the treatment of

PLAN-40

the Senior Lender Claims under this Plan (a) shall not be deemed an admission of any kind by the Senior Lenders or a waiver of any rights or claims by the Senior Lenders, and (b) shall have no collateral estoppel, presumptive or evidentiary effect of any kind in any other matter or proceeding in this Chapter 11 Case or in any chapter 7 proceedings with respect to the Debtors.

O. Committees

On the Consummation Date, the duties of any Committee (if appointed) shall terminate, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Consummation Date.

P. Plan Supplement

Any and all exhibits, lists or schedules referred to herein but not filed with the Plan shall be contained in the Plan Supplement and filed with the Clerk of the Bankruptcy Court at least five (5) days prior to the date of the commencement of the Confirmation Hearing. Thereafter, any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of the Plan Supplement upon written request to the Debtors in accordance with Article XIV.Q hereof.

Q. Notices to Debtors

Any notice, request or demand required or permitted to be made or provided to or upon a Debtor or a Reorganized Debtor under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

CHART INDUSTRIES, INC.

5885 Landerbrook Drive, Suite 150

Cleveland, Ohio 44124

Attn: Michael F. Biehl

Tel: (440) 753-1490

Fax: (440) 753-1491

with copies to:

CALFEE, HALTER & GRISWOLD LLP

1400 McDonald Investment Center

800 Superior Avenue

Cleveland, Ohio 44114-2688

Attn: James M. Lawniczak

Tel: (216) 622-8200

Fax: (216) 241-0816

- and -

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

One Rodney Square

P.O. Box 636

Wilmington, Delaware 19899-0636

Attn: Mark S. Chehi

Tel: (302) 651-3000

Fax: (302) 651-3001

PLAN-41

R.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Delaware shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Delaware shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of each Debtor shall govern corporate governance matters with respect to such Debtor, in each case without giving effect to the principles of conflicts of law thereof.

S.	Prepayment

Except as otherwise provided in the Plan or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, otherwise prejudice, the relative priorities and parities among the Classes of Claims.

T.	Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtors shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtors and each of their respective affiliates, agents, directors, officers, Managers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of New Securities under the Plan.

PLAN-42

CHART INDUSTRIES, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CAIRE INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART ASIA, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART HEAT EXCHANGERS LIMITED PARTNERSHIP By: CHART MANAGEMENT COMPANY, INC., its general partner

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART INTERNATIONAL HOLDINGS, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART INTERNATIONAL, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

CHART LEASING, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

PLAN-43

CHART MANAGEMENT COMPANY, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

COOLTEL, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

GREENVILLE TUBE, LLC

By:
Michael F. Biehl Assistant Treasurer

NEXGEN FUELING, INC.

By:
Michael F. Biehl Chief Financial Officer and Treasurer

Debtors and Debtors-in-Possession

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP	CALFEE, HALTER & GRISWOLD LLP
Counsel to Chart Industries, Inc., et al.,	Special Corporate Counsel to Chart Industries, Inc., et al.,
Debtors and Debtors-in-Possession	Debtors and Debtors-in-Possession

By:		By:

	Mark S. Chehi (I.D. No. 2855) David R. Hurst (I.D. No. 3743) One Rodney Square P.O. Box 636 Wilmington, Delaware 19899-0636 (302) 651-3000		James M. Lawniczak Matthew J. Klaben 1400 McDonald Investment Center 800 Superior Avenue Cleveland, Ohio 44114-2688 (216) 622-8200
- and - Alexandra Margolis Laura Engelhardt Four Times Square New York, New York 10036-6552 (212) 735-3000

PLAN-44

EXHIBIT A-1

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

REORGANIZED CHART INDUSTRIES, INC. CERTIFICATE OF INCORPORATION

(To be filed with the Plan Supplement)

EXHIBIT A-2

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

REORGANIZED CHART INDUSTRIES, INC. BYLAWS

(To be filed with the Plan Supplement)

EXHIBIT B

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

DESCRIPTION OF NEW COMMON STOCK

The principal terms of the New Common Stock to be issued by Reorganized Chart under the Plan shall be as follows:

Authorization:	9,500,000 shares of common stock

Initial Issuance:	5,325,331 shares of common stock

Reserve:	4,174,669 shares of common stock

Par Value:	$.01 per share

Voting Rights:	One vote per share

Dividends:	Payable at the discretion of the board of directors of Reorganized Chart.

Conversion Rights:	None

Splits and Adjustments:	Generally, arithmetic splits, combinations, etc. are proportionately treated.

Corporate Governance:	Board of Directors consists of seven (7) members, which shall include: (a) six (6) members to be designated by the Senior Lenders, one of which shall be the chief executive officer of Reorganized Chart, and at least one of which shall be an independent director, and (b) one (1) member to be designated by the current board of directors of Chart, who shall be appointed and serve during the Designee Term.

Restrictions on Transfer:	None (other than restrictions imposed by applicable state and federal securities laws), unless a stockholder, at its sole discretion, becomes a party to the Investor Rights Agreement that some shareholders may enter into in connection with the consummation of the Plan, which is expected to provide for certain restrictions on transfer applicable to the parties thereto, including certain rights of first refusal and tag-along rights.

EXHIBIT C-1

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW REVOLVER CREDIT AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT C-2

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW TERM CREDIT AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT C-3

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW INTERCREDITOR AND SUBORDINATION AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT C-4

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW SECURITY AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT C-5

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW COLLATERAL AGENCY AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT D

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF INVESTOR RIGHTS AGREEMENT

(To be filed with the Plan Supplement)

EXHIBIT E

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

FORM OF NEW WARRANT AGREEMENT AND WARRANT CERTIFICATE

(To be filed with the Plan Supplement)

SCHEDULE 1

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

NON-EXCLUSIVE SCHEDULE OF RETAINED CLAIMS AND CAUSES OF ACTION

(To be filed with the Plan Supplement)

SCHEDULE 2

TO

JOINT PREPACKAGED REORGANIZATION PLAN

OF CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

SCHEDULE OF PARTIES NOT RELEASED PURSUANT TO ARTICLE XIV.H

(To be filed with the Plan Supplement)

EXHIBIT B

EXHIBIT B

TO

DISCLOSURE STATEMENT WITH RESPECT TO

JOINT REORGANIZATION PLAN OF

CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

AUDITED FINANCIAL STATEMENTS OF CHART INDUSTRIES, INC.

AND SUBSIDIARIES AS OF DECEMBER 31, 2002 AND 2001 AND FOR EACH OF

THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 2002

B-1

ITEM 8.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

REPORT OF INDEPENDENT AUDITORS

To the Shareholders and Board of Directors of Chart Industries, Inc.

We have audited the accompanying consolidated balance sheets of Chart Industries, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ (deficit) equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Chart Industries, Inc. and subsidiaries at December 31, 2002 and 2001, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Notes A and C, the Company has a shareholders’ deficit and a working capital deficiency. In addition, the Company has received an amendment waiving violations of covenants under its debt and credit arrangements as of December 31, 2002 and through April 30, 2003, or conditionally through June 30, 2003. It is likely that the Company will be in violation of covenants under its debt and credit arrangements upon expiration of the waiver, and a new amendment or waiver to the Company’s debt and credit arrangements will need to be obtained in order for the debt not to be in default at May 1, 2003, or conditionally at July 1, 2003. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note A to the consolidated financial statements, on January 1, 2002 and January 1, 2001, the Company changed its method of accounting for goodwill and derivative financial instruments, respectively.

/s/    ERNST & YOUNG LLP

Cleveland, Ohio

April 9, 2003

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2002	2001
	(Dollars in thousands, except per share amounts)
ASSETS
Current Assets
Cash and cash equivalents	$7,225	$11,801
Accounts receivable, net of allowances of $2,167 and $1,401	44,732	45,427
Inventories, net	51,914	56,490
Unbilled contract revenue	10,622	7,391
Deferred income taxes		10,170
Prepaid expenses	2,426	1,735
Other current assets	14,540	6,766

Total Current Assets	131,459	139,780
Property, plant and equipment, net	56,889	62,070
Goodwill, net of accumulated amortization of $6,428 and $14,583	77,232	168,282
Other assets, net	13,714	38,848

TOTAL ASSETS	$279,294	$408,980

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Current Liabilities
Accounts payable	$23,084	$25,634
Customer advances and billings in excess of contract revenue	10,037	9,290
Accrued salaries, wages and benefits	10,937	12,353
Warranty reserves	4,032	3,492
Other current liabilities	23,293	19,772
Current maturities of long-term debt	43,998	10,803
Current portion of long-term debt	218,741	2,160

Total Current Liabilities	334,122	83,504
Long-term debt	1,161	259,120
Other long-term liabilities	25,628	17,016
Shareholders’ (Deficit) Equity
Preferred stock, 1,000,000 shares authorized, none issued or outstanding
Common stock, par value $.01 per share—60,000,000 shares authorized; 25,707,709 and 24,917,187 shares issued at December 31, 2002 and 2001, respectively	257	249
Additional paid-in capital	45,792	42,832
Retained (deficit) earnings	(116,086)	14,699
Accumulated other comprehensive loss	(10,799)	(7,670)
Treasury stock, at cost, 153,648 and 109,437 shares at December 31, 2002 and 2001, respectively	(781)	(770)

	(81,617)	49,340

TOTAL LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY	$279,294	$408,980

The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2002	2001	2000
	(Dollars and shares in thousands, except per share amounts)
Sales	$296,284	$327,990	$325,700
Cost of sales	219,987	241,629	229,671

Gross profit	76,297	86,361	96,029
Selling, general and administrative expense	68,001	58,561	59,488
Goodwill impairment charge	92,379
Goodwill amortization expense		5,017	4,921
Employee separation and plant closure costs (income)	13,887	2,375	(614)
Equity income in joint venture	(369)	(525)	(35)

	173,898	65,428	63,760

Operating (loss) income	(97,601)	20,933	32,269
Other income (expense):
Gain on sale of assets	1,420	538	1,041
Interest expense, net	(17,612)	(21,589)	(26,676)
Financing costs amortization	(3,159)	(1,475)	(1,147)
Derivative contracts valuation expense	(1,564)	(2,876)
Foreign currency loss	(1,081)	(92)	(203)

	(21,996)	(25,494)	(26,985)

(Loss) income before income taxes, minority interest and cumulative effect of change in accounting principle	(119,597)	(4,561)	5,284
Income tax expense (benefit):
Current	953	1,034	985
Deferred	10,183	(636)	2,027

	11,136	398	3,012

(Loss) income before minority interest and cumulative effect of change in accounting principle	(130,733)	(4,959)	2,272
Minority interest, net of taxes	(52)	(111)	(117)

(Loss) income before cumulative effect of change in accounting principle	(130,785)	(5,070)	2,155
Cumulative effect of change in accounting principle, net of taxes		(88)

Net (loss) income	$(130,785)	$(5,158)	$2,155

Net (loss) income per common share—basic and assuming dilution:
(Loss) income before cumulative effect of change in accounting principle	$(5.22)	$(0.21)	$0.09
Cumulative effect of change in accounting principle, net of taxes		0.00

Net (loss) income per common share—basic and assuming dilution	$(5.22)	$(0.21)	$0.09

Shares used in per share calculations	25,073	24,573	24,110

Shares used in per share calculations—assuming dilution	25,073	24,573	24,326

The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ (DEFICIT) EQUITY

	Common Stock		Additional Paid-in Capital	Retained Earnings (Deficit)	Accumulated Other Comprehensive Loss	Treasury Stock	Total Shareholders’ Equity (Deficit)
	Shares Outstanding	Amount
	(Dollars and shares in thousands, except per share amounts)
Balance at January 1, 2000	23,817	$244	$43,219	$17,702	$(661)	$(4,992)	$55,512
Net income				2,155			2,155
Other comprehensive loss:
Foreign currency translation adjustment					(5,063)		(5,063)

Comprehensive loss							(2,908)
Treasury stock acquisitions	(37)					(156)	(156)
Stock options, including tax benefit	50		(259)			398	139
Contribution of stock to employee benefit plans	523	1	(794)			3,076	2,283
Other			(26)				(26)

Balance at December 31, 2000	24,353	245	42,140	19,857	(5,724)	(1,674)	54,844
Net loss				(5,158)			(5,158)
Other comprehensive loss:
Foreign currency translation adjustment					(768)		(768)
Minimum pension liability adjustment, net of taxes of $737					(1,178)		(1,178)

Comprehensive loss							(7,104)
Treasury stock acquisitions	(50)					(181)	(181)
Stock options, including tax benefit	17	1	50				51
Contribution of stock to employee benefit plans	488	3	620			1,085	1,708
Other			22				22

Balance at December 31, 2001	24,808	249	42,832	14,699	(7,670)	(770)	49,340
Net loss				(130,785)			(130,785)
Other comprehensive loss:
Foreign currency translation adjustment					6,828		6,828
Minimum pension liability adjustment, net of taxes of $737					(9,957)		(9,957)

Comprehensive loss							(133,914)
Treasury stock acquisitions	(130)					(219)	(219)
Stock options, including tax benefit	3		(7)			10	3
Contribution of stock to employee benefit plans	873	8	1,012			198	1,218
Issuance of warrants to lenders			1,957				1,957
Other			(2)				(2)

Balance at December 31, 2002	25,554	$257	$45,792	$(116,086)	$(10,799)	$(781)	$(81,617)

The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years ended December 31,
	2002	2001	2000
	(Dollars in thousands)
OPERATING ACTIVITIES
Net (loss) income	$(130,785)	$(5,158)	$2,155
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Cumulative effect of change in accounting principle		88
Financing costs amortization	3,159	1,475	1,147
Financing costs expensed	4,911	261
Employee separation and plant closure costs (income)	3,858	1,403	(704)
Gain on sale of assets	(1,420)	(538)	(1,041)
Goodwill impairment charge	92,379
Depreciation and amortization	11,709	16,712	16,717
Equity income from joint venture	(369)	(525)	(35)
Foreign currency transaction loss	1,081	92	203
Minority interest	83	182	190
Deferred income tax expense (benefit)	10,183	(636)	2,027
Contribution of stock to employee benefit plans	1,217	1,708	2,283
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Accounts receivable	2,178	7,207	5,141
Inventory and other current assets	293	13,268	(26,322)
Accounts payable and other current liabilities	974	(27,027)	11,487
Income tax refund	9,258
Billings in excess of contract revenue and customer advances	181	4,761	1,398

Net Cash Provided By Operating Activities	8,890	13,273	14,646
INVESTING ACTIVITIES
Capital expenditures	(3,028)	(8,145)	(5,581)
Dividends received from joint venture	492
Proceeds from sale of assets	2,300	2,365	5,000
Other investing activities	1,352	(714)	154

Net Cash Provided By (Used In) Investing Activities	1,116	(6,494)	(427)
FINANCING ACTIVITIES
Borrowings on revolving credit facilities	46,354	106,740	112,254
Repayments on revolving credit facilities	(48,634)	(89,945)	(102,693)
Principal payments on long-term debt	(6,657)	(15,313)	(18,288)
Financing costs paid	(6,733)	(848)	(1,015)
Purchases of treasury stock	(219)	(181)	(156)
Other financing activities	25	51	139

Net Cash (Used In) Provided By Financing Activities	(15,864)	504	(9,759)

Net (decrease) increase in cash and cash equivalents	(5,858)	7,283	4,460
Effect of exchange rate changes on cash	1,282	(403)	(1,853)
Cash and cash equivalents at beginning of year	11,801	4,921	2,314

CASH AND CASH EQUIVALENTS AT END OF YEAR	$7,225	$11,801	$4,921

The accompanying notes are an integral part of these consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations:    Chart Industries, Inc. (the “Company”) is a leading global supplier of standard and custom-engineered products and systems serving a wide variety of low-temperature and cryogenic applications. The Company has developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero. The majority of the Company’s products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid-gas supply chain for the purification, liquefaction, distribution, storage and use of industrial gases and hydrocarbons. Headquartered in Cleveland, Ohio, the Company has domestic operations located in 11 states and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom.

Principles of Consolidation:    The consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation. Investments in affiliates where the Company’s ownership is between 20 percent and 50 percent, or where the Company does not have control but has the ability to exercise significant influence over operations or financial policy, are accounted for under the equity method.

Basis of Presentation:    The Company’s consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2002, the Company was in default under its consolidated credit and revolving loan facility (the “Credit Facility”) and its Series 1 Incremental Credit Facility and Series 2 Incremental Credit Facility (collectively, the “Incremental Credit Facility”) due to violations of financial covenants more fully described in Note C. The Company’s senior lenders amended the Credit Facility and Incremental Credit Facility in April 2003 to waive all defaults existing at December 31, 2002 and through April 30, 2003 and to defer until April 30, 2003, $6,549 in scheduled term debt amortization and $9,793 in Incremental Credit Facility amortization originally due on March 31, 2003. In addition, the amendment requires the Company to reach agreement with its senior lenders on the terms of a debt restructuring by April 30, 2003. If a negotiated term sheet can be reached by April 30, 2003, the waiver of defaults and deferral of debt payments will be extended until June 30, 2003. The amendment also grants approval for certain asset sales, the proceeds of which will be used to fund senior debt interest payments, restructuring related activities and working capital requirements. Receipt of this amendment prevents the Company from classifying its debt outstanding under its Credit Facility and Incremental Credit Facility totaling $256,874 as “in default” on its consolidated balance sheet as of December 31, 2002. Since the waiver of defaults does not extend until January 1, 2004, however, this debt is classified as a current liability as of December 31, 2002.

The Company is in the process of negotiating with its senior lenders to reduce its leverage by restructuring the Company’s debt outstanding under the Credit Facility and Incremental Credit Facility. Although the terms of such restructuring remain under negotiation, the Company expects this restructuring will result in an exchange of a portion of such debt for a substantial equity ownership position in the Company and substantial dilution of current shareholders’ ownership interests in the Company. The Company can give no assurance that it will be able to agree with its senior lenders or consummate such a restructuring transaction or otherwise renegotiate its debt outstanding under the Credit Facility or Incremental Credit Facility. If the Company is unable to do so, it may be required to pursue other restructuring alternatives. These alternatives could have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations. The consolidated financial statements do not include any adjustments to the amounts or classifications of assets or liabilities to reflect this uncertainty.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Reclassifications:    Certain prior year amounts have been reclassified to conform to current year presentation.

Use of Estimates:    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents:    The Company considers all investments with an initial maturity of three months or less when purchased to be cash equivalents. The December 31, 2002 and 2001 balances include money market investments and cash.

Concentrations of Credit Risks:    Financial instruments that potentially subject the Company to concentrations of credit risks primarily consist of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. The concentration of trade receivable credit risk is generally limited due to the Company’s customers being spread across the industrial gas, hydrocarbon and chemical processing industries in several countries. The Company’s management has established certain credit requirements that its customers must meet before sales credit is extended. The Company monitors the financial condition of its customers to help ensure collections and to minimize losses. For certain domestic and foreign customers, the Company requires customer advances, letters of credit and other such guarantees of payment.

Allowance for Doubtful Accounts:    The Company evaluates the collectibility of accounts receivable based on a combination of factors. In circumstances where the Company is aware of a specific customer’s inability to meet its financial obligations (e.g., bankruptcy filings, substantial downgrading of credit scores), a specific reserve is recorded to reduce the receivable to the amount the Company believes will be collected. For all other customers, the Company records allowances for doubtful accounts based on the length of time the receivables are past due and historical experience. The Company recorded expense for doubtful accounts of $1,614 and $381 in 2002 and 2000, respectively, and income related to doubtful accounts of $322 in 2001.

Inventories:    Inventories are stated at the lower of cost or market with cost being determined by the last-in, first-out (“LIFO”) method (approximately 11 percent and 13 percent of total inventory at December 31, 2002 and 2001, respectively), and the first-in, first-out (“FIFO”) method. The components of inventory are as follows:

	December 31,
	2002	2001
Raw materials and supplies	$27,046	$31,004
Work in process	13,382	14,639
Finished goods	11,556	10,997
LIFO reserve	(70)	(150)

	$51,914	$56,490

Property, Plant and Equipment:    Property, plant and equipment are stated on the basis of cost. Expenditures for maintenance, repairs and renewals are charged to expense as incurred, whereas major improvements are capitalized. The cost of applicable assets is depreciated over their estimated useful lives.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Depreciation is computed using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation expense was $10,019, $9,722 and $9,796 in 2002, 2001, and 2000, respectively. The following table shows original costs and the estimated useful lives by classification of assets:

		December 31,
Classification	Expected Useful Life	2002	2001
Land and buildings	20-35 years (buildings)	$42,645	$39,010
Machinery and equipment	3-12 years	53,122	50,612
Furniture and fixtures	3-5 years	11,337	9,523
Construction in process		403	3,279

		107,507	102,424
Less accumulated depreciation		50,618	40,354

Total property, plant and equipment, net		$56,889	$62,070

Property, plant and equipment and finite lived intangible assets are evaluated for impairment if an indicator of impairment exists. The Company assesses whether impairment exists for each of its assets or groups of assets by comparing estimated undiscounted future cash flows against the carrying value of such assets. If the future undiscounted cash flows are less than the carrying value of the assets, an impairment reserve is recorded. The amount of impairment is calculated by comparing estimated future discounted cash flows, asset appraisals or market values of similar assets to the related carrying value.

Goodwill and Other Intangible Assets:    Effective January 1, 2002, the Company adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” which established financial accounting and reporting for acquired goodwill and other intangible assets and superseded Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations,” and APB Opinion No. 17, “Intangible Assets.” Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Prior to the adoption of SFAS No. 142, the Company recorded amortization expense for goodwill and other intangible assets. The following table sets forth a reconciliation of net loss and earnings per share information adjusted in 2001 and 2000 for the non-amortization provisions of SFAS No. 142:

	Years Ended December 31,
	2002	2001	2000
Reported (loss) income before cumulative effective of change in accounting principle	$(130,785)	$(5,070)	$2,155
Add back goodwill and indefinite lived intangible asset amortization, net of tax		5,266	5,187

Adjusted (loss) income before cumulative effect of change in accounting principle	(130,785)	196	7,342
Cumulative effect of change in accounting principle net of tax		88

Adjusted net (loss) income	$(130,785)	$108	$7,342

Basic and diluted earnings per share:
Reported (loss) income before cumulative effect of change in accounting principle	$(5.22)	$(0.21)	$0.09
Add back goodwill and indefinite lived intangible asset amortization, net of tax		0.21	0.21

Adjusted (loss) income before cumulative effect of change in accounting principle	(5.22)	0.00	0.30
Cumulative effect of change in accounting principle, net of tax		0.00

Adjusted net (loss) income	$(5.22)	$0.00	$0.30

Weighted average shares—basic	25,073	24,573	24,110
Weighted average shares—assuming dilution	25,073	24,573	24,326

SFAS No. 142 requires that indefinite lived intangible assets be tested for impairment and that goodwill be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter. Under SFAS No. 142, a company determines the fair value of any indefinite lived intangible assets, compares the fair value to its carrying value and records an impairment loss if the carrying value exceeds its fair value. Goodwill is tested utilizing a two-step approach. After recording any impairment losses for indefinite lived intangible assets, a company is required to determine the fair value of each reporting unit and compare the fair value to its carrying value, including goodwill, of such reporting unit (step one). If the fair value exceeds the carrying value, no impairment loss would be recognized. If the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit may be impaired. The amount of the impairment, if any, would then be measured in step two, which compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.

As part of adopting this standard as of January 1, 2002, the Company determined that it had one indefinite lived intangible asset in addition to goodwill. The Company evaluated the impairment of such indefinite lived intangible asset during the first quarter of 2002 and determined that it was not impaired. The Company completed step one of the transitional impairment test for goodwill during the second quarter of 2002 and determined that the fair value of each reporting unit exceeded the carrying value, including goodwill, of such

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

reporting unit as of January 1, 2002. As such, the Company was not required to record a cumulative effect charge as of January 1, 2002 for the adoption of SFAS No. 142.

The Company performed its annual impairment test of goodwill as of October 1, 2002 using discounted cash flow techniques and values of comparable businesses. These tests resulted in the fair value of the Company’s Distribution and Storage reporting unit being less than its carrying value including goodwill, which caused the Company to advance to step two of SFAS No. 142 and engage a valuation specialist to provide valuations of the Distribution and Storage reporting unit’s tangible and identifiable intangible assets. Although those procedures confirmed the value of the reporting unit’s tangible assets exceeded their carrying value, goodwill of the Distribution and Storage reporting unit was determined to be impaired. As a result, in 2002 the Company recorded a non-cash impairment charge of $92,379, or $3.69 per diluted share, to write off non-deductible goodwill. This non-cash charge was due to the combination of a reduction in the overall estimated enterprise value of the Company, attributable to Chart’s leverage situation and recent financial performance, and a reduction in the specific estimated value of the Distribution and Storage reporting unit, caused by the worldwide slowdown experienced by the manufacturing sectors of the industrialized world, reductions in capital expenditures in the consolidating global industrial gas industry and a lowering of expectations for future performance of this segment for these same reasons. Changes to the judgments and estimates used to determine the fair values, including estimates of future cash flows, sales, profitability growth, and discount rates, could result in a significantly different estimate of the fair value of the reporting units, which could result in a different assessment of the recoverability of goodwill.

The following table displays the gross carrying amount and accumulated amortization for intangible assets that continue to be subject to amortization as well as intangible assets not subject to amortization.

	December 31, 2002		December 31, 2001
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Amortizable intangible assets
Existing technology	$7,690	$(4,996)	$7,690	$(3,649)
Patents	2,131	(1,024)	1,977	(676)

	$9,821	$(6,020)	$9,667	$(4,325)

Non-Amortizable intangible assets
Know-how and intellectual property	$6,439	$(1,610)	$5,824	$(1,456)
Goodwill	83,660	(6,428)	182,865	(14,583)

	$90,099	$(8,038)	$188,689	$(16,039)

Differences in gross carrying amounts between December 31, 2002 and 2001 are attributable to exchange rate changes on Pound Sterling intangible assets.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

The changes in the carrying amount of net goodwill by operating segment for the year ended December 31, 2002 are as follows:

	Biomedical	Distribution and Storage	Energy and Chemicals	Total
Balance as of January 1, 2002	$40,555	$115,147	$12,580	$168,282
Foreign currency exchange rate changes on prior balance			1,329	1,329
Goodwill impairment charge		(92,379)		(92,379)

Balance as of December 31, 2002	$40,555	$22,768	$13,909	$77,232

Amortization expense for intangible assets subject to amortization was $1,690, $6,990 and $6,921 in 2002, 2001, and 2000, respectively, and is estimated to be approximately $1,500 annually for fiscal years 2003 through 2004, and approximately $200 annually for fiscal years 2005 through 2007.

Effective January 1, 2002, the Company adopted SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. Effective May 15, 2002, the Company adopted SFAS No. 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,” which rescinds, amends and clarifies certain previously issued FASB statements. Initial adoption of SFAS No. 144 and No. 145 had no effect on the Company’s financial statements.

Financial Instruments:    The fair values of cash equivalents, accounts receivable and short-term bank debt approximate their carrying amount because of the short maturity of these instruments. The fair value of long-term debt is estimated based on the present value of the underlying cash flows discounted at the Company’s estimated borrowing rate. Under such method the Company’s long-term debt approximated its carrying value at December 31, 2002 and 2001. The Company, however, believes that its long-term debt has traded on the open market at a significant discount. Additionally, the Company is in the process of negotiating with its senior lenders to reduce its leverage by restructuring the Company’s debt outstanding under the Credit Facility and Incremental Credit Facility. Because the terms of such restructuring are not yet finalized, it is not practical to estimate the impact this restructuring will have on the fair value of the Company’s long-term debt.

Derivative Instruments:    Effective January 1, 2001, the Company adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138. The standard requires that all derivative instruments be recorded on the balance sheet at fair value and establishes criteria for designation and effectiveness of the hedging relationships.

The Company utilizes certain derivative financial instruments to enhance its ability to manage risk, including interest rate and foreign currency exposures that exist as part of ongoing business operations. Derivative instruments are entered into for periods consistent with related underlying exposures and do not constitute positions independent of those exposures. The Company does not enter into contracts for speculative purposes, nor is it a party to any leveraged derivative instrument.

The Company’s primary interest rate risk exposure results from the Credit Facility’s various floating rate pricing mechanisms. This interest rate exposure is managed by the use of interest rate collars on a portion of the term debt and to a lesser extent by varying LIBOR maturities in the entire Credit Facility. These agreements are

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

generally described as collars and result in putting a cap on the base LIBOR interest rate at approximately 7.0 percent and a floor at approximately 5.0 percent on certain portions of the Company’s floating rate term debt. The Company’s interest rate collars do not qualify as hedges under the provisions of SFAS No. 133. The Statement requires such collars to be recorded in the consolidated balance sheet at fair value. Changes in their fair value must be recorded in the consolidated statement of operations. Accordingly, the Company recorded a cumulative effect of a change in accounting principle, net of income taxes, as an adjustment to operations as of January 1, 2001. An interest rate collar covering $76,000 of the Company’s debt expired and was settled on June 28, 2002. The Company’s remaining interest rate collar covering $29,813 of debt expires on March 31, 2006. The fair value of the contract related to the collar outstanding at December 31, 2002 is a liability of $2,093 and is recorded in accrued interest. The fair value of the contracts related to the collars outstanding at December 31, 2001 is a liability of $2,278 and is recorded in accrued interest. The change in fair value during 2002 and 2001 of $1,564 and $2,876, respectively, is recorded in derivative contracts valuation expense.

The Company is exposed to foreign currency exchange risk as a result of transactions in currencies other than the functional currency of certain subsidiaries. The Company utilizes foreign currency forward purchase and sale contracts to manage the volatility associated with foreign currency purchases and certain intercompany transactions in the normal course of business. Contracts typically have maturities of less than one year. Principal currencies include the Euro, British Pound and Czech Koruna.

The Company’s foreign currency forward contracts do not qualify as hedges under the provisions of SFAS No. 133. Accordingly, the Company recorded a cumulative effect of a change in accounting principle, net of income taxes, as an adjustment to net income as of January 1, 2001. Gains and losses recorded by the Company related to foreign currency forward contracts during 2002, 2001 and 2000 were not material.

The Company held foreign exchange forward contracts for notional amounts as follows:

	December 31,
	2002	2001
	Sell	Sell
United States Dollars		$500
Euros	$78	1,358

	$78	$1,858

Fair Value	$78	$1,865

Product Warranties:    The Company provides product warranties with varying terms and durations for the majority of its products. The Company records warranty expense in cost of sales. The changes in the Company’s consolidated warranty reserve during 2002, 2001 and 2000 are as follows:

	Years Ended December 31,
	2002	2001	2000
Balance as of January 1	$3,492	$6,150	$8,255
Warranty expense	2,875	266	2,655
Warranty usage	(2,335)	(2,924)	(4,760)

Balance as of December 31	$4,032	$3,492	$6,150

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Shareholders’ (Deficit) Equity:    The Company reports comprehensive loss in its consolidated statement of shareholders’ (deficit) equity. The components of accumulated other comprehensive loss are as follows:

	December 31,
	2002	2001
Foreign currency translation adjustments	$(336)	$6,492
Minimum pension liability adjustments, net of taxes of $737	11,135	1,178

	$10,799	$7,670

The deferred tax asset of $2,848 related to the increase in the minimum pension liability in 2002 has an equal and offsetting valuation allowance recorded in other comprehensive loss.

Revenue Recognition:    For the majority of the Company’s products, revenue is recognized when products are shipped, title has transferred and collection is reasonably assured. For these products, there is also persuasive evidence of an arrangement and the selling price to the buyer is fixed or determinable. For heat exchangers, cold boxes, liquefied natural gas fueling stations and engineered tanks, the Company uses the percentage of completion method of accounting. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs at completion after giving effect to the most current estimates. Earned revenue on contracts in process at December 31 totaled $44,817, $39,344 and $33,815 in 2002, 2001 and 2000, respectively. Timing of amounts billed on contracts varies from contract to contract causing significant variation in working capital needs. Amounts billed on percentage of completion contracts in process at December 31 totaled $37,981, $38,407 and $25,045 in 2002, 2001, and 2000, respectively. The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the period in which these changes become known. Earned revenue reflects the original contract price adjusted for agreed upon claims and change orders, if any. Losses expected to be incurred on contracts in process, after consideration of estimated minimum recoveries from claims and change orders, are charged to operations as soon as such losses are known.

Distribution Costs:    The Company records distribution costs, including warehousing and freight related to product shipping, in cost of sales.

Advertising Costs:    The Company incurred advertising costs of $2,991, $2,678 and $3,108 in 2002, 2001 and 2000, respectively. These costs are expensed as incurred.

Research and Development Costs:    The Company incurred research and development costs of $5,245, $4,101, and $3,671 in 2002, 2001 and 2000, respectively. These costs are expensed as incurred.

Foreign Currency Translation:    The functional currency for the majority of the Company’s foreign operations is the applicable local currency. The translation from the applicable foreign currencies to U.S. dollars is performed for balance sheet accounts using exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The resulting translation adjustments are recorded as a component of shareholders’ equity. Gains or losses resulting from foreign currency transactions are charged to operations as incurred.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Deferred Income Taxes:    The Company and its subsidiaries file a consolidated federal income tax return. Deferred income taxes are provided for temporary differences between financial reporting and the consolidated tax return in accordance with the liability method. A valuation allowance is provided against net deferred tax assets when conditions indicate that it is more likely than not that the benefit related to such assets will not be realized.

Employee Stock Options:    The Company has elected to follow the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, the Company does not recognize compensation expense. The Company is accounting for the 400,000 performance related options issued as part of the 2000 Executive Incentive Stock Option Plan as a variable plan. The Company has not recognized any compensation expense under this plan as the market value of the Company’s stock was less than the option exercise price when the performance criteria were met.

The Company adopted SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure,” in December 2002. SFAS No. 148 amends the disclosure provisions of SFAS No. 123 and requires expanded and more prominent disclosure of the effects of an entity’s accounting policy in respect to stock-based employee compensation. The impact of not using the fair value provisions of SFAS No. 123 on net income (loss) and earnings (loss) per share are disclosed in Note G.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

Earnings Per Share:    The following table sets forth the computation of basic and diluted earnings per share. The assumed conversion of the Company’s potentially dilutive securities (employee stock options and warrants), before giving effect to the cumulative effect of a change in accounting principle, was anti-dilutive for 2002 and 2001, respectively. As a result, the calculation of diluted net loss per share for 2002 and 2001 set forth below does not reflect any assumed conversion. The amount of potentially dilutive securities is presented in the table for all years, however, to give an indication of the potential dilution that may occur in future years.

	Years Ended December 31,
	2002	2001	2000
	(Shares in thousands)
(Loss) income before cumulative effect of change in accounting principle	$(130,785)	$(5,070)	$2,155
Cumulative effect of change in accounting principle, net of taxes		(88)

Net (loss) income	$(130,785)	$(5,158)	$2,155

Weighted-average common shares	25,073	24,573	24,110

Effect of dilutive securities:
Employee stock options and warrants	76	141	216

Dilutive potential common shares	25,149	24,714	24,326

Net (loss) income per common share:
(Loss) income before cumulative effect of change in accounting principle	$(5.22)	$(0.21)	$0.09
Cumulative effect of change in accounting principle, net of taxes		0.00

Net (loss) income per common share	$(5.22)	$(0.21)	$0.09

Net (loss) income per common share—assuming dilution:
(Loss) income before cumulative effect of change in accounting principle	$(5.22)	$(0.21)	$0.09
Cumulative effect of change in accounting principle, net of taxes		0.00

Net (loss) income per common share—assuming dilution	$(5.22)	$(0.21)	$0.09

Recently Issued Accounting Standards:    In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations” which amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies,” and is effective for all companies. This statement addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company does not expect this statement to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

In July 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect this statement to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note A—Nature of Operations and Summary of Significant Accounting Policies—Continued

In November 2002, the FASB issued Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued, including product warranties. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002 irrespective of the guarantor’s fiscal year end. The disclosure requirements in FIN No. 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. The Company does not expect this interpretation to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” FIN No. 46 provides guidance for identifying a controlling interest in a variable interest entity (“VIE”) established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. The effective date for FIN No. 46 is July 1, 2003. The Company does not expect this interpretation to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

Note B—Balance Sheet Components

	December 31,
	2002	2001
Other current assets:
Deposits	$566	$511
Investment in leases	245	518
Deferred financing costs, net	7,204
Other receivables	6,525	5,737

	$14,540	$6,766

Other assets, net:
Deferred financing costs, net	$335	$7,253
Existing technologies, net	2,694	4,041
Patents, trademarks and intellectual property, net	5,675	5,397
Equity investment in Coastal Fabrication joint venture	1,171	1,295
Investment in leases	494	883
Cash value life insurance	1,335	1,881
Prepaid pension cost	1,146	1,330
Deferred income taxes		14,624
Other	864	2,144

	$13,714	$38,848

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note B—Balance Sheet Components—Continued

	December 31,
	2002	2001
Other current liabilities:
Accrued interest	$2,167	$5,108
Accrued income taxes	4,879	2,371
Accrued other taxes	1,424	1,713
Accrued rebates	1,478	1,852
Accrued employee separation and plant closure costs	8,815	486
Deferred income taxes	380	3,307
Accrued other	4,150	4,935

	$23,293	$19,772

Other long-term liabilities:
Deferred income taxes	$1,297	$6,412
Accrued environmental	6,627	3,189
Accrued pension cost	16,125	6,480
Minority interest	1,106	858
Other	473	77

	$25,628	$17,016

Note C—Debt and Credit Arrangements

The following table shows the components of the Company’s borrowings at December 31, 2002 and 2001, respectively.

	December 31,
	2002	2001
Term loan A, originally due March 2005, quarterly principal payments, average interest rate of 5.94% at December 31, 2002	$97,933	$100,000
Term loan B, originally due March 2006, quarterly principal payments, average interest rate of 5.94% at December 31, 2002	115,748	118,191
Revolving Credit Facility, originally due March 2005, average interest rate of 6.0% at December 31, 2002	33,400	34,400
Series 1 and Series 2 Incremental Revolving Credit Facilities, originally due March 2003, average interest rate of 6.19% at December 31, 2002	9,793	9,000
Industrial Development Revenue Bonds, originally due August 2006, monthly payments, average interest rate of 6.33% at December 31, 2002	2,160	2,684
Industrial Development Revenue Bonds, due June 2006, semi-annual principal payments, average interest rate of 1.80% at December 31, 2002	1,540	1,980
Revolving foreign credit facility	2,528	4,042
Several notes payable with varying principal and interest payments	798	1,786

Total debt	263,900	272,083
Less: current maturities	43,998	10,803
Less: current portion	218,741	2,160

Long-term debt	$1,161	$259,120

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note C—Debt and Credit Arrangements—Continued

In order to finance the acquisition of MVE Holdings, Inc. (“MVE”), in March 1999 the Company negotiated the Credit Facility, which originally provided for term loans of up to $250,000 and a revolving credit line of $50,000, which may also be used for the issuance of letters of credit. Due to scheduled reductions in the commitment amount, at December 31, 2002 the Credit Facility provides a revolving credit line of $48,967. The Credit Facility provides a secured interest in substantially all of the assets of the Company to the agent bank as representative of the senior lenders.

The Company entered into the Series 1 Incremental Revolving Credit Facility in November 2000 and the Series 2 Incremental Revolving Credit Facility in April 2001 (collectively, the “Incremental Credit Facility”), which originally provided a revolving credit line of $10,000 in addition to the credit line available under the Credit Facility. Due to scheduled reductions in the commitment amount, at December 31, 2002 the Incremental Credit Facility provides a revolving credit line of $9,793. Borrowings on the Incremental Credit Facility are secured by the same collateral as the Credit Facility and bear interest, at the Company’s option, at rates equal to the prime rate (4.25 percent at December 31, 2002) plus 3.5 percent or LIBOR plus 1.7 percent. The Company is also required to pay a commitment fee of 0.75 percent per annum on the average daily unused amount. The Incremental Credit Facility expires on April 30, 2003.

As of December 31, 2002, the Company was in default under its Credit Facility and its Incremental Credit Facility due to violations of financial covenants. Following December 31, 2002, the Company also was in default under the Credit Facility as a result of its failure to make principal payments when due and the insolvency of a United Kingdom subsidiary, which is more fully described in Note I. The Company’s senior lenders amended the Credit facility and Incremental Credit Facility in April 2003 to waive all defaults existing at December 31, 2002 and through April 30, 2003 and to defer until April 30, 2003, $6,549 in scheduled term debt amortization and $9,793 in Incremental Credit Facility amortization originally due on March 31, 2003. In addition, the amendment requires the Company to reach agreement with its senior lenders on the terms of a debt restructuring by April 30, 2003. If a negotiated term sheet can be reached by April 30, 2003, the waiver of defaults and deferral of debt payments will be extended until June 30, 2003. The amendment also grants approval for certain asset sales, the proceeds of which will be used to fund senior debt interest payments, restructuring related activities and working capital requirements. Receipt of this amendment prevents the Company from classifying its debt outstanding under its Credit Facility and Incremental Credit Facility totaling $256,874 as “in default” on its consolidated balance sheet as of December 31, 2002. Since the waiver of defaults does not extend until January 1, 2004, however, this debt is classified as a current liability as of December 31, 2002.

The Company is in the process of negotiating with its senior lenders to reduce its leverage by restructuring the Company’s debt outstanding under the Credit Facility and Incremental Credit Facility. Although the terms of such restructuring remain under negotiation, the Company expects this restructuring will result in an exchange of a portion of such debt for a substantial equity ownership position in the Company and substantial dilution of current shareholders’ ownership interests in the Company. The Company can give no assurance that it will be able to consummate such a restructuring transaction or otherwise renegotiate its debt outstanding under the Credit Facility or Incremental Credit Facility. If the Company is unable to do so, it may be required to pursue other restructuring alternatives. These alternatives could have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations. The consolidated financial statements do not include any adjustments to the amounts or classifications of assets or liabilities to reflect this uncertainty.

The Credit Facility was amended in August 1999, October 2000, October 2001 and December 2001 at costs to the Company of $1,156, $1,015 and $848 in 1999, 2000 and 2001, respectively. The Credit Facility and Incremental Credit Facility were subsequently amended in March 2002 (the “March 2002 Amendments”) at a

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note C—Debt and Credit Arrangements—Continued

cost of approximately $1,900 to modify certain covenants until March 31, 2003, to defer $25,747 of Term A and Term B amortization payments from scheduled payment dates in 2002 to 2005 and to extend the Incremental Credit Facility to March 31, 2003. The March 2002 Amendments resulted in an increase in interest rates of 0.25 percent, the addition of one financial covenant and scheduled reductions in the commitment amounts of the revolving credit lines of the Credit Facility and the Incremental Credit Facility.

The March 2002 Amendments called for the Company to prepay borrowings under the Credit Facility and Incremental Credit Facility in an aggregate amount of at least $75,000 (“Minimum Prepayment Amount”) from the net proceeds of an equity investment, sale of assets and other sources of new capital. The March 2002 Amendments also called for the Company’s interest rates to increase by 0.25 percent if the Minimum Prepayment Amount was not achieved by September 30, 2002, and by an additional 0.25 percent each quarter thereafter that the Minimum Prepayment Amount was not made through March 31, 2003.

The March 2002 Amendments also provided for the issuance of market-priced warrants to the lenders for the purchase of two percent of the Company’s Common Stock at June 28, 2002. Accordingly, the Company was obligated to issue to its lenders at June 28, 2002 warrants to purchase, in the aggregate, 513,559 shares of Chart Common Stock at an exercise price of $2.425 per share. These warrants were valued at $729 and are being amortized to financing costs amortization expense over the remaining term of the Company’s Credit Facility, which expires in March 2006. In addition, the March 2002 Amendments provided for the issuance of market-priced warrants to the lenders for the purchase of an additional five percent and three percent of the Company’s Common Stock if the Minimum Prepayment Amount was not made by September 30 or December 31, 2002, respectively. The Company did not achieve the Minimum Prepayment Amount at September 30, 2002 or December 31, 2002. Accordingly, the Company was obligated to issue to its lenders at September 30, 2002 and December 31, 2002 warrants to purchase, in the aggregate, 1,353,531 and 773,133 shares of Chart Common Stock at an exercise price of $0.898 and $0.75 per share, respectively. The September 30, 2002 and December 31, 2002 warrants have been valued at $1,228 and $430, respectively, and will be amortized to financing costs amortization expense over the remaining term of the Company’s Credit Facility. All of these warrants are exercisable for a period of ten years from the respective dates of issuance.

Under the terms of the Credit Facility, as modified by the March 2002 Amendments, term loans and revolving credit bear interest at rates that equaled the prime rate plus incremental margins or LIBOR plus incremental margins. At March 31, 2003, the Company’s term loans and revolving credit bear interest at rates equal to the prime rate plus incremental margins. The incremental margins vary based on the Company’s financial position and currently range from 2.0 percent to 4.75 percent. The Company entered into two interest rate derivative contracts to manage interest rate risk exposure relative to the term loan portions of the Credit Facility. One of these contracts expired and was settled on June 28, 2002. The other collar covering $29,812 of the debt outstanding at December 31, 2002 expires in March 2006. The Company is also required to pay a commitment fee of 0.5 percent per annum on the unused amount of the revolving portion of the Credit Facility. At December 31, 2002, the Company had letters of credit outstanding and bank guarantees totaling $15,089 supported by the Credit Facility.

The Credit Facility, as modified by the March 2002 Amendments, contains certain covenants and conditions which impose limitations on the Company and its operating units, including meeting certain financial tests and the quarterly maintenance of certain financial ratios on a consolidated basis such as: minimum net worth, maximum leverage, minimum pre-tax interest coverage ratio, minimum fixed charge coverage ratio and minimum earnings before interest, taxes, depreciation, amortization and restructuring charges. As of December

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note C—Debt and Credit Arrangements—Continued

31, 2002, the Company was in violation of the financial covenants of the Credit Facility but received a waiver of such defaults as of December 31, 2002 and through April 30, 2003. The Company is permitted to pay cash dividends not exceeding $7,200 in any fiscal year, but only if at both the time of payment of the dividend and immediately thereafter there is no event of default under the Credit Facility.

Borrowings of the Credit Facility and Incremental Credit Facility outstanding at December 31, 2002 are classified as a current liability in the Company’s consolidated balance sheet. The scheduled annual maturities of debt and credit arrangements at December 31, 2002, are as follows:

Year	Amount
2003	$262,739
2004	501
2005	440
2006	220

$263,900

Interest paid was $20,553, $23,996 and $25,859 in 2002, 2001 and 2000 respectively.

Note D—Employee Separation and Plant Closure Costs

During 2002, the Company recorded employee separation and plant closure costs primarily related to the termination of various salaried employees throughout the Company and for the closure of its Biomedical segment warehouse and sales office in Solingen, Germany, its Distribution and Storage segment manufacturing facilities in Costa Mesa, California, Columbus, Ohio and Denver, Colorado, and its Energy and Chemicals manufacturing segment in Wolverhampton, United Kingdom. The Company also recorded non-cash inventory valuation charges included in cost of sales for the write-off of inventory at these sites.

The Company’s Solingen, Germany warehouse and Costa Mesa, California, Columbus, Ohio and Denver, Colorado manufacturing facilities are closed, but the Company continues to have lease obligations for these sites. The Company completed its closure of the Wolverhampton, United Kingdom facility in March 2003 and expects to sell the land and buildings at this facility in 2003. Accordingly, these assets are classified as held for sale, and the Company recognized a loss of $1,630, included in employee separation and plant closure costs, to write these assets down to their estimated fair value. The proceeds of such sale will most likely be used to satisfy obligations of the Company’s insolvent United Kingdom subsidiary, which is more fully described in Note I.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note D—Employee Separation and Plant Closure Costs —Continued

The following table summarizes the Company’s employee separation and plant closure costs activity for 2002.

	Year Ended December 31, 2002
	Solingen	Costa Mesa	Columbus	Denver	Wolverhampton	Other	Total
Restructuring reserve as of January 1, 2002						$486	$486
Facility related closure costs	$205	$1,369	$364	$2,379	$2,440		6,757
Severance and other benefits	12	105	415	276	5,777	545	7,130

	217	1,474	779	2,655	8,217	545	13,887
Non-cash inventory valuation in cost of sales		352	212	287	631		1,482

	217	1,826	991	2,942	8,848	545	15,369
Reserve usage	(54)	(827)	(569)	(1,119)	(1,046)	(504)	(4,119)
Pension curtailment					(2,921)		(2,921)

Restructuring reserve as of December 31, 2002	$163	$999	$422	$1,823	$4,881	$527	$8,815

The employee separation and plant closure costs reserve at December 31, 2002 consists of $5,214 for lease termination and facility-related closure costs and $3,601 for severance and other benefits.

During 2001, the Company recorded employee separation and plant closure costs of $2,375. These costs included $1,566 related to the closure of the Ottawa Lake, Michigan facility and two smaller sites within the cryogenic services business of the Distribution and Storage segment, $363 for terminating 25 employees at the Company’s Wolverhampton, United Kingdom heat exchangers business facility of the Energy and Chemicals segment and $446 for terminating 45 other employees throughout the Company. The cryogenic services business charges of $1,566 included $556 for lease termination and facility closure-related costs, $566 for writing off certain leasehold improvements and fixed assets, $62 for terminating 32 employees, and $382 for moving costs and other charges. At December 31, 2001, the employee separation and plant closure costs reserve of $486 related primarily for lease termination costs.

Note E—Income Taxes

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 2002, the Company has domestic net operating loss carryforwards of $33,865, which expire in years 2003 through 2022, capital loss carryforwards of $14,837, which expire in 2006, and research and development credits and other credits of $884, which expire in 2004 through 2021. Additionally, the Company has foreign net operating loss carryforwards of $6,349 at December 31, 2002, which have an indefinite carryforward period. Based upon management’s assessment, it is more likely than not that the net deferred tax assets will not be realized. Accordingly, the Company has established a valuation allowance of $38,248 at December 31, 2002. The valuation allowance of $2,766 at December 31, 2001 relates to foreign net operating loss carryforwards.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note E—Income Taxes—Continued

Significant components of the Company’s deferred tax assets and liabilities are as follows:

	December 31,
	2002	2001
Deferred tax assets:
Accruals and reserves	$17,365	$16,647
Net operating loss and credit carryforwards	24,350	9,362
Pensions	3,585	737
Other—net	1,012	16

	46,312	26,762
Valuation allowance	(38,248)	(2,766)

Total deferred tax assets	8,064	23,996

Deferred tax liabilities:
Property, plant and equipment	6,258	5,832
Intangibles	1,940	2,222
Inventory	1,543	835
Other—net		32

Total deferred tax liabilities	9,741	8,921

Net deferred taxes	$(1,677)	$15,075

The Company has not provided for U.S. federal income taxes on approximately $1,975 of foreign subsidiaries’ undistributed earnings as of December 31, 2002 because such earnings are intended to be reinvested indefinitely. The amount of U.S. federal income tax that would result had such earnings been repatriated would approximate $691.

Income (loss) before income taxes, minority interest, cumulative effect of change in accounting principle and extraordinary item consists of the following:

	Years ended December 31,
	2002	2001	2000
United States	$(110,235)	$(6,618)	$1,517
Foreign	(9,362)	2,057	3,767

	$(119,597)	$(4,561)	$5,284

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note E—Income Taxes—Continued

Significant components of the provision for income taxes are as follows:

	Years Ended December 31,
	2002	2001	2000
Current:
State	$389	$100	$40
Foreign	564	934	945

	953	1,034	985

Deferred:
Federal	9,959	(1,120)	1,612
State			(142)
Foreign	224	484	557

	10,183	(636)	2,027

	$11,136	$398	$3,012

The reconciliation of income taxes computed at the U.S. federal statutory tax rates to income tax expense is as follows:

	Years Ended December 31,
	2002	2001	2000
Income tax (benefit) expense at U.S. statutory rates	$(41,859)	$(1,596)	$1,849
State income taxes, net of federal tax benefit	253	65	(67)
Loss related to foreign subsidiary	(12,200)
Effective tax rate differential of earnings outside of U.S.	481	(386)	(16)
Federal tax benefit of Foreign Sales	(315)	(310)	(388)
Non-deductible goodwill	32,333	1,506	1,451
Valuation allowance	32,634	1,074	393
Other—net	(191)	45	(210)

	$11,136	$398	$3,012

The Company received net income tax refunds of $9,097 and $1,693 in 2002 and 2000, respectively, and paid income taxes of $2,272 in 2001.

Note F—Employee Benefit Plans

The Company has five defined benefit pension plans covering certain hourly and salary employees. The defined benefit plans provide benefits based primarily on the participants’ years of service and compensation. The Company’s funding policy is to contribute at least the minimum funding amounts required by law. Plan assets consist primarily of listed common stocks and bonds. The United States plans held 250,549 shares of the Company’s Common Stock with fair values of $165 and $589 at December 31, 2002 and 2001, respectively.

In December 2002 the Company announced the planned closure of its Wolverhampton, United Kingdom manufacturing facility, which was completed in March 2003. This closure results in the termination in 2003 of substantially all employees of this facility and eliminates for the terminated employees the accrual of defined benefits for any future service under the United Kingdom defined benefit pension plan. As a result of the

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note F—Employee Benefit Plans—Continued

substantial terminations, the United Kingdom plan is considered to be curtailed in December 2002 under the provisions of SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits.” Accordingly, the Company recognized $2,921 of expense related to this curtailment, which is recorded in employee separation and plant closure costs in the Company’s statement of operations. The trustees of the Company’s United Kingdom pension plan terminated this plan in April 2003 as more fully described in Note I.

The actuarially computed combined pension cost included the following components:

	Years Ended December 31,
	2002	2001	2000
Service cost	$1,834	$1,716	$1,659
Interest cost	3,242	2,829	2,625
Expected return on plan assets	(3,385)	(3,515)	(3,310)
Net amortization and deferrals	165	(153)	(241)
Curtailment loss	2,921

Total pension cost	$4,777	$877	$733

The following table sets forth changes in the benefit obligation, plan assets, funded status of the plans and amounts recognized in the consolidated balance sheets as of December 31:

	2002		2001
	U.S. Plans	U.K. Plan	U.S. Plans	U.K. Plan
Change in benefit obligation:
January 1 benefit obligation	$27,111	$19,241	$22,552	$17,076
Exchange rate changes		1,992		(458)
Service cost	1,219	615	1,078	638
Interest cost	1,992	1,250	1,828	1,001
Benefits paid	(706)	(589)	(700)	(811)
Loss due to curtailment		2,921
Actuarial losses (gains) and plan changes	2,791	(540)	2,353	1,795

December 31 benefit obligation	$32,407	$24,890	$27,111	$19,241

Change in plan assets:
Fair value at January 1	$18,665	$18,902	$19,321	$23,021
Exchange rate changes		1,895		(528)
Actual return	(4,771)	(1,487)	(1,670)	(2,836)
Employer contributions	4,248	611	1,714	4
Employee contributions		53		52
Benefits paid	(706)	(589)	(700)	(811)

Fair value at December 31	$17,436	$19,385	$18,665	$18,902

Net amount recognized:
Funded status of the plans	$(14,971)	$(5,505)	$(8,446)	$(339)
Unrecognized actuarial loss	13,133	3,119	3,881	524
Unrecognized prior service cost	1,108		1,145

Net pension (liability) asset recognized	$(730)	$(2,386)	$(3,420)	$185

Prepaid benefit cost	$1,146		$1,145	$185
Accrued benefit liability	(11,084)	$(5,050)	(6,480)
Accumulated other comprehensive loss	9,208	2,664	1,915

Net pension (liability) asset recognized	$(730)	$(2,386)	$(3,420)	$185

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note F—Employee Benefit Plans—Continued

A minimum pension liability adjustment was required as the actuarial present value of accumulated benefit obligations exceeded plan assets and accrued pension liabilities.

The assumptions used in determining pension cost and funded status information for the years ended December 31, 2002 and 2001 are as follows:

	2002	2001
United States Plans
Discount rate	6.75%	7.50%
Weighted average rate of increase in compensation	3.00%	3.50%
Expected long-term weighted average rate of return on plan assets	8.75%	9.25%
United Kingdom Plan
Discount rate	5.75%	6.00%
Weighted average rate of increase in compensation	3.70%	3.90%
Expected long-term weighted average rate of return on plan assets	6.75%	7.50%

The Company presently makes contributions to two union supported multi-employer pension plans resulting in expense of $235, $227 and $206 in 2002, 2001 and 2000, respectively.

The Company has defined contribution savings plans that cover most of its employees. Company contributions to the plans are based on employee contributions and the level of Company match and discretionary contributions. Expenses under the plans totaled $1,774, $2,009 and $2,184 for the years 2002, 2001 and 2000, respectively.

Note G—Stock Option Plans

In July 1992, the Company adopted a Key Employee Stock Option Plan (the “Key Employee Plan”), which, as amended, allows for the issuance of 1,383,750 shares of Common Stock. In May 1997, shareholders approved the Company’s 1997 Stock Option and Incentive Plan (the “1997 Plan”). In May 2001, shareholders approved an amendment to the 1997 plan to increase the number of shares available for issuance under this plan by 600,000, increasing the maximum number of shares available for award to 1,462,500 shares of Common Stock. Each of these plans provides for the granting of options to purchase shares of Common Stock to certain key employees of the Company. These nonqualified stock options vest in equal annual installments over a five-year period from the date of grant and are exercisable for up to 10 years at an option price determined by the Compensation Subcommittee of the Board of Directors.

In May 2000, shareholders approved an amendment to the 1996 Stock Option Plan for Outside Directors to increase the number of shares available for issuance under this plan by 210,000, supplementing the previously authorized 1995 and 1994 Stock Option Plans for Outside Directors (collectively, the “Directors Plan”). The amendment increases the maximum number of shares available for awards under the Directors Plan to a total of 446,250 shares. The option price for options granted under the Directors Plan will be equal to the fair market value of a share of Common Stock on the date of grant. These nonqualified stock options become fully vested and exercisable on the first anniversary of the date of grant and are exercisable for a period of ten years.

In May 2000, shareholders approved the 2000 Executive Incentive Stock Option Plan (the “Executive Plan”), which provides for the granting of options to purchase up to 600,000 shares of Common Stock to executive employees of the Company. These nonqualified stock options are exercisable for a period of ten years

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note G—Stock Option Plans—Continued

and have two different vesting schedules: 200,000 options vest in equal annual installments over a five-year period and 400,000 options vest in equal annual installments over a five year period based upon the achievement of specific operating performance goals in that five year period as determined by the Compensation Subcommittee of the Board of Directors. The Company is accounting for these 400,000 performance related options as a variable plan. The operating performance goal for the year ended December 31, 2000 was met, and 80,000 options vested. The Company did not recognize any compensation expense under the Executive Plan, as the market value of the Company’s stock was less than the exercise price when the performance criteria were met. The operating performance goals for the years ended December 31, 2001 and 2002 were not met, and the related options were canceled in the first quarters of 2002 and 2003, respectively.

Certain information for 2002, 2001 and 2000 relative to the Company’s stock option plans is summarized below:

	2002		2001		2000
	Number of Shares	Weighted Average Exercise Price	Number of shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
Outstanding at beginning of year	2,149,519	$5.41	2,106,855	$5.62	1,397,475	$6.26
Granted	388,750	1.83	206,250	2.78	843,250	4.52
Exercised	(3,500)	08	(16,875)	2.44	(49,625)	2.05
Expired or canceled	(310,072)	5.51	(146,711)	5.10	(84,245)	7.30

Outstanding at end of year	2,224,697	$4.78	2,149,519	$5.41	2,106,855	$5.62

Exercisable at end of year	1,349,596		1,162,933		826,760

Weighted-average fair value of options granted during the year		$1.81		$1.73		$2.93

Participants at end of year	88		88		93

Available for future grant at end of year	807,253		892,931		356,720

Exercise prices for options outstanding as of December 31, 2002 ranged from $0.95 to $21.74. The weighted-average remaining contractual life of such options is 5.8 years. Certain information for ranges of exercise prices is summarized below:

	Outstanding			Exercisable
Exercise Price	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Life	Number of Shares	Weighted Average Exercise Price
Less than $2.50	575,250	$1.91	6.6	203,750	$2.34
$2.50 to less than $5.00	742,791	3.80	6.3	408,940	3.76
$5.00 to less than $7.50	478,500	5.85	5.3	356,250	5.99
$7.50 to less than $10.00	381,670	8.15	4.5	334,170	8.21
Equal to or greater than $10.00	46,486	17.38	5.1	46,486	17.38

	2,224,697	$4.78	5.8	1,349,596	$5.71

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note G—Stock Option Plans—Continued

Pro forma information regarding net income and earnings per share is required by SFAS No. 123, “Accounting for Stock-Based Compensation,” which also requires that the information be determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of SFAS No. 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2002, 2001 and 2000:

	2002	2001	2000
Risk free interest rate	3.6%	4.2%	5.2%
Dividend yield	0.0%	0.0%	0.0%
Market price volatility factor	194.4%	58.3%	57.8%
Expected life of key employee options	7 years	7 years	7 years
Expected life of directors options	7 years	7 years	5 years
Expected life of executive options	7 years	7 years	7 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s Key Employee Plan, 1997 Plan, Directors Plan and Executive Plan stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of these stock options.

The Company’s pro forma disclosures showing the estimated fair value of the options, amortized to expense over the options’ vesting periods, are as follows:

	Years Ended December 31,
	2002	2001	2000
Reported (loss) income before cumulative effective of change in accounting principle	$(130,785)	$(5,070)	$2,155
Pro-forma stock-based employee compensation cost, net of tax	(553)	(831)	(1,082)

Pro-forma (loss) income before cumulative effect of change in accounting principle	(131,338)	(5,901)	1,073
Cumulative effect of change in accounting principle net of tax		88

Pro-forma net (loss) income	$(131,338)	$(5,989)	$1,073

Basic and diluted earnings per share:
Reported (loss) income before cumulative effect of change in accounting principle	$(5.22)	$(0.21)	$0.09
Pro-forma stock-based employee compensation cost, net of tax	(0.02)	(0.03)	(0.05)

Pro-forma (loss) income before cumulative effect of change in accounting principle	(5.24)	(0.24)	0.04
Cumulative effect of change in accounting principle, net of tax		(0.00)

Pro-forma net (loss) income	$(5.24)	$(0.24)	$0.04

Weighted average shares—basic	25,073	24,573	24,110
Weighted average shares—assuming dilution	25,073	24,573	24,326

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note H—Lease Commitments

The Company incurred $6,637, $5,657 and $3,702 of rental expense under operating leases in 2002, 2001 and 2000, respectively. At December 31, 2002, future minimum lease payments for non-cancelable operating leases for the next five years total $8,061 and are payable as follows: 2003—$2,932; 2004—$2,590; 2005—$1,931; 2006—$530; and $2007—$78.

Note I—Contingencies

The Company is subject to federal, state and local environmental laws and regulations concerning, among other matters, waste water effluents, air emissions and handling and disposal of hazardous materials such as cleaning fluids. The Company is involved with environmental compliance, investigation, monitoring and remediation activities at certain of its operating facilities, and, except for these continuing remediation efforts, believes it is currently in substantial compliance with all known environmental regulations. At December 31, 2002 and 2001, the Company had accrued environmental reserves of $6,627 and $3,189, respectively, recorded in other long-term liabilities. The Company accrues for certain environmental remediation-related activities for which commitments or remediation plans have been developed and for which costs can be reasonably estimated. These estimates are determined based upon currently available facts regarding each facility. Actual costs incurred may vary from these estimates due to the inherent uncertainties involved. Future expenditures relating to these environmental remediation efforts are expected to be made over the next ten years as ongoing costs of remediation programs. Although the Company believes it has adequately provided for the cost of all known environmental conditions, the applicable regulatory agencies could insist upon different and more costly remediative measures than those the Company believes are adequate or required by existing law. The Company believes that any additional liability in excess of amounts accrued which may result from the resolution of such matters will not have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations.

The Company has been named as a defendant in several similar civil cases pending related to an accident occurring on December 7, 2000 at a nursing home outside Dayton, Ohio. A nitrogen tank was connected to the nursing home’s oxygen system resulting in the immediate death of four elderly patients and injuries to three additional patients from inhaling the nitrogen. The seven claims originally filed against the Company in these cases include negligence, strict product liability, failure to warn, negligence per se, breach of warranty, punitive damages, wrongful death, loss of consortium and negligent infliction of emotional distress. The allegations underlying the claims include defective or deficient manufacture, construction, design, labeling, formulation and warnings with regard to a cylinder. Certain co-defendants were criminally indicted in this matter. The Company, however, has not been so indicted. The court originally granted stays in all of these cases pending the outcome of the criminal charges. The trial in the criminal matter of the State of Ohio vs. BOC Gases, et al., was heard in May 2002. The trial lasted three days and resulted in a directed verdict in favor of the defendants. A second criminal trial, State of Ohio vs. I.H.S. Carriage-by-the-Lake, concluded in October 2002. I.H.S. Carriage-by-the-Lake, Inc. (“IHS”) plead guilty to four counts of involuntary manslaughter. IHS was fined $60 and ordered to undergo a three-year court-ordered operational change. The Company has been dismissed from three of the civil cases. The four remaining plaintiffs, however, have advised that they intend to pursue discovery before considering dismissal of claims against the Company. The plaintiffs in the remaining four open cases are seeking, in total, $15,025 in compensatory damages, $15,025 in punitive damages, $2,000 for loss of consortium damages, prejudgment and post-judgment interest and costs and fees from the Company and other defendants named in the claims. These four remaining cases have been settled with the other defendants. While the Company is open to the possibility of good faith settlement negotiations, the Company is vigorously defending all of these cases and has filed its answer, denied all liability and cross-claimed for contribution from certain co-defendants. Additionally, the Company believes that the claims made against it are the most tenuous of any defendant.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note I—Contingencies—Continued

In March 2003, the Company completed the closure of its Wolverhampton, United Kingdom manufacturing facility, operated by Chart Heat Exchangers Limited (“CHEL”), and all future heat exchanger manufacturing will be conducted by the Company’s LaCrosse, Wisconsin facility. On March 28, 2003, CHEL filed for a voluntary administration under the U.K. Insolvency Act 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. CHEL’s net pension plan obligations have increased significantly, primarily due to a decline in plan asset values and interest rates, resulting in an estimated plan deficit of approximately $12,000. Based on the Company’s present financial condition, it has determined not to advance funds at this time to CHEL in amounts necessary to fund CHEL’s obligations. CHEL does not have the necessary funds to enable it to fund its net pension plan deficit, pay remaining severance due to former employees or pay other creditors. As a result, the trustees of the CHEL pension plan terminated this plan in April 2003. At the present time, the Company is unable to determine the impact on its 2003 pension expense or cash funding requirements for the April 1, 2003 approval of insolvency administration for CHEL and the related termination of the Company’s United Kingdom pension plan. The Company can provide no assurance that claims will not be asserted against the Company for these obligations of CHEL. To the extent the Company has significant liability with respect to CHEL’s obligations as a result of CHEL’s insolvency, such liability would have a material adverse impact on the Company’s liquidity and its financial position.

The Company, like other manufacturers, is occasionally subject to various other legal actions related to performance under contracts, product liability and other matters, several of which actions claim substantial damages, in the ordinary course of its business. Based on the Company’s historical experience in litigating these actions, as well as the Company’s current assessment of the underlying merits of the actions and applicable insurance, the Company believes the resolution of these legal actions will not have a material adverse effect on the Company’s financial position, liquidity, cash flows or results of operations.

Note J—Operating Segments

The Company changed the structure of its internal organization effective October 1, 2002, resulting in the following three reportable segments: biomedical (“Biomedical”), distribution and storage (“Distribution and Storage”) and energy and chemicals (“Energy and Chemicals”). All segment information for all periods presented has been restated to conform to the current year presentation. The Company’s reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes and sales and marketing approaches. The Biomedical segment sells medical products, biological storage systems, magnetic resonance imaging (“MRI”) cryostat components and telemetry products. The Distribution and Storage segment sells cryogenic bulk storage systems, cryogenic packaged gas systems, cryogenic systems and components, beverage liquid CO2 systems and cryogenic services to various companies for the storage and transportation of both industrial and natural gases. The Energy and Chemicals segment sells heat exchangers, cold boxes and liquefied natural gas (“LNG”) alternative fuel systems to natural gas, petrochemical processing and industrial gas companies who use them for the liquefaction and separation of natural and industrial gases and stainless steel tubing to distributors servicing these industries. Due to the nature of the products that each operating segment sells, there are no intersegment sales.

The Company evaluates performance and allocates resources based on profit or loss from operations before gain on sale of assets, net interest expense, financing costs amortization expense, derivative contracts valuation expense, foreign currency loss, income taxes, minority interest and cumulative effect of change in accounting principle. The accounting policies of the reportable segments are the same as those described in the summary of significant accounting policies.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note J—Operating Segments—Continued

Information for the Company’s three reportable segments and its corporate headquarters, and product and geographic information for the Company, is presented below:

	2002
	Reportable Segments
	Biomedical	Distribution and Storage	Energy and Chemicals	Corporate	Total
Revenues from external customers	$67,657	$135,549	$93,078		$296,284
Employee separation and plant closure costs	333	4,898	8,244	$412	13,887
Depreciation and amortization expense	1,810	6,433	2,570	896	11,709
Goodwill impairment charge		92,379			92,379
Equity income in joint venture			369		369
Operating income (loss) (A)	17,177	(89,104)	(4,209)	(21,465)	(97,601)
Total assets (B)	79,874	119,710	64,605	15,105	279,294
Capital expenditures	791	1,636	529	72	3,028

	2001
	Reportable Segments
	Biomedical	Distribution and Storage	Energy and Chemicals	Corporate	Total
Revenues from external customers	$57,957	$179,830	$90,203		$327,990
Employee separation and plant closure costs	58	1,934	379	$4	2,375
Depreciation and amortization expense	4,010	8,204	3,507	991	16,712
Equity income in joint venture			525		525
Operating income (loss) (A)	9,137	15,743	6,799	(10,746)	20,933
Total assets (B)	103,431	202,296	60,036	43,217	408,980
Capital expenditures	2,686	4,145	538	776	8,145

	2000
	Reportable Segments
	Biomedical	Distribution and Storage	Energy and Chemicals	Corporate	Total
Revenues from external customers	$53,519	$192,253	$79,928		$325,700
Employee separation and plant closure costs		(614)			(614)
Depreciation and amortization expense	3,762	7,598	4,527	$830	16,717
Equity income in joint venture			35		35
Operating income (loss)	11,471	24,034	7,557	(10,793)	32,269
Total assets (B)	98,385	226,239	71,766	33,453	429,843
Capital expenditures	1,012	3,566	442	561	5,581

(A)	Corporate operating (loss) income for the years ended December 31, 2002 and 2001 includes $4,911 and $261, respectively, of professional fees incurred by the Company related to its debt restructuring activities.
(B)	Corporate assets consist primarily of deferred income taxes, deferred financing costs and cash and cash equivalents.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note J—Operating Segments—Continued

A reconciliation of the total of the reportable segments’ operating income (loss) to consolidated (loss) income before income taxes, minority interest and cumulative effect of change in accounting principle is presented below:

	Years Ended December 31,
	2002	2001	2000
Operating (loss) income	$(97,601)	$20,933	$32,269
Other income (expense):
Gain on sale of assets	1,420	538	1,041
Interest expense, net	(17,612)	(21,589)	(26,676)
Financing costs amortization	(3,159)	(1,475)	(1,147)
Derivative contracts valuation expense	(1,564)	(2,876)
Foreign currency loss	(1,081)	(92)	(203)

(Loss) income before income taxes, minority interest and cumulative effect of change in accounting principle	$(119,597)	$(4,561)	$5,284

	Years Ended December 31,
Product Revenue Information:	2002	2001	2000
Biomedical Segment
Medical products, biological storage systems and MRI cryostat components	$67,640	$57,949	$53,519
Telemetry products	17	8

	67,657	57,957	53,519

Distribution and Storage Segment
Cryogenic bulk storage systems	61,701	86,899	86,007
Cryogenic packaged gas systems and beverage liquid CO2 systems	47,775	55,004	63,691
Cryogenic systems and components	14,441	26,751	31,555
Cryogenic services	11,632	11,176	11,000

	135,549	179,830	192,253

Energy and Chemicals Segment
Heat exchangers and cold boxes	62,519	57,304	51,557
LNG alternative fuel systems	10,446	10,197	4,586
Stainless steel tubing	20,113	22,702	23,785

	93,078	90,203	79,928

	$296,284	$327,990	$325,700

Geographic Information:	2002		2001		2000
	Revenues	Long- Lived Assets	Revenues	Long- Lived Assets	Revenues	Long- Lived Assets
United States	$247,125	$109,583	$274,410	$232,987	$279,449	$237,072
Non U.S. countries	49,159	38,252	53,580	36,213	46,251	36,637

Total	$296,284	$147,835	$327,990	$269,200	$325,700	$273,709

CHART INDUSTRIES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in thousands, except per share amounts)

Note K—Quarterly Data (Unaudited)

Selected quarterly data for the years ended December 31, 2002 and 2001 are as follows:

	Year Ended December 31, 2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Sales	$67,708	$79,180	$74,225	$75,171	$296,284
Gross profit	16,759	20,591	19,152	19,795	76,297
Goodwill impairment charge				92,379	92,379
Employee separation and plant closure costs	(1,143)	(165)	(2,175)	(10,404)	(13,887)
Operating (loss) income	(781)	5,547	3,522	(105,889)	(97,601)
Net (loss) income	(3,453)	359	(722)	(126,969)	(130,785)
Net (loss) income per share	(0.14)	0.01	(0.03)	(5.01)	(5.22)
Net (loss) income per share—assuming dilution	(0.14)	0.01	(0.03)	(5.01)	(5.22)

In the third quarter of 2002, the Company recorded a non-cash inventory valuation charge included in cost of sales of $583 ($350 net of taxes) for the write-off of inventory related to the closure of the Columbus, Ohio and Costa Mesa, California facilities.

In the fourth quarter of 2002, the Company recorded a non-cash inventory valuation charge included in cost of sales of $650 ($390 net of taxes) for the write-off of inventory related to the closure of the Denver, Colorado and Wolverhampton, United Kingdom facilities, a non-cash impairment charge of $92,379 to write off non-deductible goodwill and a non-cash income tax charge of $32,634 to increase the Company’s valuation allowance for net deferred tax assets based upon management’s assessment that it is more likely than not that the net deferred tax assets will not be realized.

	Year Ended December 31, 2001
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total
Sales	$89,032	$84,797	$80,595	$73,566	$327,990
Gross profit	27,069	21,531	21,180	16,581	86,361
Employee separation and plant closure costs		(1,539)	(198)	(638)	(2,375)
Operating income (loss)	8,994	5,938	6,647	(646)	20,933
Net income (loss)	405	(424)	(1,170)	(3,969)	(5,158)
Net income (loss) per share	0.02	(0.02)	(0.05)	(0.16)	(0.21)
Net income (loss) per share—assuming dilution	0.02	(0.02)	(0.05)	(0.16)	(0.21)

In the second quarter of 2001, the Company recorded a non-cash inventory valuation charge included in cost of sales of $745 ($447 net of taxes) for the write-off of inventory at cryogenic services business sites closed by the Company.

In the fourth quarter of 2001, the Company recorded a non-cash inventory valuation charge included in cost of sales of $1,874 ($1,153 net of taxes) for the write-down to fair value of inventory related to a product line that was sold by the Company.

EXHIBIT C

EXHIBIT C

TO

DISCLOSURE STATEMENT WITH RESPECT TO

JOINT REORGANIZATION PLAN OF

CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

UNAUDITED FINANCIAL STATEMENTS

OF CHART INDUSTRIES, INC. AND SUBSIDIARIES

AS OF MARCH 31, 2003 AND DECEMBER 31, 2002

AND FOR EACH OF TWO QUARTERLY PERIODS ENDED

MARCH 31, 2002 AND MARCH 31, 2003

C-1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

	March 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$13,614	$7,225
Accounts receivable, net	40,980	44,732
Inventories, net	50,557	51,914
Other current assets	22,584	27,588

Total Current Assets	127,735	131,459
Property, plant and equipment, net	50,486	56,889
Goodwill, net	76,977	77,232
Other assets, net	12,884	13,714

TOTAL ASSETS	$268,082	$279,294

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Current Liabilities
Accounts payable	$25,764	$23,084
Customer advances and billings in excess of contract revenue	8,816	10,037
Accrued expenses and other liabilities	33,644	38,262
Current maturities of long-term debt	43,415	43,998
Current portion of long-term debt	218,741	218,741

Total Current Liabilities	330,380	334,122
Long-term debt	2,085	1,161
Other long-term liabilities	28,763	25,628
Shareholders’ Deficit
Preferred stock, 1,000,000 shares authorized, none issued or outstanding
Common stock, par value $.01 per share – 60,000,000 shares authorized, 26,096,163 and 25,707,709 shares issued at March 31, 2003 and December 31, 2002, respectively	261	257
Additional paid-in capital	46,476	45,792
Retained deficit	(134,164)	(116,086)
Accumulated other comprehensive loss	(4,897)	(10,799)
Treasury stock, at cost, 202,287 and 153,648 shares at March 31, 2003 and December 31, 2002, respectively	(822)	(781)

	(93,146)	(81,617)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$268,082	$279,294

The balance sheet at December 31, 2002 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Dollars and shares in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Sales	$66,239	$67,708
Cost of sales	49,169	50,949

Gross profit	17,070	16,759
Selling, general and administrative expense	15,407	16,506
Employee separation and plant closure costs	766	1,143
Loss on insolvent subsidiary	13,682
Equity loss (income) in joint venture	3	(109)

	29,858	17,540

Operating loss	(12,788)	(781)
Other income (expense):
Gain on sale of assets	182
Interest expense, net	(4,015)	(4,089)
Financing costs amortization expense	(817)	(1,324)
Derivative contracts valuation (expense) income	(178)	68
Foreign currency (expense) income	(50)	189

	(4,878)	(5,156)

Loss before income taxes and minority interest	(17,666)	(5,937)
Income tax expense (benefit)	409	(2,529)

Loss before minority interest	(18,075)	(3,408)
Minority interest, net of taxes	3	45

Net loss	$(18,078)	$(3,453)

Net loss per common share—basic and assuming dilution	$(0.70)	$(0.14)

Shares used in per share calculations—basic and assuming dilution	25,867	24,849

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Dollars in thousands)

	Three Months Ended March 31,
	2003	2002
OPERATING ACTIVITIES
Net loss	$(18,078)	$(3,453)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on insolvent subsidiary	13,682
Gain on sale of assets	(182)
Depreciation and amortization	2,607	2,770
Financing costs amortization	817	1,324
Financing costs expensed	814	2,515
Employee separation and plant closure costs	357	234
Other non-cash operating activities	316	20
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Accounts receivable	1,390	5,334
Inventory and other current assets	4,318	1,204
Accounts payable and other current liabilities	2,235	(8,882)
Customer advances and billings in excess of contract revenue	(1,292)	(799)

Net Cash Provided By Operating Activities	6,984	267
INVESTING ACTIVITIES
Capital expenditures	(550)	(1,198)
Proceeds from sale of assets	225
Other investing activities	376	367

Net Cash Provided By (Used In) Investing Activities	51	(831)
FINANCING ACTIVITIES
Borrowings on revolving credit facilities	8,008	17,602
Repayments on revolving credit facilities	(7,580)	(17,287)
Principal payments on long-term debt	(171)	(176)
Financing costs paid	(814)	(4,337)
Other financing activities	(41)	(81)

Net Cash Used In Financing Activities	(598)	(4,279)

Net increase (decrease) in cash and cash equivalents	6,437	(4,843)
Effect of exchange rate changes on cash	(48)	(171)
Cash and cash equivalents at beginning of period	7,225	11,801

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$13,614	$6,787

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE A — Basis of Preparation

The accompanying unaudited condensed consolidated financial statements of Chart Industries, Inc. and subsidiaries (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Certain prior year amounts have been reclassified to conform to the current year presentation. Operating results for the three-month period ended March 31, 2003 are not necessarily indicative of the results that may be expected for the year ending December 31, 2003. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Nature of Operations: The Company is a leading global supplier of standard and custom-engineered products and systems serving a wide variety of low-temperature and cryogenic applications. The Company has developed an expertise in cryogenic systems and equipment, which operate at low temperatures sometimes approaching absolute zero. The majority of the Company’s products, including vacuum-insulated containment vessels, heat exchangers, cold boxes and other cryogenic components, are used throughout the liquid-gas supply chain for the purification, liquefaction, distribution, storage and use of industrial gases and hydrocarbons. Headquartered in Cleveland, Ohio, the Company has domestic operations located in 11 states and an international presence in Australia, China, the Czech Republic, Germany and the United Kingdom.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation: The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation. Investments in affiliates where the Company’s ownership is between 20 percent and 50 percent, or where the Company does not have control but has the ability to exercise significant influence over operations or financial policy, are accounted for under the equity method. The Company’s Chart Heat Exchangers Limited (“CHEL”) subsidiary, which is 100 percent owned by the Company, filed for voluntary administration under the U.K. Insolvency Act 1986, as more fully described in Note H. Because the Company does not control CHEL subsequent to March 28, 2003, the unaudited condensed consolidated financial statements do not include the accounts or results of CHEL subsequent to March 28, 2003.

Basis of Presentation: The Company’s consolidated financial statements have been presented on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

As of December 31, 2002 and March 31, 2003, the Company was in default under its consolidated credit and revolving loan facility (the “Credit Facility”) and its Series 1 Incremental Credit Facility and Series 2 Incremental Credit Facility (collectively, the “Incremental Credit Facility”) due to violations of financial covenants more fully described in Note D. Following December 31, 2002, the Company also was in default under the Credit Facility and Incremental Credit Facility as a result of its failure to make principal payments when due and the insolvency of CHEL, which is more fully described in Note H. The Company’s senior lenders amended the Credit Facility and Incremental Credit Facility on April 2, 2003 to waive all defaults existing at December 31, 2002 and through April 30, 2003 and to defer until April 30, 2003, $6,549 in scheduled term debt amortization payments and $9,793 in Incremental Credit Facility amortization payments originally due on March 31, 2003. In addition, the amendment provided that if a negotiated term sheet with the senior lenders could be reached by April 30, 2003, the waiver of defaults and deferral of debt payments would be extended until June 30, 2003. The amendment also granted approval for certain asset sales, the proceeds of which were to be used to fund senior debt interest payments, restructuring related activities and working capital requirements.

The Company reached an agreement in principle on April 30, 2003 with its senior lenders on a restructuring plan and is in the process of negotiating definitive agreements and arrangements necessary to implement the restructuring. Under the proposed restructuring, which is subject to certain conditions, the existing senior debt of $256,874 would be converted into a new $40,000 revolving credit facility to fund the Company’s working capital and letter of credit requirements and a $120,000 term loan, with the balance of the existing senior debt being cancelled in return for a substantial equity ownership position in the Company. Following the restructuring, it is expected that current shareholders initially will own five percent of the Company, plus have an opportunity through the exercise of warrants to acquire up to an additional five percent of equity in the Company under certain conditions. The agreement in principle with the senior lenders contemplates that the Company will continue to operate its businesses in the ordinary course during and after the restructuring. The Company can provide no assurance that it will be able to complete the restructuring.

        The Company also entered into an agreement with its senior lenders as of April 30, 2003 under which the senior lenders agreed to extend the waiver of defaults obtained on April 2, 2003 through June 30, 2003 and to defer certain interest and principal payments to June 30, 2003 and to permit the Company to sell additional non-core assets. Since the waiver of defaults expires on June 30, 2003, debt outstanding under the Credit Facility and Incremental Credit Facility totaling $256,874 is classified as a current liability on the Company’s consolidated balance sheet as of December 31, 2002 and March 31, 2003.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE A — Basis of Preparation – Continued

Inventories: Inventories are stated at the lower of cost or market with cost being determined by the last-in, first-out (“LIFO”) method and the first-in, first-out (“FIFO”) method. The components of inventory are as follows:

	March 31, 2003	December 31, 2002
Raw materials and supplies	$24,236	$27,046
Work in process	13,322	13,382
Finished goods	13,069	11,556
LIFO reserve	(70)	(70)

	$50,557	$51,914

Revenue Recognition: For the majority of the Company’s products, revenue is recognized when products are shipped, title has transferred and collection is reasonably assured. For these products, there is also persuasive evidence of an arrangement, and the selling price to the buyer is fixed or determinable. For heat exchangers, cold boxes, liquefied natural gas fueling stations and engineered tanks, the Company uses the percentage of completion method of accounting. Earned revenue is based on the percentage that incurred costs to date bear to total estimated costs at completion after giving effect to the most current estimates. The cumulative impact of revisions in total cost estimates during the progress of work is reflected in the period in which these changes become known. Earned revenue reflects the original contract price adjusted for agreed upon claims and change orders, if any. Losses expected to be incurred on contracts in process, after consideration of estimated minimum recoveries from claims and change orders, are charged to operations as soon as such losses are known. Timing of amounts billed on contracts varies from contract to contract causing significant variation in working capital needs.

Product Warranties: The Company provides product warranties with varying terms and durations for the majority of its products. The Company records warranty expense in cost of sales. The changes in the Company’s consolidated warranty reserve during the three-month periods ended March 31, 2003 and 2002 are as follows:

	Three Months Ended March 31,
	2003	2002
Balance as of January 1	$4,032	$3,492
Warranty expense	496	735
Warranty usage	(221)	(68)

Balance as of March 31	$4,307	$4,159

Goodwill and Other Intangible Assets: Effective January 1, 2002, the Company adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations,” and SFAS No. 142, “Goodwill and Other Intangible Assets,” which establish financial accounting and reporting for acquired goodwill and other intangible assets and supersede Accounting Principles Board (“APB”) Opinion No. 16, “Business Combinations,” and APB Opinion No. 17, “Intangible Assets.” Under SFAS No. 142, goodwill and indefinite lived intangible assets are no longer amortized but are reviewed at least annually for impairment. Intangible assets that have finite useful lives will continue to be amortized over their useful lives.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE A — Basis of Preparation – Continued

SFAS No. 142 requires that indefinite lived intangible assets be tested for impairment and that goodwill be tested for impairment at the reporting unit level at the date of adoption and at least annually thereafter. Under SFAS No. 142, a company determines the fair value of any indefinite lived intangible assets, compares the fair value to its carrying value and records an impairment loss if the carrying value exceeds its fair value. Goodwill is tested utilizing a two-step approach. After recording any impairment losses for indefinite lived intangible assets, a company is required to determine the fair value of each reporting unit and compare the fair value to its carrying value, including goodwill, of such reporting unit (step one). If the fair value exceeds the carrying value, no impairment loss would be recognized. If the carrying value of the reporting unit exceeds its fair value, the goodwill of the reporting unit may be impaired. The amount of the impairment, if any, would then be measured in step two, which compares the implied fair value of reporting unit goodwill with the carrying amount of that goodwill.

The Company performed its annual impairment test of goodwill as of October 1, 2002 using discounted cash flow techniques and values of comparable businesses. These tests resulted in the fair value of the Company’s Distribution and Storage reporting unit being less than its carrying value including goodwill, which caused the Company to advance to step two of SFAS No. 142 and engage a valuation specialist to provide valuations of the Distribution and Storage reporting unit’s tangible and identifiable intangible assets. Although those procedures confirmed the value of the reporting unit’s tangible assets exceeded their carrying value, goodwill of the Distribution and Storage reporting unit was determined to be impaired. As a result, in the fourth quarter of 2002 the Company recorded a non-cash impairment charge of $92,379, or $3.69 per diluted share, to write off non-deductible goodwill. This non-cash charge was due to the combination of a reduction in the overall estimated enterprise value of the Company, attributable to Chart’s leverage situation and recent financial performance, and a reduction in the specific estimated value of the Distribution and Storage reporting unit, caused by the worldwide slowdown experienced by the manufacturing sectors of the industrialized world, reductions in capital expenditures in the consolidating global industrial gas industry and a lowering of expectations for future performance of this segment for these same reasons. Changes to the judgments and estimates used to determine the fair values, including estimates of future cash flows, sales, profitability growth and discount rates, could result in a significantly different estimate of the fair value of the reporting units, which could result in a different assessment of the recoverability of goodwill.

The following table displays the gross carrying amount and accumulated amortization for intangible assets that continue to be subject to amortization as well as intangible assets not subject to amortization.

	March 31, 2003		December 31, 2002
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Finite-lived intangible assets
Existing technology	$7,690	$(5,332)	$7,690	$(4,996)
Patents	2,102	(1,056)	2,131	(1,024)

	$9,972	$(6,388)	$9,821	$(6,020)

Indefinite-lived intangible assets
Know-how and intellectual property	$6,321	$(1,580)	$6,439	$(1,610)
Goodwill	83,379	(6,402)	83,660	(6,428)

	$89,700	$(7,982)	$90,099	$(8,038)

Differences in gross carrying amounts at March 31, 2003 and December 31, 2002 are attributable to exchange rate changes on Pound Sterling intangible assets.

Amortization expense for finite-lived intangible assets was $389 for the three-month periods ended March 31, 2003 and 2002 and is estimated to be approximately $1,500 annually for fiscal years 2003 through 2004, and approximately $200 annually for fiscal years 2005 through 2007.

        Employee Stock Options: The Company has elected to follow the intrinsic value method of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Company’s employee stock options equals the market price of the underlying stock on the date of grant, the Company does not recognize compensation expense. The Company is accounting for the 400,000 performance related options originally issued as part of the 2000 Executive Incentive Stock Option Plan as a variable plan. The Company has not recognized any compensation expense under this plan as the market value of the Company’s stock was less than the option exercise price when the performance criteria were met.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE A — Basis of Preparation – Continued

The Company’s pro forma disclosures showing the estimated fair value of employee stock options, amortized to expense over the options’ vesting periods, are as follows:

	Three Months Ended March 31,
	2003	2002
Reported net loss	$(18,078)	$(3,453)
Pro-forma stock-based employee compensation cost, net of tax	(117)	(138)

Pro-forma net loss	$(18,195)	$(3,591)

Basic and diluted earnings per share:
Reported net loss	$(0.70)	$(0.14)
Pro-forma stock-based employee compensation cost, net of tax	(0.00)	(0.00)

Pro-forma net loss	$(0.70)	$(0.14)

Weighted average shares – basic and assuming dilution	25,867	24,849

NOTE B — Recently Adopted Accounting Standards

Effective January 1, 2003, the Company adopted SFAS No. 143, “Accounting for Asset Retirement Obligations,” which amends SFAS No. 19, “Financial Accounting and Reporting by Oil and Gas Producing Companies,” and is effective for all companies. This statement addresses the financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. The adoption of this statement did not have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

Effective January 1, 2003, the Company adopted SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which nullifies Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of this statement did not have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

Effective January 1, 2003, the Company adopted Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN No. 45 elaborates on the disclosures to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued, including product warranties. It also clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The disclosure requirements of FIN No. 45 have been made in Note A of the unaudited condensed consolidated financial statements. The adoption of this interpretation did not have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

NOTE C — Recently Issued Accounting Standards

In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities.” FIN No. 46 provides guidance for identifying a controlling interest in a variable interest entity (“VIE”) established by means other than voting interests. FIN No. 46 also requires consolidation of a VIE by an enterprise that holds such a controlling interest. FIN No. 46 is effective July 1, 2003. The Company does not have any VIE’s and, as a result, does not expect this interpretation to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

In May 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities,” which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Company does not expect this statement to have a material impact on the Company’s financial position, liquidity, cash flows or results of operations.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE D — Debt and Credit Arrangements

In order to finance the acquisition of MVE Holdings, Inc. (“MVE”), in March 1999 the Company negotiated the Credit Facility, which originally provided for term loans of up to $250,000 and a revolving credit line of $50,000, which may also be used for the issuance of letters of credit. Due to scheduled reductions in the commitment amount, at March 31, 2003 the Credit Facility provides a revolving credit line of $48,967. Under the Credit Facility, the Company granted a security interest in substantially all of the assets of the Company to the agent bank as representative of the senior lenders. Under the terms of the Credit Facility, term loans and revolving credit bear interest at rates that equal the prime rate plus incremental margins or LIBOR plus incremental margins. The incremental margins vary based on the Company’s financial position and currently range from 2.0 percent to 4.75 percent.

The Company entered into the Series 1 Incremental Revolving Credit Facility in November 2000 and the Series 2 Incremental Revolving Credit Facility in April 2001 (collectively, the “Incremental Credit Facility”), which originally provided a revolving credit line of $10,000 in addition to the credit line available under the Credit Facility. Due to scheduled reductions in the commitment amount, at March 31, 2003 the Incremental Credit Facility provides a revolving credit line of $9,793. Borrowings on the Incremental Credit Facility are secured by the same collateral as the Credit Facility and bear interest, at the Company’s option, at rates equal to the prime rate plus 3.5 percent or LIBOR plus 4.25 percent. The Company is also required to pay a commitment fee of 0.75 percent per annum on the average daily unused amount. The Incremental Credit Facility matures on June 30, 2003.

The Credit Facility contains certain covenants and conditions which impose limitations on the Company and its operating units, including meeting certain financial tests and the quarterly maintenance of certain financial ratios on a consolidated basis such as: minimum net worth, maximum leverage, minimum pre-tax interest coverage ratio, minimum fixed charge coverage ratio and minimum earnings before interest, taxes, depreciation, amortization and restructuring charges. As of December 31, 2002 and March 31, 2003, the Company was in default under its Credit Facility and its Incremental Credit Facility due to violations of these financial covenants. Following December 31, 2002, the Company also was in default under the Credit Facility as a result of its failure to make principal payments when due and the insolvency of CHEL, which is more fully described in Note H. The Company’s senior lenders amended the Credit Facility and Incremental Credit Facility on April 2, 2003 to waive all defaults existing at December 31, 2002 and through April 30, 2003 and to defer until April 30, 2003, $6,549 in scheduled term debt amortization payments and $9,793 in Incremental Credit Facility amortization payments originally due on March 31, 2003. In addition, the amendment provided that if a negotiated term sheet with the senior lenders could be reached by April 30, 2003, the waiver of defaults and deferral of debt payments would be extended until June 30, 2003. The amendment also granted approval for certain asset sales, the proceeds of which were to be used to fund senior debt interest payments, restructuring related activities and working capital requirements.

The Company reached an agreement in principle on April 30, 2003 with its senior lenders on a restructuring plan and is in the process of negotiating definitive agreements and other arrangements necessary to implement the restructuring. Under the proposed restructuring, which is subject to certain conditions, the existing senior debt of $256,874 would be converted into a new $40,000 revolving credit facility to fund the Company’s working capital and letter of credit requirements and a $120,000 term loan, with the balance of the existing senior debt being cancelled in return for a substantial equity ownership position in the Company. Following the restructuring, it is expected that current shareholders initially will own five percent of the Company, plus have an opportunity through the exercise of warrants to acquire up to an additional five percent of equity in the Company under certain conditions. The agreement in principle with the senior lenders contemplates that the Company will continue to operate its businesses in the ordinary course during and after the restructuring. The Company can provide no assurance that it will be able to complete the restructuring, and the Company’s inability to complete the restructuring could have a material adverse impact on the Company’s liquidity and its financial position.

The Company also entered into an agreement with its senior lenders as of April 30, 2003 under which the senior lenders agreed to extend the waiver of defaults obtained on April 2, 2003 through June 30, 2003 and to defer certain interest and principal payments to June 30, 2003 and to permit the Company to sell additional non-core assets. The sale of these assets and earlier asset sales would provide the Company with increased liquidity for identified working capital requirements and other corporate needs and obligations. Since the waiver of defaults expires on June 30, 2003, debt outstanding under the Credit Facility and Incremental Credit Facility totaling $256,874 is classified as a current liability on the Company’s consolidated balance sheet as of December 31, 2002 and March 31, 2003.

As required by the Credit Facility, in March 1999 the Company entered into two interest rate derivative contracts (collars) to manage interest rate risk exposure relative to the term loan portions of the Credit Facility. One of these contracts expired and was settled on June 28, 2002. The other collar covering $28,828 of the debt outstanding at March 31, 2003 expires in March 2006. The Company is also required to pay a commitment fee of 0.5 percent per annum on the unused amount of the revolving portion of the Credit Facility. At March 31, 2003, the Company had letters of credit outstanding and bank guarantees totaling $15,486 supported by the Credit Facility.

The Company is permitted to pay cash dividends not exceeding $7,200 in any fiscal year, but only if at both the time of payment of the dividend and immediately thereafter there is no event of default under the Credit Facility.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE E — Net Loss per Common Share

The calculations of basic and diluted net loss per share for the three-month periods ended March 31, 2003 and 2002 are set forth below. The assumed conversion of the Company’s potentially dilutive securities (employee stock options and warrants) was not dilutive for the three-month periods ended March 31, 2003 and 2002. As a result, the calculations of diluted net loss per share for the three-month periods ended March 31, 2003 and 2002 set forth below do not reflect any assumed conversion. The amount of potentially dilutive securities is presented in the table for both periods, however, to give an indication of the potential dilution that may occur in future periods.

	Three Months Ended March 31,
	2003	2002
Net loss	$(18,078)	$(3,453)

Weighted-average common shares	25,867	24,849
Effect of dilutive securities:
Employee stock options and warrants	74	81

Dilutive potential common shares	25,941	24,930

Net loss per common share – basic and assuming dilution	$(0.70)	$(0.14)

NOTE F — Comprehensive Loss

The components of accumulated other comprehensive loss are as follows:

	March 31, 2003	December 31, 2002
Foreign currency translation adjustments	$3,574	$336
Minimum pension liability adjustments, net of taxes of $737	(8,471)	(11,135)

	$(4,897)	$(10,799)

Comprehensive loss for the three-month periods ended March 31, 2003 and 2002 was $12,176 and $4,218, respectively. The decrease in accumulated other comprehensive loss during the first quarter of 2003 is primarily due to the write-off of $3,268 of accumulated foreign currency translation adjustments and $2,664 of accumulated minimum pension liability adjustments related to the Company’s write-off of its net investment in an insolvent subsidiary, which is more fully described in Note H to the unaudited condensed consolidated financial statements.

NOTE G — Employee Separation and Plant Closure Costs

During the three-month period ended March 31, 2003, the Company recorded employee separation and plant closure costs primarily related to the termination of various salaried employees throughout the Company for the closure of its Biomedical segment warehouse and sales office in Solingen, Germany, its Distribution and Storage segment manufacturing facility in Columbus, Ohio and its Energy and Chemicals segment manufacturing facility in Wolverhampton, United Kingdom. The Company also recorded non-cash inventory valuation charges included in cost of sales for the write-off of inventory at those sites. The following table summarizes the Company’s employee separation and plant closure costs activity for the three-month period ended March 31, 2003.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE G — Employee Separation and Plant Closure Costs – Continued

	Three Months Ended March 31, 2003
	Solingen	Costa Mesa	Columbus	Denver	Wolverhampton	Other	Total
Reserve as of January 1, 2003	$163	$999	$422	$1,823	$4,881	$527	$8,815
Facility related closure costs		4	295				299
Severance and other benefits					218	249	467

		4	295		218	249	766
Non-cash inventory valuation in cost of sales			341			16	357

		4	636		218	265	1,123
Reserve usage	19	98	694	145	2,123	650	3,729
Write-off due to CHEL insolvency					2,976		2,976

Reserve as of March 31, 2003	$144	$905	$364	$1,678	$0	$142	$3,233

The employee separation and plant closure costs reserve at March 31, 2003 consists of $2,727 for lease termination and facility-related closure costs and $506 for severance and other benefits.

During the first quarter of 2002, the Company recorded employee separation and plant closure costs of $1,143. These costs related to the closure of the Denver, Colorado manufacturing facility of the Distribution and Storage segment. The charges included $869 for lease termination and facility-related closure costs and $274 for severance and other benefits related to terminating 23 employees. The Company also recorded a non-cash inventory valuation charge included in cost of sales of $234 for the write-off of inventory at this site.

NOTE H — Loss on Insolvent Subsidiary

In March 2003, the Company completed the closure of its Wolverhampton, United Kingdom manufacturing facility, operated by Chart Heat Exchangers Limited (“CHEL”). The Company will continue heat exchanger manufacturing at its LaCrosse, Wisconsin facility. On March 28, 2003, CHEL filed for voluntary administration under the U.K. Insolvency Act 1986. CHEL’s application for voluntary administration was approved on April 1, 2003 and an administrator was appointed. In accordance with SFAS No. 94, “Consolidation of All Majority-Owned Subsidiaries,” the Company is not consolidating the accounts or financial results of CHEL subsequent to March 28, 2003 due to the assumption of control of CHEL by the insolvency administrator. Effective March 28, 2003, the Company recorded a non-cash impairment charge of $13,682 to write off its net investment in CHEL.

CHEL’s net pension plan obligations have increased significantly, primarily due to a decline in plan asset values and interest rates, resulting in a plan deficit as of March 2003. Based on the Company’s present financial condition, it has determined not to advance funds to CHEL in amounts necessary to fund CHEL’s obligations. CHEL does not have the necessary funds to enable it to fund its net pension plan deficit, pay remaining severance due to former employees or pay other creditors. As a result, the trustees of the CHEL pension plan requested a decision on wind-up of the plan from a United Kingdom pension regulatory board, which approved the wind-up of the plan as of March 28, 2003. Included in the impairment charge of $13,682 is an estimate of certain potential liabilities, including an estimate of CHEL’s net pension plan deficit. An analysis of the pension plan’s net deficit on a wind-up basis is currently in process, and accordingly, adjustments to amounts provided may be required in subsequent periods.

At the present time, the Company is unable to determine the financial impact of the April 1, 2003 approval of insolvency administration for CHEL and the related wind-up of CHEL’s United Kingdom pension plan. The Company can provide no assurance that claims will not be asserted against the Company for obligations of CHEL related to these matters. To the extent the Company has significant financial obligations as a result of CHEL’s insolvency and the pension plan wind-up, such liability would have a material adverse impact on the Company’s liquidity and its financial position.

CHART INDUSTRIES, INC. AND SUBSIDIARIES

Notes to Unaudited Condensed Consolidated Financial Statements—March 31, 2003

(Dollars and shares in thousands, except per share amounts)

NOTE I — Operating Segments

The Company changed the structure of its internal organization effective October 1, 2002, resulting in the following three reportable segments: Biomedical, Distribution and Storage and Energy and Chemicals. All segment information for all periods presented has been restated to conform to the current year presentation. The Company’s reportable segments are business units that offer different products. The reportable segments are each managed separately because they manufacture and distribute distinct products with different production processes and sales and marketing approaches. The Biomedical segment sells medical products, biological storage systems, magnetic resonance imaging (“MRI”) cryostat components and telemetry products. The Distribution and Storage segment sells cryogenic bulk storage systems, cryogenic packaged gas systems, cryogenic systems and components, beverage liquid CO2 systems and cryogenic services to various companies for the storage and transportation of both industrial and natural gases. The Energy and Chemicals segment sells heat exchangers, cold boxes and liquefied natural gas (“LNG”) alternative fuel systems to natural gas, petrochemical processing and industrial gas companies who use them for the liquefaction and separation of natural and industrial gases and stainless steel tubing to distributors servicing these industries. Due to the nature of the products that each operating segment sells, there are no intersegment sales.

The Company evaluates performance and allocates resources based on profit or loss from operations before gain on sale of assets, net interest expense, financing costs amortization expense, derivative contracts valuation expense, foreign currency loss, income taxes and minority interest.

	Three Months Ended March 31, 2003
	Biomedical	Distribution and Storage	Energy and Chemicals	Corporate	Total
Sales	$15,873	$30,471	$19,895		$66,239
Operating income (loss)(A) (B) (C)	2,947	1,491	(13,171)	$(4,055)	(12,788)

	Three Months Ended March 31, 2002
	Biomedical	Distribution and Storage	Energy and Chemicals	Corporate	Total
Sales	$15,374	$32,227	$20,107		$67,708
Operating income (loss)(A) (C)	3,326	(136)	959	$(4,930)	(781)

(A)	Distribution and Storage operating income (loss) for the three months ended March 31, 2003 and 2002 includes $299 and $1,143, respectively, of employee separation and plant closure costs and $341 and $234, respectively, in inventory valuation charges related to the closure of the Company’s Denver, Colorado, Costa Mesa, California and Columbus, Ohio manufacturing facilities.

(B)	Energy and Chemicals operating loss for the three months ended March 31, 2003 includes $218 of employee separation and plant closure costs related to the closure of the Company’s CHEL manufacturing facility and $13,682 of charges to write-off the Company’s net investment in CHEL.

(C)	Corporate operating loss for the three months ended March 31, 2003 and 2002 includes $814 and $2,515, respectively, of professional fees incurred by the Company related to its debt restructuring activities.

EXHIBIT D

TO

DISCLOSURE STATEMENT WITH RESPECT TO

JOINT REORGANIZATION PLAN OF

CHART INDUSTRIES, INC. AND CERTAIN SUBSIDIARIES

LIQUIDATION ANALYSIS

Liquidation Analysis

Chart has directed its financial advisor, Candlewood, to prepare this liquidation analysis (“Liquidation Analysis”) in connection with the Disclosure Statement. Except as otherwise noted, the Liquidation Analysis was prepared for each of the Debtors separately and illustrates what values, if any, may be obtained by the various types of Claims and Interests upon disposition of assets under a chapter 7 liquidation, as an alternative to the continued operation of the businesses under the Plan. Accordingly, collateral values discussed herein may be different from the amounts described elsewhere in the Disclosure Statement. The Liquidation Analysis is based upon assumptions discussed below.

The Bankruptcy Code requires that each holder of an impaired claim or equity interest either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the effective date of the Plan, that is not less than the value such holder would receive or retain if the Debtors were liquidated under chapter 7 of the Bankruptcy Code. The first step in determining whether this test has been met is to determine the dollar amount that would be generated from the liquidation of the Debtors’ assets and properties in the context of a chapter 7 liquidation case. The gross amount of cash available would be the sum of the proceeds from the disposition of the Debtors’ assets and the cash held by the Debtors at the time of the commencement of the chapter 7 case. Such amount is reduced by the amount of any claims secured by such assets, the costs and expenses of the liquidation, and such additional administrative expenses that may result from the termination of the Debtors’ businesses and the use of chapter 7 for the purposes of liquidation. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with section 726 of the Bankruptcy Code. For the purpose of this liquidation analysis, it is assumed that the Debtors are to be liquidated on an individual basis.

After consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including (i) the increased costs and expenses of a liquidation trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the “forced sale” atmosphere that would likely prevail, and (iii) substantial increase in claims which would be satisfied on a priority basis, under the absolute priority rule, no junior creditor would receive any distribution until all senior creditors are paid in full. The Debtors believe that in a chapter 7 case, general unsecured creditors would not receive any recovery. AS SUMMARIZED ON THE FOLLOWING CHARTS, CONFIRMATION OF THE PLAN WILL PROVIDE EACH CREDITOR AND EQUITY HOLDER WITH A RECOVERY THAT IS NOT LESS THAN IT WOULD RECEIVE PURSUANT TO A LIQUIDATION OF THE DEBTOR UNDER CHAPTER 7 OF THE BANKRUPTCY CODE.

CHART INDUSTRIES, INC.

STATEMENT OF ASSETS

As of March 31, 2003

(000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$7,714	100.0%	$7,714	B
Accounts Receivable	—		—	C
Prepaid Expenses	17	0.0%	—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets	—		—	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	6,387	0.0%	—	J
Deferred Income Tax	(9,212)	0.0%	—	K
Other Assets	1,026	100.0%	1,026	L
Intercompany Investment	51,853	0.0%	—	M
Goodwill	—		—	N
Intercompany Receivable	258,803	0.0%	—	O

Potential Net Recovery Before Cost of Liquidation	$316,587		$8,740

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(2,623)	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(1,008)	Q

Net Proceeds Before Other Secured Claims			$5,109
Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$5,109

Impact of Time Value of Money on Distribution Proceeds			(549)	S
Present Value of Proceeds Available for Distribution			$4,560

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$4,560	1.7%	T

Total Senior Lender Claims	$261,972	$4,560	1.7%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART, INC. (also includes the assets of NexGen Fueling, Inc.) (Note W)

STATEMENT OF ASSETS

As of March 31, 2003

(000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$597	100.0%	$597	B
Accounts Receivable	26,235	64.1%	16,822	C
Prepaid Expenses	663	0.0%	—	D
Inventories	29,465	4.9%	1,449	E
Real Estate	19,979	67.2%	13,434	F
Fixed Assets	8,201	5.0%	410	G
Computer Equipment	1,695	2.0%	34	H
Unbilled Contract Revenue	1,698	64.1%	1,089	I
Other Current Assets	1,172	15.0%	176	J
Deferred Income Tax	7,673	0.0%	—	K
Other Assets	5,297	11.0%	583	L
Intercompany Investment	—	0.0%	—	M
Goodwill	63,323	0.0%	—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$165,998		$34,593

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(10,382)	P

Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(3,990)	Q

Net Proceeds Before Other Secured Claims			$20,221
Other Secured Claims			(1,320)	R

Net Estimated Liquidation Proceeds Available for Distribution			$18,901

Impact of Time Value of Money on Distribution Proceeds			(2,171)	S

Present Value of Proceeds Available for Distribution			$16,730

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$16,730	6.4%	T

Total Senior Lender Claims	$261,972	$16,730	6.4%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CAIRE, INC. (also includes the assets of CoolTel, Inc.) (Note W)

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$20	100.0%	$20	B
Accounts Receivable	3,549	55.7%	1,976	C
Prepaid Expenses	44	0.0%	—	D
Inventories	4,523	5.0%	226	E
Real Estate	—		—	F
Fixed Assets (Equipment)	1,890	5.0%	95	G
Computer Equipment	937	2.0%	19	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	5	0.0%	—	J
Deferred Income Tax	497	0.0%	—	K
Other Assets	—		—	L
Intercompany Investment	432	0.0%	—	M
Goodwill	—		—	N
Intercompany Receivable	2,164	0.0%	—	O

Potential Net Recovery Before Cost of Liquidation	$14,061		$2,335

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(701)	P

Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(269)	Q

Net Proceeds Before Other Secured Claims			$1,365

Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$1,365

Impact of Time Value of Money on Distribution Proceeds			$(147)	S

Present Value of Proceeds Available for Distribution			$1,219

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$1,219	0.5%	T

Total Senior Lender Claims	$261,972	$1,219	0.5%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

GREENVILLE TUBE LLC (Note W)

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$—		$—	B
Accounts Receivable	—		—	C
Prepaid Expenses	—		—	D
Inventories	—		—	E
Real Estate	700	0.0%	—	F
Fixed Assets (Equipment)	—		—	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	—		—	J
Deferred Income Tax	—		—	K
Other Assets	—		—	L
Intercompany Investment	—		—	M
Goodwill	—		—	N
Intercompany Receivable	21,645	0.0%	—	O

Potential Net Recovery Before Cost of Liquidation	$22,345		$—

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$—	P

Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			—	Q

Net Proceeds Before Other Secured Claims			$—

Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$—

Impact of Time Value of Money on Distribution Proceeds			$(219)	S

Present Value of Proceeds Available for Distribution			$(219)

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$(219)	-0.1%	T

Total Senior Lender Claims	$261,972	$(219)	-0.1%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART INTERNATIONAL HOLDINGS, INC

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$—		$—	B
Accounts Receivable	—		—	C
Prepaid Expenses	—		—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets (Equipment)	—		—	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	—		—	J
Deferred Income Tax	—		—	K
Other Assets			—	L
Intercompany Investment	19	0.0%	—	M
Goodwill	—		—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$19		$—

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$—	P

Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			—	Q

Net Proceeds Before Other Secured Claims			$—

Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$—

Impact of Time Value of Money on Distribution Proceeds				S
Present Value of Proceeds Available for Distribution			$—

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$—	0.0%	T

Total Senior Lender Claims	$261,972	—	0.0%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART ASIA, INC.

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$—		$—	B
Accounts Receivable	—		—	C
Prepaid Expenses	—		—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets (Equipment)	—		—	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	—		—	J
Deferred Income Tax	—		—	K
Other Assets			—	L
Intercompany Investment	2	0.0%	—	M
Goodwill	—		—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$2		$—

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$—	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			—	Q

Net Proceeds Before Other Secured Claims			$—
Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$—

Impact of Time Value of Money on Distribution Proceeds			$—	S

Present Value of Proceeds Available for Distribution			$—

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$—	0.0%	T

Total Senior Lender Claims	$261,972	$—	0.0%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART INTERNATIONAL, INC.

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$—		$—	B
Accounts Receivable	—		—	C
Prepaid Expenses	—		—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets	—		—	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	—		—	J
Deferred Income Tax	—		—	K
Other Assets	5,531	0.0%	—	L
Intercompany Investment	—		—	M
Goodwill	13,654	0.0%	—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$19,185		$—

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$—	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			—	Q

Net Proceeds Before Other Secured Claims			$—
Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$—

Impact of Time Value of Money on Distribution Proceeds			—	S

Present Value of Proceeds Available for Distribution			$—

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$—	0.0%	T

Total Senior Lender Claims	$261,972	$—	0.0%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART MANAGEMENT COMPANY, INC.

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$(315)	0.0%	$—	B
Accounts Receivable	—		—	C
Prepaid Expenses	1,239	0.0%	—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets (Equipment)	179	5.0%	9	G
Computer Equipment	474	2.0%	9	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	1,043	15.0%	156	J
Deferred Income Tax	635	0.0%	—	K
Other Assets	14	100.0%	14	L
Intercompany Investment	2,656	0.0%	—	M
Goodwill	—		—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$5,925		$188

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(57)	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(22)	Q

Net Proceeds Before Other Secured Claims			$110
Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$110

Impact of Time Value of Money on Distribution Proceeds			$(12)	S

Present Value of Proceeds Available for Distribution			$98

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$98	0.0%	T

Total Senior Lender Claims	$261,972	$98	0.0%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART HEAT EXCHANGERS LIMITED PARTNERSHIP (“CHELP”)

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference
	(1)	(2)	(1)*(2)=(3)
Cash	$11	100.0%	$11	B
Accounts Receivable	3,137	75.3%	2,361	C
Prepaid Expenses	(15)	0.0%	—	D
Inventories	2,509	5.0%	125	E
Real Estate	1,063	24.8%	263	F
Fixed Assets (Equipment)	1,818	5.0%	91	G
Computer Equipment	5	0.0%	—	H
Unbilled Contract Revenue	4,110	75.3%	3,094	I
Other Current Assets	49	15.0%	7	J
Deferred Income Tax	327	0.0%	—	K
Other Assets	—		—	L
Intercompany Investment	—		—	M
Goodwill	—		—	N
Intercompany Receivable	92,837	0.0%	—	O

Potential Net Recovery Before Cost of Liquidation	$105,850		$5,952

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(1,786)	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(687)	Q

Net Proceeds Before Other Secured Claims			$3,479

Other Secured Claims			(1,936)	R

Net Estimated Liquidation Proceeds Available for Distribution			$1,544

Impact of Time Value of Money on Distribution Proceeds			(374)	S

Present Value of Proceeds Available for Distribution			$1,170

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage
Senior Lender Claims
Existing Credit Facilities	$261,972	$1,170	0.4%	T

Total Senior Lender Claims	$261,972	$1,170	0.4%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

CHART LEASING, INC.

STATEMENT OF ASSETS

As of March 31, 2003

(in 000s)	Book Value (Note A)	Hypothetical Percentage Recovery	Estimated Liquidation Value	Note Reference

	(1)	(2)	(1)*(2)=(3)
Cash	$—		$—	B
Accounts Receivable	562	2.0%	11	C
Prepaid Expenses	—		—	D
Inventories	—		—	E
Real Estate	—		—	F
Fixed Assets (Equipment)	129	5.0%	6	G
Computer Equipment	—		—	H
Unbilled Contract Revenue	—		—	I
Other Current Assets	76	15.0%	11	J
Deferred Income Tax	—		—	K
Other Assets	786	25.5%	200	L
Intercompany Investment	—		—	M
Goodwill	—		—	N
Intercompany Receivable	—		—	O

Potential Net Recovery Before Cost of Liquidation	$1,553		$229

Operating Disbursements
General Operating Losses, Payroll and benefits, WARN Act Obligations, Lease Obligations, Utility Expenses, Security and Property Taxes			$(69)	P
Liquidation Related Expenses
Trustees Fees, Data Retention, Costs of Closing Leased Facilities, Retention Bonuses, Professional Fees and Other Bankruptcy Related Expenses			(26)	Q

Net Proceeds Before Other Secured Claims			$134
Other Secured Claims			—	R

Net Estimated Liquidation Proceeds Available for Distribution			$134

Impact of Time Value of Money on Distribution Proceeds			(14)	S

Present Value of Proceeds Available for Distribution			$120

	Estimated Allowable Claim	Estimated Recovery Value ($)	Estimated Recovery Percentage

Senior Lender Claims
Existing Credit Facilities	$261,972	$120	0.0%	T

Total Senior Lender Claims	$261,972	$120	0.0%

Total Net Estimated Liquidation Proceeds Available to Unsecured Creditors			$0	U

Total Net Estimated Liquidation Proceeds Available to Equity			$0	V

Notes to Liquidation Analysis

The Liquidation Analysis reflects each of the Debtor’s estimated proceeds that could be realized if the Debtors were to be liquidated in accordance with chapter 7 of the Bankruptcy Code. Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management and Candlewood, are inherently subject to significant business, economic, and competitive risks, and uncertainties and contingencies beyond the control of management. In addition, the Liquidation Analysis is based upon certain assumptions with respect to a liquidation decision that could be subject to change. Accordingly, there can be no assurance that the values reflected in the Liquidation Analysis will be realized if the Debtor was, in fact, to attempt to liquidate under chapter 7, and actual results could vary materially from those shown here.

The Liquidation Analysis assumes the liquidation occurs in two phases over approximately a twelve month period:

Phase I

Phase I would occur over a three to five month period during which contracts, leases, inventory, and equipment, as well as employees, would be liquidated and/or terminated as appropriate. Retaining certain members of the workforce, including collections representatives, would also be critical to maximizing proceeds to the estate under a chapter 7 liquidation. This analysis provides for retention incentive payments to such employees to improve the likelihood of achieving an orderly liquidation. There can be no assurance the Debtors would be able to retain such employees.

Phase II

Phase II would occur over a seven to nine month period following cessation of operations, principally to allow for the collection of accounts receivable, unbilled contract revenue, and an orderly sale of fixed assets and real estate. The Debtor’s remaining unsold assets, including receivables, property and equipment, and miscellaneous assets, would be collected and/or liquidated. The Debtors would retain certain corporate personnel, including employees at each location and collections representatives, and would provide them incentives to support completion of the liquidation process.

For purposes of this analysis, the Debtor’s assets are shown as cash, accounts receivable, prepaid expenses, inventories, real estate, fixed assets, computer equipment (software and hardware), unbilled contract revenue, other current assets, deferred income taxes, other assets, intercompany investment, intercompany receivables and goodwill.

The following notes describe the significant assumptions reflected in the Liquidation Analysis:

A.    Basis for Value

The values used in this Liquidation Analysis include the unaudited net book values for the period ending March 31, 2003, as well as other estimates or appraisals where appropriate.

B.    Cash

Under a chapter 7 liquidation, the cash on hand would be used to fund the liquidation of these assets.

C.    Accounts Receivable

The outstanding Accounts Receivable balances consist primarily of various customer and trade receivables. Multiple billing systems, past bad-debt experiences, the effect of chapter 7 liquidation and the specific direct costs that would have to be incurred to collect receivables would adversely impact the recovery of receivables. The estimated recovery percentages vary from Debtor to Debtor but range from approximately 55% to 77% based on each Debtor’s Accounts Receivable aging.

D. Prepaid Expenses

Prepaid Expenses largely consist of prepaid insurance and deposits. These assets, because of their nature, have been estimated to have no liquidation recovery value.

E. Inventory

The total inventory balance of the Debtors as of March 31, 2003, was approximately $40 million. Inventory consists of raw material, work in process and finished goods. These inventories are located within the Debtor’s manufacturing and distribution facilities. The recovery percentage for each Debtor is approximately 5% and is based on location specific assumptions under a liquidation scenario. Because of excess capacity in this industry and the specialized nature of their inventory, the Debtors do not expect to obtain a large recovery from the sale of these assets.

F. Real Estate

Real Estate consists of seven (7) owned properties and one (1) leased property with an option to purchase and includes land, building and improvements. Although the Debtors lease other facilities, there are no purchase options associated with the other locations. Specifically, the land and buildings include the Debtors’ owned properties in Burnsville, MN; Canton, GA; Plaistow, NH; New Prague, MN; Clarksville, AR; LaCrosse, WI; and Denver, CO. The leased property that has a purchase option is Houston, TX. All of the properties are owned by Chart, Inc. with the exception of Clarksville, AR which is owned by Greenville Tube LLC and LaCrosse, WI which is owned by Chart Heat Exchangers Limited Partnership. The value of each property was determined by the most recently available appraisal values as well as Deloitte & Touche LLP’s recently completed SFAS No. 142 valuation analysis. In those instances where appraisals were not available, Candlewood analyzed the net book value of the property, as well as the age and geographic location.

G. Fixed Assets

Fixed Assets consist of shop equipment, automotive equipment, furniture and fixtures and capital projects in progress at the Debtors’ owned and leased properties. Specifically, this asset class consists of the equipment for the Debtors’ Burnsville, MN; Canton, GA; Plaistow, NH; Houston, TX; New Prague, MN; LaCrosse, WI; Denver, CO; Holly Springs, GA; Londsdale, MN; and Westborough, MA facilities. All of the equipment is owned by Chart, Inc. with the exception of LaCrosse, WI which is owned by Chart Heat Exchangers Limited Partnership. Additionally, some of the fixed assets in Burnsville, MN are owned by CAIRE INC.

H. Computer Equipment

Based on the resale market for used computer equipment, the Debtors’ Computer Equipment (hardware and software) is estimated to have a 2% recovery value.

I. Unbilled Contract Revenue

For heat exchangers, cold boxes, liquefied natural gas fueling stations and engineered tanks, the Debtors use the percentage of completion method of accounting. Timing of amounts billed on contracts varies from contract to contract. The recovery percentages were assumed to approximate the recovery percentages developed for accounts receivable.

J. Other Current Assets

Other Current Assets consist of the portion of Other Assets, as set forth in Note L, classified as current for accounting purposes.

K.    Deferred Income Tax

Deferred Income Tax relates to accruals, reserves and net operating loss carryforwards. These assets, because of their nature, have been estimated to have no liquidation recovery value.

L.    Other Assets

Other Assets largely consist of deposits, deferred financing costs, other receivables, identifiable intangible assets, cash value life insurance, investment in Coastal Fabrication, LLC and prepaid pension costs. These assets, because of their nature, have been estimated to have a relatively low liquidation recovery value.

M.    Intercompany Investment

Intercompany Investments are investments in the common stock of a subsidiary company and are estimated to have no recovery value.

N.    Goodwill

The Debtors’ Goodwill is estimated to have no recovery value.

O.    Intercompany Receivables

Because there will be no proceeds available for general unsecured creditors in a chapter 7 liquidation, the Debtors’ Intercompany Receivables are assumed to have no recovery value.

P.    Operating Disbursements

These costs include general operating losses, which include the costs of running the Debtors during the liquidation period. Included in the losses are reasonable levels of corporate payroll and administrative costs during liquidation based upon the assumptions that select corporate functions would be required to oversee the liquidation process, but at a significantly reduced level. Also included are wind-down costs that reflect the payment of normal course salaries and benefits, WARN Act obligations, if any, self-insured medical claim run out, facility lease expense and security for owned and leased locations.

Q.    Liquidation Related Expenses

These costs are specifically related to the chapter 7 proceedings, which include retention bonuses to provide incentive to employees with critical knowledge of the operations to remain with the Debtors as required during the liquidation process. In addition, the chapter 7 trustee’s surcharge and professional fees for the Debtors and Senior Lenders are included in this category.

R.    Secured Claims Held by Parties Other than Senior Lenders

These costs reflect other senior secured obligations, such as industrial revenue development bonds, that would be paid prior to distributions to the Senior Lenders.

S.    Impact of Time Value of Money on Distribution Proceeds

The proceeds available for distribution will be paid at the end of the 12-month wind-down period. Accordingly, the estimated cash flow from the liquidation (asset proceeds less operating disbursements and Liquidation related expenses) has been discounted using a discount rate of 12.03% (the Company’s weighted average cost of capital) to derive the present value of the net proceeds available for distribution to creditors.

T. Existing Credit Facilities

The Debtors’ Existing Credit Facilities reflect prepetition balances as of June 18, 2003. Based on the estimated recoveries under this hypothetical liquidation scenario, there are not enough proceeds to satisfy in whole the obligations owed to the Existing Credit Facilities.

U. Unsecured Creditors

Unsecured Creditors include but are not limited to prepetition trade creditors, landlord claims, intercompany obligations and unsecured debt and note holders. Based on the estimated recoveries under this hypothetical liquidation scenario, there are no proceeds available to settle allowed unsecured claims.

V. Equity Interest Holders

Equity Interest Holders include various public or privately held equity investments in the Debtors. Based on the estimated recoveries under this hypothetical liquidation scenario, there are no proceeds available to settle equity interests.

W. NexGen Fueling, Inc., CoolTel, Inc. and Greenville Tube LLC

NexGen Fueling, Inc. and CoolTel, Inc. are merely holding companies and therefore own no assets. Any assets the Company has allocated to NexGen and CoolTel for internal financial reporting purposes have been included in the Chart, Inc. and the CAIRE INC. Liquidation Analysis, respectively. Additionally, the Greenville Tube Liquidation Analysis assumes that the majority of its assets of are sold as of June 30, 2003.

THE LIQUIDATION ANALYSIS IS AN ESTIMATE OF THE PROCEEDS THAT MAY BE GENERATED AS A RESULT OF A HYPOTHETICAL CHAPTER 7 LIQUIDATION OF THE ASSETS OF THE DEBTORS. Underlying the liquidation analysis are a number of reasonable estimates and assumptions that are inherently subject to significant economic, competitive and operational uncertainties and contingencies beyond the control of the Debtors or a chapter 7 trustee. The actual amounts of claims against the estates could vary significantly from the estimates set forth herein, depending on the claims asserted during the pendency of the chapter 7 case. This analysis also does not include potential recoveries from avoidance actions. In addition, it was assumed that wind-down costs, severance, and professional fees will be paid before secured claims, which depends on secured creditors’ consent and a court order.